As filed with the Securities and Exchange Commission on January 14, 1997
                                                   Registration No. 333-________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                           ORION NEWCO SERVICES, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                                4899                         52-2008654
(State or other jurisdiction of         (Primary Standard Industrial          (I.R.S. Employer
 incorporation or organization)         Classification Code Number)        Identification Number)

                                 ---------------

                             2440 Research Boulevard
                                    Suite 400
                            Rockville, Maryland 20850
                                 (301) 258-8101
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 ---------------

                              Richard H. Shay, Esq.
                             2440 Research Boulevard
                                    Suite 400
                            Rockville, Maryland 20850
                                 (301) 258-8101
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 ---------------

                                    Copy to:
                             Steven M. Kaufman, Esq.
                             Hogan & Hartson L.L.P.
                           555 Thirteenth Street, N.W.
                             Washington, D.C. 20004
                                 (202) 637-5600

                                 ---------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered in connection with the formation of a holding company, check the following box. [ ]

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                                           Proposed maximum
      Title of each class of             Amount to             Proposed maximum           aggregate offering         Amount of
   securities to be registered      be registered (1)       offering price per Share            price(2)        registration fee (3)
 -----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value          11,097,758 shares          Not applicable           $160,917,491            $48,762
------------------------------------------------------------------------------------------------------------------------------------
Series A Preferred Stock                13,871 shares            Not applicable           $ 15,820,460            $ 4,794
------------------------------------------------------------------------------------------------------------------------------------
Series B Preferred Stock                 4,298 shares            Not applicable           $  4,718,526            $ 1,430
====================================================================================================================================

(1) This Registration Statement relates to securities of the registrant issuable to holders of common stock and preferred stock of Orion Network Systems, Inc., a Delaware corporation ("Orion" ), in the proposed merger of a wholly-owned subsidiary of Registrant with and into Orion.(the "Merger").

(2)  Pursuant to Rule 457(f),  the registration fee was computed on the basis of
     (i) the market value of Orion common stock to be exchanged in the Merger, computed in accordance with Rule 457(c) on the basis of the average of the high and low prices per share of such stock as reported by the Nasdaq National Market System on January 9, 1997 and (ii) the book value of the Series A Preferred Stock and Series B Preferred Stock as of September 30, 1996 computed in accordance with Rule 457(f)(2)

(3) Of the $54,996 total registration fee, $29,346 has been previously paid in connection with a Schedule 14A filed by Orion on November 27, 1996.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                         ORION NETWORK SYSTEMS, INC.
                      2440 RESEARCH BOULEVARD, SUITE 400
                          ROCKVILLE, MARYLAND 20850


                               January 15, 1997


Dear Stockholder:

   You are cordially invited to attend a special meeting of stockholders (the "Special Meeting") of Orion Network Systems, Inc. ("Orion" or the "Company"), to be held on Thursday, January 30, 1997 at 9:00 a.m., local time, at 2440 Research Boulevard, Suite 400, Rockville, Maryland.

   As described in the accompanying Proxy Statement/Prospectus, at the Special Meeting, Orion stockholders will be asked to consider and act upon the following proposals:


   (1) Ratification of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 8, 1997, among Orion, Orion Newco Services, Inc., a newly formed Delaware corporation with no significant assets or liabilities and a wholly owned subsidiary of Orion ("Orion Newco"), and Orion Merger Company, Inc., a newly formed Delaware corporation and a wholly owned subsidiary of Orion Newco ("Orion Merger Subsidiary"), and the transactions contemplated thereby.


   (2) Approval and adoption of the Section 351 Exchange Agreement and Plan of Conversion (the "Exchange Agreement"), dated as of June 1996, as amended, among Orion, Orion Satellite Corporation, a Delaware corporation ("OrionSat") that is a wholly owned subsidiary of Orion and the sole general partner of International Private Satellite Partners, L.P., a Delaware limited partnership ("Orion Atlantic"), and each of the existing limited partners of Orion Atlantic other than Orion (the "Exchanging Partners," and together with Orion, the "Limited Partners") and the transactions contemplated thereby.


   (3) Approval of the transactions (the "Debenture Investments") contemplated by the Debenture Purchase Agreement (the "Debenture Agreement"), dated as of January 13, 1997, among Orion, Orion Newco and each of British Aerospace Holdings, Inc. (collectively, with British Aerospace Public Limited Company and its affiliates, "British Aerospace") and Matra Marconi Space UK Limited ("Matra Marconi Space").

The refinancing of $210 million of existing indebtedness of Orion Atlantic to release the existing commitments of the Limited Partners and their affiliates supporting such indebtedness is a condition to the Merger, the Exchange and the Debenture Investments, as discussed below.

   Merger. Pursuant to the Merger Agreement, Orion Merger Subsidiary will be merged with and into Orion in a tax-free reorganization (the "Merger"). Orion will be the surviving corporation in the Merger and will become a wholly owned subsidiary of Orion Newco. In the Merger, each share of Orion's common stock, par value $.01 per share (the "Orion Common Stock"), Orion's Series A 8% Cumulative Redeemable Convertible Preferred Stock (the "Orion Series A Preferred Stock") and Series B 8% Cumulative Redeemable Convertible Preferred Stock (the "Orion Series B Preferred Stock," and together with the Orion Series A Preferred Stock, the "Orion Senior Preferred Stock") will be converted, without any action on the part of the holder thereof, into the right to receive one share of Orion Newco's common stock, par value $.01 per share (the "Orion Newco Common Stock"), Orion Newco's Series A 8% Cumulative Redeemable Convertible Preferred Stock (the "Orion Newco Series A Preferred Stock") and Orion Newco's Series B 8% Cumulative Redeemable Convertible Preferred Stock (the "Orion Newco Series B Preferred Stock," and together with the Orion Newco Series A Preferred Stock, the "Orion Newco Senior Preferred Stock"), respectively. It is expected that approximately 10,974,121 shares of Orion Newco Common Stock, 13,871 shares of Orion Newco Series A Preferred Stock and 4,298 shares of Orion Newco Series B Preferred Stock will be issued to the stockholders of Orion in the Merger in exchange for their shares of Orion Common Stock, Orion Series A Preferred Stock and Orion Series B Preferred Stock, respectively. Such shares of Orion Newco Series A Preferred

Stock and Orion Newco Series B Preferred Stock will be convertible as of the issuance date into an aggregate of approximately 2,053,255 shares of Orion Newco Common Stock, or approximately 7.9% of the shares of Orion Newco Common Stock outstanding on a fully diluted basis, assuming a closing of the Merger as of January 30, 1997.

   Orion Newco will have, after the Merger, a certificate of incorporation, bylaws, management and capital structure (before the issuance of Orion Newco Series C Preferred Stock described below) substantially identical in all material respects to those of Orion. As a result of the Merger, (i) Orion Newco will become a public holding company owning all of the capital stock of Orion, which will continue its business and operations, and (ii) the stockholders of Orion Newco will have substantially the same securities and rights in Orion Newco that they had in Orion, except that their percentage ownership of Orion Newco will be diluted as a result of the Exchange (as defined below). Approval of the Merger Agreement also will constitute the approval of the specific terms therein and the transactions contemplated thereunder, including the Merger. Prior to voting on the Merger, Orion stockholders should review carefully the Merger Agreement, a copy of which is attached to the accompanying Proxy Statement/Prospectus as Attachment A.

   Exchange. Pursuant to the Exchange Agreement, Orion has agreed, among other things, to have Orion Newco issue shares of Orion Newco's Series C 6% Cumulative Redeemable Convertible Preferred Stock (the "Orion Newco Series C Preferred Stock") for the Exchanging Partners' limited partnership interests in Orion Atlantic and other rights relating thereto (the "Exchange" and together with the Merger, the "Merger Transactions"). As a result of the Exchange, which will be consummated concurrently with the Merger, Orion Newco will become the owner of all the partnership interests in Orion Atlantic (through Orion Newco and Orion as the sole limited partners and OrionSat as the sole general partner of Orion Atlantic). In addition, Orion Newco will acquire certain rights currently held by the Exchanging Partners, including the Exchanging Partners' rights to receive repayment of various advances (aggregating approximately $37.5 million at September 30, 1996) made to Orion Atlantic. The 121,988 shares of Orion Newco Series C Preferred Stock expected to be issued in the Exchange will be convertible as of the issuance date into approximately 6,970,740 shares of Orion Newco Common Stock, or approximately 27% of the shares of Orion Newco Common Stock outstanding on a fully diluted basis, assuming a closing of the Merger Transactions as of January 30, 1997 (the number of shares could increase if the closing occurs after that date). As a result of the Exchange, certain of the Exchanging Partners will be principal stockholders of Orion Newco. Prior to voting on the Exchange, Orion stockholders should review carefully the Exchange Agreement, a copy of which is attached to the accompanying Proxy Statement/Prospectus as Attachment B.

   Debenture Investments. Pursuant to the Debenture Agreement, Orion Newco has agreed, among other things, to issue to British Aerospace and Matra Marconi Space $50 million and $10 million, respectively, of convertible junior subordinated debentures (the "Debentures"). The Debentures will mature 15 years following the date of issuance and will bear interest at rate of 8.75% per annum to be paid semi-annually in arrears solely in Orion Newco Common Stock at prices of between $10.21 and $14.00 per share. The Debentures to be issued to British Aerospace and Matra Marconi Space will be convertible as of the issuance date into approximately 3,571,429 and 714,286 shares of Orion Newco Common Stock, respectively, or approximately 13.8% and 2.8% of the shares of Orion Newco Common Stock outstanding on a fully diluted basis, assuming a closing of the Debenture Investments as of January 30, 1997. As a result of the Debenture Investments (and the other transactions, including the Exchange, in which British Aerospace and an affiliate of Matra Marconi Space are acquiring securities of Orion Newco), British Aerospace will be the largest stockholder of Orion Newco on both an actual and a fully diluted basis and Matra Marconi Space will be one of the principal stockholders of Orion Newco. The consummation of the Debenture Investments is a condition to the Exchange.

   Reasons for Merger Transactions and Debenture Investments. Orion's principal objective for the Merger Transactions is to simplify Orion's organizational structure and improve its access to the capital markets. Orion believes that the Merger Transactions will enable it to: (i) consolidate outside investor ownership at the Orion Newco level, (ii) improve the speed and efficiency of its decision making, (iii) provide Orion Newco with 100% ownership of all of its material subsidiaries, (iv) allow Orion

Newco to pursue independently its business plans and financings for all of its satellites, (v) eliminate (in exchange for Orion Newco stock) approximately $37.5 million of obligations Orion Atlantic owes to the Exchanging Partners and
(vi) increase Orion's overall market capitalization. Orion's principal reason for the issuance of $50 million of Debentures to British Aerospace is to raise additional capital for initial payments with respect to the Orion 2 satellite, of which approximately $49.4 million of payments are due during 1997. The sale of $10 million of Debentures to Matra Marconi Space will involve a re-investment by Matra Marconi Space of $10 million of the $13 million of satellite incentive payments Matra Marconi Space will receive as manufacturer of the Orion 1 satellite upon consummation of the Notes Offering described below.

   Access to the capital markets is necessary for Orion to achieve its business plan to construct and launch two additional satellites, Orion 2 (with coverage of Europe, Russia, the eastern United States and Latin America) and Orion 3 (with coverage of the Asia Pacific region). With this plan in mind, Orion and Orion Newco have been pursuing and will continue to pursue the following transactions:

   (i) Notes Offering: a financing consisting of units of senior notes and common stock warrants (the "Notes Offering") in the amount of approximately $347 million with expected gross proceeds of approximately $275 million, excluding approximately $72 million of overfunding of interest due on such notes. The principal purpose of the Notes Offering is to refinance the indebtedness of Orion Atlantic outstanding under the existing Credit Agreement (together with any related documents and agreements, the "Orion 1 Credit Facility") dated December 6, 1991 among Orion Atlantic, the Banks named therein and Chase Manhattan Bank (National Association), as Agent, and release the existing commitments of the Limited Partners and their affiliates under the Communication Satellite Capacity Agreements, the Contingent Communications Satellite Capacity Agreements and various guarantees or other commitments supporting the Orion 1 Credit Facility. Such release is a condition to the Exchange.

   (ii) Orion 2 Construction Contract: a satellite procurement contract with Matra Marconi Space for Orion 2, under which the manufacturer is to proceed with construction based upon initial payments of $25 million and further payments through December 1997 limited to approximately $25 million. Orion expects to commence the construction of Orion 2 immediately following completion of the Notes Offering.

   (iii) Orion 3 Construction Contract: a satellite procurement contract with Hughes Space and Communications International, Inc. for Orion 3, under which the manufacturer is to proceed with construction based upon initial payments through January 31, 1997 of approximately $15 million, with further payments through March 31, 1998 being limited to $35 million, payable in approximately equal quarterly installments. The majority of the amounts due under the contract are payable in the second and third quarters of 1998. Orion commenced construction of Orion 3 in mid-December 1996 under an authorization to proceed, and expects to enter into a definitive satellite contract in January 1997.

   In addition to the Merger, the Notes Offering and the Debenture Investments, the Exchange is indirectly conditioned on, among other things, the acquisition by Orion of the only outstanding minority interest in Asia Pacific Space and Communications, Ltd. from British Aerospace for approximately 86,000 shares of Orion Common Stock, which has occurred or is in the process of occurring. See information under the captions "Pro Forma Condensed Consolidated Financial Statements" and "The Merger, the Exchange and the Debenture Investments -- Reasons for the Merger Transactions and the Debenture Investments" in the accompanying Proxy Statement/Prospectus.

   The accompanying Proxy Statement/Prospectus provides a detailed description of the Merger Transactions and the Debenture Investments, including Orion's reasons for entering into the Merger Transactions and the Debenture Investments and the effect of the transactions on Orion and Orion Newco and their stockholders, and of the business and financial condition of Orion and Orion Newco. I urge you to read the accompanying Proxy Statement/Prospectus carefully.

   The matters to be considered and voted upon at the Special Meeting are of great importance to your investment and the future of Orion. Your Board of Directors has carefully reviewed and considered the terms and conditions of the Merger Transactions and the Debenture Investments and recom-
mended unanimously (with the British Aerospace Board representative recusing himself) that stockholders vote for ratification of the Merger Agreement and the transactions contemplated thereby, for approval and adoption of the Exchange Agreement and the transactions contemplated thereby, and for approval of the Debenture Investments. Your Board of Directors also has received the opinion of its financial advisor, Salomon Brothers Inc, to the effect that the consideration to be paid by Orion in connection with the Exchange is fair from a financial point of view to Orion. A copy of that opinion is attached to the accompanying Proxy Statement/Prospectus as Attachment D.

   Each proposal to be considered at the Special Meeting will be voted upon separately by the Orion stockholders. However, failure by the Orion stockholders to approve the Exchange Agreement will result in termination of the Merger Agreement by Orion, Orion Newco and Orion Merger Subsidiary. The Merger is a condition to the Exchange and is being proposed to enable the Exchange to occur. If the Merger were to cease to be necessary to consummate the Exchange (which is not expected to occur), the Board of Directors would cause Orion to proceed with the Exchange but not the Merger. In such event, Orion (instead of Orion Newco) would issue shares of Series C 6% Cumulative Redeemable Convertible Preferred Stock for the Exchanging Partners' limited partnership interests in Orion Atlantic and other rights relating thereto and Orion (instead of Orion Newco) would issue the Debentures, but all other aspects of these transactions would remain the same. Since the rights of stockholders of Orion Newco will be substantially the same as the rights of stockholders of Orion, Orion believes that consummation of the Exchange would have the same effect on stockholders whether or not the Merger occurs. The Merger and the Exchange are conditions to the Debenture Investments, and waivers of these conditions are not expected to occur. Repayment of the Orion 1 Credit Facility is a condition to the Exchange and the Debenture Investments, and this condition is not expected to be waived.

   Regardless of your plans for attending in person, it is important that your shares be represented and voted at the Special Meeting. Accordingly, you are requested to complete, sign, date and return the enclosed proxy card in the enclosed postage paid envelope. Signing this proxy will not prevent you from voting in person should you be able to attend the Special Meeting, but will assure that your vote is counted if, for any reason, you are unable to attend.

   We hope that you can attend the Special Meeting of Stockholders. Your interest and support in the affairs of Orion Network Systems, Inc. are appreciated.


                                        Sincerely,

                                        W. NEIL BAUER
                                        President and Chief Executive Officer


Rockville, Maryland
January 15, 1997

                         ORION NETWORK SYSTEMS, INC.
                      2440 RESEARCH BOULEVARD, SUITE 400
                          ROCKVILLE, MARYLAND 20850
                                (301) 258-8101

                  NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON JANUARY 30, 1997

   NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the "Special Meeting") of Orion Network Systems, Inc. ("Orion") will be held on Thursday, January 30, 1997 at 9:00 a.m., local time, at 2440 Research Boulevard, Suite 400, Rockville, Maryland, to consider and act upon the following proposals:

     1. Ratification of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 8, 1997, among Orion, Orion Newco Services, Inc., a newly formed Delaware corporation with no significant assets or liabilities and a wholly owned subsidiary of Orion ("Orion Newco"), and Orion Merger Company, Inc., a newly formed Delaware corporation and a wholly owned subsidiary of Orion Newco ("Orion Merger Subsidiary"), and the transactions contemplated thereby. Pursuant to the Merger Agreement, which was entered into by Orion under Section 251(g) of the Delaware General Corporation Law,
          Orion Merger Subsidiary will be merged with and into Orion (the "Merger"), Orion will become a wholly owned subsidiary of Orion Newco and each share of Orion capital stock issued and outstanding at the effective time of the Merger will be converted into the right to receive one share of substantially identical Orion Newco capital stock.

     2. Approval and adoption of the Section 351 Exchange Agreement and Plan of Conversion (the "Exchange Agreement"), dated as of June 1996, as amended, among Orion, Orion Satellite Corporation, a Delaware corporation that is a wholly owned subsidiary of Orion and the sole general partner of International Private Satellite Partners, L.P., a Delaware limited partnership ("Orion Atlantic"), and each of the existing limited partners of Orion Atlantic other than Orion (the "Exchanging Partners"), and the transactions contemplated thereby. Pursuant to the Exchange Agreement, Orion Newco will issue shares of Orion Newco's Series C 6% Cumulative Redeemable Convertible Preferred Stock for the Exchanging Partners' limited partnership interests in Orion Atlantic and other rights relating thereto (the "Exchange").

     3. Approval of the transactions (the "Debenture Investments") contemplated by the Debenture Purchase Agreement (the "Debenture Agreement"), dated as of January 13, 1997, among Orion, Orion Newco and each of British Aerospace Holdings, Inc. (collectively, with British Aerospace Public Limited Company and its affiliates, "British Aerospace") and Matra Marconi Space UK Limited ("Matra Marconi Space"). Pursuant to the Debenture Agreement, Orion Newco will issue to British Aerospace and Matra Marconi Space $50 million and $10 million, respectively, of convertible junior subordinated debentures, convertible as of the issuance date into approximately 3,571,429 and 714,286 shares of Orion Newco common stock, respectively, assuming a closing of the Debenture Investments as of January 30, 1997.

     4. Transaction of such other business as may properly come before the Special Meeting or any adjournments or postponement thereof.

   The Board of Directors has carefully considered the terms of the Merger Agreement, the Exchange Agreement and the Debenture Agreement and the respective transactions contemplated thereby, and believes that the Merger, the Exchange and the Debenture Investments are in the best interests of Orion and its stockholders. The Board of Directors has unanimously approved (with the British Aerospace Board representative recusing himself) the matters being submitted by Orion for stockholder approval or ratification at the Special Meeting and recommended that stockholders vote FOR ratification of the Merger Agreement and the transactions contemplated thereby, FOR approval and adoption of the

Exchange Agreement and the transactions contemplated thereby, and FOR approval of the Debenture Investments. Orion anticipates that all members of the Board of Directors and companies they represent (who held, in the aggregate, approximately 38% of Orion's voting stock outstanding as of September 30, 1996) will enter into written agreements to vote for each of the foregoing proposals to be considered at the Special Meeting.

   The Board of Directors has fixed the close of business on December 23, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting. Only holders of Orion common stock and Orion preferred stock of record at the close of business on that date will be entitled to notice of and to vote at the Special Meeting or any adjournment thereof, unless a new record date is fixed for any adjourned meeting. A list of Orion's stockholders entitled to vote at the Special Meeting will be open to the examination of any stockholder for any purposes germane to the Special Meeting during ordinary business hours for a period of ten days before the Special Meeting at Orion's offices.


                                            By Order of the Board of Directors


                                            RICHARD H. SHAY
                                            Secretary


Rockville, Maryland
January 15, 1997

   IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

                             TABLE OF CONTENTS OF
                 ORION NETWORK SYSTEMS, INC. PROXY STATEMENT/
                    ORION NEWCO SERVICES, INC. PROSEPCTUS

                                                                                           PAGE
                                                                                         -------
AVAILABLE INFORMATION....................................................................   6
SUMMARY..................................................................................   7
RISK FACTORS.............................................................................  20
 Risks Relating to Merger, Exchange and Debenture Investments............................  20
  Merger, Exchange and Debenture Investments Dependent on Orion 1 Credit Facility
   Refinancing...........................................................................  20
  Certain Terms of Notes Offering Not Yet Determined.....................................  20
  Risks in Implementation of Merger, Exchange and Debenture Investments..................  20
  Substantial Change in Ownership of Stock...............................................  21
  Risks Relating to Holding Company Structure............................................  21
  Risks Relating to Orion Newco Series C Preferred Stock and Debentures..................  21
 Risks Relating to Orion's Business......................................................  22
  Limited Operations; History of Losses and Negative EBITDA; Expectation of Future
   Losses................................................................................  22
  Need for Substantial Additional Capital................................................  22
  Substantial Leverage; Secured Indebtedness.............................................  23
  Risks of Satellite Loss or Reduced Performance.........................................  23
  Launch of Orion 2 and Orion 3 Subject to Significant Uncertainties.....................  25
  Risks Relating to Potential Lack of Market Acceptance and Demand; Ground Operations....  25
  Risks Concerning Ability to Manage Growth..............................................  26
  Potential Adverse Effects of Competition...............................................  26
  Approvals Needed; Regulation of Industry...............................................  27
  Uncertainties Relating to Backlog......................................................  28
  Technological Changes..................................................................  29
  Risks of Conducting International Business.............................................  29
  Dependence of Orion on Key Personnel...................................................  29
 Risks Relating to Capital Stock ........................................................  29
  Control of Orion Newco by Principal Stockholders.......................................  29
  Risks Relating to Orion Senior Preferred Stock.........................................  29
  Limitations on Dividends on Orion and Orion Newco Common Stock.........................  30
  Potential Adverse Effect of Shares Eligible for Future Sale............................  30
  Anti-Takeover and Other Provisions of the Certificate of Incorporation.................  30
THE SPECIAL MEETING......................................................................  32
 Introduction............................................................................  32
 Voting Rights and Related Matters.......................................................  32
 Votes Required..........................................................................  32
 No Dissenters' Rights...................................................................  33
 Proxies.................................................................................  33
THE MERGER, THE EXCHANGE AND THE DEBENTURE INVESTMENTS...................................  34
 Background of the Merger Transactions and the Debenture Investments.....................  34
 Reasons for the Merger Transactions and the Debenture Investments.......................  37
 The Merger Agreement....................................................................  38
 The Exchange Agreement..................................................................  40
 Description of the Orion Newco Series C Preferred Stock.................................  46
 Registration Rights.....................................................................  48
 Certain Transfer Restrictions...........................................................  49
 The Debenture Investments...............................................................  50
 Corporate Structure After the Transactions..............................................  53

                                        i

                                                                                           PAGE
                                                                                         -------
 Effect of the Exchange on the Capital Structure of Orion Newco..........................   54
 Recommendation of the Board of Directors of Orion.......................................   54
 Opinion of Orion's Financial Advisor....................................................   54
 Approvals...............................................................................   58
 Fees and Expenses.......................................................................   58
 Certain Federal Income Tax Consequences.................................................   58
 Security Ownership of Certain Beneficial Owners Prior to and Following the Transactions.   61
THE RELATED TRANSACTIONS.................................................................   66
 The Notes Offering/Orion 1 Credit Facility Refinancing..................................   66
 OAP Acquisition.........................................................................   67
INFORMATION ABOUT ORION NEWCO............................................................   68
DESCRIPTION OF ORION NEWCO CAPITAL STOCK.................................................   68
 Orion Newco Common Stock................................................................   68
 Orion Newco Preferred Stock.............................................................   68
 Orion Newco Senior Preferred Stock......................................................   69
 Orion Newco Series C Preferred Stock....................................................   70
 Warrants and Options....................................................................   70
 Registration Rights.....................................................................   71
 Certain Anti-Takeover Effects...........................................................   71
 Listing.................................................................................   73
 Transfer Agent..........................................................................   73
ORION NEWCO SHARES ELIGIBLE FOR FUTURE SALE..............................................   73
COMPARATIVE RIGHTS OF ORION STOCKHOLDERS AND ORION NEWCO STOCKHOLDERS....................   74
INFORMATION ABOUT ORION'S BUSINESS.......................................................   75
 Overview................................................................................   75
 The Orion Strategy......................................................................   77
 Industry Overview.......................................................................   78
 Data Networking.........................................................................   79
 Orion Market Opportunity................................................................   80
 Orion Services..........................................................................   83
  Private Communications Network Services................................................   83
  Internet Backbone and Access Services..................................................   84
  Video Distribution and Other Satellite Transmission Services...........................   85
 Customers and Backlog...................................................................   86
 SELECTED ORION CUSTOMERS................................................................   86
 Sales and Marketing.....................................................................   88
 Network Operations; Local Ground Operators..............................................   89
 Migration Plan for New Markets..........................................................   90
 Implementation of the Orion Satellite System............................................   90
  Orion 1................................................................................   91
  Orion 2................................................................................   92
  Orion 3................................................................................   94
 Orbital Slots...........................................................................   96
 Insurance...............................................................................   98
 Competition.............................................................................   99
  Service Providers......................................................................   99
  Satellite Capacity.....................................................................   99
  Terrestrial Capacity...................................................................  101

                                       ii

                                                                                           PAGE
                                                                                         -------
 Regulation..............................................................................  101
  Regulatory Overview....................................................................  101
  Authority to Construct, Launch and Operate Satellites..................................  102
  Consultation with INTELSAT and EUTELSAT................................................  102
  International Telecommunication Union..................................................  102
  United States Regulatory Restrictions..................................................  103
  International Regulation...............................................................  104
 Human Resources.........................................................................  104
 Legal Proceedings.......................................................................  104
MANAGEMENT OF ORION AND ORION NEWCO......................................................  106
 Directors and Executive Officers........................................................  106
 Background of Directors and Executive Officers..........................................  106
 Committees of the Board of Directors....................................................  109
 Limits on Liability; Indemnification....................................................  110
 Executive Compensation..................................................................  111
 Summary Compensation Table..............................................................  111
 Option Grants in Last Fiscal Year.......................................................  111
 Option Exercises in Last Fiscal Year and Year-end Option Values.........................  112
 Compensation of Directors...............................................................  112
 Employment Agreements and Termination of Employment and Change in Control Arrangements..  112
 Compensation Committee Interlocks and Insider Participation.............................  112
 Stock Option Plans......................................................................  112
 Other Stock Options.....................................................................  114
 Other Employee Benefit Plans............................................................  115
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS....................................  117
SELECTED CONSOLIDATED FINANCIAL AND OPERATIONAL DATA OF ORION............................  124
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF
 ORION...................................................................................  126
 General.................................................................................  126
 Overview................................................................................  126
 Results of Operations...................................................................  127
 Liquidity and Capital Resources.........................................................  130
 Taxes...................................................................................  132
 Effect of Inflation.....................................................................  133
 Effect of Recently Issued Financial Accounting Standards................................  133
PRICE RANGE OF ORION COMMON STOCK AND DIVIDEND POLICY....................................  134
CERTAIN TRANSACTIONS.....................................................................  135
FORWARD-LOOKING STATEMENTS...............................................................  137
OTHER MATTERS............................................................................  138
LEGAL MATTERS............................................................................  138
EXPERTS..................................................................................  138
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF ORION NETWORK SYSTEMS, INC. ...............  F-1
GLOSSARY.................................................................................  G-1
ATTACHMENTS
ATTACHMENT A -- AGREEMENT AND PLAN OF MERGER
ATTACHMENT B -- SECTION 351 EXCHANGE AGREEMENT AND PLAN OF CONVERSION
ATTACHMENT C -- FORM OF  CERTIFICATE  OF  DESIGNATIONS  FOR ORION NEWCO SERIES C
                PREFERRED STOCK
ATTACHMENT D -- FAIRNESS OPINION OF SALOMON BROTHERS INC

                         ORION NETWORK SYSTEMS, INC.
                      2440 RESEARCH BOULEVARD, SUITE 400
                          ROCKVILLE, MARYLAND 20850

                          ORION NEWCO SERVICES, INC.
                      2440 RESEARCH BOULEVARD, SUITE 400
                          ROCKVILLE, MARYLAND 20850

                 ORION NETWORK SYSTEMS, INC. PROXY STATEMENT/
                    ORION NEWCO SERVICES, INC. PROSPECTUS

                       SPECIAL MEETING OF STOCKHOLDERS
                        OF ORION NETWORK SYSTEMS, INC.
                        TO BE HELD ON JANUARY 30, 1997


   This Proxy Statement/Prospectus ("Proxy Statement/Prospectus") is furnished to stockholders of Orion Network Systems, Inc. ("Orion" or the "Company") in connection with the solicitation by the Board of Directors of Orion of proxies to be used at a special meeting of stockholders of Orion (the "Special Meeting") and at any adjournments thereof. The Special Meeting will be held on Thursday, January 30, 1997 at 9:00 a.m., local time, at 2440 Research Boulevard, Suite 400, Rockville, Maryland. This Proxy Statement/Prospectus and form of proxy are first being sent or given to stockholders on or about January 15, 1997.

   At the Special Meeting, Orion stockholders will be asked to consider and act upon the following proposals:

   (1) Ratification of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 8, 1997, among Orion, Orion Newco Services, Inc., a newly formed Delaware corporation with no significant assets or liabilities and a wholly owned subsidiary of Orion ("Orion Newco"), and Orion Merger Company, Inc., a newly formed Delaware corporation and a wholly owned subsidiary of Orion Newco ("Orion Merger Subsidiary"), and the transactions contemplated thereby.

   (2) Approval and adoption of the Section 351 Exchange Agreement and Plan of Conversion (the "Exchange Agreement"), dated as of June 1996, as amended, among Orion, Orion Satellite Corporation, a Delaware corporation ("OrionSat") that is a wholly owned subsidiary of Orion and the sole general partner of International Private Satellite Partners, L.P., a Delaware limited partnership ("Orion Atlantic"), and each of the existing limited partners of Orion Atlantic other than Orion (the "Exchanging Partners," and together with Orion, the "Limited Partners") and the transactions contemplated thereby.

   (3) Approval of the transactions (the "Debenture Investments") contemplated by the Debenture Purchase Agreement (the "Debenture Agreement"), dated as of January 13, 1997, among Orion, Orion Newco and each of British Aerospace Holdings, Inc. (collectively, with British Aerospace Public Limited Company and its affiliates, "British Aerospace") and Matra Marconi Space UK Limited ("Matra Marconi Space").

The refinancing of $210 million of existing indebtedness of Orion Atlantic to release the existing commitments of the Limited Partners and their affiliates supporting such indebtedness is a condition to the Merger, the Exchange and the Debenture Investments, as discussed below.

   Merger.  Pursuant  to the  Merger  Agreement,  which was  entered  into under
Section 251(g) of the Delaware General Corporation Law, Orion Merger Subsidiary will be merged with and into Orion in a tax-free reorganization (the "Merger"). Orion will be the surviving corporation in the Merger and will become a wholly owned subsidiary of Orion Newco. In the Merger, each share of Orion's common stock, par value $.01 per share (the "Orion Common Stock"), Orion's Series A 8% Cumulative Redeemable Convertible Preferred Stock (the "Orion Series A Preferred Stock") and Series B 8% Cumulative Redeemable Convertible Preferred Stock (the "Orion Series B Preferred Stock," and together with the Orion Series A Preferred Stock, the "Orion Senior Preferred Stock") will be converted, without any action on the part of the holder thereof, into the right to receive one share of Orion Newco's common stock, par value $.01 per share (the "Orion Newco Common Stock"), Orion Newco's Series A 8% Cumulative Redeemable Convertible Preferred Stock (the "Orion Newco Series A Preferred Stock") and Orion Newco's Series B 8% Cumulative Redeemable Convertible Preferred Stock (the "Orion Newco Series B Preferred Stock," and together with the Orion Newco Series A Preferred Stock, the "Orion Newco Senior Preferred Stock"), respectively. It is expected that approximately 10,974,121 shares of Orion Newco Common Stock, 13,871 shares of Orion Newco Series A Preferred Stock and 4,298 shares of Orion Newco Series B Preferred Stock will be issued to the stockholders of Orion in the Merger in exchange for their shares of Orion Common Stock, Orion Series A Preferred Stock and Orion Series B Preferred Stock, respectively. Such shares of Orion Newco Series A Preferred Stock and Orion Newco Series B Preferred Stock will be convertible as of the issuance date into an aggregate of approximately 2,053,255 shares of Orion Newco Common Stock, or approximately 7.9% of the shares of Orion Newco Common Stock outstanding on a fully diluted basis, assuming a closing of the Merger as of January 30, 1997.

   Orion Newco will have, after the Merger, a certificate of incorporation, bylaws, management and capital structure (before the issuance of Orion Newco Series C Preferred Stock described below) substantially identical in all material respects to those of Orion. As a result of the Merger, (i) Orion Newco will become a public holding company owning all of the capital stock of Orion, which will continue its business and operations, and (ii) the stockholders of Orion Newco will have substantially the same securities and rights in Orion Newco that they had in Orion, except that their percentage ownership of Orion Newco will be diluted as a result of the Exchange (as defined below). Approval of the Merger Agreement also shall constitute the approval of the specific terms therein and the transactions contemplated thereunder, including the Merger. Prior to voting on the Merger, Orion stockholders should review carefully the Merger Agreement, a copy of which is attached to this Proxy Statement/Prospectus as Attachment A.

   Exchange. Pursuant to the Exchange Agreement, Orion has agreed, among other things, to have Orion Newco issue shares of Orion Newco's Series C 6% Cumulative Redeemable Convertible Preferred Stock (the "Orion Newco Series C Preferred Stock") for the Exchanging Partners' limited partnership interests in Orion Atlantic and other rights relating thereto (the "Exchange" and together with the Merger, the "Merger Transactions"). As a result of the Exchange, which will be consummated concurrently with the Merger, Orion Newco will become the owner of all the partnership interests in Orion Atlantic (through Orion Newco and Orion as the sole limited partners and OrionSat as the sole general partner of Orion Atlantic). In addition, Orion Newco will acquire certain rights currently held by the Exchanging Partners, including the Exchanging Partners' rights to receive repayment of various advances (aggregating approximately $37.5 million at September 30, 1996) made to Orion Atlantic. The approximately 121,988 shares of Orion Newco Series C Preferred Stock expected to be issued in the Exchange will be convertible as of the issuance date into approximately 6,970,740 shares of Orion Newco Common Stock, or approximately 27% of the shares of Orion Newco Common Stock outstanding on a fully diluted basis, assuming a closing of the Merger Transactions as of January 30, 1997 (the number of shares could increase if the closing occurs after that date). As a result of the Exchange, certain of the Exchanging Partners will be principal stockholders of Orion Newco. Prior to voting on the Exchange, Orion stockholders should review carefully the Exchange Agreement, a copy of which is attached to this Proxy Statement/Prospectus as Attachment B.

   Debenture Investments. Pursuant to the Debenture Agreement, Orion Newco has agreed, among other things, to issue to British Aerospace and Matra Marconi Space $50 million and $10 million, respectively, of convertible junior subordinated debentures (the "Debentures"). The Debentures will mature 15 years following the date of issuance and will bear interest at a rate of 8.75% per annum to be paid semi-annually in arrears solely in Orion Newco Common Stock at prices of between $10.21 and $14.00 per share. The Debentures to be issued to British Aerospace and Matra Marconi Space will be convertible as of the issuance date into approximately 3,571,429 and 714,286 shares of Orion Newco Common Stock, respectively, or approximately 13.8% and 2.8% of the shares of Orion Newco Common Stock outstanding on a fully diluted basis, assuming a closing of the Debenture Investments as of January 30, 1997. As a result of the Debenture Investments (and the other transactions, including the Ex-change, in which British Aerospace and an affiliate of Matra Marconi Space are acquiring securities of Orion Newco), British Aerospace will be the largest stockholder of Orion Newco on both an actual and a fully diluted basis and Matra Marconi Space will be one of the principal stockholders of Orion Newco. The consummation of the Debenture Investments is a condition to the Exchange.

   Reasons for Merger Transactions and Debenture Investments. Orion's principal objective for the Merger Transactions is to simplify Orion's organizational structure and improve its access to the capital markets. Orion believes that the Merger Transactions will enable it to: (i) consolidate outside investor ownership at the Orion Newco level, (ii) improve the speed and efficiency of its decision making, (iii) provide Orion Newco with 100% ownership of all of its material subsidiaries, (iv) allow Orion Newco to pursue independently its business plans and financings for all of its satellites, (v) eliminate (in exchange for Orion Newco stock) approximately $37.5 million of obligations Orion Atlantic owes to the Exchanging Partners and (vi) increase Orion's overall market capitalization. Orion's principal reason for the issuance of $50 million of Debentures to British Aerospace is to raise additional capital for initial payments with respect to the Orion 2 satellite, of which approximately $49.4 million of payments are due during 1997. The sale of $10 million of Debentures to Matra Marconi Space will involve a re-investment by Matra Marconi Space of $10 million of the $13 million of satellite incentive payments Matra Marconi Space will receive as manufacturer of the Orion 1 satellite upon consummation of the Notes Offering described below.

   Access to the capital markets is necessary for Orion to achieve its business plan to construct and launch two additional satellites, Orion 2 (with coverage of Europe, Russia, the eastern United States and Latin America) and Orion 3 (with coverage of the Asia Pacific region). With this plan in mind, Orion and Orion Newco have been pursuing and will continue to pursue the following transactions:

   (i) Notes Offering: a financing consisting of units of senior notes (the "Notes") and common stock warrants (the "Notes Offering") in the amount of approximately $347 million with expected gross proceeds of approximately $275 million, excluding approximately $72 million of overfunding of interest due on such notes. The principal purpose of the Notes Offering is to refinance the indebtedness of Orion Atlantic outstanding under the existing Credit Agreement (together with any related documents and agreements, the "Orion 1 Credit Facility") dated December 6, 1991 among Orion Atlantic, the Banks named therein (the "Banks") and Chase Manhattan Bank (National Association), as Agent ("Chase"), and release the existing commitments of the Limited Partners and their affiliates under the Communication Satellite Capacity Agreements, the Contingent Communications Satellite Capacity Agreements and various guarantees or other commitments supporting the Orion 1 Credit Facility (collectively, the "Orion 1 Credit Facility Support"). Such release is a condition to the Exchange.

   (ii) Orion 2 Construction Contract: a satellite procurement contract with Matra Marconi Space for Orion 2 (the "Orion 2 Satellite Contract"), under which the manufacturer is to proceed with construction based upon initial payments of $25 million and further payments through December 1997 limited to approximately $25 million. Orion expects to commence the construction of Orion 2 immediately following completion of the Notes Offering.

   (iii) Orion 3 Construction Contract: a satellite procurement contract with Hughes Space for Orion 3 (the "Orion 3 Satellite Contract"), under which the manufacturer is to proceed with construction based upon initial payments through January 31, 1997 of approximately $15 million, with further payments through March 31, 1998 being limited to $35 million, payable in approximately equal quarterly installments. The majority of the amounts due under the contract are payable in the second and third quarters of 1998. Orion commenced construction of Orion 3 in mid-December 1996 under an authorization to proceed, and expects to enter into a definitive satellite contract in January 1997.

   In addition to the Merger, the Notes Offering and the Debenture Investments, the Exchange is indirectly conditioned on, among other things, the acquisition by Orion of the only outstanding minority interest in Asia Pacific Space and Communcations, Ltd. ("Orion Asia Pacific") from British Aerospace for approximately 86,000 shares of Orion Newco Common Stock (the "OAP Acquisition"), which has occurred or is in the process of occurring. The pro forma financial information included in this Proxy Statement/Prospectus gives effect to Merger, the Exchange and the Debenture Investments, and the
transactions on which they are conditioned (the Merger Transactions and the Debenture Investments collectively with such other tranactions, the "Transactions"), including the Notes Offering, the OAP Acquisition, the application of the net proceeds of the Notes Offering to effect the Orion 1 Credit Refinancing and repayment of amounts owed to STET, a former Limited Partner, and the use of the proceeds of the Debenture Investments to make initial payments on Orion 2 (initial payments on Orion 3 are to be made from cash on hand). See "Pro Forma Condensed Consolidated Financial Statements" and "The Merger, the Exchange and the Debenture Investments -- Reasons for the Merger Transactions and the Debenture Investments" and "The Related Transactions."

   Each proposal to be considered at the Special Meeting will be voted upon separately by the Orion stockholders. However, failure by the Orion stockholders to approve the Exchange Agreement will result in termination of the Merger Agreement by Orion, Orion Newco and Orion Merger Subsidiary. The Merger is a condition to the Exchange and is being proposed to enable the Exchange to occur. If the Merger were to cease to be necessary to consummate the Exchange (which is not expected to occur), the Board of Directors would cause Orion to proceed with the Exchange but not the Merger. In such event, Orion (instead of Orion Newco) would issue shares of Series C 6% Cumulative Redeemable Convertible Preferred Stock for the Exchanging Partners' limited partnership interests in Orion Atlantic and other rights relating thereto and Orion (instead of Orion Newco) would issue the Debentures, but all other aspects of these transactions would remain the same. Since the rights of stockholders of Orion Newco will be substantially the same as the rights of stockholders of Orion, Orion believes that consummation of the Exchange would have the same effect on stockholders whether or not the Merger occurs. The Merger and the Exchange are conditions to the Debenture Investments, and waivers of these conditions are not expected to occur. Repayment of the Orion 1 Credit Facility is a condition to the Exchange and the Debenture Investments, and this condition is not expected to be waived.

   This Proxy Statement/Prospectus provides a detailed description of the Merger Transactions and the Debenture Investments, including Orion's reasons for entering into the Merger Transactions and the Debenture Investments and the effect of the Transactions on Orion and Orion Newco and their stockholders, and of the business and financial condition of Orion and Orion Newco. This Proxy Statement/Prospectus also constitutes the prospectus for the shares of Orion Newco Common Stock, Orion Newco Series A Preferred Stock and Orion Newco Series B Preferred Stock under the Securities Act of 1933, as amended (the "Securities Act"). Orion Newco has filed a Registration Statement on Form S-4, of which this Proxy Statement/Prospectus is a part, with the Securities and Exchange Commission (the "Commission") with respect to the registration of such shares.

   SEE "RISK FACTORS" BEGINNING ON PAGE 20 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY ORION STOCKHOLDERS.

   THE SECURITIES TO BE ISSUED IN THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   THE BOARD OF DIRECTORS OF ORION HAS RECOMMENDED UNANIMOUSLY (WITH THE BRITISH AEROSPACE BOARD REPRESENTATIVE RECUSING HIMSELF) THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, FOR ADOPTION AND APPROVAL OF THE EXCHANGE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, AND FOR APPROVAL OF THE DEBENTURE INVESTMENTS, AS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS. ORION ANTICIPATES THAT ALL MEMBERS OF ITS BOARD OF DIRECTORS AND COMPANIES THEY REPRESENT (WHO HELD, IN THE AGGREGATE, APPROXIMATELY 38% OF ORION'S VOTING STOCK OUTSTANDING AS OF SEPTEMBER 30, 1996) WILL ENTER INTO WRITTEN AGREEMENTS TO VOTE FOR EACH OF THE FOREGOING PROPOSALS TO BE CONSIDERED AT THE SPECIAL MEETING.

       The date of this Proxy Statement/Prospectus is January 15, 1997.

                            AVAILABLE INFORMATION

   Orion is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with the Exchange Act, Orion files proxy statements, reports and other information with the
Commission. This filed material can be inspected and copied at the public reference facilities maintained by the Commission in Washington, D.C. and at the Regional Offices of the Commission at 7 World Trade Center, Suite 1300, New York, NY 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including Orion and Orion Newco. The Orion Common Stock is quoted on the Nasdaq National Market under the symbol "ONSI," and such reports, proxy statements and other information concerning Orion and Orion Newco also can be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

   Orion Newco has filed with the Commission a registration statement on Form S-4 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act with respect to the Orion Newco Common Stock, Orion Newco Series A Preferred Stock and Orion Newco Series B Preferred Stock. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement and the exhibits filed therewith. Statements contained in this Proxy Statement/Prospectus relating to the contents of any contract or other document referred to herein are not necessarily complete, and in each instance reference is made to the copy of such contact or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                                   SUMMARY


   The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus and/or the Attachments hereto. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information contained in this Proxy Statement/Prospectus and such Attachments. Except as otherwise indicated, information herein concerning the number of shares of Orion capital stock issued and outstanding prior to completion of the Transactions is as of December 15, 1996. See "Glossary" beginning at page G-1 for definitions of certain defined terms and certain technical terms used in this Proxy Statement/Prospectus.

THE MERGER


The Merger Agreement.....     The  Agreement  and Plan of  Merger  (the  "Merger
                              Agreement"),  dated as of January  8, 1997,  among
                              Orion Network Systems, Inc. ("Orion"), Orion Newco
                              Services,  Inc.  ("Orion  Newco") and Orion Merger
                              Company,   Inc.   ("Orion   Merger   Subsidiary"),
                              pursuant to which Orion Merger  Subsidiary will be
                              merged   with  and  into   Orion  in  a   tax-free
                              reorganization, and Orion will become a wholly owned subsidiary of Orion Newco under Section
                              251(g) of the  Delaware  General  Corporation  Law
                              (the "Merger"). See "The Merger, the Exchange and the Debenture Investments -- The Merger Agreement
                              -- Terms of the Merger Agreement."

Parties to the Merger.....    Orion was organized as a Delaware  corporation  in
                              1982. Orion's principal executive offices are located at 2440 Research Boulevard, Suite 400,
                              Rockville, Maryland 20850 and its telephone number is (301) 258-8101. See "Information About Orion's
                              Business."

                              Orion Newco is a Delaware corporation and a wholly owned subsidiary of Orion organized in 1996 by Orion for the purpose of effecting the Merger and the Exchange. Orion Newco's principal executive offices are located at 2440 Research Boulevard, Suite 400, Rockville, Maryland 20850 and its telephone number is (301) 258-8101. After the Merger, the certificate of incorporation, bylaws, management and capital structure (before issuance of the Orion Newco Series C Preferred Stock) of Orion Newco will be substantially identical in all material respects to those of Orion. Orion Newco has no material assets and has not engaged in any activities except in connection with the Merger. See "Information About Orion Newco."

                              Orion Merger Subsidiary is a Delaware corporation and a wholly owned subsidiary of Orion Newco organized in 1996 by Orion for the purpose of effecting the Merger. Orion Merger Subsidiary has no material assets and has not engaged in any activities except in connection with the Merger. See "The Merger, the Exchange and the Debenture Investments-- The Merger Agreement -- Terms of the Merger Agreement."

The Merger -- Structure.....  Orion  Merger  Subsidiary  will be merged with and into Orion and Orion will become a wholly owned subsidiary of Orion Newco. Each share of Orion Common Stock, Orion Series A Preferred Stock and Orion Series B Preferred Stock outstanding immediately prior to consummation of the Merger will be converted, without any action on the part of the holder thereof, into the right to receive one newly issued share of Orion Newco Common Stock, Orion Newco Series A Preferred Stock and Orion Newco Series B Preferred Stock, respectively. The Merger will become effective upon the filing of the
                              Delaware Merger Certificate (as defined in the Merger Agreement) with the Delaware Secretary of State, which is expected to occur following ratification or approval of the Merger Transactions and the Debenture Investments by the requisite vote of the Orion stockholders and the satisfaction or waiver of the other conditions set forth in the Merger Agreement and the Exchange Agreement. See "The Merger, the Exchange and the Debenture Investments -- The Merger Agreement -- Terms of the Merger Agreement."

 Conditions to Consummation of
   the Merger...............  The respective obligations of each party to effect the Merger are subject to satisfaction or waiver of certain conditions set forth in the Merger Agreement, including, among others: (i) the ratification of the Merger Agreement by Orion stockholders, (ii) the receipt of all authorizations, consents and approvals of any Governmental Entity (as such term is used in the Merger Agreement) necessary for consummation of the Merger, (iii) the effectiveness of the Registration Statement, (iv) the receipt of an opinion relating to the tax treatment of the Merger, (v) the continued accuracy of the representations and warranties made by each party in the Merger Agreement and (vi) consummation of the Exchange concurrently with the Merger. See "The Merger, the Exchange and the Debenture Investments -- The Merger Agreement -- Conditions to Obligations to Effect the Merger."

Board of Directors after the
  Merger....................  As  provided  in the  Merger  Agreement,  upon the consummation of the Merger, the Board of Directors of Orion Newco will consist of the current directors of Orion. See "The Merger, the Exchange and the Debenture Investments -- The Merger Agreement -- Terms of the Merger Agreement."

Management after the Merger.  As  provided  in the  Merger  Agreement,  upon the consummation of the Merger, the management of Orion Newco will consist of the current members of Orion management. See "The Merger, the Exchange and the Debenture Investments -- The Merger Agreement -- Terms of the Merger Agreement."

Accounting Treatment........  The   Merger   will   be   accounted   for   as  a
                              reorganization  of entities under common  control.
                              As  a   result,   the   assets   and   liabilities
                              transferred   pursuant   to  the  Merger  will  be
                              accounted for at historical cost in a manner similar to a pooling of interests.

Regulatory Approval.........  Orion  is  aware  of  no  governmental   approvals
                              required for consummation of the Merger, other than compliance with federal securities laws and state securities or "Blue Sky" laws.

Certain Federal Income
  Tax Consequences of
  the Merger................  In the  opinion of Ernst & Young LLP,  tax advisor to Orion, Orion stockholders whose stock of Orion is converted into the right to receive stock of Orion Newco pursuant to the Merger (the "Transferors") will qualify for tax-free treatment pursuant to Sections 354 and 368 of the Internal Revenue Code of 1986, as amended (the "Code"), assuming certain requirements, such as continuity of interest, are met. Provided the conversion qualifies for tax-free treatment, each Transferor's tax basis in the shares of Orion Newco capital stock it receives will be equal to its tax basis in the Orion stock it transferred to Orion Newco. All Orion stockholders should consult their own tax advisors concerning the tax consequences of the Merger. See "The Merger, the Exchange and the Debenture Investments -- Certain Federal Income Tax Consequences."

Consequences of the Merger..  Upon the consummation of the Merger, all shares of
                              Orion  Common  Stock  and Orion  Senior  Preferred
                              Stock shall no longer be outstanding and shall automatically be retired, and each holder of a certificate representing any shares of Orion Common Stock and Orion Senior Preferred Stock shall cease to have any rights with respect thereto, except the right to receive the shares of Orion Newco Common Stock and Orion Newco Senior Preferred Stock to be issued in exchange therefor. See "The Merger, the Exchange and the Debenture Investments -- The Merger Agreement -- No Exchange of Certificates." Effective upon consummation of the Merger, Orion will be a wholly owned subsidiary of Orion Newco, Orion will change its name to Orion Oldco Services, Inc. and, as soon as practicable thereafter, Orion Newco will change its name to Orion Network Systems, Inc. Orion Newco will be a holding company following consummation of the Merger, Orion will have limited operations, and subsidiaries of Orion, particularly Orion Atlantic (as defined below), will be the principal operating companies within the consolidated group. The structure of Orion Newco after the Merger Transactions is set forth below under the caption "The Merger, the Exchange and the Debenture Investments -- Corporate Structure After the Transactions."

THE EXCHANGE

The Exchange Agreemen.......  The Section  351  Exchange  Agreement  and Plan of
                              Conversion (the "Exchange Agreement"), dated as of June 1996, as amended, among Orion, Orion Satellite Corporation, a Delaware corporation ("OrionSat") that is a wholly owned subsidiary of Orion and the sole general partner of International Private Satellite Partners, L.P., a Delaware limited partnership ("Orion Atlantic"), and each of the existing limited partners of Orion Atlantic other than Orion (the "Exchanging Partners"). See "The Merger, the Exchange and the Debenture Investments."

Parties to the Exchange.....  The  parties  to the  Exchange  are  Orion,  Orion
                              Newco, OrionSat and Orion Atlantic (collectively, the "Orion parties") and the Exchanging Partners. See "The Merger, the Exchange and the Debenture Investments -- The Exchange Agreement -- Parties."

Structure of the Exchange...  Pursuant  to the  Exchange  Agreement,  Orion  has
                              agreed, among other things, to have Orion Newco issue shares of Orion Newco Series C Preferred
                              Stock for the Exchanging Partners' limited partnership interests in Orion Atlantic and other rights relating thereto. In addition, Orion Newco will acquire certain rights currently held by the Exchanging Partners, including the Exchanging Partners' rights to receive repayment of various advances made to Orion Atlantic aggregating approximately $37.5 million at September 30, 1996. As a result of the Exchange, Orion Newco will become the owner of all the partnership interests in Orion Atlantic (through Orion Newco and Orion as the sole limited partners and OrionSat as the sole general partner of Orion Atlantic). The approximately 121,988 shares of Orion Newco Series C Preferred Stock expected to be issued in the Exchange will be convertible as of the issuance date into approximately 6,970,740 shares of Orion Newco Common Stock, or approximately 27% of the shares of Orion Newco Common Stock outstanding on a fully diluted basis, assuming a closing of the Merger Transactions as of January 30, 1997. If the Merger Transactions close after January 30, 1997, Orion Newco will be obligated to make certain cash refunds of payments made by the Exchanging Partners after that date under various agreements; if Orion Newco does not have sufficient cash to make such refunds, the refunds will be made in shares of Orion Newco Series C Preferred Stock, and the number of shares issued in the Exchange will increase. As a result of the Exchange, certain of the Exchanging Partners will be principal stockholders of Orion Newco. Orion Atlantic will remain in existence and maintain its status as a partnership, with Orion Newco, Orion and OrionSat (a wholly owned subsidiary of Orion) as its partners. The structure of Orion Newco after the Transactions is set forth below under the caption "The Merger, the Exchange and the Debenture Investments -- Corporate Structure After the Transactions."

Orion Newco Series C
  Preferred Stock...........  Dividends.  Subject to the preferential  rights of the Orion Newco Series A Preferred Stock and Orion Newco Series B Preferred Stock, the record holders of Orion Newco Series C Preferred Stock are entitled to receive dividends at the rate of 6% per annum, payable exclusively (except in the event of a liquidation) in Orion Newco Common Stock. The number of shares of Orion Newco Common Stock distributable as a dividend on each share of Orion Newco Series C Preferred Stock is calculated based on the market price of such common stock under a formula set forth in the Certificate of Designations for the Orion Newco Series C Preferred Stock (the "Certificate of Designations").

                              Liquidation. Each share of Orion Newco Series C Preferred Stock has a liquidation preference of $1,000 per share (plus all accrued and unpaid dividends) over the Orion Newco Common Stock and any series, class or classes of stock ranking junior to the Orion Newco Series C Preferred Stock.

                              Voting Rights. The holders of the Orion Newco Series C Preferred Stock will be entitled to vote on all matters submitted to the stockholders of Orion Newco for a vote together with the holders of Orion Newco Common Stock, Orion Newco Series A Preferred Stock and Orion Newco Series B Preferred Stock, voting together as a single class. Each share of Orion Newco Common Stock will be entitled to one vote per share and each share of Orion Newco Senior Preferred Stock and Orion Newco Series C Preferred Stock (including fractional shares) will be entitled to one vote for each whole share of Orion Newco Common Stock that would be issuable upon conversion of such share of Orion Newco Senior Preferred Stock and Orion Newco Series C Preferred Stock, respectively, at the time the vote is taken.

                              Conversion. The Orion Newco Series C Preferred Stock is convertible into Orion Newco Common Stock, at the option of the holder, at any time after issuance, at a conversion price of $17.50, subject to adjustment. Orion Newco may require, by written notice to all holders of Orion Newco Series C Preferred Stock, the mandatory conversion of all of the outstanding Orion Newco Series C Preferred Stock into Orion Newco Common Stock if the closing price of the Orion Newco Common Stock over 20 of the 30 prior trading days is greater than or equal to the conversion price of $17.50, subject to adjustment. In each case, all accrued and unpaid dividends are payable (in Orion Newco Common Stock) upon conversion. In the case of a mandatory conversion within two years from the initial date of issuance of the Orion Newco Series C Preferred Stock, the number of shares of Orion Newco Common Stock into which the shares of Orion Newco Series C Preferred Stock are converted will be increased by the number of shares of Orion Newco Common Stock that would be payable if Orion Newco were immediately to declare and pay all dividends that in the absence of conversion would have accrued on such shares of Orion Newco Series C Preferred Stock over the six-month period immediately following the date of such mandatory conversion; provided, however, that the total dividends, including any additional amounts in respect of dividends paid as a result of a mandatory conversion, will not be less than the amount of dividends that would have accrued on all outstanding shares of the Orion Newco Series C Preferred Stock for one full year following the date of issuance.

                              Redemption. Orion Newco will be required to redeem all of the Orion Newco Series C Preferred Stock on the 25th anniversary of issuance (2022). The Orion Newco Series C Preferred Stock also is redeemable, in whole or in part, at the option of Orion Newco, at any time after the earlier of the second anniversary of the issuance of the Orion Newco Series C Preferred Stock, or the effective date of a Reorganization (as such term is used in the Certificate of Designations) for an aggregate redemption price of $1,000 per share (plus all accrued and unpaid dividends thereon).

                              See "The Merger, the Exchange and the Debenture Investments -- Description of the Orion Newco Series C Preferred Stock."

Conditions to Closing.......  Orion and the Exchanging Partners.  The closing of the Exchange Agreement is conditioned upon, among other things, the satisfaction or waiver by Orion and the Exchanging Partners of the following conditions: (i) completion of a refinancing of the indebtedness of Orion Atlantic outstanding under the Orion 1 Credit Facility, (ii) the termination of all agreements between or among the Banks and Chase, on the one hand, and one or more of Orion
                              Newco, Orion Atlantic, OrionSat, Orion and the Exchanging Partners and/or their affiliates on the other hand, relating to the Orion 1 Credit Facility or the security or credit support thereof (the "Bank Agreement Termination"), (iii) the termination of all obligations under the Orion 1 Credit Facility Support, (iv) the Option Agreement, dated December 10, 1996, between Orion Atlantic and Matra Marconi Space being in full force and effect, Orion Atlantic not being in default thereunder and Orion Atlantic having made all payments required to be made thereunder through the earlier of the closing date of the Exchange and March 31, 1997, and the Restated Amendment #10, dated December 10, 1996, to the Orion 1 Satellite Contract (as defined below), being in full force and effect, and Orion Atlantic not being in default thereunder, (v) the formation of Orion Newco with a certificate of incorporation, bylaws, capital structure and management substantially identical in all material respects to those of Orion, (vi) procurement of consents needed for the Exchange, (vii)
                              consummation of the Merger prior to or concurrently with the Exchange and (viii) receipt by the Exchanging Partners of an opinion from Ernst & Young LLP, tax advisor to Orion, to the effect that the Merger and the Exchange, taken together, will be a tax-free exchange described in Code Section 351(a).

                              Lockheed Martin CLS. The closing of the Exchange Agreement is conditioned upon the satisfaction or waiver by Lockheed Martin CLS of the condition that Lockheed Martin CLS and Matra Marconi Space enter into a subcontract to the Orion 2 Satellite Contract relating to the launch of Orion 2.

                              Orion Parties. The closing of the Exchange Agreement is conditioned upon the satisfaction or waiver by the Orion parties of the following conditions: (i) the ratification or approval by

                              Orion  stockholders  of the  Merger  Transactions,
                              (ii) the amendment and  restatement  of the Second
                              Amended and Restated Partnership Agreement of Orion Atlantic (the "Partnership Agreement") and
                              (iii) receipt by Orion Newco of approximately $60 million from the Debenture Investments. See "The Merger, the Exchange and the Debenture Investments -- The Exchange Agreement -- Conditions to the Exchange."

                              Satisfaction of Conditions. It is presently anticipated that each of the conditions to the Exchange would have to be satisfied to consummate the Exchange (and therefore the Merger). The Exchanging Partners are not expected to waive any of the conditions to their obligations to consummate the Exchange, and the Orion parties do not intend to waive any of the conditions to their obligations to consummate the Exchange.

Accounting Treatment........  The  Exchange   will  be   accounted   for  as  an
                              acquisition   of  minority   interest   using  the
                              purchase method of accounting. As a result, the assets and liabilities of Orion Atlantic will be revalued to fair value to the extent of the Limited Partners' interests acquired as a result of the Exchange.

Representations, Warranties,
  Covenants and
  Indemnification...........  Orion and  OrionSat  have  agreed  (and  Orion has agreed to bind Orion Newco pursuant to a separate indemnity agreement) to indemnify the Exchanging Partners for certain losses arising out of any claims relating to the Exchange Agreement, subject to certain exceptions, limitations and conditions. See "The Merger, the Exchange and the Debenture Investments -- The Exchange Agreement -- Certain Provisions of the Exchange Agreement."

Registration Rights.........  The  Exchanging  Partners will be granted  certain shelf, demand and "piggyback" registration rights with respect to the Orion Newco Series C Preferred Stock to be received by them in the Exchange and the Orion Newco Common Stock issuable as dividends thereon or upon the conversion thereof. See "The Merger, the Exchange and the Debenture Investments -- Registration Rights."

Transfer Restrictions.......  Each of the  Exchanging  Partners  will agree in a
                              Transfer Restriction Agreement, among other things, that it will not transfer any shares of Orion Newco Common Stock issued upon conversion of shares of Orion Newco Series C Preferred Stock or as dividends on Orion Newco Series C Preferred Stock (the "Affected Shares") for 180 days after the issuance of the Orion Newco Series C Preferred Stock without the prior written consent of Orion Newco, unless such a transfer is to an affiliate or does not involve a public distribution or public offering or occurs as the result of certain events set forth in the Transfer Restriction Agreement, and is conducted as provided in the Transfer Restriction Agreement. Also, each of the Exchanging Partners will agree, pursuant to a Transfer Restriction Agreement, not to transfer during any 90-day period Affected Shares that collectively represent more than 25% of the aggregate number of shares of Orion Newco Common Stock issuable upon the conversion of the Orion
                              Newco Series C Preferred Stock received by such Exchanging Partner pursuant to the Exchange Agreement or as dividends on the Orion Newco Series C Preferred Stock, except as provided in the Transfer Restriction Agreement. See "The Merger, the Exchange and the Debenture Investments -- Certain Transfer Restrictions."

 Closing After January 30,
  1997. If the Exchange closes after January 30, 1997, Orion Newco will be obligated to make cash refunds, on or shortly after the closing date, of payments made by the Exchanging Partners after that date under the Orion 1 Credit Facility Support; if Orion Newco does not have sufficient cash to make such refunds, the refunds will be made in shares of Orion Newco Series C Preferred Stock, and the number of shares issued in the Exchange will increase. If the Notes Offering is as large or larger than that presently anticipated by the Company, all payments made by the Exchanging Partners after January 30, 1997 under the Orion 1 Credit Facility Support will be refunded in cash and the number of shares issued in the Exchange will not increase. See "The Merger, the Exchange and the Debenture Investments -- The Exchange Agreement -- Closing After January 30, 1997."

REASONS FOR THE MERGER
TRANSACTIONS AND THE
DEBENTURE INVESTMENTS

Principal Reasons for
Transactions................  Orion's   principal   objective   for  the  Merger
                              Transactions is to simplify Orion's organizational
                              structure  and  improve  its access to the capital
                              markets.    Orion   believes   that   the   Merger
                              Transactions  will  enable it to: (i)  consolidate
                              outside  investor  ownership  at the  Orion  Newco
                              level,  (ii) improve the speed and  efficiency  of
                              its decision  making,  (iii)  provide  Orion Newco
                              with  100%   ownership  of  all  of  its  material
                              subsidiaries, (iv) allow Orion Newco to pursue independently its business plans and financings for all of its satellites, (v) eliminate (in exchange for Orion Newco stock) approximately
                              $37.5 million of obligations Orion Atlantic owes to the Exchanging Partners and (vi) increase
                              Orion's  overall  market  capitalization.

                              Orion's principal reason for the issuance of $50 million of Debentures to British Aerospace is to raise additional capital for initial payments with respect to the Orion 2 satellite, of which approximately $49.4 million of payments are due during 1997. The sale of $10 million of Debentures to Matra Marconi Space will involve a re-investment by Matra Marconi Space of $10 million of the $13 million of satellite incentive payments Matra Marconi Space will receive as the manufacturer of the Orion 1 satellite upon consummation of the Notes Offering. The consummation of the Debenture Investments is a condition to the Exchange.

Related Transactions........  Access to the  capital  markets is  necessary  for
                              Orion to achieve its business plan to construct and launch two additional satellites, Orion 2 (with coverage of Europe, Russia, the eastern United States and Latin America) and Orion 3 (with coverage of the Asia Pacific region). With this plan in mind, Orion and Orion Newco have been pursuing and will continue to pursue the following transactions:

                              (i) Notes Offering: (i) a Notes Offering in the amount of approximately $347 million with expected gross proceeds of approximately $275 million, excluding approximately $72 million of overfunding of interest due on such notes. The principal purpose of the Notes Offering is to refinance the indebtedness of Orion Atlantic outstanding under the Orion 1 Credit Facility and release the existing commitments of the Limited Partners and their affiliates under the Orion 1 Credit Facility Support. Such release is a condition to the Exchange.

                              (ii) Orion 2 Construction Contract: the Orion 2 Satellite Contract, under which the manufacturer is to proceed with construction based upon initial payments of $25 million and further payments through December 1997 limited to approximately $25 million. Orion expects to commence the construction of Orion 2 immediately following completion of the Notes Offering.

                              (iii) Orion 3 Construction Contract: the Orion 3 Satellite Contract, under which the manufacturer is to proceed with construction based upon initial payments through January 31, 1997 aggregating approximately $15 million, with further payments through March 31, 1998 being limited to $35 million, payable in approximately equal quarterly installments. The majority of the amounts due under the contract are payable in the second and third quarters of 1998. Orion commenced construction of Orion 3 in mid-December 1996 under an authorization to proceed, and expects to enter into a definitive satellite contract in January 1997.

                              In addition to the Merger, the Notes Offering and the Debenture Investments, the Exchange is indirectly conditioned on, among other things, the acquisition by Orion of the only outstanding minority interest in Orion Asia Pacific from British Aerospace for approximately 86,000 shares of Orion Newco Common Stock, which has occurred or is in the process of occurring. The pro forma financial information included in this Proxy Statement/Prospectus gives effect to the Merger, the Exchange and the Debenture Investments and the transactions on which they are conditioned, including the Notes Offering, the OAP Acquisition, the application of the net proceeds of the Notes Offering to effect the Orion 1 Credit Refinancing and repayment of amounts owed to STET, a former Limited Partner, and the use of the proceeds of the Debenture Investments to make initial payments on Orion 2 (initial payments on Orion 3 are to be made from cash on hand). See "Pro Forma Condensed Consolidated Financial Statements," "The Merger, the Exchange and the Debenture Investments -- Reasons for
                              the Merger Transactions and the Debenture Investments" and "The Related Transactions."

                              Each proposal to be considered at the Special Meeting will be voted upon separately by the Orion stockholders. However, failure by the Orion stockholders to approve the Exchange Agreement will result in termination of the Merger Agreement by Orion, Orion Newco and Orion Merger Subsidiary. The Merger is a condition to the Exchange and is being proposed to enable the Exchange to occur. If the Merger were to cease to be necessary to consummate the Exchange (which is not expected to occur), the Board of Directors would cause Orion to proceed with the Exchange but not the Merger. In such event, Orion (instead of Orion Newco) would issue shares of Series C 6% Cumulative Redeemable Convertible Preferred Stock for the Exchanging Partners' limited partnership interests in Orion Atlantic and other rights relating thereto and Orion (instead of Orion Newco) would issue the Debentures, but all other aspects of these transactions would remain the same. Since the rights of stockholders of Orion Newco will be substantially the same as the rights of stockholders of Orion, Orion believes that consummation of the Exchange would have the same effect on stockholders whether or not the Merger occurs. The Merger and the Exchange are conditions to the Debenture Investments, and waivers of these conditions are not expected to occur. Repayment of the Orion 1 Credit Facility is a condition to the Exchange and the Debenture Investments, and this condition is not expected to be waived.

SPECIAL MEETING

Date, Time, Place of
  Meeting...................  The  Special  Meeting  will be  held on  Thursday,
                              January 30, 1997 at 9:00 a.m., local time, at 2440 Research Boulevard, Suite 400, Rockville, Maryland.

Record Date.................  Only Orion  stockholders of record at the close of business on December 23, 1996 (the "Record Date") are entitled to notice of and to vote at the Special Meeting or any adjournment thereof, unless a new record date is fixed for any adjourned meeting. See "The Special Meeting -- Voting Rights and Related Matters."

Purpose of the Special
  Meeting...................  At the Special Meeting, Orion stockholders will be asked to consider and vote upon (i) ratification of the Merger Agreement and the transactions contemplated thereby, (ii) approval and adoption of the Exchange Agreement and the transactions contemplated thereby and (iii) approval of the Debenture Investments. See "The Special Meeting -- Voting Rights and Related Matters."

Quorum......................  The  holders  of a  majority  of the  votes of the shares of Orion capital stock issued and outstanding and entitled to vote, present in person or represented by proxy, treated as a single class, will be required to constitute a quorum at the Special Meeting. See "The Special Meeting -- Voting Rights and Related Matters."

Votes Required..............  The  affirmative  vote of holders of a majority of the votes of the shares of Orion capital stock that are entitled to vote and that are present in person or represented by proxy at the Special Meeting, treated as a single class, will be required to approve each proposal to be considered at the Special Meeting. Orion anticipates that all members of the Board of Directors and companies they represent (who held, in the aggregate, approximately 38% of Orion's voting stock as of September 30, 1996) will enter into written agreements to vote for each such proposal. Each share of Orion Common Stock will be entitled to one vote per share, and each share of Orion Series A Preferred Stock and Orion Series B Preferred Stock (including fractional shares) will be entitled to one vote for each whole share of Orion Common Stock that would be issuable upon
                              conversion   of  such  share  of  Orion  Series  A
                              Preferred Stock and Orion Series B Preferred Stock, respectively. See "The Special Meeting -- Voting Rights and Related Matters" and "-- Votes Required."

Dissenters' Rights..........  Orion  stockholders have no dissenters'  rights in connection with the matters submitted by Orion for stockholder ratification or approval at the Special Meeting. See "The Special Meeting -- No Dissenters' Rights."

Revocability of Proxies.....  An  Orion  stockholder  giving a proxy in the form accompanying this Proxy Statement/Prospectus has the power to revoke the proxy prior to its exercise. A proxy may be revoked by any stockholder who attends the Special Meeting and gives notice of the stockholder's intention to vote in person, without compliance with any other formalities. In addition, any Orion stockholder may revoke a proxy at any time before it is voted by executing and delivering a later dated proxy or by delivering a written notice to the Secretary of Orion stating that the proxy is revoked. See "The Special Meeting -- Proxies."

BOARD RECOMMENDATION........  The Board of Directors  has  unanimously  approved
                              (with the British Aerospace Board representative recusing himself) the terms of the Merger Agreement, the Exchange Agreement and the Debenture Agreement and determined that the Merger, the Exchange and the Debenture Investments are in the best interest of Orion and its stockholders. The Board recommends unanimously (with the British Aerospace Board representative recusing himself) that stockholders vote FOR ratification of the Merger Agreement and the transactions contemplated thereby, FOR approval and adoption of the Exchange Agreement and the transactions contemplated thereby, and FOR approval of the Debenture Investments.

               SUMMARY CONSOLIDATED FINANCIAL AND OPERATIONAL DATA

   The following table sets forth summary consolidated financial and operational data of the Company as of and for the years ended December 31, 1994 and 1995 and for the nine months ended September 30, 1995 and 1996. The data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of Orion," the Pro Forma Condensed Consolidated Financial Statements and the Consolidated Financial Statements of the Company and the related notes included elsewhere in this Proxy Statement/Prospectus. The summary consolidated financial data under the captions "Consolidated Statements of Operations Data" for the years ended December 31, 1994 and 1995, with the exception of the Pro Forma data, were derived from the audited consolidated financial statements of the Company. The summary consolidated financial data as of September 30, 1996, and for the nine months ended September 30, 1995 and 1996, with the exception of the Pro Forma data, are derived from the Company's unaudited consolidated financial statements. The Pro Forma data are not necessarily indicative of the results that would have been achieved, nor are they indicative of the Company's future results.

                                                                                              NINE MONTHS
                                                 YEAR ENDED DECEMBER 31,                  ENDED SEPTEMBER 30,
                                         -------------------------------------- --------------------------------------
                                                         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                                      1995                                  1996 PRO
                                           1994         1995       PROFORMA(1)       1995        1996       FORMA(1)
                                        ----------- ----------- ---------------- ----------- ------------ ------------
Consolidated Statements of Operations
Data:
Revenues..............................  $    3,415  $   22,284  $   22,284       $   13,947  $    30,016  $    30,016
Interest expense......................          61      24,738      50,637           17,080       20,229       39,521
Net loss..............................      (7,965)    (26,915)   (103,156)         (19,985)     (19,807)     (67,263)
Net loss per common share.............  $    (0.86) $    (3.07) $   (12.01)      $    (2.42) $     (1.90) $     (6.46)
Shares used in calculating per share
data (2)..............................   9,272,166   9,103,505   9,376,719        8,522,067   10,943,287   11,544,626
                                        ----------- ----------- ---------------- ----------- ------------ ------------
Ratio of earnings to fixed charges
(3)...................................          --          --          --               --           --            --
Other Operating Data:
Number of customers...................          34         109                           79          167
Capital expenditures..................  $   51,103  $    9,060                   $    3,863  $    10,266
Customer contract backlog (4).........  $   39,122  $  120,612                   $   94,890  $   134,320  $   123,000
Points of service (5).................          57         151                          124          304
EBITDA (6)............................  $  (14,014) $  (15,427)                  $  (15,177) $       134

                                         AS OF SEPTEMBER 30,
                                                1996
                                       ----------------------
                                                      PRO
                                         ACTUAL    FORMA(1)
                                       --------- ------------
Consolidated Balance Sheet Data:
Cash and cash equivalents............  $ 36,657  $122,339
Restricted cash (7)..................        --    72,000
Total assets.........................   355,977   566,292
Long-term debt (less current
portion).............................   221,781   425,513
Limited Partners' interest in Orion
Atlantic (8).........................    19,961        --
Redeemable preferred stock...........    20,539   114,539
Total stockholders' equity...........     6,891       967
Book value per share.................       .63       .09
----------
(1) Adjusted to reflect the pro forma effects of the Transactions (see "Pro Forma Condensed Consolidated Financial Statements"), assuming such events occurred, in the case of Consolidated Statements of Operations Data, on January 1, 1995 and, in the case of Consolidated Balance Sheet Data, on September 30, 1996.

(2) Computed on the basis described for net loss per common share in Note 2 to the Consolidated Financial Statements.

(3) As required by GAAP, net loss is presented before preferred stock dividends and accretion. For the years ended 1994, 1995, 1995 (pro forma) and the nine months ended September 30, 1995, 1996 and 1996 (pro forma), preferred stock dividends and accretion are $.6 million, $1.3 million, $9.8 million, $1.0 million, $1.0 million and $7.3 million, respectively.

(4) For purposes of the ratio of earnings to fixed charges, earnings consist of earnings from continuing operations, plus fixed charges, reduced by the amount of unamortized interest capitalized. Fixed charges consist of interest on all indebtedness (including commitment fees and amortization of deferred financing costs) plus the portion of rent expense representing interest (estimated to be one-third of such expense). For the years ended December 31, 1994 and 1995, and the nine months ended September 30, 1995 and 1996, earnings were inadequate to cover fixed charges by $35.2 million, $28.2 million, $21.3 million and $19.8 million, respectively. On a pro forma basis assuming consummation of the Transactions, earnings would not have been sufficient to cover fixed charges by $105.4 million and $70.5 million for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively. A 0.5% increase in the assumed interest rates on the Notes would result in pro forma deficiencies of earnings to cover fixed charges of approximately $107.1 million for the year ended December 31, 1995 and $71.8 million for the nine months ended September 30, 1996.

(5) Backlog represents future revenues under contract. See "Risk Factors -- Risks Relating to Orion's Business -- Uncertainties Relating to Backlog."

(6) Points of service includes installed VSATs and additional transmission destinations (such as customer premises) that share a VSAT.

(7) "EBITDA" represents earnings before minority interests, interest income, interest expense, other expense (income), income taxes, depreciation and amortization. EBITDA is commonly used in the communications industry to analyze companies on the basis of operating performance, leverage and liquidity. EBITDA is not intended to represent cash flows for the period and should not be considered as an alternative to cash flows from operating, investing or financing activities as determined in accordance with generally accepted accounting principles ("GAAP"). EBITDA is not a measurement under GAAP and may not be comparable to other similarly titled measures of other companies. Other expense (income) includes gains on sale of equipment, less the write-off of costs relating to the 1995 Financing of $3.4 million in the fourth quarter of 1995.

(8) Restricted cash represents the estimated $72 million that will be placed in escrow on the closing date of the Notes Offering to pre-fund the payment of the first six scheduled payments of interest on the Senior Notes (as defined below). The actual amount to be placed in escrow and reflected as restricted cash will depend on the interest rates on the Senior Notes and market interest rates on government securities on such closing date.

(9) Represents amounts invested by Limited Partners (net of syndication costs related to the investments), adjusted for such Limited Partners' share of net losses. The interests of the Limited Partners will be acquired by the Company in the Exchange.

                                 RISK FACTORS


   An investment in Orion Newco Common Stock pursuant to the Merger involves a high degree of risk. In evaluating the Merger Transactions and the Debenture Investments, Orion stockholders should carefully consider the following factors as well as other matters discussed in this Proxy Statement/Prospectus. Statements contained in this Proxy Statement/Prospectus regarding Orion's expectations with respect to Orion 2 and Orion 3, related financings, future operations and other information, which can be identified by the use of forward-looking terminology, such as "may," "will," "expect," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology, are forward-looking statements and depend on a variety of factors, including those set forth in this Risk Factors section. See "Forward-Looking Statements." The discussions set forth below constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements. There can be no assurance that Orion's expectations regarding some or all of these matters will be fulfilled.

         RISKS RELATING TO MERGER, EXCHANGE AND DEBENTURE INVESTMENTS


MERGER, EXCHANGE AND DEBENTURE INVESTMENTS DEPENDENT ON ORION 1 CREDIT FACILITY REFINANCING

   The Merger, the Exchange and the Debenture Investments are conditioned on consummation of the Orion 1 Credit Facility Refinancing. Although Orion has engaged in discussions with prospective underwriters with respect to the Notes Offering Orion is pursuing to effectuate the Orion 1 Credit Facility Refinancing, there can be no assurance that such financing will be consummated. Orion has been advised by prospective underwriters that the Notes Offering will be conditioned on, among other things, concurrent completion of the Exchange, repayment of the Orion 1 Credit Facility with proceeds of the Notes Offering and consummation of the OAP Acquisition and the Debenture Investments. There can be no assurance that the conditions to closing the Orion 1 Credit Facility Refinancing, and accordingly of the Merger, the Exchange and the Debenture Investments, will be met.


CERTAIN TERMS OF NOTES OFFERING NOT YET DETERMINED


   Completion of the Exchange is conditioned, among other things, upon completion of the Notes Offering. Certain pricing and other terms of the Notes Offering are not known at the present time, including, without limitation, the size of the Notes Offering, the interest rate for the Notes and the amount and terms of the Orion Newco Common Stock warrants to be included in the Notes Offering, and there can be no assurance that the terms of such transactions will be favorable to Orion. In addition, Orion will be subject to a number of restrictions and limitations imposed by the indentures pursuant to which the Notes will be issued (the "Notes Indentures"). The Notes Indentures are expected to contain, among other limitations, covenants which will restrict the ability of the Company and its subsidiaries to: incur additional indebtedness; create liens; engage in sale-leaseback transactions; pay dividends or make distributions in respect of their capital stock; make investments or make certain other restricted payments; sell assets; create restrictions on the ability of restricted subsidiaries to make certain payments; issue or sell stock of restricted subsidiaries; enter into transactions with stockholders or affiliates; and consolidate, merge or sell all or substantially all of their assets. However, these limitations will be subject to a number of important qualifications and exceptions.


RISKS IN IMPLEMENTATION OF MERGER, EXCHANGE AND DEBENTURE INVESTMENTS

   In order to implement the Merger, the Exchange and the Debenture Investments, Orion will need to organize Orion Newco to be substantially identical to Orion, transfer all matters relating to Orion's capital structure to Orion Newco, and merge with a subsidiary of Orion Newco. These transactions may require receipt of a number of approvals or waivers, including waivers of rights of the holders of the Orion Senior Preferred Stock to have their shares repurchased by Orion, consents or waivers under various contracts that may make a merger by Orion an event of default and consents to assignment of various contracts regarding registration rights applicable to Orion capital stock and other matters. There can be no assurance that Orion will obtain all necessary approvals or waivers to implement the Merger, the Exchange and the Debenture Investments, or regarding the effect of failure to obtain such approvals or waivers.

   It is presently anticipated that each of the conditions to the Exchange would have to be satisfied to consummate the Exchange (and therefore the Merger and the Debenture Investments). The Exchanging Partners are not expected to waive any of the conditions to their obligations to consummate the Exchange, and the Orion parties do not intend to waive any of the conditions to their obligations to consummate the Exchange, including, without limitation, conditions relating to financing, procurement agreements or otherwise.

SUBSTANTIAL CHANGE IN OWNERSHIP OF STOCK


   The beneficial ownership of Orion's Common Stock will change substantially as a result of the Exchange and the Debenture Investments. The Exchange will involve the issuance of Orion Newco Series C Preferred Stock convertible as of the issuance date into approximately 6,970,740 shares of Orion Newco Common Stock, or approximately 27% of the shares of Orion Newco Common Stock outstanding on a fully diluted basis, assuming a closing of the Merger Transactions as of January 30, 1997. The Debenture Investments will involve the issuance of $60 million of Debentures convertible as of the issuance date into approximately 4,285,714 shares of Orion Newco Common Stock, or approximately 16.6% of the shares of Orion Newco Common Stock outstanding on a fully diluted basis, assuming a closing of the Debenture Investments as of January 30, 1997. See "The Merger, the Exchange and the Debenture Investments -- Security Ownership of Certain Beneficial Owners Prior to and Following the Transactions." Although the Company is not aware of any intent by the Exchanging Partners, British Aerospace or Matra Marconi Space to seek to control the management and affairs of the Company, there can be no assurance that they will not seek to do so. In addition, the increase in outstanding capital stock could adversely affect prevailing market prices, as discussed below under the caption "Risks Relating to Capital Stock -- Potential Adverse Effect of Shares Eligible for Future Sale."

RISKS RELATING TO HOLDING COMPANY STRUCTURE


   After the Merger Transactions, the Company will conduct almost all of its operations through its subsidiaries. Accordingly, the primary source of the Company's cash will be dividends and other distributions from its subsidiaries. The subsidiaries' ability to make distributions to the Company will be subject to their having sufficient funds from their operations legally available for payment thereof which are not needed to fund their own operations, obligations or business plans and which are not restricted by agreements with the creditors of these entities. If the Company's subsidiaries are unwilling or unable to make distributions to the Company, the Company's growth may be inhibited. The Company may not be able to obtain debt financing if it cannot compel the subsidiaries to make distributions to service such debt financing or obtain upstream guarantees from its subsidiaries with respect to such financing.

RISKS RELATING TO ORION NEWCO SERIES C PREFERRED STOCK AND DEBENTURES


   The Company expects to issue $122 million in Orion Newco Series C Preferred Stock (assuming a closing of the Merger Transactions as of January 30, 1997) and $60 million of Debentures. Certain rights granted by Orion Newco to holders of the Orion Newco Series C Preferred Stock and the Debentures could adversely affect Orion Newco or the rights of holders of Orion Newco Common Stock. In particular, the holders of Orion Newco Series C Preferred Stock will have dividend rights, a liquidation preference, rights to vote with the Orion Newco Common Stock as a single class, rights to mandatory redemption after 25 years and earlier redemption at the option of Orion Newco, the right to convert such shares into Orion Newco Common Stock and registration rights, as described more fully under the caption "The Merger, the Exchange and the Debenture Investments -- Description of the Orion Newco Series C Preferred Stock." Holders of the Debentures will have the right to convert the Debentures into Orion Newco Common Stock at $14.00 per share (subject to downward adjustment in certain events) and the right to receive dividends in Orion Newco Common Stock which, in certain circumstances, could be valued at a price which is lower than the market price of such stock at the date of such dividends. See "The Merger, the Exchange and the Debenture Investments -- The Debenture Investments."

                      RISKS RELATING TO ORION'S BUSINESS

LIMITED OPERATIONS; HISTORY OF LOSSES AND NEGATIVE EBITDA; EXPECTATION OF FUTURE LOSSES


   From its inception in 1982 through January 20, 1995, when Orion 1 commenced commercial operations, Orion was a development stage company. Accordingly, Orion has limited experience operating its business. Orion has experienced net losses in each fiscal year since its inception, including a net loss of approximately $26.9 million and negative EBITDA of $15.4 million during 1995, and a net loss of $19.8 million during the nine months ended September 30, 1996. On a pro forma basis, giving effect to the Transactions, the Company would have had a net loss of $103.2 million and $67.3 million for 1995 and the nine months ended September 30, 1996, respectively. The increase in net loss on a pro forma basis is associated with the depreciation on the step up in the basis of the Orion 1 satellite and amortization of excess cost over fair value resulting from the acquisition of the Limited Partners' partnership interests in Orion Atlantic, the net increase to interest expense as a result of the Transactions, and the elimination of minority interest as a result of the Exchange. See Notes to Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1995 and for the nine months ended September 30, 1996. The implementation of Orion's business plan regarding Orion 2 and Orion 3 will require substantial additional capital for the construction, launch, insurance, financing and start-up costs of those satellites. A substantial portion of these costs may be financed with indebtedness, which would substantially increase interest costs. The Company's negative cash flow has been substantial and net losses and negative cash flows (after payments for capital expenditures and interest) are expected to increase over the next few years.

NEED FOR SUBSTANTIAL ADDITIONAL CAPITAL


   The Company will need a substantial amount of capital over the next three years (and possibly thereafter) to fund the costs of Orion 2 and Orion 3, the purchase of VSATs and other capital expenditures and to make various other payments, such as principal and interest payments with respect to the TT&C Financing (as defined below), the Notes and any indebtedness incurred to finance Orion 2 or Orion 3. The Company's cash flows will be inadequate to cover its cash needs and the Company will seek financing from outside sources. Sources of additional capital may include public or private debt or equity financings. The Company is often involved in discussions or negotiations with respect to such potential financings and, because of its substantial capital needs, may consummate any such financings at any time. The Company has commenced construction of Orion 3 and intends to commence construction of Orion 2 immediately after consummation of the Notes Offering, despite the fact that it does not have any commitment from any outside source to provide such financing. If the Company is unable to obtain financing from outside sources in the amounts and at the times needed, it could forfeit payments made on Orion 2 and Orion 3 and its rights to Orion 2 and Orion 3 under the Orion 2 Satellite Contract and Orion 3 Satellite Contract. Such a forfeiture would have a material adverse effect on the Company's ability to make payments on its indebtedness and on the value of the Orion Newco Common Stock.

   Expected payments prior to launch under the Orion 2 Satellite Contract and Orion 3 Satellite Contract and for launch insurance for Orion 2 and Orion 3 aggregate approximately $500 million. Of this amount, $3 million was paid in the fourth quarter of 1996, and Orion is required to make payments of approximately $90 million, $360 million and $50 million in 1997, 1998 and 1999, respectively. These amounts include the Company's estimate regarding the cost of launch insurance (but not in-orbit insurance, which the Company presently estimates will cost approximately $5 million to $6 million per annum per satellite), which estimate is based upon industry figures but not upon discussions with potential insurers or any commitment to provide insurance. The Company's actual payments could be substantially higher due to any change orders for the satellites, higher than expected insurance rates, delays and other factors. In addition, the Company expects to expend approximately $22 million, $30 million and $34 million on VSATs and other capital expenditures in 1997, 1998 and 1999, respectively. However, there can be no assurance that these amounts will not be substantially higher. The Company believes the costs of VSATs and other capital expenditures can be financed through capital leases or other secured financing arrangements. However, the Company has not engaged in material discussions with potential lenders and there can be no assurance that such financing can be obtained. The Company also expects to incur an aggregate of approximately $40 million of start-up losses and financing costs in connection with Orion 2 and Orion 3.

   Orion Newco's ability to raise public equity financing may be limited by the registration rights it has granted to certain investors. See "Risks Relating to Capital Stock -Potential Adverse Effect of Shares Eligible for Future Sale" below.

   Under the Orion 1 Satellite Contract, the contractor is entitled to receive incentive payments based upon the performance of Orion 1 in orbit. These incentive payments could reach an aggregate of approximately $44 million through 2007, if the transponders on Orion 1 continue to operate in accordance with specification during that period. As of September 30, 1996, Orion had obligations with a present value of approximately $21.7 million with respect to incentive payments. Orion will pay $13 million in satellite incentives concurrently with the closing of the Notes Offering, of which $10 million will be re-invested in Orion in the Matra Marconi Investment. Under the Orion 2 Satellite Contract, Orion is obligated to pay $25,000 per day that the satellite is delivered prior to the scheduled delivery date.

   The foregoing estimates do not include any amounts for other possible financing requirements. The Company may from time to time enter into joint ventures and make acquisitions of complementary businesses and is often engaged in discussions or negotiations with regard to such potential joint ventures and acquisitions. Such joint ventures or acquisitions would need to be financed, which would increase the Company's need for additional capital. In addition, Orion intends to replace Orion 1 at the end of its useful life (expected to be in October 2005). Such replacement likely will require additional financing if the cash flow from Orion's operations is not sufficient to fund a replacement satellite.

SUBSTANTIAL LEVERAGE; SECURED INDEBTEDNESS


   As of September 30, 1996, after giving pro forma effect to the Transactions, Orion would have had approximately $426 million of long-term indebtedness, and will be highly leveraged. The accretion of original issue discount on the Senior Discount Notes (as defined below) will substantially increase Orion's liabilities. The Company also expects to incur substantial additional amounts of indebtedness. The Company will deposit approximately $72 million in escrow to pre-fund the first six scheduled payments of interest on the Senior Notes (as defined below). However, the Company ultimately will need to service the cash interest expense on a very substantial amount of indebtedness with cash generated by its operations. For 1995 and the three and nine months ended September 30, 1996, the Company had EBITDA of $(15.4) million, $1.7 million and $0.1 million and, on a pro forma basis, giving effect to the Transactions, interest costs of $50.6 million and $39.5 million for 1995 and the nine months ended September 30, 1996, respectively. Interest costs will increase substantially if, as expected, the Company incurs additional indebtedness, as described above under the caption "Need for Substantial Additional Capital." The Company does not have a revolving credit facility or other source of readily available capital.

   The level of the Company's indebtedness could have important consequences to the Company and its stockholders, including the following: (i) the ability of the Company to obtain any necessary financing in the future for capital expenditures, working capital, debt service requirements or other purposes may be limited; (ii) a substantial portion of the Company's cash flow from operations, if any, must be dedicated to the payment of principal of and interest on its indebtedness and other obligations and will not be available for use in the Company's business; (iii) the Company's level of indebtedness could limit its flexibility in planning for, or reacting to changes in, its business;
(iv) the Company will be more highly leveraged than some of its competitors, which may place it at a competitive disadvantage; and (v) the Company's high degree of indebtedness will make it more vulnerable to a default and the consequences thereof (such as bankruptcy workout) in the event of a downturn in its business. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Orion -- Liquidity and Capital Resources -- Current Funding Requirements."

RISKS OF SATELLITE LOSS OR REDUCED PERFORMANCE


   Satellite Loss or Reduced Performance. Satellites are subject to significant risks, including launch failure, damage that impairs commercial performance, failure to achieve correct orbital placement during launch, loss of fuel that reduces satellite life, and satellite in-orbit risks. Although Orion 1 has been successfully launched and is in commercial operation, and although Orion maintains satellite in-orbit insurance on Orion 1, any loss in orbit or reduced performance of Orion 1 would have a material adverse effect on Orion. In addition, no assurance can be given that the launch of Orion 2 or Orion 3 will be successful. Although various sources of data permit differing conclusions, Orion is aware of sources indicating that the historical loss rate for all commercial geosynchronous satellite launches may be as high as 15%. Launch risks vary based upon the launch vehicle used. The Delta III launcher to be used for Orion 3 is new and has no significant launch history. Even though the Delta III is based upon earlier Delta launch vehicles, the new technology used in Delta III could affect its launch success rate.

   Orion may have to change launch vehicles if, for example, one of its selected vehicles experiences a launch failure with respect to another satellite. Orion intends to order certain long lead time parts in order to reduce the amount of time needed to obtain one replacement satellite. However, an unsuccessful launch of Orion 2 or Orion 3 would involve a delay in revenues for at least one year, and perhaps substantially longer. Any loss or delay of revenue from any of the Company's satellites would have a material adverse effect on its ability to service its indebtedness and the value of the Orion Newco Common Stock.

   In November 1995, one of Orion 1's components supporting nine transponders of dedicated capacity serving the European portion of the Orion 1 footprint experienced an anomaly that resulted in a temporary service interruption, lasting approximately two hours. Full service to all affected customers was restored using redundant equipment on the satellite. These transponders currently generate a majority of Orion's revenues. Orion believes, based on the data received to date by Orion from its own investigations and from the manufacturer, and based upon advice from Orion's independent engineering consultant, Telesat Canada, that because the redundant component is functioning fully in accordance with specifications and the performance record of similar components is strong, the anomalous behavior is unlikely to affect the expected performance of the satellite over its useful life. Furthermore, there has been no further effect on Orion's ability to provide services to customers. However, in the event that the currently operating component fails, Orion 1 would experience a significant loss of usable capacity. In such event, while Orion would be entitled to insurance proceeds of approximately $47 million and could lease replacement capacity and function as a reseller with respect to such capacity (at substantially reduced gross margins), the loss of capacity would have a material adverse effect on the Company, on its ability to service its indebtedness and the value of the Orion Newco Common Stock. See "Information About Orion's Business -- Implementation of the Orion Satellite System -- Orion 1."

   At the time of Orion's 1 delivery from its manufacturer, one of the six 36 MHz transponders covering the United States was not performing in accordance with contract specifications based on then-available data. To date, Orion has not used such transponder to provide services under any commercial contract, and there can be no assurance that such transponder will ever be used. Although Orion settled the matter with the manufacturer for a one-time refund of approximately $2.75 million and monthly payments of $7,000, there can be no assurance that such payments adequately compensated Orion for the loss of such transponder.

   Limited Insurance for Satellite Launch and Operation. The in-orbit insurance of Orion 1 and the launch and in-orbit insurance for Orion 2 and Orion 3 will not protect the Company against business interruption, loss or delay of revenues and similar losses and may not fully reimburse the Company for its expenditures. In addition, such insurance includes or can be expected to include certain contract terms, exclusions, deductibles and material change conditions that are customary in the industry. Accordingly, an unsuccessful launch of Orion 2 or Orion 3 or any significant loss of performance with respect to any of its satellites would have a material adverse effect on Orion, its ability to make payments on its indebtedness and the value of the Orion Newco Common Stock. Although Orion intends to procure insurance for the construction, launch and insurance costs of Orion 2 and Orion 3, Orion has not obtained any commitment from insurance underwriters to provide launch insurance for Orion 2 or Orion 3. There can be no assurance that such insurance will be available or that the price of such insurance or the terms and exclusions in the actual insurance policy will be favorable to the Company. A failure of one of the launch vehicles selected by Orion prior to the launch of Orion 2 or Orion 3 could substantially increase the cost of launch insurance for Orion. See "Information About Orion's Business -- Insurance."

   Limited Life of Satellites. While Orion 1 is expected to have an orbital life of approximately 10.7 years (through October 2005), and Orion 2 and Orion 3 are expected to have orbital lives of approximately 13 years and 15 years, respectively, there can be no assurance as to the actual longevity of the satellites. A number of factors will affect the useful life of each satellite, including the rate of fuel consumption in achieving correct orbital placement during launch, the quality of its construction and the durability of its component parts. There is a significant possibility that one or more transponders on a satellite may cease to function in accordance with specifications during its estimated useful life and there is no assurance that service could be restored through redundant transponders. In addition, while Orion plans to replace each satellite at the end of its useful life, there can be no assurance that the required financing and regulatory approvals to do so will be available.

LAUNCH OF ORION 2 AND ORION 3 SUBJECT TO SIGNIFICANT UNCERTAINTIES


   Cost Uncertainties. Based on the current designs of and current construction schedules for Orion 2 and Orion 3, the total costs of Orion 2 and Orion 3, including construction, launch, launch insurance, financing costs and start-up expenses, are presently estimated to be approximately $265 million and $275 million, respectively. These costs may increase as a result of changes that may occur during the construction of the satellites or if the cost of insurance exceeds the Company's expectations. See "Information About Orion's Business -- Implementation of the Orion Satellite System." There can be no assurance that the actual costs of these satellites will not be materially greater than these estimates.

   Substantial Financing Requirements. Completion of Orion 2 and Orion 3 will require substantial additional financing beyond the funds expected to be raised in the Notes Offering and the British Aerospace Investment. Failure to raise such financing would have a material adverse effect on Orion, its ability to make payments on its indebtedness and the value of the Orion Newco Common Stock, as discussed in more detail above under the caption "Need for Substantial Additional Capital."

   Timing Uncertainties. Orion presently plans to launch Orion 2 in the second quarter of 1999 and plans to launch Orion 3 in the fourth quarter of 1998, based upon the construction and launch schedules set forth in the satellite contracts. To meet these schedules, Orion must raise the financing needed for payments to the satellite manufacturers, receive certain regulatory approvals, finalize the satellite designs and take other necessary steps. Failure to meet the construction and launch schedules could increase the cost of Orion 2 or Orion 3, requiring additional financing, as described above under the caption "Need for Substantial Additional Capital." Although the Orion 2 Satellite Contract and the Orion 3 Satellite Contract are fixed-price contracts with firm schedules for construction, delivery and launch, there can be no assurance that increases in costs due to change orders or delay will not occur. See "Information About Orion's Business -- Implementation of the Orion Satellite System." There can be no assurance that the launch of Orion 2 or Orion 3 will take place as scheduled. Delays in launching satellites are quite common, and a significant delay in the delivery or launch of Orion 2 or Orion 3 also would have a material adverse effect on Orion's marketing plan for such satellites, its ability to generate revenue and service its indebtedness and the value of the Orion Newco Common Stock.

   Risks of Proceeding With Construction Prior to Obtaining all Regulatory Approvals for Orion 2 and Orion 3. Orion has commenced construction of Orion 3 and will commence construction of Orion 2 prior to completion of the required consultation with INTELSAT, receipt of final authority from the FCC (in the case of Orion 2) and completion of the International Telecommunication Union ("ITU") coordination process. Failure to obtain one more necessary approvals in a timely manner would likely have a material adverse effect on the Company. See "Approvals Needed; Regulation of Industry" below.

RISKS RELATING TO POTENTIAL LACK OF MARKET ACCEPTANCE AND DEMAND; GROUND OPERATIONS


   Orion's success will depend in part on the continued growth in demand for international private network services, which to date have not been a primary focus of satellite companies, and on Orion's ability to market such services effectively. Marketing will be critical to Orion's success. However, Orion has limited experience in marketing, having commenced full commercial operations only in 1995. Ori-on's marketing program until recently consisted of direct sales, using a U.S.-based sales force, and indirect sales channels, including Limited Partner sales representatives, for sales in Europe. During 1996, certain of Orion's indirect sales channels in Europe in 1996 did not meet expectations, and Orion is seeking to supplement its sales in Europe by significantly increasing its direct sales capabilities in Europe, particularly with respect to sales of private network services. However, there can be no assurance that this effort will be successful. Sales of Orion's services generally involve a long-term, complex sales process, and new contract bookings will vary from quarter to quarter. In addition, as an early provider of international network services using VSATs, Orion is subject to the uncertainties associated with the development of new services, including uncertainties regarding customer interest in and acceptance of higher data speed communications, the need to develop and convince customers of the attractiveness of new applications, and customer acceptance of the ability of Orion (as a new market entrant) to provide service. In addition, Orion's operations will continue to depend significantly on Orion's ability to provide ground operations for private network services using ground operators throughout the footprint of Orion's satellites. In the event that its network of ground operators is not maintained and expanded or fails to perform as expected, Orion's ability to offer private network services will be impaired. See "Information About Orion's Business -- Network Operations; Local Ground Operators."

RISKS CONCERNING ABILITY TO MANAGE GROWTH


   The Company's future performance will depend, in part, upon its ability to manage its growth effectively, which will require it to continue to implement and improve its marketing, operating, financial and accounting systems and to expand, train and manage its employee base and manage its relationships with its local ground operators. For example, Orion is in the process of seeking to integrate a significant number of newly hired direct sales personnel, and expects the process to continue as it seeks to increase its sales force during 1997. Furthermore, the Company may from time to time enter into joint ventures and acquire complementary businesses and is often engaged in discussions or negotiations with regard to such potential joint ventures and acquisitions. Such joint ventures and acquired businesses would need to be integrated with the Company, which would place an additional burden on the Company's internal systems and its ability to manage its employees and its relationships with its local ground operators. In addition, the Company's ability to attract new orders is subject to substantial variations from quarter to quarter. If the Company fails either to expand in accordance with its plans or to manage its growth effectively, there could be a material adverse effect on its business, growth, financial condition and results of operations, its ability to service its indebtedness and the value of the Orion Newco Common Stock.

POTENTIAL ADVERSE EFFECTS OF COMPETITION


   The international telecommunications industry is highly competitive. In providing international telecommunications services, Orion competes with established satellite and other transmission facilities providers, including INTELSAT, EUTELSAT, PanAmSat and consortia of major telephone carriers operating undersea fiber optic cables. In addition, Orion competes with certain established telephone carriers, such as AT&T, MCI, Sprint, British Telecom, Cable & Wireless, Deutsche Telekom, France Telecom and Kokusai Denshin Denwa, as well as resellers of satellite capacity, such as Impsat, in providing private network communications services. Many of these competitors have significant competitive advantages, including long-standing customer relationships, close ties with regulatory authorities, control over connections to local telephone lines and the ability to subsidize competitive services with revenues from services they provide as a dominant or monopoly carrier, and are substantially larger than Orion and have financial resources, experience, marketing capabilities and name recognition that are substantially greater than those of Orion. The Company believes that competition in emerging markets, particularly with respect to private network services, will intensify as dominant and monopoly long distance providers adapt to a competitive environment and large carriers increase their presence in these markets. The Company also believes that competition in more developed markets will intensify as large carriers consolidate, enhance their international alliances and increase their focus on private network services. For example, the recently announced merger involving MCI and British Telecom may substantially increase the ability of the resulting businesses to provide trans-Atlantic private network services.

The ability of Orion to compete with these organizations will depend in part on Orion's ability to price its services at a significant discount to terrestrial service providers, its level of customer support and service, and the technical advantages of its systems.

   The services provided by the Company have been subject to decreasing prices over recent years and this pricing pressure is expected to continue (and may accelerate) for the foreseeable future. Orion will need to increase its volume of sales in order to compensate for such price reductions. Orion believes that customers will increase the data speeds in their communications networks to support new applications, and that such upgrading of customer networks will lead to increased revenues that will mitigate the effect of price reductions. However, there can be no assurance that this will occur. In addition, a large portion of satellite capacity globally is currently used for video distribution. As an increasing portion of satellite capacity is used for providing private network services, prices for these services may decline. Compressed digital video ("CDV"), which substantially increases transmission capacity per channel, is beginning to be used for video distribution. As CDV becomes more prevalent, the supply of effective video capacity could increase significantly, which could result in lower prices.

   The Company is aware of a substantial number of new satellites that are in construction or in the planning stages. Most of these satellites will cover areas within the footprint of Orion 1 and/or the proposed footprints of Orion 2 and Orion 3. As these new satellites (other than replacement satellites not significantly larger than the ones they replace) commence operations, they will substantially increase the capacity available for the provision of services that compete with the Company's services. After a satellite has been successfully delivered in orbit, the variable cost of transmitting additional data via the satellite is limited. Accordingly, absent a corresponding increase in demand, this new capacity can be expected to result in significant additional price reductions. Continued price reductions could have a material adverse effect on Orion's ability to service its indebtedness and on the value of the Orion Newco Common Stock. See "Information About Orion's Business -- Competition."

APPROVALS NEEDED; REGULATION OF INDUSTRY

   Telecommunications Regulatory Policy. Orion is subject to the U.S. Communications Act of 1934, as amended (the "Communications Act"), and regulation by the FCC (and, to a limited extent, by the U.S. Department of Commerce) and by the national and local governments of other countries. The FCC regulates terms and conditions of communications services, including among other things changes in control or assignment of licenses. The business prospects of Orion could be adversely affected by the adoption of new laws, policies or regulations, or changes in the interpretation or application of existing laws, policies or regulations, that modify the present regulatory environment or conditions of the licenses granted by the FCC to Orion.


   Additional Regulatory Approvals Needed. The launch and operation of Orion 2 and Orion 3 will require a number of additional regulatory approvals, including the following: (i) approvals of the FCC (in the case of Orion 2); (ii) completion of successful consultations with INTELSAT and, in the case of Orion 2, with EUTELSAT; (iii) satellite "landing" rights in countries that are not INTELSAT signatories or that require additional approvals to provide satellite or VSAT services; and (iv) other regulatory approvals. Obtaining the necessary licenses and approvals involves significant time and expense, and receipt of such licenses and approvals cannot be assured. Although the FCC has conditionally authorized the construction, launch and operation of Orion 2 (subject to completion of an INTELSAT consultation and required showing of ability to finance the construction, launch and operation for one year of the satellite, which requirements generally must be satisfied for final FCC authorization of all FCC satellite licenses), and Orion will apply for certain other approvals for Orion 2 and Orion 3, the FCC authorization for Orion 2 has not become final (since Orion has not yet satisfied the conditions) and most of the other requisite approvals have not yet been obtained. Failure to obtain such approvals would have a material adverse effect on Orion and on its ability to service its indebtedness and the value of the Orion Newco Common Stock. In addition, Orion is required to obtain approvals from numerous national and local authorities in the ordinary course of its business in connection with most arrangements for the provision of services. Within Orion 1's footprint, such approvals generally have not been difficult for Orion to obtain in a timely manner, but the failure to obtain particular approvals has delayed, and in the future may delay, the provision of services by Orion. The Orion 1 license from the FCC expires in January 2005. Although Orion has no reason to believe that its licenses will not be renewed (or new licenses obtained) at the expiration of the license term, there can be no assurance of renewal. In addition, Orion will need to comply with the national laws of each country in which itprovides services. Laws with respect to satellite services are currently unclear in certain jurisdictions, particularly within the Orion 3 footprint. In certain of these jurisdictions, satellite services may only be provided via domestic satellites. The Company believes that certain of these restrictions may change and that it can structure its operations to comply with the remaining restrictions. However, there can be no assurance in this regard. See "Information About Orion's Business -- Regulation."

   ITU Coordination Process. An international treaty to which the U.S. and the Republic of the Marshall Islands (through which the Company has applied for the Orion 3 orbital slot) are parties requires ITU coordination of satellite orbital slots. Various non-U.S. governments or telecommunications authorities have commenced coordination procedures pursuant to ITU regulations for proposed satellites at orbital locations and in frequency bands that are in close proximity to those proposed for Orion 2 and Orion 3. Existing satellites and any proposed satellites that are launched prior to Orion 2 and Orion 3 will effectively have priority over Orion's satellites. Orion's proposed use for Orion 2 and Orion 3 conflicts to some extent with the use or proposed use of certain existing or proposed satellites. While Orion believes that it can successfully coordinate the use of the orbital locations and frequency bands proposed for Orion 2 and Orion 3, there can be no assurance that coordination will be achieved. The Company has commenced construction of Orion 3 and will commence construction of Orion 2 promptly following completion of the Notes Offering, which will be prior to completion of ITU coordination. There can be no assurance that ITU coordination will be completed. In the event that successful coordination cannot be achieved, Orion may have to modify the satellite design for Orion 2 or Orion 3 in order to minimize the extent of any potential interference with other proposed satellites using those orbital locations or frequency bands. Any such modifications could increase the cost or delay the launch of the satellites (if significant changes to the satellite are required) and may result in limitations on the use of one or more transponders on Orion 2 or Orion 3, which could affect the amount of revenue realized from such transponders. If interference occurs with satellites that are in close proximity to Orion 2 or Orion 3, or with satellites that are subsequently launched into locations in close proximity before completion of ITU coordination procedures, such interference would have an adverse effect on the proposed use of the satellites and on Orion's business and financial performance. Orion cannot predict the extent of any adverse effect on Orion from any such occurrences. See "Information About Orion's Business -- Orbital Slots."

UNCERTAINTIES RELATING TO BACKLOG


   The Company's current backlog consists of a mix of large and small contracts for private communications networks and transmission capacity for video and other satellite transmission services with a variety of customers. Although many of the Company's customers, especially customers under large and long-term contracts, are large corporations with substantial financial resources, other contracts are with companies that may be subject to business or financial risks affecting their credit worthiness. If customers are unable or unwilling to make required payments, the Company may be required to reduce its backlog figures (which would result in a reduction in future revenues of the Company), and such reductions could be substantial. In the second quarter of 1996, the Company determined that one large customer under a long-term contract (accounting for backlog of approximately $19.9 million) was not likely to raise the financing to commence its service in the near future, and accordingly the Company no longer considers such contract part of its backlog. Also in the second quarter of 1996, the Company removed from its backlog a contract with a customer (accounting for backlog of approximately $4.5 million) which had ceased paying for the Company's services. In the fourth quarter of 1996, the Company removed $10.4 million from its backlog related to contracts under which customers failed to use the contracted service or failed to make timely payment. Orion presently anticipates that at least $86.4 million of its $123 million in backlog (as of September 30, 1996, after pro forma adjustments for the Exchange) will be realized after 1997. The Company's contracts commence and terminate on fixed dates. If the Company is delayed in commencing service or does not provide the required service under


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
any particular contract, as it has occasionally done in the past, it may not be able to recognize all the revenue it initially includes in backlog under that contract. In addition, the current backlog contains some contracts for the useful life of Orion 1; if the useful life of Orion 1 is shorter than expected, some portion of backlog may not be realized unless services satisfactory to the customer can be provided over another satellite.

TECHNOLOGICAL CHANGES


   Although Orion believes that Orion 1 does employ, and Orion 2 and Orion 3 will employ, advanced technologies, the telecommunications industry continues to experience substantial technological changes. The Company believes that there are numerous telecommunications companies that are seeking ways to improve the data transmission capacity of the existing terrestrial infrastructure. There can be no assurance that such changes will not adversely affect the prospects or proposed operations or expenses of Orion.


RISKS OF CONDUCTING INTERNATIONAL BUSINESS


   The Company's international service contracts are generally denominated in U.S. dollars, but it is possible that the portion of contracts denominated in non-U.S. currencies will increase over time. The vast majority of the Company's costs (including interest and principal of the Notes, other indebtedness and the costs for VSATs, Orion 2 and Orion 3) are denominated in U.S. dollars. Accordingly, an increase in the value of U.S. dollars relative to other currencies could have an adverse effect on the Company. International operations are also subject to certain risks such as changes in domestic and foreign government regulations and telecommunication standards, licensing requirements, tariffs or taxes and other trade barriers and political and economic instability.


DEPENDENCE OF ORION ON KEY PERSONNEL

   Orion's business is dependent on its executive and other officers and other key personnel. Orion presently does not have employment contracts with, or key man life insurance covering, such key officers or other personnel. The loss of key officers or personnel could have an adverse effect on Orion. See "Management of Orion and Orion Newco."

                       RISKS RELATING TO CAPITAL STOCK


CONTROL OF ORION NEWCO BY PRINCIPAL STOCKHOLDERS

   Executive officers, directors and their affiliates are expected to own beneficially approximately 8.1 million shares or approximately 51% of the Orion Newco voting stock that will be outstanding after the Transactions (12.0 million shares or approximately 46%, of the Orion Newco voting stock that will be outstanding after the Transactions on a fully diluted basis), assuming a closing of the Transactions as of January 30, 1997. As a result of their stock ownership and, in the case of stockholders with representation on the Board of Directors, the incumbency of directors affiliated with them, such stockholders are and will continue to be in a position to elect the Board of Directors and thereby control the affairs and management of Orion Newco and Orion.

RISKS RELATING TO ORION SENIOR PREFERRED STOCK


   The Company has outstanding approximately $15.8 million (including accrued dividends) of Orion Series A Preferred Stock and approximately $4.7 million (including accrued dividends) of Orion Series B Preferred Stock. Because the rights of the holders of the Orion Newco Senior Preferred Stock, including mandatory redemption rights, will be substantially identical to the rights of the holders of the Orion Senior Preferred Stock, such rights similarly could adversely affect Orion Newco or the rights of holders of the Orion Newco Common Stock. Although Orion expects the holders of the Orion Senior Preferred Stock to agree not to exercise any such mandatory redemption rights under the Orion Newco Senior Preferred Stock while the Notes or the Debentures are outstanding, such holders have the right to require Orion to repurchase the shares of Orion Common Stock received as a result of conversion of the Orion Senior Preferred Stock upon, among other things, certain mergers, changes of control or sales of substantially all the assets of Orion at the pro rata interest of the holders of such stock in the consideration received or, in the case of certain fundamental changes, fair market value; and, beginning in June 1999, such holders have the right to require Orion to repurchase Orion Senior Preferred Stock (and any Orion Common Stock received upon the conversion thereof) at the fair market value (in the case of Orion Common Stock) or liquidation value, including accrued and unpaid dividends (in the case of Orion Senior Preferred Stock). In addition, the documents relating to the Orion Senior Preferred Stock impose certain covenants on Orion, and failure to comply with those covenants could have an adverse effect on Orion. See "Description of Orion Newco Capital Stock -- Orion Newco Senior Preferred Stock."

LIMITATIONS ON DIVIDENDS ON ORION AND ORION NEWCO COMMON STOCK

   Orion has never paid any cash dividends on its Orion Common Stock and does not anticipate paying (or that Orion Newco would pay) cash dividends in the foreseeable future. Orion is not permitted to pay cash dividends on the Orion Common Stock as long as the Orion Senior Preferred Stock is outstanding, subject to certain limited exceptions. The Notes Indentures and the agreements for the Debenture Investments will effectively prohibit the payment of cash dividends on the Orion Newco Common Stock for the foreseeable future. See "Price Range of Orion Common Stock and Dividend Policy."

POTENTIAL ADVERSE EFFECT OF SHARES ELIGIBLE FOR FUTURE SALE

   Upon completion of the Merger and the Exchange,  there will be  approximately
25.9 million shares of Orion Newco Common Stock outstanding on a fully diluted basis, assuming a closing of the Merger Transactions as of January 30, 1997. Approximately 14.5 million of these shares will initially be held by the Company's current stockholders and will be freely transferable without restriction or further registration under the Securities Act, other than the 5.5 million shares held by "affiliates" of the Company, as that term is defined under the Securities Act. The shares held by affiliates are expected to be eligible for sale pursuant to Rule 144 under the Securities Act. The Exchanging Partners, as owners of the Orion Newco Series C Preferred Stock, and British Aerospace and Matra Marconi Space, as owners of the Debentures, will own the remaining 11.4 million of such shares of Orion Newco Common Stock, which will be issuable upon conversion of such securities. All of such remaining shares will be deemed to be "restricted securities" as that term is defined in Rule 144. However, the Exchanging Partners, British Aerospace and Matra Marconi Space will be granted certain shelf, demand and "piggyback" registration rights with respect to the Orion Newco Common Stock issuable to them upon conversion, pursuant to which (in the case of the Exchanging Partners) the Company will be required to prepare and cause to be filed, as soon as practicable after 180 days following consummation of the Merger Transactions, a "shelf" registration statement which will cover the registration of certain Eligible Registrable Securities (as defined to include approximately 25% of the Orion Newco Common Stock issuable to the Limited Partners upon conversion). The Company will also be required to file certain additional shelf registration statements for the Exchanging Partners so that they will continue to be able to sell, each quarter, up to 25% of the Orion Newco Common Stock issuable to them upon conversion, on a non-cumulative basis, and certain additional shelf registration statements for British Aerospace and Matra Marconi Space. No predictions can be made as to the effect, if any, that sales of Orion Newco Common Stock or the availability of additional shares of Orion Newco Common Stock for sale by the Exchanging Partners, British Aerospace or Matra Marconi Space would have on the market price of such securities prevailing from time to time. Nevertheless, the foregoing could adversely affect the market prices of the Orion Newco Common Stock and the ability of Orion Newco to raise equity financing. See "Orion Newco Shares Eligible for Future Sale."

ANTI-TAKEOVER AND OTHER PROVISIONS OF THE CERTIFICATE OF INCORPORATION

   Orion's Certificate of Incorporation includes, and Orion Newco's Certificate of Incorporation will include, provisions that may discourage or prevent certain types of transactions involving an actual or potential change in control of Orion or Orion Newco, respectively, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. In addition, the Board of Directors has the authority to fix the rights and preferences of and issue shares of preferred stock, which may have the effect of delaying or preventing a change in control of Orion or Orion Newco without action by the stockholders. The staggered terms of the Company's Board of Directors could also discourage any potential acquirer. The Certificates of Incorporation of Orion and Orion Newco also permit the redemption of stock from stockholders where necessary to protect Orion's regulatory licenses. Orion Newco's Certificate of Incorporation will be substantially identical to Orion's Certificate of Incorporation. See "Description of Orion Newco Capital Stock -- Certain Anti-takeover Effects." In addition, any change of control of Orion or Orion Newco is subject to the prior approval of the FCC. See "Information About Orion's Business -- Regulation -- Unauthorized Transfer of Control."

                             THE SPECIAL MEETING

INTRODUCTION


   This Proxy Statement/Prospectus is being furnished to the stockholders of Orion Network Systems, Inc. in connection with the solicitation by the Board of Directors of Orion of proxies for use at a special meeting of stockholders to be held on Thursday, January 30, 1997 at 9:00 a.m., local time, at 2440 Research Boulevard, Suite 400, Rockville, Maryland.

   At the Special Meeting, stockholders will be asked to consider and vote upon proposals (i) to ratify the Merger Agreement and the transactions contemplated thereby, including the Merger, (ii) to approve and adopt the Exchange Agreement and the transactions contemplated thereby, including the Exchange, and (iii) to approve the Debenture Investments. See "The Merger, the Exchange and the Debenture Investments." Except for procedural matters incident to the conduct of the Special Meeting, Orion does not know of any matters other than those described in the Notice of Special Meeting that are to come before the Special Meeting.

VOTING RIGHTS AND RELATED MATTERS


   The shares of Orion capital stock which may be voted at the Special Meeting consist of shares of Orion Common Stock and shares of Orion Series A Preferred Stock and Orion Series B Preferred Stock. Each share of Orion Common Stock eligible to vote entitles its holder to one vote on all matters, each share of Orion Series A Preferred Stock eligible to vote entitles its holder to 117 votes on all matters (the number of votes per share determined by dividing the liquidation preference of the Orion Series A Preferred Stock of $1,000 per share by the conversion price of $8.50 per share of Orion Common Stock) and each share of Orion Series B Preferred Stock eligible to vote entitles its holder to 98 votes on all matters (the number of votes per share determined by dividing the liquidation preference of the Orion Series B Preferred Stock of $1,000 per share by the conversion price of $10.20 per share of Orion Common Stock).

   The close of business on December 23, 1996 has been fixed by the Board of Directors as the record date for determination of stockholders entitled to notice of, and to vote at, the Special Meeting. On the record date, 10,974,121 shares of Orion Common Stock were outstanding and eligible to be voted, 13,871 shares of Orion Series A Preferred Stock were outstanding and eligible to be voted (representing an aggregate of 1,622,907 votes), and 4,298 shares of Orion Series B Preferred Stock were outstanding and eligible to be voted (representing an aggregate of 421,204 votes) at the Special Meeting. The foregoing share vote calculations reflect adjustments arising from the 1-1.36 reverse stock split of the Orion Common Stock effected in July 1995.


   The holders of a majority of the votes of the shares of Orion capital stock issued and outstanding and entitled to vote, present in person or represented by proxy, treated as a single class, will be required to constitute a quorum at the Special Meeting. Under Delaware law, abstentions and broker non-votes are counted for purposes of determining a quorum.

VOTES REQUIRED


   The affirmative vote of holders of a majority of votes of the shares of Orion capital stock that are entitled to vote and that are present in person or represented by proxy at the Special Meeting, treated as a single class, will be required to approve each proposal to be considered at the Special Meeting. Orion anticipates that all members of the Board of Directors and companies they represent (who held, in the aggregate, approximately 38% of Orion's voting stock as of September 30, 1996) will enter into written agreements to vote for each such proposal.

   Under Delaware law, abstentions, but not broker non-votes, are counted as shares entitled to vote for purposes of determining whether a proposal has been approved by the necessary number of votes. Abstentions on a proposal will have the effect of a vote against such proposal.

   The Merger will be effected in accordance with Section 251(g) of the Delaware General Corpora-
tion Law, which under certain circumstances permits a Delaware corporation (such as Orion) to reorganize by merging with or intoa wholly owned subsidiary of a holding company (such as Orion Newco) without the requirement that stockholders of such Delaware corporation adopt and approve the Merger Agreement. Accordingly, although the Merger Agreement and the transactions contemplated thereby, including the Merger, are being submitted for ratification by Orion's stockholders at the Special Meeting pursuant to contractual and other requirements, no vote of Orion's stockholders adopting, approving or authorizing the Merger Agreement and such transactions is required under Delaware law. However, the Company does not intend to proceed with Merger without obtaining stockholder ratification.

NO DISSENTERS' RIGHTS


   Orion stockholders are not entitled under Delaware law to appraisal or dissenters' rights in connection with the matters submitted by Orion for stockholder ratification or approval at the Special Meeting.


PROXIES


   A proxy may be revoked by any Orion stockholder who attends the Special Meeting and gives notice of such stockholder's intention to vote in person without compliance with any other formalities. In addition, any stockholder may revoke a proxy at any time before it is voted by executing and delivering a later dated proxy or by delivering a written notice to the Secretary of Orion stating that the proxy is revoked. At the Special Meeting, stockholders' votes cast, either in person or by proxy, will be tabulated by persons appointed by the Board of Directors to act as inspectors of election.

   The cost of soliciting proxies in the form enclosed herewith will be borne entirely by Orion. In addition to the solicitation of proxies by mails, proxies may be solicited by officers and directors and regular employees of Orion, without additional remuneration, by personal interviews, telephone, telegraph or otherwise. Orion may also utilize the services of its transfer agent, Fleet National Bank, to provide broker search and proxy distribution services at an estimated cost of $2,000. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of Orion Common Stock, and normal handling charges may be paid for such forwarding service. All executed proxies received before the vote will be voted in the manner indicated. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR EACH OF THE PROPOSALS RELATING TO THE MERGER AGREEMENT, THE EXCHANGE AGREEMENT AND THE DEBENTURE INVESTMENTS SUBMITTED TO THE STOCKHOLDERS AT THE SPECIAL MEETING.

            THE MERGER, THE EXCHANGE AND THE DEBENTURE INVESTMENTS


   The following discussion summarizes the material aspects of the Merger Transactions, as set forth in the Merger Agreement and the Exchange Agreement, and the Debenture Investments, as set forth in the Debenture Agreement. This discussion is qualified in its entirety by reference to the full text of the Merger Agreement, the Exchange Agreement and the Debenture Agreement, including each of the exhibits thereto, the material provisions of which are described in this Proxy Statement/Prospectus. Copies of the Merger Agreement and the Exchange Agreement are attached hereto as Attachments A and B, respectively, and a copy of the Debenture Agreement has been filed as an exhibit to the Registration Statement of which this Proxy Statement/Prospectus is a part. See "Available Information."

BACKGROUND OF THE MERGER TRANSACTIONS AND THE DEBENTURE INVESTMENTS


   Orion's principal business is the provision of satellite communications for private communications networks, Internet access and video distribution and other satellite transmission services. From its inception in 1982 through January 20, 1995, when Orion 1 commenced commercial operations, Orion was a development stage enterprise. During this period, Orion's efforts were devoted primarily to monitoring the construction, launch and in-orbit testing of Orion 1, product development, marketing and sales of interim private communication network services, raising additional financing for such services, marketing of capacity and planning Orion 2 and Orion 3 and refinancing of Orion 1. Subsequent to the acceptance of Orion Atlantic's first satellite, Orion 1, in January 1995, Orion's efforts have been primarily focused on building customer relationships, marketing and sales of network and satellite services, as well as ongoing planning for the future construction of Orion 2 and Orion 3 and refinancing of Orion 1.


   The Merger, the Exchange and the Debenture Investments arose out of Orion's plans to refinance Orion Atlantic's existing debt and finance two additional satellites, Orion 2 (with coverage of Europe, Russia, the eastern United States and Latin America) and Orion 3 (with coverage of the Asia Pacific region). In the fall of 1995, Orion Atlantic commenced but ultimately deferred a plan to raise over $290 million of financing for Orion 2, plus $300 million of senior secured notes to repay the existing Orion 1 Credit Facility payments, make certain repayments to the Limited Partners and provide working capital (the "1995 Financing"). After the decision was made to defer the 1995 Financing, Orion's management team began the process of selecting and implementing financing plans that would allow Orion to refinance Orion 1 and to construct, launch and operate Orion 2 and Orion 3. The objectives of the refinancing would be to eliminate the credit support obligations of the Limited Partners, including Orion, under the Orion 1 Credit Facility and to enable the financing of Orion 2 to proceed. Orion believed that this would improve Orion's short-term and long-term growth prospects and maximize Orion's stockholders' equity value. Based on the partnership structure of Orion Atlantic, management worked closely with the Limited Partners to develop an acceptable financing plan.

   On December 6, 1995, at a meeting of the Policy and Planning Review Committee of Orion Atlantic, Salomon Brothers Inc ("Salomon Brothers") was asked to make a presentation analyzing the 1995 Financing and recommending financing alternatives available to Orion. Salomon Brothers was selected based on its participation in the 1995 Financing and role as lead manager of Orion's initial public offering, and its resulting familiarity with the business and financial condition of Orion. Effective April 10, 1996, Salomon Brothers was engaged as Orion's financial advisor in connection with the Exchange. Salomon Brothers ultimately rendered an opinion to Orion regarding the fairness to Orion from a financial point of view of the consideration to be paid by Orion in the Exchange. See " Opinion of Orion's Financial Advisor" below.


   Throughout the months of January and February 1996, management explored alternative financing plans. On February 13, 1996, a management team met with representatives of Salomon Brothers in New York City. At that meeting, Salomon Brothers discussed, among other things, the possible mechanics of an exchange for the Limited Partners' partnership interests, and the consideration that would need to be provided to the Limited Partners. On February 23, 1996, management drafted a memorandum that outlined the structural framework of the financing plan that ultimately evolved into the Merger Transactions. In the February 23 memorandum, management reiterated that the prospect of resurrecting the 1995 Financing appeared doubtful. Members of Orion's Finance Committee discussed the February 23, 1996 management memorandum by phone on February 27, 1996.

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


   During the month of March 1996, exploration of alternative financing plans continued. On March 15, 1996, certain members of the Finance Committee discussed the valuation of the consideration that would need to be provided to the Limited Partners in exchange for their limited partnership interests in Orion Atlantic. On March 19, 1996, at a meeting of Orion's Finance Committee, members discussed the financing alternatives that would be available to Orion if the exchange of the Limited Partners' partnership interests was not concluded. Based on these discussions, the Finance Committee recommended that management pursue a financing plan that involved an exchange of the Limited Partners' limited partnership interests in Orion Atlantic for Orion stock. The Finance Committee also requested management to prepare a valuation of Orion Atlantic that would be submitted to the Board for approval.

   Certain members of the Finance Committee conducted a telephone conference call on March 25, 1996, to review progress made, and to analyze the relative merits of the financing plans that had been explored. Participants agreed on the importance of selecting a financing plan that would achieve an improved Orion Atlantic corporate governance structure that allowed for quicker and more flexible decision making. Participants further agreed that this corporate governance structure could be achieved by fully exchanging Orion stock for the Limited Partners' partnership interests.

   In meetings held on April 9, 1996, management reported to the Finance Committee that it was refining a financing plan that would eliminate the limited partner guarantees and exchange securities of Orion for the Limited Partners' limited partnership interests in Orion Atlantic. Discussions of the terms of the proposed financing plan continued the next day. Discussions of the terms of the proposed financing plan continued further at an April 17, 1996 meeting of the Finance Committee.

   In an April 18, 1996 memorandum, management provided the Limited Partners with a status report on the new financing plan. Management, in the memorandum, expressed its belief that the new financing plan would satisfy Orion's criteria for a financing plan, refinancing Orion 1 and financing the construction and launch of Orion 2.

   A meeting of the Finance Committee was held on May 2, 1996, to discuss the new financing plan. Management presented a document summarizing the basic terms and conditions of the security proposed to be issued to the Limited Partners in exchange for their limited partnership interests in Orion Atlantic. Based upon the meeting, the Finance Committee unanimously approved making a proposal to the Limited Partners to exchange their interests in Orion Atlantic for securities of Orion pursuant to the term sheet.

   On May 3, 1996, management sent the Limited Partners a memorandum containing details of the proposed financing plan. In the May 3, 1996 memorandum, management outlined the terms of the Exchange. As detailed in the memorandum, management informed the Limited Partners that they had been working to select a financing strategy that would allow for the refinancing of the Orion 1 Credit Facility and finance the construction and launch of Orion 2. Management informed the Limited Partners that they had (based on management's evaluation) selected a financing plan. The management plan had a number of elements. Initially, in order to simplify the structure of Orion Atlantic, the Limited Partners' limited partnership interests in Orion Atlantic and certain obligations owed to the Limited Partners by Orion Atlantic would be exchanged for a convertible preferred security of Orion. The security would be convertible into Orion's common stock. In connection with the exchange, Orion would secure additional capital by conducting a convertible debt offering. The simplified Orion Atlantic structure would enhance the marketability of Orion's convertible debt offering. Proceeds of the convertible debt offering would be used to fund an initial down payment for the construction and launch of Orion 2 and a portion of the initial down payment for the construction and launch of Orion 3. Based upon prior discussions with British Aerospace through its representative on the Orion Board of Directors and Finance Committee, Orion proposed that $50 million of the convertible debt offering be purchased by British Aerospace. Vendor financing would supplement the convertible debt offering proceeds, and go towards meeting the capital needed to construct and launch Orion 2 (and, if possible, Orion 3). Concurrently with the convertible debt offering and the arrangement of vendor financing, Orion would conduct a bond offering designed to raise enough capital to refinance the Orion 1 Credit Facility, and provide for working capital.

   In response to a request by certain Limited Partners, the plan was further refined. In particular, the Company asked Ernst & Young LLP to review the plan from a tax perspective and determine whether

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


a transaction could be structured that would provide the Limited Partners with non-recognition treatment (in whole or in part) in connection with an exchange of their interests in Orion Atlantic for stock. After reviewing management's plan, Ernst & Young LLP advised management that the structure described herein would provide (i) the Exchanging Partners with the opportunity to qualify for nonrecognition treatment under Section 351 of the Code and (ii) the Orion stockholders with similar nonrecognition treatment under either Section 351 or Sections 354 and 368(a) of the Code, subject to certain exceptions summarized below, and provided certain requirements are satisfied. See "Certain Federal Income Tax Consequences" below.

   Following distribution of the May 3, 1996 memorandum detailing the Merger Transactions to the Limited Partners, management and Orion's counsel proceeded to negotiate the definitive documentation relating to the Merger Transactions. On May 20, 1996, counsel to Orion and the Limited Partners met for a negotiation session, and negotiations continued through approximately the end of June 1996. The terms of the Merger Transactions, including the exchange ratio, were determined as a result of arm's- length negotiations between Orion and its advisors and the Limited Partners and their advisors. One of the conditions to the Merger Transactions was the purchase of $50 million of the convertible debt offering by British Aerospace, and British Aerospace expressed its intent to make such purchase, on the same terms as the portion of the convertible debt offering to be offered to the public.

   During late June and early July 1996, each of the Exchanging Partners (but not Orion) executed copies of the Exchange Agreement and various exhibits thereto. The executed counterparts were placed into escrow to be delivered to Orion, OrionSat or Orion Newco on the date of the Exchange.

   During late June and July 1996, Orion worked with its financial advisor, Salomon Brothers, regarding possible bond and convertible note financings. Salomon Brothers informed Orion during July that the zero coupon high yield bond market in the communications sector was experiencing a general downturn and that it would not be advantageous to seek to raise the financing at that time. Based on this advice, the Board decided to defer the bond and convertible note offerings and the Exchange until the market for high yield bonds in the communications sector had improved sufficiently to allow Orion to raise the capital it desired.

   Between July 1996 and November 1996, Orion management consulted several investment banks to explore a variety of alternative financing methods and potential transactions. In November 1996, Orion selected prospective underwriters for the proposed Notes Offering, and commenced preparations for the Notes Offering.

   Salomon Brothers rendered to the Board of Directors of Orion, at a Board meeting, its opinion dated December 10, 1996 that, based upon and subject to the various considerations set forth in the opinion, as of December 10, 1996, the consideration to be paid by Orion in connection with the Exchange is fair from a financial point of view to Orion. Management confirmed its view that the Merger Transactions are in the best interests of Orion and its stockholders. Orion's Board of Directors, on December 10, 1996, after careful deliberation (with W. Anthony Rice, a representative of British Aerospace, recusing himself), unanimously approved the Exchange and the Exchange Agreement (which includes effecting the Merger). Salomon Brothers delivered its fairness opinion later that day.

   In December 1996 and January 1997 Orion and the Exchanging Partners conducted negotiations concerning certain changes to the Exchange Agreement, which were ultimately agreed upon in the First Amendment to the Exchange Agreement. Such changes included agreement by the Exchanging Partners to an extension of the termination date for the Exchange Agreement to April 30, 1997, agreement for the cash refund of payments made by the Exchanging Partners after January 29, 1997 under the Orion 1 Credit Facility Support (to the extent Orion Newco has sufficient funds to make such refund after payment of various agreed items), and substitution of the Debenture Investments for the previously proposed public offering of convertible debt securities.

   Also in December 1996, Orion and British Aerospace commenced negotiations concerning the terms of the Debenture Investments. Matra Marconi Space agreed to make the Matra Marconi Investment of $10 million on the same terms as the British Aerospace Investment. Orion's Board of Directors, on January 3, 1997 and again on January 8, 1997, (with W. Anthony Rice, a representative of British


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
Aerospace, recusing himself), unanimously approved the Debenture Investments. Effective as of January 13, 1997, Orion and British Aerospace and Matra Marconi Space executed the Debenture Agreement.


REASONS FOR THE MERGER TRANSACTIONS AND THE DEBENTURE INVESTMENTS


   Orion believes that the Merger Transactions will simplify Orion's organizational structure and improve its access to the capital markets. The Transactions will consolidate outside investor ownership at the holding company level, Orion Newco, and leave Orion Newco with 100% ownership of all of its material subsidiaries, including Orion Atlantic. This will promote a streamlined corporate governance structure that will facilitate improved, quicker decision making. By eliminating minority interests in the Orion subsidiaries that hold satellite assets, Orion Newco will be able to pursue independently its business plans and financings for all of its satellites. The Transactions will further simplify Orion's structure by eliminating (in exchange for Orion Newco stock) the obligations Orion Atlantic owes to the Exchanging Partners. As of September 30, 1996, such obligations aggregated approximately $37.5 million. Finally, the increase in outstanding securities as a result of the Merger Transactions is expected to increase Orion's overall market capitalization, which Orion believes will also improve its access to the capital markets.

   Orion's principal reason for the issuance of $50 million of Debentures to British Aerospace is to raise additional capital for initial payments with respect to Orion 2, of which approximately $49.4 million of payments are due under the Orion 2 Satellite Contract during 1997. The sale of $10 million of Debentures to Matra Marconi Space will involve a re-investment by Matra Marconi Space of $10 million of the $13 million of satellite incentive payments Matra Marconi Space will receive as the Orion 1 manufacturer upon consummation of the Notes Offering. The consummation of the Debenture Investments is a condition to the Exchange.

   Access to the capital markets is necessary for Orion to achieve its business plan to construct and launch two additional satellites, Orion 2 (with coverage of Europe, Russia, the eastern United States and Latin America) and Orion 3 (with coverage of the Asia Pacific region). With this plan in mind, Orion and Orion Newco have been pursuing and will continue to pursue the following transactions:

   (i) Notes Offering: the Notes Offering in the amount of approximately $347 million with expected gross proceeds of approximately $275 million, excluding approximately $72 million of overfunding of interest due on such notes (although the amount of such Notes Offering could be smaller or larger, depending upon market conditions). The principal purpose of the Notes Offering is to refinance the Orion 1 Credit Facility and release the existing commitments of the Limited Partners and their affiliates under the Orion 1 Credit Facility Support. Such release is a condition to the Exchange.

   (ii) Orion 2 Construction Contract: the Orion 2 Satellite Contract with Matra Marconi Space, under which the manufacturer is to proceed with construction based upon initial payments of $25 million and further payments through December 1997 limited to approximately $25 million. Orion expects to commence the construction of Orion 2 immediately following completion of the Notes Offering.

   (iii) Orion 3 Construction Contract: the Orion 3 Satellite Contract with Hughes Space, under which the manufacturer is to proceed with construction based upon initial payments through January 31, 1997 of approximately $15 million, with further payments through March 31, 1998 being limited to $35 million, payable in approximately equal quarterly installments. The majority of the amounts due under the contract are payable in the second and third quarters of 1998. Orion commenced construction of Orion 3 in mid-December 1996 under an authorization to proceed, and expects to enter into a definitive satellite contract in January 1997.

   As discussed above under the caption "Background of the Merger Transactions and the Debenture Investments," Orion believes that it would not be able to complete these financings in the absence of the Merger, the Exchange and the Debenture Investments. Orion believes that the construction and launch of Orion 2 and Orion 3 will offer stockholders an opportunity to realize long-term value through the potential appreciation in the value of Orion's stock (as converted into Orion Newco stock) due to the increased revenues anticipated to result from the operation of Orion 2 and Orion 3.


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

   Even if stockholders ratify or approve the Merger Transactions and the Debenture Investments, and the other conditions to the Merger Transactions and the Debenture Investments are satisfied, the Orion Board of Directors reserves the right, based on its consideration of market conditions and such other factors as it considers appropriate, to cause Orion not to consummate the Merger Transactions and the Debenture Investments if it determines the Merger Transactions and the Debenture Investments are no longer in the best interests of Orion stockholders.

THE MERGER AGREEMENT

TERMS OF THE MERGER AGREEMENT


   Effective as of January 8, 1997, Orion, Orion Newco and Orion Merger Subsidiary entered into the Merger Agreement, pursuant to which Orion Merger
Subsidiary will be merged with and into Orion, and Orion will become a wholly owned subsidiary of Orion Newco. At the Effective Time of the Merger (as defined below), each outstanding share of Orion Common Stock and each share of Orion Series A Preferred Stock and Orion Series B Preferred Stock will be converted, without any action on the part of the holder thereof, into the right to receive one share of Orion Newco Common Stock, Orion Newco Series A Preferred Stock and Orion Newco Series B Preferred Stock, respectively. It is expected that approximately 10,974,121 shares of Orion Newco Common Stock, 13,871 shares of Orion Newco Series A Preferred Stock and 4,298 shares of Orion Newco Series B Preferred Stock will be issued to the stockholders of Orion in the Merger in exchange for their shares of Orion Common Stock, Orion Series A Preferred Stock and Orion Series B Preferred Stock, respectively. Such shares of Orion Newco Series A Preferred Stock and Orion Newco Series B Preferred Stock will be convertible as of the issuance date into an aggregate of approximately 2,053,255 shares of Orion Newco Common Stock, or approximately 7.9% of the shares of Orion Newco Common Stock outstanding on a fully diluted basis, assuming a closing of the Merger as of January 30, 1997.

   The Merger will become effective upon the filing of the Delaware Merger Certificate (as such term is used in the Merger Agreement) with the Delaware Secretary of State, which is expected to occur following ratification or approval of the Merger Transactions and the Debenture Investments by the requisite vote of the Orion stockholders, and satisfaction or waiver of the other conditions set forth in the Merger Agreement and the Exchange Agreement (the "Effective Time of the Merger").

   The Merger Agreement provides that Orion Merger Subsidiary will be merged with and into Orion, and that Orion will be the surviving corporation and will become a wholly owned subsidiary of Orion Newco. Following the Merger, the separate existence of Orion Merger Subsidiary will cease. Effective upon consummation of the Merger, Orion will change its name to Orion Oldco Services, Inc. and, as soon as practicable thereafter, Orion Newco will change its name to Orion Network Systems, Inc. The Merger Agreement also provides that the Certificate of Incorporation and Bylaws of Orion in effect immediately prior to the Effective Time of the Merger will be the Certificate of Incorporation (with certain amendments) and Bylaws of the surviving corporation. The officers and directors of the surviving corporation will consist of the current officers and directors of Orion. See "Management of Orion and Orion Newco."

   At the Effective Time of the Merger, all outstanding stock options, including those under Orion's 1987 Stock Option Plan and Non-Employee Director Stock Option Plan (the "Orion Options"), will be assumed by Orion Newco to the fullest extent permitted by applicable law (such assumed options being referred to herein as "Orion Newco Assumed Options"). Each Orion Newco Assumed Option will be subject to the same terms and conditions that were applicable under the related Orion Option immediately prior to the Effective Time of the Merger.

   Orion and Orion Newco have agreed to take all corporate and other actions necessary to effectuate the assumption of the Orion Options, and Orion has agreed to use its best efforts prior to the closing of the Merger to obtain any consents from the holders of Orion Options that may be necessary to effectuate such assumption, if required by the terms of the Orion Options. Orion Newco also has agreed to take all corporate and other actions necessary to reserve and make available sufficient shares of Orion Newco Common Stock for issuance upon exercise of the Orion Newco Assumed Options.


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
   At the Effective Time of the Merger, Orion Newco will, to the fullest extent permitted by applicable law, assume all of Orion's obligations with respect to each outstanding warrant or other right to purchase shares of Orion Common Stock upon the same terms and conditions that were applicable under such warrant immediately prior to the Effective Time of the Merger.

   For more information on the specific terms of the Merger Agreement, stockholders are referred to the full text of the Merger Agreement attached to this Proxy Statement/Prospectus as Attachment A.

NO EXCHANGE OF CERTIFICATES


   At the Effective Time of the Merger, by virtue of the Merger and without any action on the part of Orion, Orion Merger Subsidiary, Orion Newco, Orion stockholders or any other person, the shares of Orion Newco capital stock, which the shares of Orion stock respectively will have been converted into the right to receive, will be represented and evidenced by the same stock certificates that previously represented and evidenced the Orion capital stock.

CONDITIONS TO OBLIGATIONS TO EFFECT THE MERGER


   The respective obligations of each party to the Merger Agreement to effect the Merger are subject to the satisfaction of the following conditions at or prior to the closing of the Merger:

   (i) the ratification of the Merger Agreement and the transactions contemplated thereby by the requisite affirmative vote of the holders of the Orion capital stock and the approval of the Merger Agreement and the transactions contemplated thereby by the requisite affirmative vote of the holder of the outstanding Orion Newco Common Stock and the holder of the outstanding Orion Merger Subsidiary common stock;

   (ii) the receipt of all authorizations, consents, orders or approvals of, or making of all filings with, any Governmental Entity (as such term is used in the Merger Agreement) necessary for consummation of the Merger;

   (iii) the effectiveness of the Registration Statement under the Securities Act and the absence of any stop order with respect to the Registration Statement and of any proceedings commenced or threatened by the Commission with respect to this Proxy Statement/Prospectus;

   (iv) the absence of any temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing consummation of the Merger;

   (v)  the  absence  of  any  statute,   rule  or  regulation  enacted  by  any
Governmental Entity that would make consummation of the Merger illegal;

   (vi) the receipt of an opinion from Ernst & Young LLP, tax advisor to Orion, and a determination by the Board of Directors of Orion to the effect that Orion stockholders do not recognize gain or loss for United States federal income tax purposes;

   (vii) the continued accuracy of the representations and warranties made by each party in the Merger Agreement; and

   (viii) the consummation of the Exchange concurrently with the Merger.

AMENDMENT AND TERMINATION

   The Merger Agreement may be amended by Orion, Orion Newco and Orion Merger Subsidiary at any time before or after ratification or approval of the Merger by the stockholders of such companies, but after any such stockholder ratification or approval, no amendment may be made which under Section 251(d) of the Delaware General Corporation Law would require the approval (or further approval) of stockholders without obtaining such stockholder approval.


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
   The Merger Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after ratification or approval, as the case may be, of the Merger Agreement and related matters by the stockholders of Orion, Orion Newco and Orion Merger Subsidiary (i) by mutual consent of all of the parties or (ii) by any party, if any required approval of the stockholders of Orion, Orion Newco or Orion Merger Subsidiary has not been obtained by April 30, 1997.


ACCOUNTING TREATMENT

   The Merger will be accounted for as a reorganization of entities under common control. As a result, the assets and liabilities transferred pursuant to the Merger will be accounted for at a historical cost in a manner similar to a pooling of interests.

THE EXCHANGE AGREEMENT

PARTIES

   The Exchange Agreement was entered into by Orion, OrionSat, Orion Atlantic and the Exchanging Partners effective as of June 1996.

   ORION. Orion is a Delaware corporation, the 100% owner of OrionSat, a limited partner of Orion Atlantic with a 16.66% equity interest, and the holding company of other subsidiaries, including OrionNet, Inc. Orion owns and operates one of the first privately owned international satellite communications networks as well as video distribution and other satellite transmission services. Since its founding in 1982, Orion's efforts have been focused on the design, construction and implementation of a global satellite communications system that meets the expanding telecommunications needs of a multinational business. The consolidated financial statements of Orion include the financial results of Orion Atlantic because of OrionSat's control of Orion Atlantic as its sole general partner. See "Selected Consolidated Financial and Operational Data of Orion."

   ORIONSAT. OrionSat is a wholly owned subsidiary of Orion and is the sole general partner of Orion Atlantic with a 25% equity interest.

   ORION ATLANTIC. Orion Atlantic, a Delaware limited partnership, owns and operates the Orion 1 communications satellite. In 1991, Orion and seven of the world's leading telecommunications and aerospace systems companies formed Orion Atlantic to finance the construction, launch and operation of two communication satellites, and to operate a multinational sales and services organization.

   EXCHANGING PARTNERS. The Exchanging Partners are British Aerospace Communications, Inc. ("BAe"), COM DEV Satellite Communications Limited ("COM DEV"), Kingston Communications International Limited ("Kingston"), Lockheed Martin Commercial Launch Services, Inc. ("Lockheed Martin CLS"), MCN Sat US, Inc. ("Matra"), and Trans-Atlantic Satellite, Inc ("Nissho").

   The following sets forth certain information regarding each of the Exchanging
Partners:

   BAe is a subsidiary of British Aerospace Public Limited Company (collectively with its affiliates, "British Aerospace"), which is Europe's leading defense and aerospace company and one of the leading companies in the world defense and aerospace market.

   COM DEV is a subsidiary of COM DEV, Limited. COM DEV, Limited is also a supplier of value-added satellite communications services, products for wireless personal communications and satellite remote sensing data.

   Kingston is a subsidiary of Kingston Communications (Hull) plc, the only municipally-owned telephone company in the United Kingdom. Kingston Satellite Services, a joint venture to which Kingston is a party, serves as sales representative and ground operator for Orion Atlantic in the United Kingdom.

   Lockheed Martin CLS was formerly named Martin Marietta Commercial Launch Services, Inc. Lockheed Martin CLS is a subsidiary of Martin Marietta Technologies, Inc., a Lockheed Martin company. Lockheed Martin CLS acquired the assets of General Dynamics Commercial Launch Services

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
through a transfer of assets from Martin Marietta Corporation, which in turn acquired these and other assets (including the Atlas family of launch vehicles) from General Dynamics Corporation in 1994. Lockheed Martin CLS is a commercial launch services provider and provided launch services to Orion Atlantic as the launch subcontractor. Lockheed Martin CLS became an Exchanging Partner by acquiring the limited partnership interest of General Dynamics CLS in the 1994 transaction described above.

   Matra is a subsidiary of Matra Hachette ("Matra Hachette"), an aerospace, defense, industrial and media company and part of the Lagardere Group of France. Matra Hachette is a sales representative and ground operator for Orion Atlantic in France. Matra Hachette is one of the parent companies of Matra Marconi Space, which is the present parent company of MMS Space Systems, the prime contractor for Orion 1, and is the manufacturer under the Orion 2 Satellite Contract.

   Nissho is a subsidiary of Nissho Iwai Corporation, a trading company based in Japan.

STRUCTURE OF THE EXCHANGE

   ORION NEWCO FORMATION. Under the Exchange Agreement, the parties to the Exchange Agreement agreed that Orion would form a new Delaware corporation to be named Orion Newco Services, Inc. which is substantially identical in all material respects to Orion. In particular, Orion Newco would have a certificate of incorporation, bylaws and capital structure substantially identical in all material respects to those of Orion. Orion became the initial stockholder of Orion Newco and owns all shares of Orion Newco Common Stock. Pursuant to the terms of the Exchange Agreement, Orion will take steps necessary to make the management of Orion Newco identical to the management of Orion. Subject to and effective upon the consummation of the Merger, the Orion Newco board of directors will consist of the ten current Orion directors and Orion Newco will change its name to Orion Network Systems, Inc. The Orion Newco management team will consist of the current Orion management team. Pursuant to the Exchange Agreement, Orion will take the steps necessary to adopt, authorize, execute and file (i) a Certificate of Designations, Rights and Preferences of Series A 8% Cumulative Redeemable Convertible Preferred Stock of Orion Newco substantially identical in all material respects to the Orion Series A Preferred Stock and
(ii) a Certificate of Designations, Rights and Preferences of Series B 8% Cumulative Redeemable Convertible Preferred Stock of Orion Newco substantially identical in all material respects to the Orion Series B Preferred Stock.

   ORION NEWCO SERIES C PREFERRED STOCK. Under the Exchange Agreement, the parties agreed that Orion Newco would adopt, authorize, execute and file a Certificate of Designations, Rights and Preferences of Series C 6% Cumulative Redeemable Convertible Preferred Stock establishing the terms and relative rights of preferences of the Orion Newco Series C Preferred Stock. Assuming that the Exchange closes as of January 30, 1997, 121,988 shares of the Orion Newco Series C Preferred Stock would be issued to the Exchanging Partners. If the Exchange closes after January 30, 1997, Orion Newco will be obligated to make certain cash refunds of payments made by the Exchanging Partners after that date under various agreements; if Orion Newco does not have sufficient cash to make such refunds, the refunds will be made in shares of Orion Newco Series C Preferred Stock, and the number of shares issued in the Exchange will increase. See "Closing After January 30, 1997" below. The number of shares of Orion Newco Series C Preferred Stock to be issued to the respective Exchanging Partners, pursuant to the Exchange Agreement, will be adjusted proportionately to reflect any subdivision, stock split, stock dividend, recapitalization, combination or reverse stock split of Orion capital stock or similar transaction by Orion between the date of the Exchange Agreement and the consummation of the Exchange. The Exchanging Partners have agreed to transfer their limited partnership interests in Orion Atlantic, other rights relating thereto and amounts owed to them by Orion Atlantic aggregating approximately $37.5 million at September 30, 1996 to Orion in exchange for such shares of the Orion Newco Series C Preferred Stock.

   AGREEMENT TO THE MERGER. In the Exchange Agreement, the parties agreed that Orion Newco would form a new Delaware corporation to be named Orion Merger Subsidiary, Inc., and that Orion Newco would be the sole stockholder of Orion Merger Subsidiary. Further, the parties agreed pursuant to the Exchange Agreement that Orion Merger Subsidiary would be merged with and into Orion in a merger in which Orion would be the surviving company and all the assets, rights, property, liabilities and obligations of Orion

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

Merger Subsidiary and Orion would be vested in Orion as the surviving company. Pursuant to Exchange Agreement, Orion agreed to cause all necessary documents to effect the Merger to be prepared.

   RESULTS OF THE EXCHANGE. As a result of the Exchange, the consolidated Orion group will become the owner of all the partnership interests in Orion Atlantic (through Orion Newco and Orion as the sole limited partners and OrionSat as the sole general partner of Orion Atlantic). In addition, Orion Newco will receive the following rights currently held by the Exchanging Partners with respect to Orion Atlantic: (i) all of the Exchanging Partners' rights and obligations under the Second Amended and Restated Partnership Agreement of International Private Satellite Partners, L.P., as amended and restated simultaneously with the Exchange (the "Partnership Agreement"), including particularly all of their rights to receive distributions and allocations thereunder, but also all other rights they may have as limited partners of Orion Atlantic under applicable law;
(ii) all of the rights and obligations held by certain of the Exchanging Partners under the Refund Agreement, dated December 31, 1994, among Orion Atlantic, OrionSat, Orion and the certain of the Exchanging Partners (the "Refund Agreement"), consisting primarily of rights by such Exchanging Partners to receive an aggregate of $26.7 million of refunds thereunder; (iii) all of the rights of COM DEV, Kingston, Lockheed Martin CLS and Matra under the Preferred Participating Unit Agreements, dated as of October 7, 1993, among Orion Atlantic, OrionSat, and each of Orion, COM DEV, Kingston, Lockheed Martin CLS and Matra (the "PPU Agreement"), consisting primarily of rights to receive repayment of $6.6 million advanced thereunder and $4.3 million of interest accrued on such advances; (iv) all of the Exchanging Partners' rights under the Preferred Bidders Agreement, effective as of December, 20, 1991, among Orion Atlantic, OrionSat, Orion and the Exchanging Partners (the "Preferred Bidders Agreement"), consisting of preferred bidder status with respect to procurement contracts entered into by Orion Atlantic; and (v) certain of the Exchanging Partners' rights under other agreements between or among Orion Atlantic and its Limited Partners, which Orion believes are not material to Orion but the acquisition of which will result in termination of contractual obligations that may impose procedural or other burdens on Orion Atlantic.

   As a result of the Exchange, Orion Newco will transfer to the Exchanging Partners the following numbers of shares of Orion Newco Series C Preferred Stock, assuming a closing as of January 30, 1997 (in each case, which numbers of shares will be increased pursuant to a formula based upon payments by the Exchanging Partners under various agreements if the closing occurs after January 30, 1997, except to the extent that such payments are refunded in cash):

                         EXCHANGING PARTNERS       NUMBER OF SHARES
                         -------------------       ----------------
                         BAe ................      50,129
                         COM DEV ............      9,462
                         Kingston ...........      11,198
                         Lockheed Martin
                         CLS.................      19,534
                         Matra ..............      17,727
                         Nissho..............      13,938

   The terms of the Orion Newco Series C Preferred Stock are described below under "Description of the Orion Newco Series C Preferred Stock."

CONDITIONS TO THE EXCHANGE

   Orion and the Exchanging Partners. Occurrence of the Exchange is subject, among other things, to satisfaction or waiver by Orion and the Exchanging Partners of the following conditions:

   (i) Orion Newco, Orion Atlantic, Orion and OrionSat shall have completed the Orion 1 Credit Facility Refinancing. See "The Related Transactions -- The Notes Offering/Orion 1 Credit Facility Refinancing."

   (ii) Orion Newco, Orion Atlantic, Orion, OrionSat and the Exchanging Partners shall have caused the termination (the "Bank Agreement Termination"), which is expected to occur concurrently with the completion of the Orion 1 Credit Facility Refinancing, of all agreements between or among the Banks and Chase, on the one hand, and one or more of Orion Newco, Orion Atlantic, OrionSat, Orion and the

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
Exchanging Partners and/or their affiliates on the other hand, relating to the Orion 1 Credit Facility or the security or credit support thereof. See "The Related Transactions -- The Notes Offering/Orion 1 Credit Facility Refinancing."

   (iii) Orion Newco, Orion Atlantic, Orion, OrionSat and the Exchanging Partners shall have caused the termination (the "Capacity Agreement Termination"), which is expected to occur concurrently with the completion of the Orion 1 Credit Facility Refinancing and the Bank Agreement Termination, of all support obligations with respect to the Orion 1 Credit Facility. See "The Related Transactions -- The Notes Offering/Orion 1 Credit Facility Refinancing."

   (iv) The Option Agreement, dated December 10, 1996, between Orion Atlantic and Matra Marconi Space shall be in full force and effect, Orion Atlantic shall not be in default thereunder and Orion Atlantic shall have made all payments required to be made thereunder through the earlier of the closing date of the Exchange and March 31, 1997, and the Restated Amendment #10, dated December 10, 1996, to the Orion 1 Satellite Contract shall be in full force and effect and Orion Atlantic shall not be in default thereunder. See "Information About Orion's Business -- Implementation of the Orion Satellite System -- Orion 2."

   (v)  Consents  needed  for  the  Exchange  shall  have  been  obtained.   See
"Approvals" below.

   (vi) Orion Newco shall be incorporated with a certificate of incorporation, bylaws, capital structure and management substantially identical in all material respects to those of Orion.

   (vii) The Merger shall have occurred, or be occurring concurrently with, the Exchange.

   (viii) The Exchanging Partners shall have received an opinion from Ernst & Young LLP, tax advisor to Orion, in form and substance reasonably satisfactory to the Exchanging Partners, to the effect that the Merger and the Exchange, taken together, will be a tax-free exchange described in Code Section 351(a).

   Lockheed Martin CLS. In addition to the conditions noted above under the caption "Orion and the Exchanging Partners," Lockheed Martin CLS's obligations under the Exchange Agreement are conditioned upon the satisfaction or waiver by Lockheed Martin CLS of the condition that Lockheed Martin CLS and Matra Marconi Space enter into a subcontract to the Orion 2 Satellite Contract relating to the launch of Orion 2. See "Information About Orion's Business -- Implementation of the Orion Satellite System -- Orion 2."

   Orion Parties. In addition to the conditions noted above under "Orion and the
Exchanging   Partners,"  the  Orion  parties'  obligations  under  the  Exchange
Agreement are conditioned upon the following:

   (i) The approval of the stockholders of Orion of the Merger Agreement and the Exchange Agreement shall have been obtained.

   (ii) The Partnership Agreement shall have been amended and restated as of the date of the Exchange.

   (iii) Orion Newco shall have raised approximately $60 million from the Debenture Investments.

   The Orion 1 Credit Facility Refinancing, Bank Agreement Termination and Capacity Agreement Termination are dependent on successful completion of the Notes Offering, which in turn depends upon market conditions and other factors, and there can be no assurance that the Notes Offering will occur. Orion believes that the conditions relating to the Orion 2 Satellite Contract and other arrangements with Matra Marconi Space have been satisfied, that the conditions relating to the Lockheed Martin CLS subcontract have been satisfied or waived, that the Partnership Agreement amendment has been obtained, that binding commitments to make the Debenture Investments have been entered into, that consents needed for the Exchange have been or will be obtained, that the Orion Newco formation conditions have been satisfied, that the Merger will occur concurrently with the Exchange if ratified by Orion stockholders at the Special Meeting and that all required opinions from Ernst & Young LLP, tax advisor to Orion, have been or will be obtained.

CERTAIN PROVISIONS OF THE EXCHANGE AGREEMENT

   The Exchange Agreement contains a number of representations, warranties and indemnities by Orion and the Exchanging Partners.

   o Representations and Warranties. Among other things, each of the Exchanging Partners has severally represented and warranted to Orion that: (i) such Exchanging Partner is, and on the date of the Exchange will be, the lawful owner of the limited partnership interest in Orion Atlantic of such Exchanging Partner, (ii) such Exchanging Partner has full right and lawful authority to transfer the limited partnership interest in Orion Atlantic of such Exchanging Partner pursuant to the Exchange Agreement, (iii) the Exchange Agreement
constitutes a valid and binding obligation of such Exchanging Partner, enforceable in accordance with its terms, (iv) on the date of the Exchange, Orion will acquire good, valid and marketable title to such Exchanging Partner's limited partnership interests in Orion Atlantic, (v) such Exchanging Partner is an "accredited investor" within the meaning of Rule 501 under the Securities Act, (vi) the Orion Newco Series C Preferred Stock being acquired by such Exchanging Partner pursuant to the Exchange Agreement is for its own account, for investment and not with a view toward distribution within the meaning of the Securities Act (subject to the ability of certain of the Exchanging Partners to transfer a portion of their Orion Newco Series C Preferred Stock to other Exchanging Partners) and (vii) such Exchanging Partner has at the time of execution of the Exchange Agreement, and at the time of the Exchange will have, no present plan or intention to sell or otherwise dispose of the Orion Newco
Series C Preferred Stock being acquired under the Exchange Agreement or any Orion Newco Common Stock issuable upon the conversion of such Orion Newco Series C Preferred Stock.

   Among other things, Orion has represented and warranted to the Exchanging Partners that: (i) Orion is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full corporate power and authority to carry on its business as currently conducted, and has the full legal right, capacity, power and authority (corporate or otherwise) to execute and deliver the Exchange Agreement and consummate the transactions contemplated thereby, (ii) the Exchange Agreement constitutes, and the Registration Rights Agreement (as defined below) when executed, will constitute a valid and binding obligation of Orion and Orion Newco, enforceable in accordance with its terms, and that each document to be executed by Orion or Orion Newco pursuant to the Exchange Agreement, when executed and delivered in accordance with the provisions thereof, will be a valid and binding obligation of Orion or Orion Newco, enforceable in accordance with its terms, (iii) upon consummation of the transactions contemplated by the Exchange Agreement at the closing of the Exchange Agreement, the Orion Newco Series C Preferred Stock will be duly and validly issued, fully paid and nonassessable and no personal liability will attach to the ownership thereof, and the Exchanging Partners will acquire the legal, valid and marketable title to the Orion Newco Series C Preferred Stock, (iv) except as set forth in the consolidated audited financial statements of Orion as of December 31, 1995, and for the period ended on such date, or included in certain disclosure materials, there exist no material liabilities (whether contingent or absolute, matured or unmatured, known or unknown) of Orion or any subsidiary of Orion and (v) immediately prior to the date of the Exchange, Orion Newco will have no liabilities (other than de minimis liabilities relating to Orion Newco's formation, any liabilities or obligations relating to the Exchange Agreement and any liabilities for expenses relating to the transactions contemplated by the Exchange Agreement). Orion also has made several representations regarding tax filings and payments, maintenance of account books, litigation, filings with the Commission, transactions with Exchanging Partners and the absence of certain violations. The representations and warranties of the Exchanging Partners and Orion contained in the Exchange Agreement survive the date of the Exchange and any investigation, audit or inspection at any time made by or on behalf of any party thereto.

   o Covenants. The Exchange Agreement contains a number of covenants whereby Orion and OrionSat, jointly and severally on the one hand, and the Exchanging Partners, severally and not jointly on the other hand, covenant and agree with each other, among other things, that: (i) Orion and OrionSat shall take all measures reasonably necessary or advisable to secure such consents,

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
authorizations and approvals of governmental authorities and of private persons or entities with respect to the transactions contemplated by the Exchange Agreement, and the performance of all other obligations of the parties thereunder, as may be required by any applicable statute or regulation of the United States or any country, state or other jurisdiction or by any agreement of any kind whatsoever to which any of them is a party or by which any of them is bound and which are set forth in a schedule to the Exchange Agreement, (ii) subject to certain provisions of the Exchange Agreement, OrionSat and the Exchanging Partners shall take all measures reasonably necessary or advisable to secure such consents, authorizations and approvals of governmental authorities and of private persons or entities with respect to the transactions contemplated by the Exchange Agreement, and to the performance of all other obligations of such parties thereunder, as may be required by any applicable statute or regulation of the United States or any country, state or other jurisdiction or by any agreement of any kind whatsoever to which any of them is a party or by which any of them is bound (Orion, OrionSat and the Exchanging Partners agreeing to (a) cooperate in the filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to applicable statutes, rules, regulations or orders of any governmental or supragovernmental authority in connection with the transactions contemplated by the Exchange Agreement and (b) use their respective good faith efforts to cause any applicable waiting periods thereunder to expire and any objections to the transactions contemplated by the Exchange Agreement to be withdrawn before the Exchange) and (iii) Orion shall take all measures reasonably necessary or advisable to secure all required consents of the stockholders of Orion (including the consent of holders of Orion Senior Preferred Stock) to the Merger, the Exchange and any related transactions requiring stockholder consent.

   o Indemnification. In the Exchange Agreement, Orion and OrionSat have agreed jointly and severally (and Orion agrees to bind Orion Newco pursuant to a separate indemnity agreement) to indemnify, defend and hold harmless each of the Exchanging Partners and their respective affiliates, employees, representatives, agents, officers and directors (collectively, the "EP Indemnified Persons") from and after the date of the Exchange against and in respect of all Claims (as defined in the Exchange Agreement) asserted against, resulting to, imposed upon or incurred by any of the EP Indemnified Persons (whether such Claims are by, against or relate to Orion Newco, Orion or OrionSat or any other party, including without limitation, a governmental entity), directly or indirectly, by reason of or resulting from any of the following: (i) any of the matters with respect to which Orion Newco, Orion and OrionSat would be obligated to indemnify the EP Indemnified Persons under certain provisions of the Partnership Agreement or (ii) any Claims asserted by one or more of the Banks or Chase, or their successors or assigns, arising from and after the date of the Exchange under (x) any of the Capacity Agreements or guarantees relating thereto which are terminated on or prior to the date of the Exchange, (y) any agreements or other documents terminated or to be terminated in connection with the Bank Agreement Termination or (z) the Exchange Agreement, in each case excluding any Claims arising from or relating to any breach of any representation of warranty or noncompliance with any condition or other agreement given or made by any EP Indemnified Persons under any of the agreements or documents referred to above in this paragraph or any document furnished by or on behalf of any EP Indemnified Person pursuant thereto. The obligation and liabilities of Orion Newco, Orion and OrionSat with respect to their respective indemnities pursuant to the Exchange Agreement are subject to certain conditions as set forth in the Exchange Agreement.

CLOSING OF THE EXCHANGE; AMENDMENT AND TERMINATION OF THE EXCHANGE AGREEMENT


   If the Merger Agreement is ratified by Orion's stockholders and the other conditions to completion of the Exchange are satisfied, the Exchange is to occur at a time and date proposed by Orion not more than ten days after the satisfaction or waiver of all conditions to completion of the Exchange. No amendment or modification of the Exchange Agreement will be valid or binding unless set forth in writing and duly executed and delivered by the party against whom enforcement of the amendment or modification is sought. The Exchange Agreement may be terminated at any time before the Exchange takes place under various circumstances, principally the failure to meet all of the conditions to completion of the Exchange by a
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
specified date (which is currently April 30, 1997), if either Orion and OrionSat or the Exchanging Partners collectively (as to all Exchanging Partners) or one or more Exchanging Partners (as to such Exchanging Partners only) give written notice of termination to the other parties to the Exchange Agreement; provided, however, that the terminating party is not in breach of any obligations or agreements under the Exchange Agreement that are causing any of the conditions precedent to the Exchange not to be satisfied. In the event the Exchange
Agreement is terminated (other than as to less than all the Exchanging Partners), the Exchange Agreement shall become wholly void and of no effect, and the parties shall be released from all future obligations thereunder, subject to certain provisions relating to confidentiality and the payment of expenses which will remain in effect.

CLOSING AFTER JANUARY 30, 1997

   If the Exchange closes after January 30, 1997, Orion Newco will be obligated to make cash refunds, on or shortly after the closing date, of payments made by the Exchanging Partners after that date under the Orion 1 Credit Facility Support; if Orion Newco does not have sufficient cash to make such refunds, the refunds will be made in shares of Orion Newco Series C Preferred Stock, and the number of shares issued in the Exchange will increase. The determination whether Orion Newco has sufficient cash will be made assuming proceeds of the Notes Offering and the Debenture Investments are applied to the following uses: (i) repayment of the Orion 1 Credit Facility and various other obligations relating thereto, (ii) $49.4 million of initial payments under the Orion 2 Satellite Contract in 1997, (iii) $13 million of incentive payments to Matra Marconi Space with respect to Orion 1, (iv) $3.5 million of payments to STET upon repayment of the Orion 1 Credit Facility, (v) an amount for working capital not to exceed $10 million and (vi) certain other costs and expenses not to exceed $14.3 million. If the amount of gross proceeds of the Notes Offering is as large or larger than that presently anticipated by the Company, all payments made by the Exchanging Partners after January 30, 1997 under the Orion 1 Credit Facility Support will be refunded in cash and the number of shares issued in the Exchange will not increase.

ACCOUNTING TREATMENT

   The Exchange will be accounted for as an acquisition of minority interest using the purchase method of accounting. As a result, the assets and liabilities of Orion Atlantic will be revalued to fair value to the extent of the Limited Partners' interests acquired as a result of the Exchange.

DESCRIPTION OF THE ORION NEWCO SERIES C PREFERRED STOCK

   Pursuant to the Exchange Agreement, Orion has agreed that prior to the date of the Exchange, Orion Newco will have filed a Certificate of Designations, Rights and Preferences of Series C 6% Cumulative Redeemable Convertible Preferred Stock with the State of Delaware (the "Certificate of Designations") establishing the terms and relative rights and preferences of the Orion Newco Series C Preferred Stock. According to the Certificate of Designations, the terms of the Orion Newco Series C Preferred Stock are as follows:

   Dividends. Subject to the preferential rights of Orion Newco's Series A Preferred Stock and Orion Newco's Series B Preferred Stock ranking senior to the Orion Newco Series C Preferred Stock, the record holders of Orion Newco Series C Preferred Stock will be entitled to receive dividends at the rate of 6% per annum, payable exclusively (except in the event of a Liquidation, as defined below) in Orion Newco Common Stock. Dividends will accrue on a daily basis commencing on the date of issuance of each share of Orion Newco Series C Preferred Stock at the simple interest rate of 6% per annum of the $1,000 per share value thereof. The number of shares of Orion Newco Common Stock distributable in a dividend on each share of Orion Newco Series C Preferred Stock is calculated based on the market price of such stock under a formula provided in the Certificate of Designations.

   Liquidation rights. Subject to the liquidation rights contained in the Certificate of Designations, Rights and Preferences for the Orion Newco Series A Preferred Stock and the Certificate of Designations, Rights and Preferences for the Orion Newco Series B Preferred Stock, in the event of any liqui-dation, dissolution or winding up of Orion Newco (a "Liquidation"), each holder of Orion Newco Series C Preferred Stock will be entitled to be paid, before any distribution or payment is made upon the Orion Newco Common Stock or any other series or class of stock of Orion Newco ranking junior to the Orion Newco Series C Preferred Stock, an amount in cash equal to the greater of (a) $1,000 per share (plus an amount equal to all accrued and unpaid dividends) of all shares of Orion Newco Series C Preferred Stock held by such holder or (b) the amount which would be distributed with respect to the shares of Orion Newco Common Stock (including fractional shares for purposes of this calculation) into which such shares of Orion Newco Series C Preferred Stock are convertible (assuming conversion of all outstanding Orion Newco Series C Preferred Stock) immediately prior to the record date for such distribution (or, if there is no such record date, then the date as of which the holders of Orion Newco Common Stock entitled to such distribution are determined), and the holders of Orion Newco Series C Preferred Stock shall not be entitled to any further payment. If upon any such Liquidation Orion Newco's assets to be distributed among the holders of the Orion Newco Series C Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed shall be distributed ratably among such holders based upon a value of $1,000 per share (plus all accrued and unpaid dividends) of the Orion Newco Series C Preferred Stock held by each such holder.

   Voting rights. The holders of the Orion Newco Series C Preferred Stock will be entitled to notice of all stockholders' meetings in accordance with Orion Newco's bylaws, and except as otherwise required by law, the holders of the Orion Newco Series C Preferred Stock will be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of Orion Newco Common Stock and the holders of Orion Newco Senior Preferred Stock, voting together as a single class. Each share of Orion Newco Common Stock will be entitled to one vote per share and each share of the Orion Newco Senior Preferred Stock and Orion Newco Series C Preferred Stock (including fractional shares) will be entitled to one vote for each whole share of Orion Newco Common Stock that would be issuable upon conversion of such share of Orion Newco Senior Preferred Stock and Orion Newco Series C Preferred Stock, respectively, at the time the vote is taken.

   Redemption. Orion Newco will be required to redeem all of the Orion Newco Series C Preferred Stock on the 25th anniversary of issuance (2022).
Additionally, at any time after the second anniversary of the date of the issuance of the Orion Newco Series C Preferred Stock under the Exchange Agreement, or, if prior to such date, immediately prior to the consummation of any consolidation, merger or sale in which the successor entity or purchasing entity is other than Orion Newco, Orion Newco, at its option and to the extent it has funds legally sufficient therefor, may redeem the shares of Orion Newco Series C Preferred Stock then outstanding, in whole or in part, for an aggregate redemption price of $1,000 per share (plus all accrued and unpaid dividends thereon); provided that, in the event of a partial redemption, Orion Newco must redeem the shares of Orion Newco Series C Preferred Stock on a pro rata basis.

   Optional Conversion to Common Stock. Holders of Orion Newco Series C Preferred Stock will have the right, at any time, to convert all or a portion of such shares into a number of shares of Orion Newco Common Stock equal to the sum of: (a) the number of shares of Orion Newco Common Stock computed by multiplying the number of shares of Orion Newco Series C Preferred Stock to be converted by $1,000, and dividing the result by the applicable Conversion Price (as such term is used in the Certificate of Designations), initially $17.50, subject to adjustment, plus (b) the number of shares of Orion Newco Common Stock that would be payable if all accrued but unpaid dividends were declared and paid on the shares of Orion Newco Series C Preferred Stock to be converted.

   Mandatory Conversion to Common Stock. If the closing price of the Orion Newco Common Stock over 20 of the 30 prior trading days is greater than or equal to the Conversion Price of $17.50 (subject to adjustment), Orion Newco may require, by written notice to all holders of Orion Newco Series C Preferred Stock, the conversion of all of the outstanding Orion Newco Series C Preferred Stock into a number of shares of Orion Newco Common Stock equal to the sum of: (a) the number of shares of Orion Newco Common Stock computed by multiplying the number of shares of Orion Newco Series C Preferred Stock to be converted by $1,000, and dividing the result by the applicable Conversion Price then in effect, plus (b) the number of shares of Orion Newco Common Stock that would be payable if all accrued but unpaid dividends were declared and paid on the shares of Orion Newco Series C Preferred Stock to be converted. If Orion Newco will require the mandatory conversion of the Orion Newco Series C Preferred Stock within two years from the initial date of issuance of the Orion Newco Series C Preferred Stock, then the number of shares of Orion Newco Common Stock into which the shares of Orion Newco Series C Preferred Stock are converted will be increased by the number of shares of Orion Newco Common Stock that would be payable if Orion Newco were immediately to declare and pay all dividends that in the absence of conversion would have accrued on such shares of Orion Newco Series C Preferred Stock over the six-month period immediately following the date of such mandatory conversion; provided, however, that the total dividends, including any additional amounts in respect of dividends paid as a result of a mandatory conversion, will not be less than the amount of dividends that would have accrued on all outstanding shares of the Orion Newco Series C Preferred Stock during one full year following the date of issuance.

   For more information regarding the terms of the Orion Newco Series C Preferred Stock, stockholders are referred to the text of the Certificate of Designations, the form of which is attached to this Proxy Statement/Prospectus as Attachment C.

REGISTRATION RIGHTS

   The shares of Orion Newco Series C Preferred Stock are not registered under the Securities Act and are being issued by Orion Newco in reliance on an exemption from registration. Such shares will be deemed "restricted securities" within the meaning of Rule 144 under the Securities Act and may not be sold in the absence of registration under the Securities Act unless an exemption is available. Concurrently with the Exchange, Orion, Orion Newco and the Exchanging Partners will enter into a registration rights agreement (the "Registration Rights Agreement"), which is made in connection with, and conditioned upon the consummation of, among other things, the Merger and the Exchange. Further, pursuant to the Registration Rights Agreement, Orion has agreed to cause Orion Newco to execute and deliver the Registration Rights Agreement or a copy thereof, at which time Orion Newco will become a party to the Registration Rights Agreement and be bound (and have all rights and obligations of Orion) thereunder. In the Registration Rights Agreement, Orion Newco will grant certain registration rights to the Exchanging Partners, as summarized below.

   Shelf Registration Rights. Pursuant to the Registration Rights Agreement, Orion Newco will prepare and as soon as practicable (but no later than 15 days after) after 180 days have passed from the date of issuance of the Orion Newco Series C Preferred Stock (the "Lockup Period"), a "shelf" registration statement of Orion Newco (the "Initial Shelf Registration Statement") which covers the registration of any and all the Eligible Registrable Securities (as defined below) each holder elects to include in the Initial Shelf Registration Statement. Orion Newco will include in the Initial Shelf Registration Statement all Eligible Registrable Securities, other than Eligible Registrable Securities as to which a holder advises Orion Newco in writing, at least 15 days prior to the expiration of the Lockup Period, that such holder does not wish to have included in the Initial Shelf Registration. Orion Newco will use all reasonable efforts to have the Initial Shelf Registration Statement declared effective by the Commission as soon as practicable after filing. "Eligible Registrable Securities" includes the shares of the Orion Newco Common Stock or other securities issued or issuable upon conversion of the Orion Newco Series C Preferred Stock purchased by the Exchanging Partners pursuant to the Exchange Agreement or issued as dividends or distributions pursuant to the Certificate of Designations that a holder is eligible to sell under the terms of the applicable Transfer Restriction Agreement described below under "Certain Transfer Restrictions" (which constitute 25% of the aggregate number of shares of Orion Newco Common Stock issuable upon conversion of the Orion Newco Series C Preferred Stock received by such Exchanging Partner pursuant to the Exchange Agreement or as dividends on such Orion Newco Series C Preferred Stock). Such securities shall cease to be Eligible Registrable Securities when a registration statement with respect to the registration of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of pursuant to such registration statement.

   Under the Registration Rights Agreement, Orion Newco will use all reasonable efforts to cause to be filed, during each successive period of not less than 60 and not more than 90 days (as determined by Orion Newco, having regard principally to coordination of such registration with ongoing business mat-
                                       48
ters and disclosure requirements) following the effectiveness of the Initial Registration Statement which terminates on or before the end of the date five years following the date of the Exchange (each, a "Top-up Period"), an additional shelf registration statement or, at Orion Newco's option, a post-effective amendment to any then-effective shelf registration statement (a "Top-up Shelf Registration Statement") providing for the registration of the shares of the Eligible Registrable Securities that each holder of Orion Newco Series C Preferred Stock elects to include in such Top-up Shelf Registration Statement which have not been registered previously. Orion Newco is required to use all reasonable efforts to have the Top-up Registration Statement declared effective by the Commission as soon as practicable after filing.

   Demand Registration of Underwritten Offerings. At any time following the expiration of the Lockup Period, one or more of the holders of the Orion Newco Series C Preferred Stock may request that Orion Newco effect a registration under the Securities Act of all of their Eligible Registrable Securities in a sale of securities to an underwriter or underwriters of securities for reoffering to the public (an "Underwritten Offering"). Each such request for registration must involve shares worth at least $17.5 million in market value. Each request for an Underwritten Offering will specify the approximate number of shares of Eligible Registrable Securities requested to be registered and the anticipated per share price range for such offering. Within ten days after receipt of any such request, Orion Newco will give written notice of such requested demand registration to all other holders of the Orion Newco Series C Preferred Stock and, subject to certain restrictions detailed in the Registration Rights Agreement, will include in any such Underwritten Offering all Eligible Registrable Securities with respect to which Orion Newco has received written request for inclusion therein within 15 days after Orion Newco's notice is given.

   Piggyback Registration Rights. If at any time following the expiration of the Lockup Period, Orion Newco proposes to effect a registration of the Orion Newco Common Stock (whether for its own account or for the account of others) under the Securities Act, other than a shelf or demand registration as described above or a registration of securities in connection with a business acquisition or combination or an employee benefit plan (a "Piggyback Registration"), Orion Newco will give written notice to all holders of its intention to effect such a registration and, subject to certain provisions described in the Registration Rights Agreement, will include in such registration all Eligible Registrable Securities with respect to which Orion Newco has received written requests for inclusion therein within 15 days after the date Orion Newco's notice is given. Orion Newco will pay any and all Registration Expenses (as such term is used in the Registration Rights Agreement) incident to the filing of each such registration statement or otherwise incident to the performance of or compliance by Orion Newco with the provisions of the Registration Rights Agreement relating to a such registration.

CERTAIN TRANSFER RESTRICTIONS


   Each Exchanging Partner will enter into a Transfer Restriction Agreement (each, a "Transfer Restriction Agreement") regarding the transfer of the shares of Orion Newco Common Stock issuable upon conversion of, or as dividends on, the Orion Newco Series C Preferred Stock. Pursuant to the applicable Transfer Restriction Agreement, each Exchanging Partner may not directly or indirectly sell, offer, contract to sell, make any short sale, pledge or otherwise dispose of ("transfer") any shares of Orion Newco Common Stock issued upon conversion of shares of Orion Newco Series C Preferred Stock or as dividends on such Orion Newco Series C Preferred Stock (the "Affected Shares") without the prior written consent of Orion Newco during the Lockup Period, unless such sale or transfer is to an "affiliate" (as such term is defined in Rule 144 under the Securities Act) of the Exchanging Partner and does not involve a public distribution or public offering or unless any transfer is effected (i) pursuant to a tender or exchange offer made by or on behalf of Orion Newco or a third party, (ii) in connection with a merger, consolidation, sale of all or substantially of all of the assets, recapitalization or similar transaction involving Orion Newco or (iii) pursuant to a transaction not involving a public distribution or offering registered under the Securities Act and not made through a broker, dealer or market-maker pursuant to Rule 144 (including a pledge that meets such requirements); provided, however, that prior to any transfer of Affected Shares under clause
(iii) above and prior to any transfer of Orion Newco Series C Preferred Stock (other than under the circumstances set forth in clause (i) or (ii) above, the transferee shall execute and deliver to Orion Newco a transfer restriction agreement substantially simi-lar to the Transfer Restriction Agreement the transferor originally entered into and otherwise reasonably satisfactory in form and substance to Orion Newco, in which such transferee agrees to abide by all of the restrictions set forth in the original Transfer Restriction Agreement.

   Also, pursuant to the applicable Transfer Restriction Agreement, each Exchanging Partner agrees that it will not transfer during any 90-day period Affected Shares that collectively represent more than 25% of the aggregate number of shares of Orion Newco Common Stock issuable upon conversion of the Orion Newco Series C Preferred Stock received by such Exchanging Partner pursuant to the Exchange Agreement or as dividends on such Orion Newco Series C Preferred Stock (the "25% Limit") unless any such transfer is (i) pursuant to an underwritten, public offering pursuant to a registration statement under the Securities Act, (ii) pursuant to a tender or exchange offer made by or on behalf of Orion Newco or a third party, (iii) in connection with a merger, consolidation, sale of all or substantially all of the assets, recapitalization or similar transaction involving Orion Newco or (iv) pursuant to a transaction not involving a public distribution or offering registered under the Securities Act and is not made through a broker, dealer or market-maker pursuant to Rule 144 (including a pledge that meets such requirements); provided, however, that prior to any transfer of Affected Shares under clause (iv) above and prior to any transfer of Orion Newco Series C Preferred Stock other than under the circumstances set forth in clause (i), (ii) or (iii) above, the transferee shall execute and deliver to Orion Newco a transfer restriction agreement substantially similar to the Transfer Restriction Agreement the transferor originally entered into (omitting the Lockup Period provision noted above). The 25% Limit described above will terminate on the date that is five years after the date of issuance of the Orion Newco Series C Preferred Stock under the Exchange Agreement.

THE DEBENTURE INVESTMENTS


   The Debenture Investments will involve the sale of $50 million of convertible junior subordinated debentures (the "Debentures") to British Aerospace (the "British Aerospace Investment") and the sale of $10 million of similar Debentures to Matra Marconi Space (the "Matra Marconi Investment"). Consummation of the Debenture Investments is a condition to the closing of the Notes Offering.

   Terms of Debentures. Under the Debenture Agreement among Orion Newco, British Aerospace and Matra Marconi Space, the Debentures will mature 15 years following the date of issuance and will bear interest at a rate of 8.75% per annum to be paid semi-annually in arrears, commencing August 1, 1997, solely in Orion Newco Common Stock at prices between $10.21 and $14.00 per share, depending on the average trading prices of the Orion Newco Common Stock during the applicable measurement periods. The Debentures (and accrued but unpaid interest) may be converted in whole or in part into Orion Newco Common Stock at any time at an initial conversion rate of $14.00 per share, as adjusted for stock splits or other recapitalizations, certain dividends or issuances of stock to all stockholders, issuances of stock (or rights to acquire stock) at a price per share below $14.00, and other events. See "Risk Factors -- Risks Relating to Merger, Exchange and Debenture Investments -- Risks Relating to Orion Newco Series C Preferred Stock and Debentures."

   Orion Newco may at any time (except during 90 days after a change in control) redeem all or part (but not less than 25% on any one occasion) of the Debentures for cash consideration determined by multiplying the number of shares of Orion Newco Common Stock issuable upon conversion of the Debentures by the greater of
(i) the average closing price of the Orion Newco Common Stock over the 20 trading days preceding the redemption or (ii) $17.50 per share. Alternatively, Orion Newco has the right to arrange for the disposition of the Orion Newco Common Stock issuable upon the conversion of, or as payment of dividends on, the Debentures in a public or private offering. In such event, the Debenture holders will be entitled to receive a price per share equal to the greater of (a) at least 95% of the average closing price of the Orion Newco Common Stock over the 20 trading days preceding the disposition or (b) $17.50 per share. From and after the time when less than $50 million of Notes remain outstanding, in the event of a change of control of Orion Newco (defined as the acquisition by any stockholder of a majority of the voting securities of Orion Newco), either Orion Newco or any holder of the Debentures may, within 90 days after such change of control, require the sale of the Debentures, as converted into Orion Newco Common Stock, to Orion Newco for a purchase price equal to the greater
                                       50
of (a) the price payable in an optional redemption (as described above) and (b) the price paid to holders of Orion Newco Common Stock in the change of control transaction.

   The Debentures will be subordinated to all other indebtedness of the Company, including the Notes. The Debentures will contain minimal covenants and events of default so long as $50 million or more of the Notes remain outstanding, but more extensive covenants and events of default will apply after less than $50 million of Notes are outstanding. See "The Related Transactions -- The Notes Offering/Orion 1 Credit Facility Refinancing -- Notes Offering."

   In connection with the Debenture Investments, Orion Newco has agreed in the Debenture Agreement to certain provisions relating to any mandatory redemption by it of the Debentures, the Orion Newco Series C Preferred Stock or the Orion Newco Common Stock issued to British Aerospace, Matra Marconi Space or their respective affiliates upon conversion of the Debentures or the Orion Newco Series C Preferred Stock or as payment of interest on the Debentures or dividends on the Orion Newco Series C Preferred Stock. Under its Certificate of Incorporation, Orion Newco has the right mandatorily to redeem the capital stock of any stockholder if the ownership of such stock would cause Orion Newco to violate applicable U.S. regulatory restrictions on foreign ownership. Orion Newco has agreed that any such redemption of the foregoing securities owned by British Aerospace, Matra Marconi Space or their respective affiliates will be effected at the price and on the terms applicable to redemptions effected under the terms of the Debentures or the Orion Newco Series C Preferred Stock, as the case may be, which would be more favorable than the price and other terms set forth in the Certificate of Incorporation. Approval of the Debenture Investments by Orion stockholders also will constitute approval of such provisions in the Debenture Agreement.

   The consummation of the Debenture Investments is conditioned upon the following: (i) completion of the Exchange; (ii) termination of all obligations of British Aerospace, Matra Marconi Space and their respective affiliates under the Orion 1 Credit Facility Support; (iii) receipt by Orion Newco of net proceeds from the Notes Offering of at least $225 million; (iv) Orion Newco's payment to each of British Aerospace and Matra Marconi Space of its costs and expenses; and (v) acquisition by Orion Newco of all of British Aerospace's interest in Orion Asia Pacific in exchange for approximately 86,000 shares of Orion Newco Common Stock.

   Matra Marconi will apply certain satellite incentive payments owing to it toward the purchase price of the Debentures. Under the Orion 1 Satellite Contract, Matra Marconi, as the Orion 1 manufacturer, is entitled to receive incentive payments based upon the performance of Orion 1 in orbit. As of September 30, 1996, Orion Atlantic had obligations with a present value of $21.7 million with respect to incentive payments. Orion Newco will pay $13 million in satellite incentives following completion of the Notes Offering, of which $10 million will be re-invested in Orion Newco by Matra Marconi Space in Debentures.

   REGISTRATION RIGHTS. The shares of Orion Newco Common Stock issuable upon conversion of, or as dividends on, the Debentures will have the following registration rights:

   Orion Newco will be obligated to include in the "shelf" registration statement filed with respect to the Orion Newco Series C Preferred Stock (to be filed approximately six months after such stock is issued) approximately 360,000 shares of Orion Newco Common Stock issued as payment of interest on the Debentures or previously issued to British Aerospace pursuant to a warrant or the OAP Acquisition. Orion Newco also will prepare and, within one year after the date of issuance of the Debentures, cause to be filed a shelf registration statement of Orion Newco which covers the registration of any and all shares of Orion Newco Common Stock issuable upon conversion of the Debentures each holder elects to include in such shelf registration statement. If not all shares of Orion Newco Common Stock issuable upon conversion of the Debentures are registered in the initial shelf registration statement, Orion Newco will be obligated to file additional shelf registration statements to register such unregistered shares.

   Any one or more holders of the Debentures may request that Orion Newco effect a registration under the Securities Act of all or not less $20 million of shares of Orion Newco Common Stock issuable upon conversion of the Debentures in an underwritten offering. The number of requests is not limited, but the Company will not be obligated to effect more than one underwritten offering in any 12-month period. Orion Newco will pay any and all Registration Expenses (as such term is used in the registration rights agreement) incident to the filing of each registration statement for an underwritten offering.

   If Orion Newco proposes to effect a registration of the Orion Newco Common Stock (whether for its own account or for the account of others) under the Securities Act, other than a shelf or demand registration as described above or a registration of securities in connection with a business acquisition or combination or an employee benefit plan, Orion Newco will, subject to certain provisions described in the registration rights agreement, include in such registration all shares of Orion Newco Common Stock issuable upon conversion of the Debentures with respect to which Orion Newco has received written requests for inclusion therein. Orion Newco will pay any and all Registration Expenses (as such term is used in the registration rights agreement) incident to the filing of each such registration statement or otherwise incident to the performance of or compliance by Orion Newco with the provisions of the registration rights agreement relating to a such registration.

CORPORATE STRUCTURE AFTER THE TRANSACTIONS

   The following diagram illustrates the effects of the Merger, the Exchange and the other Transactions on the corporate structure of Orion Newco. The ownership figures are on a fully diluted basis.

                                  [DIAGRAM]

EFFECT OF THE EXCHANGE ON THE CAPITAL STRUCTURE OF ORION NEWCO


   As a result of the issuance of 121,988 shares of Orion Newco Series C Preferred Stock in the Exchange, which is convertible into approximately 6,970,740 shares of Orion Newco Common Stock, the number of shares of Orion Newco Common Stock outstanding on a fully diluted basis will increase by approximately 78% to approximately 25,860,320 shares. In addition, as a result of the issuance, certain of the Exchanging Partners will be principal stockholders of Orion Newco. See "Security Ownership of Certain Beneficial Owners Prior to and Following the Transactions" below.


RECOMMENDATION OF THE BOARD OF DIRECTORS OF ORION


   The Board of Directors unanimously approved (with the British Aerospace Board representative recusing himself) the terms of the Merger Agreement, the Exchange Agreement and the Debenture Agreement and determined that the Merger, the Exchange and the Debenture Investments are in the best interests of Orion and its stockholders. The Board unanimously recommends (with the British Aerospace Board representative recusing himself) that Orion stockholders vote FOR ratification of the Merger Agreement and the transactions contemplated thereby, FOR approval and adoption of the Exchange Agreement and the transactions contemplated thereby, and FOR approval of the Debenture Investments. The Board believes that the Merger Transactions and the Debenture Investments are in the best interests of Orion stockholders because they will simplify Orion's organizational structure and improve Orion's access to the capital markets. The reasons for the Board's recommendation are discussed more fully under the captions "Background of the Merger Transactions and the Debenture Investments" and "Reasons for the Merger Transactions and the Debenture Investments" above.

OPINION OF ORION'S FINANCIAL ADVISOR

   Salomon Brothers has rendered to the Board of Directors of Orion its written opinion dated December 10, 1996 (the "Salomon Brothers Opinion") that, based upon and subject to the various considerations set forth in the opinion, as of December 10, 1996, the consideration to be paid by Orion in connection with the Exchange was fair from a financial point of view to Orion. No limitations were imposed by the Board of Directors upon Salomon Brothers with respect to the investigations made or the procedures followed by it in rendering its opinion. Salomon Brothers was not requested by the Board of Directors to make any recommendation as to the form or amount of consideration to be paid by Orion pursuant to the Exchange Agreement, which issues were resolved in arm's-length negotiations between Orion and the Exchanging Partners. Salomon Brothers was not asked to express an opinion, and did not express any opinion, with regard to the Notes Offering, the Orion 1 Credit Refinancing, the Debenture Investments, the Orion 2 Satellite Contract, the Orion 3 Satellite Contract or the Merger.

   THE FULL TEXT OF THE SALOMON BROTHERS OPINION, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS ATTACHMENT D. STOCKHOLDERS OF ORION ARE URGED TO READ THE OPINION CAREFULLY AND IN ITS ENTIRETY IN CONJUNCTION WITH THIS PROXY STATEMENT/PROSPECTUS. THE SALOMON BROTHERS OPINION ADDRESSES ONLY THE FAIRNESS OF THE CONSIDERATION TO BE PAID IN THE EXCHANGE FROM A FINANCIAL POINT OF VIEW AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF ORION AS TO HOW SUCH STOCKHOLDER SHOULD VOTE ON THE MERGER, THE EXCHANGE OR THE DEBENTURE INVESTMENTS. THE SUMMARY OF THE SALOMON BROTHERS OPINION SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

   In rendering the Salomon Brothers Opinion, Salomon Brothers reviewed certain publicly available information relating to Orion, as well as certain other information, including financial projections, provided to Salomon Brothers by Orion, discussed the past and current operations and financial condition and prospects of Orion and Orion Atlantic with members of the respective senior managements of such entities and considered such other information, financial studies, analyses, investigations and financial, economic, market and trading criteria which Salomon Brothers deemed relevant.

   In rendering its opinion, Salomon Brothers assumed and relied upon the accuracy and completeness of the information it reviewed for the purpose of such opinion and did not assume any responsibility for independent verification of any of such information or for any independent evaluation or appraisal of

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the  assets  of Orion or Orion  Atlantic.  With  respect  to  Orion's  and Orion
Atlantic's financial projections, Salomon Brothers assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of Orion's or Orion Atlantic's management, as the case may be, as to the future financial performance of their respective businesses, and while Salomon Brothers expressed no opinion with respect to such forecasts or the assumptions on which they were based, Salomon Brothers relied on management's assumption that the Notes Offering, the Orion 1 Credit Refinancing, the Debenture Investments, the Orion 2 Satellite Contract and the Orion 3 Satellite Contract would occur or be executed, each as the case may be, concurrently with the Exchange. Salomon Brothers assumed that the Exchange would qualify as tax-free under Section 351 of the Code.

   The Salomon Brothers Opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to Salomon Brothers as of, the date of such opinion and did not address Orion's underlying business decision to effect the Exchange or constitute a recommendation to any holder of Orion Common Stock concerning the Merger, the Exchange or the
Debenture Investments. The Salomon Brothers Opinion does not imply any conclusion as to the likely trading range of Orion Newco Common Stock following the consummation of the Exchange, which may vary depending on, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities.

   The following is a summary of the report (the "Salomon Brothers Report") presented by Salomon Brothers to the Board of Directors of Orion on December 10, 1996, in connection with the rendering of the Salomon Brothers Opinion:

   Discounted Cash Flow Analysis. Using an unlevered discounted cash flow ("DCF") methodology, Salomon Brothers examined management's 10-year projections for each of Orion 1, Orion 2 and Orion 3. Salomon Brothers' DCF analysis relied on management's assumption that its business plan would be executed, including that the financings contemplated in such business plan would occur as required. Salomon Brothers calculated terminal values for each such satellite at the end of the projection period, assuming its replacement at the end of its usable life, by reference to the average tax-effected earnings before interest, taxes, depreciation and amortization ("EBITDA") for the last five-years of the projection period less the average capital expenditures over the life of a current specification satellite. Salomon Brothers then used a cash flow perpetuity approach and assumed a steady nominal growth rate of 3-5% and a discount rate (equal to Salomon Brothers' estimate of Orion's weighted average cost of capital ("WACC") once Orion's business reaches maturity) of 11.5% to calculate terminal values. For reference, Salomon Brothers then converted these terminal values to implied ranges of EBITDA terminal multiples for Orion 1 of 6.2x to 8.1x, for Orion 2 of 5.7x to 7.5x and for Orion 3 of 5.4x to 7.1x (which were at the low end of the range of terminal multiple estimates used by independent equity research analysts for satellite companies with similar capital spending characteristics). With respect to projected cash flows over the projection period, Salomon Brothers used discount rates of 15% to 20% through to the end of the projection period for Orion 1 and discount rates of 17.5% to 22.5% through to the end of the projection period for Orion 2 and Orion 3. These discount rates were selected primarily based upon ranges cited for satellite companies' WACC in independent equity analyst research reports for publicly traded satellite companies. A higher discount rate was selected for Orion 2 and Orion 3 because these satellites are in an earlier stage of development than Orion 1. Salomon Brothers also analyzed the implied WACCs for a group of publicly traded satellite companies based on their respective capital structures and equity security trading histories. However, due to the limited time period over which these securities were traded, Salomon Brothers concluded that reliance on this analysis was inappropriate.

   Using its DCF methodology, Salomon Brothers calculated (i) a range of implied values of $127.2 million to $337.2 million for the Exchanging Partners' equity interest in Orion Atlantic and (ii) a range of equity values for each current share of Orion Common Stock of $12.79 to $32.37.

   Salomon Brothers also analyzed this DCF valuation in the context of the Orion Common Stock price as of December 9, 1996, to determine the relationship between Orion's market capitalization and the theoretical equity value of Orion derived from the DCF analysis described above. This ratio of market capitalization to theoretical equity value ranged from 98.7% (assuming low side DCF value) to

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39% (assuming high side DCF value).  Applying these ratios to Salomon  Brothers'
DCF value range for Orion Atlantic yielded a value range of $125.5 million to $131.5 million for the Exchanging Partners' 58.3% limited partnership interest in Orion Atlantic.

   Precedent Transaction Analysis. As part of its analysis, Salomon Brothers reviewed two recent acquisition transactions involving satellite companies: (i) Orion Atlantic's redemption of STET's interest and Orion's subsequent purchase of a new interest from Orion Atlantic and (ii) the acquisition by Hughes Corporation ("Hughes") of PanAmSat. To estimate the value of Orion Atlantic, Salomon Brothers analyzed the redemption of STET's interest and Orion's subsequent purchase of a new interest from Orion Atlantic to derive a range of implied values (i) of Orion Atlantic of $138.1 million to $180.1 million based upon consideration paid by Orion valued at $11.5 million to $15.0 million for STET's 8.33% limited partnership interest and (ii) of the Exchanging Partners' limited partnership interests in Orion Atlantic of $80 million to $104 million at the time of the transaction. If the additional capital, totaling $47 million, invested by the Exchanging Partners since the STET redemption is included in this valuation analysis, the range of implied values of the Exchanging Partners' limited partnership interests in Orion Atlantic increases to $127 million to $151 million.

   Salomon Brothers also reviewed the Hughes acquisition of PanAmSat and examined the ratio of firm value (i) to latest twelve months ("LTM") and projected 3-year forward revenues, (ii) to LTM and projected 3-year forward EBITDA and (iii) to LTM and projected 3-year forward earnings before interest and taxes ("EBIT"). Based on these ratios and the limited public information available with respect to PanAmSat, Salomon Brothers estimated a range of implied values of the Exchanging Partners' limited partnership interests in Orion Atlantic of $91 million to $420 million. However, in Salomon Brothers' judgment, the PanAmSat transaction was not entirely comparable to the Exchange in most respects, primarily because PanAmSat is a less highly leveraged company than Orion and is not in a similarly early stage of development. Salomon Brothers also reviewed several other recently completed merger and acquisition transactions in the satellite sector, none of which were useful in its analysis.

   Public Market Trading Analysis. Salomon Brothers also performed an analysis in which it compared certain publicly available historical financial and operating data and market statistics of selected satellite companies (calculated based on closing stock prices as of December 9, 1996, for the publicly traded companies, and assuming the midpoint of the filing range for the then-pending initial public offering for APT Satellite Holdings Limited ("APT Satellite")). The stock market performance of satellite companies varies significantly depending on, among other things, stages of development, geographic location and segments of operation. Accordingly, no company used in the Public Market Trading Analysis was fully comparable to Orion in most material respects. Salomon Brothers selected Echostar Communications Corporation ("Echostar"), APT Satellite and American Mobile Satellite Corporation ("AMSC") as the most comparable to Orion. Although Echostar and AMSC operate in segments that are different from those of Orion, they are each in stages of development similar to that of Orion. Salomon Brothers examined firm value to LTM revenue multiples for Echostar (8.7x), APT Satellite (12.0x) and AMSC (21.0x) and noted that, based on these multiples, (i) the total implied equity value of Orion Atlantic was estimated to range from $120 million to $636 million and (ii) the Exchanging Partners' limited partnership interests in Orion Atlantic were estimated to range in value from $70 million to $371 million.

   Historical Trading Analysis. As part of its analysis, Salomon Brothers examined the historical stock market performance of Orion in relation to a composite index of common stock of selected satellite companies (consisting of PanAmSat, United States Satellite Broadcasting Company, Inc., Globalstar Telecommunications Limited, AMSC, Echostar, Asia Satellite Telecommunications Holdings Limited and P.T. Pasifik Satellit Nusantara) and the Nasdaq Composite Index and the relationship between price movements thereof over the period from August 1, 1995 to December 6, 1996. Salomon Brothers observed that for the entire period the Orion Common Stock underperformed the index of selected satellite companies and the Nasdaq Composite Index in terms of price appreciation.

   Salomon Brothers also noted that Orion's historical Common Stock price (and corresponding firm value) could be deconstructed to estimate the amount of value historically attributed by the public equity market to Orion Atlantic, using the simplifying assumption that nominal value was attributed to

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Orion 3. On this basis,  Salomon  Brothers  concluded  that  Orion's  historical
Common Stock price range of $6.75 to $14.75 per share could be interpreted as implying a market valuation for the Exchanging Partners' limited partnership interests in Orion Atlantic of $47.3 million to $219.0 million.

   Convertible Security Valuation. Using options pricing theory and the discounted present value of probabilistically adjusted dividends, Salomon Brothers arrived at a range of values for the Orion Newco Series C Preferred Stock of $83 million to $106 million. This value was based on a range of assumed prices for Orion Common Stock of $10 to $14 per share at the time of issuance of the Orion Newco Series C Preferred Stock, the Orion Newco Series C Preferred Stock's dividend yield, its conversion price and liquidation value, Orion's share price volatility and the mean expected return on Orion Common Stock, and reflects the unique characteristics of the Orion Newco Series C Preferred Stock which distinguish it from conventional convertible preferred stocks. Several of these parameters required Salomon Brothers to make certain subjective judgments.

   The preparation of a fairness opinion is not susceptible to partial analysis or summary description. Salomon Brothers believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all such analyses and factors, or of the above summary, without considering all factors and analyses, could create an incomplete view of the processes underlying the analyses set forth in the Salomon Brothers Opinion and the Salomon Brothers Report. Salomon Brothers has not indicated that any of the analyses which it performed had a greater significance than any other. The ranges of valuations resulting from any particular analysis described above should not be taken to be the view of Salomon Brothers of the actual value of Orion and Orion Atlantic. In performing its analyses, Salomon Brothers made numerous assumptions with respect to industry performance, general business, financial, market and economic conditions and other matters, many of which are beyond the control of Orion or Orion Atlantic. The analyses performed by Salomon Brothers are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Salomon Brothers' analysis of the fairness to Orion, from a financial point of view, of the consideration to be paid in the Exchange. In addition, analyses relating to value of businesses do not purport to be appraisals or to reflect the prices at which a business actually might be sold, or the prices at which a company might actually be sold, or the prices at which securities might trade at the present time or at any time in the future.

   Salomon Brothers is an internationally recognized investment banking firm that provides financial services in connection with a wide range of business transactions. As part of its business, Salomon Brothers regularly engages in the valuation of companies and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities and private placements and for other purposes. The Board of Directors retained Salomon Brothers based on Salomon Brothers' expertise in the valuation of companies, as well as its familiarity with Orion and other satellite companies. Salomon Brothers, in the ordinary course of its business, may actively trade the securities of Orion for its own account and for the accounts of customers, and, accordingly, may at any time hold a long or short position in such securities. Salomon Brothers may continue to provide investment banking services to Orion Newco in the future. Salomon Brothers has, in the past, and in return for customary fees, rendered certain investment banking and financial advisory services to Orion, including acting as lead underwriter to Orion in connection with its initial public offering of Orion Common Stock in August 1995. Orion paid Salomon Brothers $688,490 in connection with Salomon Brothers' participation in the 1995 Financing. This amount consisted principally of reimbursement of costs incurred by Salomon Brothers.

   Pursuant to a letter agreement, dated April 10, 1996, between Orion and Salomon Brothers, Orion agreed to pay Salomon Brothers the following fees: (i) $250,000, which was paid upon execution by Orion of such letter agreement; (ii) $500,000, which was paid upon delivery of the Salomon Brothers Opinion to the Board of Directors; and (iii) an additional $1,000,000, payable upon the successful completion of the financing transactions which facilitate consummation of the Exchange and the construction of Orion 2 and Orion 3. In addition, Orion agreed to indemnify and hold harmless Salomon Brothers and its affiliates, their respective directors, officers, agents and employees and each person, if

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any,  controlling  Salomon  Brothers or any of its  affiliates  against  certain liabilities and expenses, including liabilities under the federal securities laws, incurred in connection with its services.


APPROVALS


   Orion is aware of no governmental approvals required for consummation of the Merger, the Exchange and the Debenture Investments, other than compliance with federal securities laws and state securities or "Blue Sky" laws. The Board of Directors is seeking stockholder ratification of the Merger Agreement and the transactions contemplated thereby, including the Merger, stockholder approval of the Exchange Agreement and the transactions contemplated thereby, including the Exchange, and stockholder approval of the Debenture Investments. See "The Special Meeting -- Voting Rights and Related Matters" and "-- Votes Required."


FEES AND EXPENSES

   In general, whether or not the Merger Transactions are consummated, each party to the Merger Agreement and the Exchange Agreement will bear its own costs and expenses incurred in connection with the Merger Agreement, the Exchange Agreement and the transactions contemplated thereby, except certain expenses incurred in connection with the Salomon Brothers Opinion. Orion or Orion Newco will bear all expenses associated with the Debenture Investments.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   Set forth below is a summary of certain federal income tax consequences under the Internal Revenue Code of 1986, as amended (the "Code"), to Orion stockholders (the "Transferors") whose common and preferred stock of Orion ("Orion Stock") is converted into common and preferred stock of Orion Newco ("Orion Newco Stock") pursuant to the Merger. The following summary does not deal with all aspects of federal taxation that might be relevant to particular Transferors, nor does the summary address any foreign, state, local, estate, or gift tax aspects. In addition, the summary addresses only those Transferors who hold their Orion Stock as a capital asset. In view of the individual nature of tax consequences, Transferors are urged to consult with their own tax advisors regarding the specific tax consequences to them of the Merger, including the applicability of federal, state, local and foreign tax laws.

   On January 6, 1997, Ernst & Young LLP, tax advisor to Orion, rendered an opinion ("Tax Opinion") that the Merger Transferors will have the opportunity to qualify for nonrecognition treatment because the Merger will qualify either as
(i) a reorganization pursuant to Section 368(a) of the Code or (ii) an exchange satisfying the requirements of Section 351(a) of the Code, provided certain requirements (discussed below) are met. In rendering its Tax Opinion, Ernst & Young LLP relied upon certain representations made by Orion, which representations Ernst & Young LLP has not independently verified, and the Tax Opinion is further based upon certain limitations summarized below. Moreover, the Tax Opinion is not binding on the Internal Revenue Service ("IRS") nor does it preclude the IRS from adopting a contrary position. The Tax Opinion is based on provisions of the Code, income tax regulations, and administrative rulings and court decisions existing as of the date of the Tax Opinion. All such provisions are subject to change which changes may be retroactive. Ernst & Young LLP is not responsible for notifying Orion or the Merger Transferors of any such change which may occur subsequent to the date of the Tax Opinion.

   Except as otherwise noted, the summary below assumes that the Merger will qualify either as a reorganization pursuant to Section 368(a) of the Code or as an exchange satisfying the requirements of Section 351(a) of the Code, based upon such Tax Opinion. Subject to the limitations and qualifications referred to herein, the Tax Opinion addresses and is limited to the following federal income tax consequences for the Merger Transferors:

   (a) Transferors will recognize no gain or loss in connection with the receipt of shares of Orion Newco Stock in exchange for shares of Orion Stock in the Merger.

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   (b) Each  Transferor's  tax  basis in the  shares  of  Orion  Newco  Stock it receives will be equal to its tax basis in the Orion Stock it transferred to Orion Newco.

   (c) The holding period for the Merger Transferor's shares of Orion Newco Stock will include the Merger Transferor's holding period in its Orion Stock.

Although the summary below addresses certain tax issues in addition to those noted in (a) through (c) above, Ernst & Young LLP's Tax Opinion does not address such additional tax issues.

   If the Merger does not qualify for tax-free treatment, (a) the Merger Transferors will recognize gain or loss equal to the difference between the fair market value on the date of the Merger of the Orion Newco Stock they receive and their tax basis in the Orion Stock they transfer; (b) the tax basis of the Orion Newco Stock received by each Transferor will equal the fair market value of that stock on the date of the Merger; and (c) the holding period for each share of Orion Newco Stock will begin on the day following the date of the Merger.

   Even assuming the Merger qualifies as a tax-free reorganization or exchange, holders of Orion preferred stock with dividends in arrears might be treated under Section 305(c) of the Code as recognizing ordinary income (for which a dividend received deduction may be available to certain corporate holders) as a consequence of the exchange of their Orion preferred stock for Orion Newco preferred stock in the Merger, to the extent of the least of (i) the earnings and profits of Orion Newco (which likely will include the accumulated earnings and profits of Orion, if any, as of the close of the taxable year in which the Merger is completed), (ii) the amount of the dividend arrearage with respect to the Orion preferred stock, or (iii) the amount by which the greater of the fair market value or liquidation preference of the Orion Newco preferred stock exceeds the issue price of the Orion preferred stock. However, the recognition of ordinary income generally applies only to exchanges pursuant to a
"recapitalization." Because the Merger should not constitute a "recapitalization" within the meaning of Section 368(a)(1)(E) of the Code, and because Orion does not expect Orion or Orion Newco to have any accumulated or current earnings and profits for the taxable year in which the Merger occurs, Orion does not believe the risk of recognizing ordinary income on an exchange of Orion preferred stock for Orion Newco preferred stock will be significant. However, there can be no assurance that the IRS or a court considering the question will not disagree with Orion's determinations.

   Holders of Orion preferred stock should also note that, if the redemption price (including any dividend arrearage on the date of the Merger) of shares of Orion Newco preferred stock exceeds the issue price of those shares (which generally will be the fair market value of the Orion Newco preferred stock, appropriately adjusted to reflect any income recognized by holders under Section 305(c) of the Code in connection with the Merger, as discussed above), the excess redemption price generally will be taxable to the holders of the Orion Newco preferred stock as ordinary income (for which a dividend received deduction may be available to certain corporate holders), to the extent of Orion Newco's earnings and profits (which, as noted above, likely will include Orion's accumulated earnings and profits), over the period from the date the Orion Newco preferred stock is issued to the date the Orion Newco preferred stock is required (or deemed required) to be redeemed. This could result in the recognition of ordinary income by Orion Newco preferred stockholders in advance of their receipt of cash dividends or redemption proceeds.

   HOLDERS OF ORION PREFERRED STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE FOREGOING RULES TO THEIR SHARES OF ORION PREFERRED STOCK.

   Ernst & Young LLP's Tax Opinion that the Merger will qualify as a tax-free reorganization under Section 368(a) of the Code is based on representations of Orion that certain requirements are met, including: (i) following the Merger, Orion will continue to own substantially all its assets and substantially all the assets of Orion Merger Subsidiary (other than the Orion Newco Stock distributed in the Merger); (ii) historic stockholders of Orion (i.e., Orion stockholders who have not acquired their Orion Stock in contemplation of the Merger) will receive pursuant to the Merger and continue to own (not taking into account any shares of Orion Newco Stock that are sold or otherwise disposed of following the Merger pursuant to a plan or intention in existence at the time of the Merger, such as shares sold in

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market  transactions  and shares with respect to which holders have entered into
risk-limiting   transactions,   such  as  short  sales  and  hedges,  that  have
substantially   eliminated   their  potential  for   appreciation  and  risk  of
depreciation) shares of Orion Newco Stock having a fair market value on the date of the Merger equal to at least 50% of the total consideration issued to Orion stockholders in the Merger; and (iii) following the Merger, Orion Newco will own stock of Orion representing 80% of the voting power of all classes of Orion voting stock. If one or more of the foregoing requirements is not satisfied, the Merger may nonetheless qualify for tax-free treatment under Section 351(a) of the Code, provided shares of Orion Newco Stock issued to the Merger Transferors and/or Exchanging Partners representing more than 20% of the voting power of all classes of Orion Newco voting stock (or more than 20% of the total shares of any class of Orion Newco nonvoting stock issued in the Merger Transactions) are not, pursuant to a plan or commitment in existence at the time of the Merger, sold or otherwise disposed of to a person who has not made a significant transfer of property to Orion Newco pursuant to either the Merger or the Exchange.

   Even assuming the Merger qualifies as a tax-free reorganization or exchange under Section 351(a) of the Code, holders of existing warrants to purchase Orion Stock may recognize gain or loss in connection with the exchange or conversion of those warrants for, or into, warrants to purchase Orion Newco Stock. Such recognition of gain or loss generally can be avoided by exercising the warrants to purchase Orion Stock prior to the Merger.

   Whether or not the Merger qualifies for tax-free treatment, no income or loss generally will be recognized by holder of a nonqualified option to purchase Orion Stock granted to the holder in connection with the performance of services (an "Orion NSO") as a consequence of the conversion of the Orion NSO into a nonqualified option to purchase Orion Newco Stock (an "Orion Newco NSO"). Rather, a holder of an Orion Newco NSO generally will recognize ordinary income only when the holder exercises the Orion Newco NSO, which income generally will equal the spread between the fair market value of the Orion Newco Stock on date of exercise (determined without regard to any restrictions that will lapse over time) and the exercise price.

   The conversion of qualified incentive stock options ("ISOs") to purchase Orion Stock into options to purchase Orion Newco Stock will not disqualify the new options to purchase Orion Newco Stock from ISO status, provided the Merger qualifies as a tax-free reorganization under Section 368(a) of the Code and the Orion ISO is not modified other than to permit the holder to exercise the Orion ISO for Orion Newco Stock. Similarly, shares of Orion stock acquired on exercise of an Orion ISO will not be the subject of a "disqualifying disposition" merely because the shares are exchanged pursuant to the Merger for shares of Orion Newco Stock, provided the Merger qualifies as a tax-free reorganization under
Section 368(a) of the Code. If, however, the Merger does not constitute a reorganization described in Section 368(a) of the Code, then, regardless of whether the Merger qualifies as a tax-free exchange under Section 351(a) of the Code, (i) each Orion ISO will become disqualified and will be treated as an Orion Newco NSO, and (ii) an exchange of shares of Orion stock acquired on exercise of an Orion ISO within one year of the date of exercise, or within two years of the date on which the Orion ISO was granted to the holder, for shares of Orion Newco Stock will constitute a "disqualifying disposition" in which the holder will recognize ordinary income equal to the excess fair market value on the date of the Merger of the Orion Newco Stock received over the price paid by the holder for his or her Orion Stock on exercise of the Orion ISO.

   Pursuant to Section 1032 of the Code, Orion Newco will not recognize any gain or loss as a result of issuing shares of Orion Newco Stock to the Merger Transferors or to the Exchanging Partners.

   Finally, it should be noted that Orion and its subsidiaries have substantial net operating loss carryovers ("NOLs") that currently may be used against future taxable income of the group. Due to prior changes in the ownership of the stock of Orion, the use of those losses against future taxable income may be subject to limitations imposed under Section 382 of the Code. Further, the issuance of the Orion Newco Series C Preferred Stock to Exchanging Partners will contribute towards (and may likely cause) an ownership change under Section 382(g) of the Code to occur and thus impose additional limitations on the use of losses incurred prior to the issuance to offset future taxable income. In general, under Section 382 of the Code, the annual amount of taxable income earned following a change of more than 50 percent in the ownership of a corporation that can be offset by NOLs incurred prior to such a change in ownership equals the product of a rate (published monthly by the IRS) in effect on the date of the change of ownership times the fair market value of the corporation's stock outstanding immediately prior to such change in ownership. Depending on the fair market value of Orion Common Stock, if such an ownership change does occur as a result of the issuance of the Series C Preferred Stock, the change could extend the period over which Orion may utilize its NOLs to offset future taxable income. The future tax benefit of some portion of the NOLs would likely be lost to the extent an ownership change extends the period over which the NOLs can be utilized beyond the applicable 15-year carryforward period.

   THE SUMMARY SET FORTH ABOVE IS FOR GENERAL INFORMATION PURPOSES ONLY. THE SUMMARY IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, EXISTING AND PROPOSED TREASURY REGULATIONS THEREUNDER AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS AS OF THE DATE OF THIS PROXY STATEMENT/PROSPECTUS, ALL OF WHICH ARE SUBJECT TO CHANGE. TRANSFERORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO SPECIFIC TAX CONSEQUENCES TO THEM OF THE EXCHANGE, INCLUDING THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL, AND OTHER APPLICABLE TAX LAWS AND THE POSSIBLE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS PRIOR TO AND FOLLOWING THE TRANSACTIONS


   The following table sets forth certain information regarding beneficial ownership of the Orion Common Stock, as of September 30, 1996, and as adjusted to reflect the beneficial ownership of Orion Newco Common Stock after the Merger, the Exchange, the Debenture Investments and the other Transactions, assuming for this purpose that the Transactions close as of January 30, 1997, by
(i) each stockholder known by Orion to be the beneficial owner of more than five percent of the outstanding Orion Common Stock, (ii) each director of Orion,
(iii) each current executive officer named in the Summary Compensation Table and
(iv) all directors and executive officers as a group

                                                                                                           AFTER THE TRANSACTIONS
                                          BEFORE THE TRANSACTIONS          AFTER THE TRANSACTIONS       ON A FULLY DILUTED BASIS(23)
                                      ------------------------------- ------------------------------- ------------------------------

                                                       PERCENT OF                      PERCENT OF                      PERCENT OF
                                         AMOUNT OF    TOTAL SHARES OF    AMOUNT OF    TOTAL SHARES OF    AMOUNT OF   TOTAL SHARES OF
                                          SHARES       COMMON STOCK       SHARES       COMMON STOCK       SHARES     COMMON STOCK
                                       BENEFICIALLY     OUTSTANDING    BENEFICIALLY     OUTSTANDING    BENEFICIALLY   OUTSTANDING
                                           OWNED            (2)            OWNED            (2)            OWNED            (2)
                                      -------------- ---------------- -------------- ---------------- -------------- ---------------

NAME AND ADDRESS OF
BENEFICIAL OWNER (1)
Exchanging Partners ................

British Aerospace Space
Systems, Inc. (3)
British Aerospace
Communications, Inc.
13873 Park Center Road
Herndon, VA 22071 ..................      598,183        5.4%            7,119,840       40.5%            7,119,840      27.5%

Lockheed Martin Commercial
Launch Services, Inc.
P.O. Box 179
MSM DC-1400
Denver, CO 80201-0179 ..............      239,769        2.2             1,355,997       11.2             1,355,977       5.2

MCN Sat U.S., Inc
37, Avenue Louis Breuget B.P.1.
78146 Velizy Villacoublay Cedez
France .............................           *          *              1,727,257       13.6             1,727,257       6.7

                                       61



                                                                                                           AFTER THE TRANSACTION
                                          BEFORE THE TRANSACTIONS          AFTER THE TRANSACTIONS       ON A FULLY DILUTED BASIS(23)
                                     ------------------------------- ------------------------------- -------------------------------
                                                        PERCENT OF                      PERCENT OF                      PERCENT OF
                                         AMOUNT OF    TOTAL SHARES OF    AMOUNT OF    TOTAL SHARES OF    AMOUNT OF   TOTAL SHARES OF
                                          SHARES       COMMON STOCK       SHARES       COMMON STOCK       SHARES     COMMON STOCK
                                       BENEFICIALLY     OUTSTANDING    BENEFICIALLY     OUTSTANDING    BENEFICIALLY   OUTSTANDING
                                           OWNED            (2)            OWNED            (2)            OWNED            (2)
                                      -------------- ---------------- -------------- ---------------- -------------- ---------------

Trans-Atlantic Satellite, Inc.
1211 Avenue of the Americas
41st Floor
New York, NY 10036 .................           *          *                796,457       6.8               796,457       3.1

Kingston Communications
International Limited
Telephone House
Carr Lane
Kingston-upon-Hull
HU1 3RE
England ............................     43,252          *                 683,137       5.9               683,137       2.6

COM DEV Satellite
Communications Limited
150 Sheldon Drive
Cambridge, Ontario
Canada N1R 7H6                           18,382          *                 559,067       4.9               559,067       2.2

Exchanging Partners
as a group .........................    899,586          8.1            12,241,755      54.5            12,241,755      47.3

John V. Saeman
J.V. Saeman & Co.(4)(5)
Medellion Enterprises, LLC
Suite 570
3200 Cherry Creek South Drive
Denver, CO 80209....................  1,486,440         13.4             1,486,440      13.4              1,486,440      5.7

CIBC Wood Gundy Ventures, Inc.
(4)(6)
425 Lexington Avenue
New York, NY 10017                      977,123          8.2               977,123       8.2                977,123      3.8
Cumberland Associates
1114 Avenue of the Americas
New York, NY 10036..................    815,000          7.4               815,000       7.4                815,000      3.2

Fleet Venture Resources, Inc.(4)(7)
Fleet Equity Partners VI, L.P.
Chisholm Partners II, L.P.
50 Kennedy Plaza
Providence, RI 02903................    743,428          6.3               743,428       6.3                743,428      2.9

Dawson-Samberg Capital
Management, Inc.
Pequot General Partners
DS International Partners
Pequot Endowment Partners, L.P.
Dawson-Samberg(8)
354 Pequot Ave.
Southport, CT 06490.................    637,500          5.8               637,500       4.4                637,500      2.5

Space Systems/Loral, Inc.
3925 Fabian Way
Palo Alto, CA 94303.................    588,235          5.4               588,235       5.4                588,235      2.3

Gustave M. Hauser(4)(9)
712 Fifth Avenue
New York, New York 01910............    437,517          4.0               437,517       4.0                437,517      1.7

John G. Puente (4)(10)
2440 Research Blvd., Suite 400
Rockville, MD 20850.................    432,181          3.9               432,181       3.9                432,181      1.7

                                       62

                                                                                                           AFTER THE TRANSACTIONS
                                          BEFORE THE TRANSACTIONS          AFTER THE TRANSACTIONS       ON A FULLY DILUTED BASIS(23)
                                      ------------------------------- ------------------------------- ------------------------------
                                                        PERCENT OF                      PERCENT OF                      PERCENT OF
                                         AMOUNT OF    TOTAL SHARES OF    AMOUNT OF    TOTAL SHARES OF    AMOUNT OF   TOTAL SHARES OF
                                          SHARES       COMMON STOCK       SHARES       COMMON STOCK       SHARES      COMMON STOCK
                                       BENEFICIALLY     OUTSTANDING    BENEFICIALLY     OUTSTANDING    BENEFICIALLY    OUTSTANDING
                                           OWNED            (2)            OWNED            (2)            OWNED            (2)
                                      -------------- ---------------- -------------- ---------------- -------------- ---------------

Sidney S. Kahn(4)(11)
14 East 60th Street, Suite 500
New York, New York 10022............    254,840          2.3               254,840       2.3               254,840       1.0

W. Neil Bauer (4)(12)
2440 Research Blvd., Suite 400
Rockville, MD 20850.................    133,821          1.2               133,821       1.2               133,821         *

David J. Frear (4)(13)
2440 Research Blvd., Suite 400
Rockville, MD 20850.................     60,181           *                 60,181         *                60,181         *

Richard H. Shay (14)
2440 Research Blvd., Suite 400
Rockville, MD 20850.................     35,805           *                 35,805         *                35,805         *

Warren B. French, Jr. (15)
124 S. Main Street
Edinburg, VA 22824..................     15,623           *                 15,623         *                15,623         *

Richard J. Brekka (16)
CIBC Wood Gundy Ventures, Inc.
425 Lexington Avenue
New York, NY 10017..................     10,000           *                 10,000         *                10,000         *

Barry Horowitz (17)
Mitretek Systems, Inc.
7525 Colshire Drive
McLean, VA 22102....................     10,000           *                 10,000         *                10,000         *

Douglas H. Newman (18)
2440 Research Blvd., Suite 400
Rockville, MD 20850 ................     20,000           *                 20,000         *                20,000         *

W. Anthony Rice (19)
British Aerospace
13873 Park Center Road
Herndon, VA 22071...................     10,000           *                 10,000         *                10,000         *

Robert M. Van Degna (20)
Fleet Equity Partners
50 Kennedy Plaza
Providence, RI 02903................     10,000           *                 10,000         *                10,000         *

Hans Giner (21)
2440 Research Blvd., Suite 400
Rockville, MD 20850.................      5,000           *                  5,000         *                 5,000         *

Dennis J. Curtin (22)
2440 Research Blvd., Suite 400
Rockville, MD 20850.................     26,039           *                 26,039         *                26,039         *

All directors and executive
officers as a group (15 persons) ...  2,947,447         25.6             2,947,447      25.6             2,947,447      11.4

----------
    *  Less than 1%.

(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days from September 30, 1996. More than one person may be deemed to be a beneficial owner of the same securities. All persons shown in the table above have sole voting and investment power, except as otherwise indicated. This table includes shares of Orion Common Stock subject to outstanding options granted pursuant to Orion's Stock Option Plan and the Non-Employee Director Stock Option Plan. The shares held by the Exchanging Partners may be deemed to be beneficially owned by their parent companies, including British Aerospace Public Limited Company, COM DEV, Limited, Kingston Communications (Hull) plc, Martin Marietta Technologies, Inc. and Lockheed Martin Corporation, Matra Hachette and Nissho Iwai Corporation. See "The Merger, the Exchange and the Debenture Investments -- The Exchange Agreement -- Parties."

(2) For the purpose of computing the percentage ownership of each beneficial owner, any securities which were not outstanding but which were subject to options, warrants, rights or conversion privileges held by such beneficial owner exercisable within 60 days were deemed to be outstanding in determining the percentage owned by such person but were not deemed outstanding in determining the percentage owned by any other person.

(3) Includes 511,678 shares held of record and 86,505 shares issuable upon the exercise of warrants held by British Aerospace Space Systems, Inc. Such warrants were exercised subsequent to September 30, 1996.

(4) Does not include shares issuable upon exercise of warrants which are exercisable only in the event that the Orion Senior Preferred Stock is redeemed by Orion prior to its conversion into Orion Newco Common Stock.

(5) The 1,486,440 shares of Orion Common Stock beneficially owned by John V. Saeman include 58,823 shares issuable upon conversion of 500 shares of Orion Series A Preferred Stock, and 16,339 shares issuable upon conversion of 166.667 shares of Orion Series B Preferred Stock. Of the remaining 1,411,278 shares of stock beneficially owned by John V. Saeman, 814,005 are held by J. V. Saeman & Co., a general partnership, of which Mr. Saeman and his wife are the sole partners, 40,196 are held by JCC, Ltd., a limited partnership, of which J. V. Saeman & Co. is the general partner, and 535,523 are held by Medallion Enterprises, LLC, a limited liability company, of which Mr. Saeman and his wife are the sole members. Includes 10,000 shares issuable upon exercise of stock options exercisable within 60 days.

(6) Includes 764,705 shares issuable upon conversion of 6,500 shares of Orion Series A Preferred Stock and 212,418 shares issuable upon conversion of 2,166.667 shares of Orion Series B Preferred Stock held by CIBC, which conversion would increase the number of shares of Orion Common Stock by 977,123 (8.9%).

(7) Includes 588,234 shares issuable upon conversion of 4,000 shares of Orion Series A Preferred Stock held by the two Fleet entities (which include, for purposes of this footnote, Fleet Venture Resources, Inc. and Fleet Equity Partners, VI, L.P.) and 1,000 shares of Orion Series A Preferred Stock held by Chisholm, and 130,685 shares issuable upon conversion of 1,333 shares of Orion Series B Preferred Stock held by Fleet and preferred options held by Chisholm which are convertible into 24,509 shares of Orion Common Stock. Such conversion would increase the number of outstanding shares of Orion Common Stock by 743,428 (6.8%).

(8) Includes 54,100 shares held by Dawson-Samberg Capital Management, Inc., 235,400 shares held by Pequot General Partners, 204,100 shares held by DS International Partners and 143,900 shares held by Pequot Endowment Partners, L.P.

(9) Includes 58,823 shares issuable upon the conversion of 500 shares of Orion Series A Preferred Stock and 16,339 shares issuable upon conversion of
     166.667 shares of Orion Series B Preferred Stock held by Mr. Hauser and his wife. Includes 10,000 shares issuable upon exercise of stock options exercisable within 60 days.

(10) Includes 58,439 shares held of record and 7,351 shares issuable upon the exercise of options by Mr. Puente's wife. Includes 321,501 shares held of record, 43,087 shares issuable upon the exercise of stock options, 1,411 shares issuable upon the conversion of 12 shares of Orion Series A Preferred Stock and 392 shares issuable upon conversion of 4 shares of Orion Series B Preferred Stock held by Mr. Puente. Includes 10,000 shares issuable upon exercise of stock options exercisable within 60 days.

(11) Includes 29,411 shares issuable upon the exercise of 250 shares of Orion Series A Preferred Stock and 8,169 shares issuable upon conversion of
     83.333 shares of Orion Series B Preferred Stock. Includes 10,000 shares issuable upon exercise of stock options exercisable within 60 days.

(12) Includes 133,821 shares issuable upon the exercise of stock options held by Mr. Bauer exercisable within 60 days. Does not include 10,220 shares held of record, 1,882 shares issuable upon the conversion of 16 shares of Orion Series A Preferred Stock and 522 shares issuable upon conversion of 5.333 shares of Orion Series B Preferred Stock purchased in June 1995 held by Mr. Bauer's wife. Mr. Bauer disclaims beneficial ownership of these shares.

(13) Includes 46,321 shares issuable upon the exercise of stock options exercisable within 60 days and 1,176 shares issuable upon conversion of 10 shares of Orion Series A Preferred Stock and 326 shares issuable upon conversion of 3.333 shares of Orion Series B Preferred Stock.

(14) Includes 18,895 shares issuable upon exercise of stock options exercisable within 60 days.

(15) Does not include 172,520 shares held of record, 29,412 shares issuable upon the conversion of 250 shares of Orion Series A Preferred Stock or 8,170 shares issuable upon conversion of 83.334 shares of Orion Series B Preferred Stock held by Shenandoah Telecommunications Company, of which Mr. French is the former Chairman and presently a consultant. Mr. French disclaims beneficial ownership of these shares. Includes 10,000 shares issuable upon exercise of stock options exercisable within 60 days.

(16) Mr. Brekka disclaims beneficial ownership of all shares of Orion's capital stock which are owned by CIBC Wood Gundy. Includes 10,000 shares issuable upon exercise of stock options exercisable within 60 days.

(17) Includes 10,000 shares issuable upon the exercise of stock options exercisable within 60 days.

(18) Includes 10,000 shares issuable upon the exercise of stock options exercisable within 60 days.

(19) Does not include 598,183 shares beneficially owned by British Aerospace Space Systems, Inc. Mr. Rice, a Director of Orion and a director of British Aerospace Space Systems, Inc., disclaims beneficial ownership of these shares. Includes 10,000 shares issuable upon exercise of stock options exercisable within 60 days.

(20) Excludes 588,234 shares issuable upon conversion of 4,000 shares of Orion Series A Preferred Stock held by Fleet and 1,000 shares of Orion Series A Preferred Stock held by Chisholm, and 130,685 shares issuable upon conversion of 1,333 shares of Orion Series B Preferred Stock held by Fleet and preferred options held by Chisholm which are convertible into 24,509 shares of Orion Common Stock. Such conversion would increase the number of outstanding shares of Orion Common Stock by 743,428 (6.8%). Mr. Van Degna, a Director of Orion, is the chairman and chief executive officer of each of the managing general partners of Fleet Equity Partners VI, L.P., the chairman and chief executive officer of Fleet Venture Resources, Inc. and the chairman and chief executive officer of the corporation that is the general partner of the partnership that is the general partner of Chisholm Partners II, L.P. Mr. Van Degna disclaims beneficial ownership of these shares. Includes 10,000 shares issuable upon exercise of stock options exercisable within 60 days.

(21) Includes  5,000  shares   issuable  upon  the  exercise  of  stock  options
     exercisable within 60 days.

(22) Includes 14,446 shares issuable upon the exercise of stock options exercisable within 60 days, and 705 shares issuable upon the conversion of 6 shares of Orion Series A Preferred Stock and 196 shares issuable upon conversion of 2 shares of Orion Series B Preferred Stock.

(23) The percentage  ownership of each  beneficial  owner  calculated on a fully diluted basis assumes conversion of all securities which were not outstanding but which were subject to options, warrants, rights or conversion privileges held by all beneficial owners exercisable within 60 days.

                           THE RELATED TRANSACTIONS


   The following describes certain Transactions whose completion is a condition to the Merger, the Exchange or the Debenture Investments.


THE NOTES OFFERING/ORION 1 CREDIT FACILITY REFINANCING

   Orion 1 Credit Facility Refinancing. The Orion 1 Credit Facility Refinancing and the release of the Limited Partners' (and their affiliates') Orion 1 Credit Facility Support Agreements (as defined below) is a condition to the Exchange, and such release and the Exchange are conditions to the Debenture Investments. A substantial portion of the funding for the Orion 1 satellite, which constitutes the principal asset of Orion Atlantic (and, indirectly, of Orion), was provided under the Orion 1 Credit Facility. Principal and interest payments under the Orion 1 Credit Facility commenced in July 1995, six months after commencement of commercial operations of Orion 1. As of September 30, 1996, approximately $210.4 million remained outstanding under the Orion 1 Credit Facility. That facility is secured by substantially all of the assets of Orion Atlantic. The Orion 1 Credit Facility also is supported by certain guarantees and other commitments by the Exchanging Partners and Orion (the "Orion 1 Credit Facility Support Agreements"), under which the Exchanging Partners and Orion agreed to make payments to Orion Atlantic, either on a monthly basis or to the extent needed to meet obligations under the Orion 1 Credit Facility or otherwise, of over $420 million over the seven-year period commencing with commercial operation of Orion
1. Through September 30, 1996, the Exchanging Partners and Orion have paid approximately $26.7 million to Orion Atlantic under the Orion 1 Credit Facility Support Agreements.

   In connection with the Orion 1 Credit Facility Refinancing, Orion Newco, Orion Atlantic, Orion, OrionSat and the Exchanging Partners are obligated to take all measures reasonable necessary or advisable to cause the Bank Agreement Termination and the Capacity Agreement Termination. However, the Capacity Agreements of Kingston and Matra (but not the associated Capacity Guarantees) will remain in full force and effect and the Kingston Capacity Agreement and the Matra Capacity Agreement will be deemed amended, effective as of the date of the Exchange, to reduce the amount of capacity subject to such Capacity Agreements.

   Notes Offering. The Orion 1 Credit Facility Refinancing will be effected with the proceeds of the Notes Offering. It is presently expected that the Notes Offering will be in the amount of approximately $347 million with expected gross proceeds of approximately $275 million (excluding approximately $72 million of overfunding of interest due on such notes). The possible effects of incurring substantial additional indebtedness are discussed elsewhere in this Proxy Statement/Prospectus under the captions "Risk Factors -- Risks Relating to Orion's Business -- Substantial Leverage; Secured Indebtedness" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Orion -- Liquidity and Capital Resources -- Current Funding Requirements." Orion Newco is expected to incur substantial additional amounts of indebtedness over the next few years, as described above under the caption "Risk Factors -- Risks Relating to Orion's Business -- Need for Additional Capital."

   The Notes Offering is expected to include (i) Senior Notes due 2007 of Orion Newco ("Senior Notes") sold as a unit with Warrants ("Warrants") to purchase shares of Orion Newco Common Stock and (ii) Senior Discount Notes due 2007 of Orion Newco ("Senior Discount Notes" and together with the Senior Notes, the "Notes") sold as a unit with Warrants to purchase shares of Orion Newco Common Stock. It is expected that the Notes will be guaranteed by each Restricted Subsidiary (as defined in the Notes Indentures) of the Company. The Senior Notes are presently expected to be issued at their principal amount with cash interest payable on a semi-annual basis. The first six semi-annual interest payments on the Senior Notes are to be paid from an escrow account funded out of the proceeds of the Notes Offering. The Senior Discount Notes are presently expected to be issued at a discount from their principal amount, and no cash interest is expected to be payable on the Senior Discount Notes for the first five years. The Notes are presently expected to rank senior in right of payment to all subordinated indebtedness of the Company and pari passu in right of payment with all unsecured senior indebtedness of the Company. The Notes are presently expected to be unsecured (except to the extent of the proceeds in the escrow account for application to the first six semi-annual interest payments on the Senior

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


Notes). The Notes are presently expected to mature ten years after issuance and to provide for optional and mandatory redemption.

   The Notes are to be issued under Notes Indentures among Orion Newco, its Restricted Subsidiaries and a trustee which are expected to contain, among other limitations, covenants which will restrict the ability of the Company and its subsidiaries to: incur additional indebtedness; create liens; engage in sale-leaseback transactions; pay dividends or make distributions in respect of their capital stock; make investments or make certain other restricted payments; sell assets; create restrictions on the ability of restricted subsidiaries to make certain payments; issue or sell stock of restricted subsidiaries; enter into transactions with stockholders or affiliates; and consolidate, merge or sell all or substantially all of their assets. However, these limitations will be subject to a number of important qualifications and exceptions.


   Each Warrant will entitle the holder thereof to purchase the number of shares of Orion Newco Common Stock at the exercise prices that will be established at the time the Warrants are issued. The Warrants are presently expected not to be exercisable for at least six months, and possibly longer, after the date of issuance. The Warrants are presently expected to expire on the tenth anniversary of the date of issuance.

   The terms of the Notes and the Warrants as issued may differ in certain respects from the terms described above. See "Risk Factors -- Risks Relating to Merger, Exchange and Debenture Investments -- Certain Terms of Notes Offering Not Yet Determined."

   Each of the Exchanging Partners has agreed that Orion Newco may pursue the Notes Offering to effect the Orion 1 Credit Facility Refinancing. Under the Exchange Agreement, however, Orion Newco and Orion have reserved the right not to proceed with the Notes Offering if they determine that it would not be in the best interests of the stockholders of Orion Newco or Orion (including the entities who would become stockholders of Orion Newco after the Merger).

OAP ACQUISITION

   Orion has acquired or is in the process of acquiring the only outstanding minority interest in Orion Asia Pacific from an affiliate of British Aerospace for approximately 86,000 shares of Orion Newco Common Stock. Orion acquired the remainder of Orion Asia Pacific in December 1992. Orion Asia Pacific holds rights under an agreement with the Republic of the Marshall Islands pursuant to which Orion is pursuing an orbital slot for the Orion 3 satellite. Consummation of the OAP Acquisition is a condition to the British Aerospace Investment.

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


                        INFORMATION ABOUT ORION NEWCO

   Orion Newco is a newly formed Delaware corporation. Orion is the initial stockholder of Orion Newco and owns one share of Orion Newco Common Stock. Orion Newco is substantially identical in all material respects to Orion. In particular, Orion Newco has a certificate of incorporation and bylaws substantially identical in all material respects to those of Orion and a capital structure substantially identical to that of Orion. For more information, stockholders are referred to Orion Newco's certificate of incorporation and bylaws filed as exhibits to the Registration Statement of which this Proxy Statement/Prospectus is a part.

                   DESCRIPTION OF ORION NEWCO CAPITAL STOCK

   The authorized capital stock of Orion Newco consists of 40,000,000 shares of Orion Newco Common Stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share.

   The following summary description of the capital stock of Orion Newco upon consummation of the Merger Transactions and the Debenture Investments is qualified in its entirety by reference to the Certificate of Incorporation and Bylaws of Orion Newco, copies of which are filed as exhibits to the Registration Statement of which this Proxy Statement/Prospectus is a part.

ORION NEWCO COMMON STOCK

   As of December 15, 1996, there were 10,974,121 shares of Orion Common Stock outstanding, held by approximately 350 stockholders of record.

   As described below, the rights and preferences of Orion Newco Common Stock are substantially identical in all material respects to those of Orion Common Stock.

   Dividends. Subject to preferences that may then be applicable to any then outstanding preferred stock, holders of Orion Newco Common Stock are entitled to receive dividends out of funds legally available therefor when, as and if declared by the Board of Directors. Orion has not paid any cash dividends upon its Orion Common Stock and does not plan to pay any dividends on such stock for the foreseeable future. The Notes Indentures will contain covenants that restrict Orion Newco's ability to pay cash dividends.

   Voting Rights. Each holder of Orion Newco Common Stock is entitled to one vote per share of Orion Newco Common Stock held by such holder on all matters to be voted upon by the stockholders of Orion Newco. Holders of shares of Orion Newco Common Stock are not entitled to cumulative voting rights.

   Staggered Terms of Directors. Under the provisions of Orion Newco's Certificate of Incorporation, the members of the Board of Directors are divided into three classes with the term of one class expiring each year. Accordingly, only those Directors of a single class can be changed in any one year and it could take three years to change the entire Board. While Orion Newco believes that a staggered Board of Directors is in the best interests of Orion Newco and its stockholders, such requirement may have the effect of protecting management in retaining its position and discouraging potential acquirors.

   Liquidation Rights. All shares of Orion Newco Common Stock have equal rights, on a share for share basis, to receive pro rata the net assets of Orion Newco upon liquidation or dissolution after payments to creditors and holders of preferred stock, if any, then issued and outstanding. There are no redemption or sinking fund provisions applicable to the Orion Newco Common Stock. All outstanding shares of Orion Newco Common Stock are, and the shares of Orion Newco Common Stock offered hereby will be when issued in accordance herewith, fully paid and non-assessable.

ORION NEWCO PREFERRED STOCK

   Orion Newco's Certificate of Incorporation authorizes the Board of Directors to issue, from time to time and without further stockholder action, one or more series of preferred stock, and to fix the relative rights and preferences of the shares, including voting powers, dividend rights, liquidation preferences,

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


redemption rights and conversion privileges. Because of its broad discretion with respect to the creation and issuance of preferred stock without stockholder approval, the Board of Directors could adversely affect the voting power of the holders of Orion Newco Common Stock and, by issuing shares of preferred stock with certain voting, conversion and/or redemption rights, could discourage any attempt to obtain control of Orion Newco.

ORION NEWCO SENIOR PREFERRED STOCK

   As described above under the caption "The Merger, the Exchange and the Debenture Investments -- The Merger Agreement -- Terms of the Merger Agreement," pursuant to the Merger Orion Newco will issue the Orion Newco Series A Preferred Stock and the Orion Newco Series B Preferred Stock in exchange for an identical number of shares of Orion Series A Preferred Stock and Orion Series B Preferred Stock.

   Preemptive Rights. The holders of Orion Newco Senior Preferred Stock have a contractual "preemptive" right to purchase a pro rata portion of any equity securities sold by Orion Newco in the future on the same terms and conditions as sold to others, subject to certain exceptions for securities sold or granted to employees, certain small offerings, existing rights to acquire equity securities and public offerings of securities under the Securities Act.


   Dividends and Conversion. Dividends on the Orion Newco Senior Preferred Stock accrue at 8% per annum, and are payable as and when declared by the Board. The Orion Newco Senior Preferred Stock is convertible into Orion Newco Common Stock at initial prices of $8.50 and $10.20 per share, subject to anti-dilution adjustments in the case of recapitalizations or issuances of Orion Newco Common Stock below the conversion price (other than pursuant to Warrants issued in the Notes Offering). Future issuances of Orion Newco Common Stock below the conversion price could significantly increase the percentage of Orion Newco's equity owned by the holders of the Orion Newco Senior Preferred Stock. Upon conversion of the Orion Newco Senior Preferred Stock, any accrued and unpaid dividends on the Orion Newco Senior Preferred Stock will be waived.

   Liquidation Rights. The Orion Newco Senior Preferred Stock has a liquidation preference equal to the amount invested, which preference increases to the extent of any accrued and unpaid dividends.

   Voting Rights. Holders of the Orion Newco Senior Preferred Stock are entitled to vote with holders of the Orion Newco Series C Preferred Stock and the Orion Newco Common Stock, together as a single class on an as-if-converted basis.

   Put Rights. The holders of Orion Newco Senior Preferred Stock have the right to sell the Orion Newco Common Stock received upon the conversion thereof to Orion Newco upon, among other things, certain mergers, changes of control or sales of substantially all the assets of Orion Newco at the pro rata interest of such holders in the consideration received, in the case of certain fundamental changes, or fair market value. In the case of mergers in which the consideration to be received by holders of Orion Newco Common Stock is in a form other than cash, Orion Newco shall pay the purchase price with a combination of a specified amount of freely tradable securities, a specified amount of cash, and the balance with a note payable over two years. The holders of Orion Newco Senior Preferred Stock (and any Orion Newco Common Stock received upon the conversion thereof) also have the right to sell such stock (or the common stock issuable upon conversion thereof) to Orion Newco commencing in June 1999 at the fair market value of their shares (in the case of Orion Newco Common Stock) or the liquidation value, including accrued and unpaid dividends (in the case of Orion Newco Senior Preferred Stock), in accordance with the following schedule:

                           ON OR AFTER MAY 31,  PORTION
                         -------------------   ---------
                         1999...............    33 1/3 %
                         2000...............    66 2/3 %
                         2001...............   100     %



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

   The holders of Orion Newco Senior Preferred Stock have agreed to waive exercise of these rights for so long as any Notes or Debentures remain outstanding. These rights terminate upon the closing of a "Qualified Public Offering," as discussed below.

   Tag Along Rights. Certain principal stockholders of Orion have granted to CIBC, Fleet and Chisholm the right to have a pro rata portion (based on the percentage of Orion Newco Common Stock outstanding) of the Orion Newco Common Stock issuable upon conversion of the Orion Newco Senior Preferred Stock included in any sales by those principal stockholders which involve more than 5% of the Orion Newco Common Stock then outstanding.

   Termination of Certain Rights Upon Qualified Public Offering. The rights of the holders of the Orion Newco Senior Preferred Stock relating to sale following certain mergers, changes of control or sale of substantially all assets, the rights to sell such stock to Orion Newco commencing in June 1999 or in connection with certain business combinations at fair market value, the preemptive rights and certain of the additional investment rights terminate upon the closing of a "Qualified Public Offering" which is defined as a public offering of the Orion Newco Common Stock with gross proceeds to Orion Newco of not less than $30 million and a public offering price per share of not less than $25.50.

   Restrictive Covenants; Representations. The documents relating to the Orion Newco Senior Preferred Stock impose certain covenants on Orion Newco. The covenants include limitations on payment of dividends, redemption of junior securities such as Orion Newco Common Stock, certain issuances of senior securities (except when the Orion Newco Senior Preferred Stock is able to acquire an equivalent seniority), expansion into other lines of business or engaging in certain affiliated transactions. Failure to comply with those covenants (or failure of representations to be true and complete when made) could result in an increase in the dividend on the Orion Newco Senior Preferred Stock not to exceed an annual dividend of 14% and could give the holders of the Orion Newco Senior Preferred Stock certain rights to sell such stock to Orion Newco if the non-compliance is material or (in certain cases) continues after certain cure periods. The Notes Indentures are expected to contain a covenant which will effectively prohibit such sale to Orion while any Notes are outstanding. Orion Newco has the right to redeem the Orion Newco Senior Preferred Stock (subject to limitations contained in the Notes Indentures) at its liquidation value (plus accrued and unpaid dividends) by paying holders of Orion Newco Senior Preferred Stock that amount and activating certain warrants (issued concurrently with the Orion Newco Senior Preferred Stock) to purchase Orion Newco Common Stock at the conversion price of such Orion Newco Senior Preferred Stock. These warrants do not become exercisable unless Orion Newco exercises its right to repurchase the Orion Newco Senior Preferred Stock.

   Orion Newco's Right to Force Conversion of Orion Newco Senior Preferred Stock. Orion Newco may require conversion of the Orion Newco Senior Preferred Stock (resulting in the cancellation of accrued but unpaid dividends) if it meets certain public float requirements, the holders of Orion Newco Senior Preferred Stock are not subject to any agreements restricting the sale of Orion Newco Common Stock received on conversion and the closing trading price of the Orion Newco Common Stock for 30 of the 45 trading days preceding notice of the required conversion has been above (i) $21.24 (if Orion Newco makes the conversion election prior to June 17, 1997) and (ii) $25.50 (if Orion Newco makes the conversion election on or after June 17, 1997).

ORION NEWCO SERIES C PREFERRED STOCK


   The relative rights and preferences of the Orion Newco Series C Preferred Stock will be as set forth on the Certificate of Designations, the form of which is attached to this Proxy Statement/Prospectus as Attachment C, and are described above under "The Merger, the Exchange and the Debenture Investments -- Description of the Orion Newco Series C Preferred Stock."

WARRANTS AND OPTIONS

   As of December 15, 1996, there were warrants and options outstanding to purchase an aggregate of 1,193,721 shares of Orion Common Stock at exercise prices ranging from $8.16 to $14.00 per share, with a weighted average exercise price of $10.31 per share. Holders of Orion Series A Preferred Stock have

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


(and holders of Orion Newco Series A Preferred Stock will have) options to invest an additional approximately $350,000 in similar preferred stock (except that such similar preferred stock would be convertible at any time into Orion Newco Common Stock at a price based upon the date when the option is exercised within a range from $10.20 to $17.00 per share of Orion Newco Common Stock). The holders of Orion Newco Senior Preferred Stock also hold certain warrants to purchase Orion Newco Common Stock at the conversion price of such Orion Newco Senior Preferred Stock. These warrants do not become exercisable unless Orion Newco exercises its right to repurchase the Orion Newco Senior Preferred Stock. The warrants and options contain provisions for the adjustment of exercise prices in certain events, including stock dividends, stock splits, reorganizations, reclassifications or mergers.

REGISTRATION RIGHTS


   Orion Newco Senior Preferred Stock; SS/L. The holders of Orion Newco Senior Preferred Stock and SS/L (an existing stockholder) are entitled to include their shares of Orion Newco Common Stock in a registered offering of securities by Orion Newco (a "piggyback" registration) for its own account or for the account of its stockholders. If Orion Newco proposes to register any shares of Orion Newco Common Stock under the Securities Act (other than for an offering primarily to employees or in connection with a merger or acquisition), the holder of registration rights may request that Orion include in the registered offering shares held by such holder or which the holder would receive upon conversion or exercise. If so requested, Orion Newco must use its best efforts to include in the registered offering all shares requested, provided, among other conditions, that the managing underwriter of such offering has the right to limit or exclude entirely such shares of Orion Newco Common Stock from such offering. Orion Newco is required to bear all registration and selling expenses, other than underwriting discounts, selling commissions, applicable stock transfer taxes, and certain registration fees and expenses, in connection with such piggyback registrations.

   The  holders  of Orion  Newco  Senior  Preferred  Stock  have  demand  rights
(including two "long form" and an unlimited number of "short form" registrations) to require Orion Newco to register the securities held by them, subject to certain conditions. Orion Newco is required to bear all registration and selling expenses, other than underwriting discounts, selling commissions, applicable stock transfer taxes, and certain registration fees and expenses, in connection with such demand registrations.


   Series C Preferred Stock. The registration rights held by the holders of the Orion Newco Series C Preferred Stock are described above under "The Merger, the Exchange and the Debenture Investments-- Registration Rights."

   Any exercise of such registration rights may hinder efforts by Orion Newco to arrange future financings of Orion Newco and may have an adverse effect on the market price of the Orion Newco Common Stock. See "Orion Newco Shares Eligible for Future Sale."

CERTAIN ANTI-TAKEOVER EFFECTS

   Orion Newco's Certificate of Incorporation and Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of Orion Newco's Board of Directors and in the policies formulated by the Board of Directors, and to discourage an unsolicited takeover of Orion Newco if the Board of Directors determines that such a takeover is not in the best interest of Orion Newco and its stockholders. However, these provisions could have the effect of discouraging certain attempts to acquire Orion Newco or remove incumbent management even if some or a majority of Orion Newco's stockholders were to deem such an attempt to be in their best interest, including those attempts that might result in a premium over the market price for the shares of Orion Newco Common Stock held by stockholders.

   Orion Newco is subject to Section 203 of the Delaware General Corporation Law ("Section 203") which, subject to certain exceptions, prohibits a Delaware corporation from engaging in certain business combinations with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder. In general, Section 203 defines an "interested stockholder" as any entity or person beneficially owning 15% or more of the outstanding voting stock of

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


the corporation and any entity or person affiliated with or controlling or controlled by such entity or person. A Delaware corporation may elect not to be subject to Section 203 by having its stockholders approve an amendment to its certificate of incorporation or bylaws to such effect. Orion Newco has not made such an election and, therefore, Section 203 may have an anti-takeover effect with respect to Orion Newco.


   Under the Communications Act, if Orion Newco controlled an FCC radio common carrier licensee (which it presently does not), the FCC could refuse or revoke such licensee's license if (i) over 25% of Orion Newco was controlled by foreign persons or entities and (ii) the FCC found that the public interest would be served thereby. Because of these provisions, Orion Newco's Certificate of Incorporation empowers the Board of Directors of Orion Newco to redeem any of Orion Newco's outstanding capital stock to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency. Such stock may be redeemed at the lesser of (i) fair market value or (ii) such holder's purchase price (if the stock was purchased within a year of such redemption). See "Information About Orion's Business -- Regulation" and "Risk Factors -- Risks Relating to Orion's Business -- Approvals Needed; Regulation of Industry." The Company has agreed to certain limits on this right with respect to the Debenture Investments. See "The Merger, the Exchange and the Debenture Investments -- The Debenture Investments."

   Orion Newco's Certificate of Incorporation contains a provision (the "Fair Price Provision") that requires the approval of the holders of a majority of Orion Newco's voting stock (other than voting stock held by an Interested Stockholder (as defined below)) as a condition to a merger or to certain other business transactions with, or proposed by, a holder of 20% or more of Orion Newco's voting stock (an "Interested Stockholder"), except in cases (such as the Debenture Investments) where the Continuing Directors approve the transaction or certain minimum price criteria and other procedural requirements are met. A "Continuing Director" is a director who is not an Interested Stockholder or affiliated with an Interested Stockholder or who was a member of the Board prior to the time the Interested Stockholder became an Interested Stockholder or whose nomination or election to the Board of Directors is recommended or approved by a majority of the Continuing Directors. The minimum price criteria generally require that, in a transaction in which stockholders are to receive payments, holders of Orion Newco Common Stock must receive a value equal to the highest price paid by the Interested Stockholder for Orion Newco Common Stock during the prior two years, and that such payment be made in cash or in the type of consideration paid by the Interested Stockholder for the greatest portion of its shares. Orion Newco's Board of Directors believes that the Fair Price Provision will help assure that all of Orion Newco's stockholders are treated similarly if certain kinds of business combinations are effected. However, the Fair Price Provision may make it more difficult to accomplish certain transactions that are opposed by the incumbent Board of Directors and that could be beneficial to stockholders.

   Orion Newco's Certificate of Incorporation also requires any person (or entity) (the "Acquiring Stockholder") who acquires or seeks to acquire shares of capital stock of the Company that would increase such person's voting power in Orion Newco above any of three thresholds (20%, 33% or 50%) to send a disclosure statement to Orion Newco and the other stockholders. The Acquiring Stockholder must receive the approval of the holders of a majority of the other shares of Orion Newco before the Acquiring Stockholder can vote the acquired stock. In addition, if the Acquiring Stockholder has acquired or is acquiring more than 50% of the outstanding capital stock, the other stockholders who vote against such acquisition are entitled to dissent and obtain for their shares, from Orion Newco, payment equivalent to the estimated fair value of their shares. The practical effect of this requirement is to condition the acquisition of control of Orion Newco on the approval of a majority of the pre-existing disinterested stockholders.

     Orion Newco's Certificate of Incorporation provides that all actions taken by the stockholders must be taken at an annual or special meeting of stockholders. Under the Bylaws, special meetings of the stockholders of Orion Newco may be called only by a majority of the members of the Board of Directors, the Chairman or stockholders owning in the aggregate at least 35% of the outstanding shares of capital stock of Orion Newco entitled to vote. Orion Newco is not obligated to hold more than one

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


special meeting called by stockholders during any six-month period. Stockholders are required to comply with certain advance notice provisions with respect to any nominations of candidates for election to Orion Newco's Board of Directors or other proposals submitted for stockholder vote. These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of Orion Newco.


   Orion Newco's Certificate of Incorporation and Bylaws provide that the Board of Directors of Orion Newco is divided into three classes of directors serving staggered three-year terms. The classification of directors has the effect of making it more difficult for stockholders to change the composition of the Board of Directors in a relatively short period of time. The authorized number of directors may be changed by resolution of the Board of Directors or by the holders of at least two-thirds of the voting power of all outstanding shares, and directors may not be removed without cause.


   The foregoing provisions of Orion Newco's Certificate of Incorporation and Bylaws, except for those dealing with the liability of directors, may not be altered, amended or repealed without the approval of the holders of at least two-thirds of the voting power of all outstanding shares entitled to vote thereon and the affirmative vote of the Board of Directors.

LISTING

   The Orion Common Stock is, and after the Merger Transactions the Orion Newco Common Stock will be, quoted on the Nasdaq National Market under the trading symbol "ONSI."

TRANSFER AGENT

   The transfer agent and registrar for the Orion Common Stock is, and after the Merger Transactions the transfer agent and registrar for the Orion Newco Common Stock will be, Fleet National Bank.

                 ORION NEWCO SHARES ELIGIBLE FOR FUTURE SALE


   Upon completion of the Merger and the Exchange,  there will be  approximately
25.9 million shares of Orion Newco Common Stock outstanding on a fully diluted basis, assuming a closing of the Merger Transactions as of January 30, 1997. Approximately 14.5 million of these shares will initially be held by Orion's current stockholders, all of which will be freely transferable without restriction or further registration under the Securities Act, other than the 5.5 million shares held by "affiliates" of Orion Newco, as that term is defined under the Securities Act. The shares held by affiliates of Orion Newco are expected to be eligible for sale pursuant to Rule 144 under the Securities Act. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, who has beneficially owned shares of Orion Newco (or shares of Orion exchanged for shares of Orion Newco) for at least two years (including the holding period of any prior owner other than an affiliate) is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of Orion Newco Common Stock (approximately 111,000 shares outstanding immediately after the Transactions) or (ii) the average weekly trading volume of the Orion Newco Common Stock during the four calendar weeks preceding such sale, subject to the filing of a Form 144 with respect to such sale and certain other limitations and restrictions. In addition, a person who is not deemed to have been an affiliate of Orion Newco at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold (or shares of Orion exchanged for such shares) for at least three years, would be entitled to sell such shares under Rule 144(k) without regard to the requirements described above.

   The  Exchanging  Partners,  as owners of the Orion  Newco  Series C Preferred
Stock, and British Aerospace and Matra Marconi Space, as owners of the Debentures, will own the remaining 11.4 million shares of Orion Newco Common Stock, which will be issuable upon the conversion of such securities. All of such shares will be deemed to be "restricted securities" as that term is defined in Rule 144. Moreover, each Exchanging Partner will enter into a Transfer Restriction Agreement regarding the transfer of the shares of Orion Newco Common Stock issuable upon conversion of, or as dividends on, the Series C Preferred Stock. Pursuant to the applicable Transfer Restriction Agreement, each Exchang-

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ing Partner may not  transfer any shares of Orion Newco Common Stock issued upon conversion of shares of Series C Preferred Stock or as dividends on such Series C Preferred Stock (the "Affected Shares") without the prior written consent of Orion Newco until the expiration of the Lockup Period (other than certain transfers to affiliates). Also, pursuant to the applicable Transfer Restriction Agreement, each Exchanging Partner agrees that it will not transfer during any 90-day period Affected Shares that collectively represent more than 25% of the aggregate number of shares of Orion Newco Common Stock issuable upon conversion of the Series C Preferred Stock received by such Exchanging Partner pursuant to the Exchange Agreement or as dividends on such Series C Preferred Stock (the "25% Limit") unless any such transfer is (i) pursuant to an underwritten, public offering pursuant to a registration statement under the Securities Act, (ii) pursuant to a tender or exchange offer made by or on behalf of the Company or a third party, (iii) in connection with a merger, consolidation, sale of all or substantially all of the assets, recapitalization or similar transaction involving Orion Newco or (iv) pursuant to a transaction not involving a public distribution or offering registered under the Securities Act and not made through a broker, dealer or market-maker pursuant to Rule 144 (including a pledge that meets such requirements); provided, however, that prior to any transfer of Affected Shares under clause (iv) above and prior to any transfer of Series C Preferred Stock other than under the circumstances set forth in clause
(i), (ii) or (iii) above, the transferee shall execute and deliver to Orion Newco a transfer restriction agreement substantially similar to the Transfer Restriction Agreement the transferor originally entered into (omitting the Lockup Period provision noted above). The 25% Limit described above will terminate on the date that is five years after the date of issuance of the Orion Newco Series C Preferred Stock under the Exchange Agreement. See "The Merger, the Exchange and the Debenture Investments -- Certain Transfer Restrictions."

   The Exchanging Partners and holders of the Debentures will be granted certain shelf, demand and "piggyback" registration rights with respect to the Orion Newco Common Stock issuable upon conversion of the Orion Newco Series C Preferred Stock or such Debentures, respectively, and the Orion Newco Common Stock issuable as dividends thereon or interest with respect thereto. See "The Merger, the Exchange and the Debenture Investments -- Registration Rights" and "-- The Debenture Investments."

   No  predictions  can be made as to the  effect,  if any,  that sales of Orion
Newco Common Stock or the availability of additional shares of Orion Newco Common Stock for sale by the Exchanging Partners or other stockholders of Orion Newco would have on the market price of the Orion Newco Common Stock prevailing from time to time or on the ability of Orion Newco to raise additional equity financing. See "The Merger, the Exchange and the Debenture Investments -- Registration Rights," "-- Certain Transfer Restrictions," "-- The Debenture Investments" and "-- Security Ownership of Certain Beneficial Owners Prior to and Following the Transactions."

                 COMPARATIVE RIGHTS OF ORION STOCKHOLDERS AND
                           ORION NEWCO STOCKHOLDERS

   Upon consummation of the Merger, stockholders of Orion will become stockholders of Orion Newco. There are no material differences between the rights stockholders of Orion possessed prior to the Merger and the rights such stockholders will have after the Merger as Orion Newco stockholders.

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                      INFORMATION ABOUT ORION'S BUSINESS

OVERVIEW


   Orion is a rapidly growing provider of satellite-based communications services, focused primarily on (i) private communications network services, (ii) Internet services and (iii) video distribution and other satellite transmission services. Orion provides multinational corporations with private communications networks designed to carry high speed data, fax, video teleconferencing, voice and other specialized services. The Orion satellite's ubiquitous coverage reaches all locations within its footprint, enabling the delivery of high speed data to customers in emerging markets and remote locations which lack the necessary infrastructure to support these services. The Company also offers high speed Internet access and transmission services to companies outside the United States seeking to avoid "last mile" terrestrial connections and bypass congested regional Internet network routes. In addition, Orion provides satellite capacity for video distribution, satellite news gathering and other satellite services primarily to broadcasters, news organizations and telecommunications providers. The Company provides its services directly to customer premises using VSATs.

   The Company commenced operations of the Orion 1 satellite in January 1995. As of September 30, 1996, Orion serviced 167 customers through 304 points of service. The Company's customers include Amoco Poland Limited, Amway Corporation, AT&T Corp., BBC, British Telecom, CNN, Citibank, N.A., Deere & Co., Global One, GTECH Corporation, Hungarian Broadcasting, News International Limited, RTL Television, Pepsi-Cola International, Sprint Communications, Viacom International Inc., Westinghouse Communications, World Wide Television News and Xerox Corporation, or certain of their subsidiaries. As of September 30, 1996, Orion's contract backlog was $123 million (after pro forma adjustments for the Exchange). Substantially all of Orion's current contracts with customers are denominated in U.S. Dollars. For the three months ended September 30, 1996, the Company generated revenues of $12.2 million and had a loss from operations, net loss and EBITDA (as defined below) of $(7.2) million, $(5.8) million and $1.7 million, respectively. For the first nine months of 1996, the Company generated revenues of $30.0 million and had a loss from operations, net loss, net cash used in operating actives and EBITDA of $(26.3) million, $(19.8) million, $(25.0) million and $0.1 million, respectively. "EBITDA" represents earnings before minority interests, interest income, interest expense, net of other expense (income), income taxes, depreciation and amortization. EBITDA is commonly used in the communications industry to analyze companies on the basis of operating performance, leverage and liquidity. EBITDA is not intended to represent cash flows for the period and should not be considered as an alternative to cash flows from operating, investing or financing activities as determined in accordance with GAAP. EBITDA is not a measurement under GAAP and may not be comparable to other similarly titled measures of other companies.

   The Company owns and operates the Orion 1 satellite, which provides coverage of 34 European countries, much of the United States and parts of Canada, Mexico and North Africa. Through arrangements with local ground operators, Orion currently has the ability to deliver network services to and among points in 27 European countries, portions of the United States and a limited number of Latin American countries. Orion 2, expected to be launched in the second quarter of 1999, will increase significantly the Company's pan-European capacity and provide coverage of Central and South America. Orion 3, expected to be launched in the fourth quarter of 1998, will cover broad areas of the Asia Pacific region including China, Japan, Korea, India, Southeast Asia, Australia, New Zealand, Eastern Russia and Hawaii. In the aggregate, the footprints of Orion 1, Orion 2 and Orion 3 will cover approximately 86% of the world's population.

   The Company believes that demand for satellite based communications services will continue to grow due to (i) the expansion of businesses beyond the limits of wide bandwidth terrestrial infrastructure, (ii) accelerating demand for high speed data services, (iii) growing demand for Internet and intranet services, especially outside the U.S., (iv) increased size and scope of television programming distribution, (v) worldwide deregulation of telecommunications markets, and (vi) continuing technological advancements. Satellites are able to provide reliable, high bandwidth services anywhere in their coverage areas and the Company believes that it is well positioned to satisfy market demand for these services. In
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addition,  the  Company  believes  that  satellites  will play a larger  role in providing Internet services due to their flexibility to accomodate high bandwidth and asymmetric traffic.

FEATURES AND BENEFITS

   Orion's satellite-based network offers customers a number of important features, which provide significant benefits versus competing alternatives.

         Bypass terrestrial network and multiple international connection points. Orion's ability to bypass terrestrial facilities improves service reliability and quality by reducing potential points of failure and avoids "last mile" limitations. In addition, terrestrial bypass allows Orion to avoid the multiple in-country toll charges of terrestrial facilities and thereby reduces cost.


         Direct end-to-end service to customer sites. Orion provides service from rooftop to rooftop using VSAT earth stations located on customer premises. This "end-to-end service" is reliable, rapidly installed, easily upgraded and avoids the "last mile" limitations of some terrestrial alternatives.


         Ubiquitous coverage. Orion delivers wide bandwidth service to emerging markets and remote locations where there are no effective terrestrial alternatives.

         One-stop shopping. Orion provides its customers with a single point of contact for customer care, including service, billing and support.

         Two-way communications for all sites. Orion's meshed network solutions and frame relay services promote network efficiency and allow real-time data transfer among dispersed network points.

         Well-suited for asymmetric communications traffic. Orion's network solutions can be designed to carry asymmetric traffic efficiently, which increases performance and lowers cost to customers for services such as Internet services.

         Point to multipoint capability. Orion's ability to broadcast video, data and voice to multiple locations simultaneously enables efficient network design.

         High power Ku-band transmissions, high reception sensitivity. Orion's high power transmissions allow customers to lower costs by utilizing small, less expensive earth station equipment. Orion 1's reception sensitivity allows for effective reception from portable earth stations, an advantage in satellite news gathering.

         Cost-competitive. Orion prices its services to be competitive with both satellite-based and terrestrial alternatives.

THE ORION SATELLITE SYSTEM


   The Company launched Orion 1, a high-power satellite with 34 Ku-band transponders, in November of 1994. Orion 1 provides coverage of 34 European countries, much of the United States and parts of Canada, Mexico and North Africa. Through arrangements with local ground operators, Orion currently has the ability to deliver network services to and among points in 27 European countries, portions of the United States and a limited number of Latin American countries.

   The Company has recently signed a contract for the construction and launch of Orion 2. Orion 2 will expand the Company's European coverage and extend coverage to portions of the Commonwealth of Independent States, Latin America and the Middle East, as shown in more detail in the footprint set forth below under the caption "-- Implementation of the Orion Satellite System -- Orion 2." Orion 2 will increase significantly the Company's pan-European capacity, currently the area of strongest demand for the Company's services. The Company recently commenced selling services in certain areas of Latin America. Orion 2 is scheduled to be launched in the second quarter of 1999.

   The Company has recently entered into an authorization to proceed with Hughes Space for the construction and launch of Orion 3 and has commenced construction of Orion 3. Orion 3 will cover broad areas of the Asia Pacific region including China, Japan, Korea, India, Southeast Asia, Australia, New Zealand, Eastern Russia and Hawaii, as shown in more detail in the footprint set forth below under

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the caption "--  Implementation of the Orion Satellite System -- Orion 3." Orion
3's footprint will provide the Company with the ability to redistribute programming from the United States via Hawaii to most of the Asia Pacific region. The Company has already taken a number of steps to establish an early market presence in Asia, and has entered into an $89 million lease for eight of Orion 3's 43 transponders. Orion 3 is scheduled to be launched in the fourth quarter of 1998.

   In the aggregate, the footprints of Orion 1, Orion 2 and Orion 3 will cover approximately 86% of the world's population. Maps of the footprints of Orion 1, Orion 2 and Orion 3 are set forth below under the caption "-- Implementation of the Orion Satellite System."

THE ORION STRATEGY


   Orion's strategy is to maximize its revenues per satellite transponder through the delivery of value-added services to end users. To quickly establish a stable base of revenues, Orion sells transponder capacity to video broadcasters and telecommunications service providers. However, Orion's long-term strategic focus is on value-added private network services, which include network design, VSAT installation, support and monitoring, in addition to basic satellite capacity service. The implementation of Orion's strategy is based on the following elements:

   o  Focus on Specialized Communications Needs of Multinational
      Organizations

   o  Bridge to Emerging Markets and Remote Locations

   o  End-to-End Service

   o  Global Coverage

   o  Early Market Entry

   o  Local Presence

   o  Ownership of Facilities

FOCUS ON SPECIALIZED COMMUNICATIONS NEEDS OF MULTINATIONAL ORGANIZATIONS

   Orion targets the needs of multinational businesses and governmental customers for customized private network communications services. Advantages of the Company's satellite-based network services include: (i) transmission over wide areas to multiple dispersed sites including sites in emerging markets; (ii) interconnectivity among all sites; (iii) wide bandwidth and high data speeds;
(iv) transmission of data, fax. teleconferencing and voice over the same network; (v) high transmission reliability, quality and security; (vi) Internet access; and (vii) rapid implementation, both for the initial installation and for later network modifications. Due to the flexibility of the network, Orion is able to provide companies with customized solutions to link multiple locations.

BRIDGE TO EMERGING MARKETS AND REMOTE LOCATIONS


   Orion targets customers doing business in emerging markets and remote locations of developed markets which often lack the fiber optic and digital infrastructure required for wide bandwidth, high speed data applications. Terrestrial transmissions in many emerging markets must often pass through local, poorly developed network segments before reaching the customer premises, making it difficult to send and receive high speed data. In contrast, Orion's satellite system completely avoids such "bottlenecks" in local network segments by sending and receiving transmissions directly to and from customers, avoiding the need to interconnect with the local infrastructure. A significant portion of Orion's private communications network customers transmit high-speed data to and from locations in Central and Eastern Europe. Orion 2 and Orion 3 will extend coverage to the Commonwealth of Independent States, Latin America and the Asia Pacific Region.

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END-TO-END SERVICE


   Orion provides its services directly to and among customer locations using satellite transmission and VSATs installed at customer premises. Offering end-to-end services and bypassing terrestrial infrastructure allows Orion to offer higher reliability and higher quality services than some terrestrial facilities by bypassing multiple telecommunications service providers and local networks and avoiding related toll charges. It also permits Orion to install networks more quickly than many of its competitors, who must deal with multiple vendors and multiple communications technologies. Orion offers its customers one-stop shopping. This includes a single point of contact, an all-inclusive contract and consistent quality of service throughout the network.

GLOBAL COVERAGE

   Orion believes that providing global coverage is a competitive advantage in marketing to multinational corporations. Orion 1 covers 34 European countries, much of the U.S. and portions of Canada, Mexico and North Africa. Orion uses capacity leased from other carriers to supplement its network coverage area (such as to areas of Russia and Latin America). Orion estimates that when Orion 2 (with coverage of Europe, Russia, the eastern United States, Latin America, North Africa and the Middle East) and Orion 3 (with coverage of the Asia Pacific region) are deployed, the satellite footprints in the aggregate will cover an area inhabited by approximately 86% of the world's population. This coverage will enable Orion to offer its customers a single source for service offerings and a greater measure of network quality control than terrestrial alternatives.

EARLY MARKET ENTRY

   Orion develops an early market presence in targeted geographic areas prior to satellite launch in order to build its customer base. To accomplish this, Orion hires sales people, develops relationships with ground operators, and delivers its services using leased satellite capacity. Orion employed this strategy prior to the commercial operation of the Orion 1 satellite and is pursuing the same approach with Orion 2 and Orion 3. For example, the Company is currently providing service in Latin America and Russia over leased satellite capacity.

LOCAL PRESENCE

   Orion has arrangements with 30 local ground operators covering most countries within the Orion 1 footprint, and is entering into additional arrangements as it offers services in new areas. These ground operators are critical to providing integrated service because they obtain necessary licenses, install and maintain the customers' networks, provide in-country business experience and often facilitate market entry.

OWNERSHIP OF FACILITIES

   Orion believes it is strategically important to own its satellite facilities. Orion believes that over the long-term ownership of satellite facilities provides a cost advantage over resellers and other private service providers that must lease satellite capacity to provide services to customers. The Company's satellite ownership enables it to control the quality and reliability of its network solutions, maintain the flexibility to rapidly add capacity, new locations and new features to its customer networks, and respond quickly to customer requests.

INDUSTRY OVERVIEW

   Fixed communications satellites are generally located in geostationary orbit approximately 22,300 miles above the earth and blanket large geographic areas of the earth with signal coverage. Satellites are thus well suited for transmissions that must reach many locations over vast distances simultaneously (i.e., point-to-multipoint transmissions), such as the distribution of television programming to cable operators, television stations and directly to homes. Satellites can be accessed from virtually any location within the geographic area they cover. This ubiquitous coverage allows the satellite to transmit voice and data

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communications  to remote  locations  and  emerging  markets  where  terrestrial infrastructure is not well developed. Historically, satellites were used primarily for international voice and data traffic, using large earth stations that enabled lower-power satellites to function as "cables in the sky." The principal drawback to satellite-based voice transmission is the 1/4 of a second delay caused by the signal traveling to and from the satellite. In the U.S., Western Europe and Japan, the use of satellites for voice traffic has decreased
since  the  early  1980s  with  the  growth  of  fiber  optic  cable   networks.
Geostationary satellites now are used primarily for television distribution. However, voice and data traffic remains the dominant use of satellites in developing countries.

   Prior to the late 1970s or early 1980s, most terrestrial infrastructure consisted of copper wire (and, to a lesser extent, microwave systems), which was well suited for ordinary telephone service. Today most developed economies employ fiber optic cables, which provide much wider bandwidth than copper. In addition, transoceanic cables now link most major industrialized countries. Fiber optic cables are well suited for carrying large amounts of bulk traffic between two fixed locations, and unlike copper wire facilities have sufficient capacity to carry the high speed data communications that comprise an increasing percentage of communications traffic. However, in many less developed areas, terrestrial facilities still consist mainly of copper wire. Even in areas with fiber optic networks, the "last mile" connections to customer premises often consist of copper wire. As a result, customers with sites in areas which are underdeveloped or which have not upgraded their "last mile" copper wire to fiber optic cable often do not have access to the full range of high speed data communications demanded by many businesses.

   Satellites provide a number of advantages over terrestrial facilities for many high speed communications services. First, satellites provide ubiquitous service within their footprint and can deliver service directly to customers' premises. Satellites enable high speed communications service where there is no suitable terrestrial alternative available. In addition, satellites can completely bypass terrestrial network congestion points, "last mile" bottlenecks and unreliable networks of incumbent service providers to provide advanced services to locations where conventional terrestrial service is available but inadequate. Second, the cost to provide bandwidth via satellite does not increase with the distance between sending and receiving stations. Not only must terrestrial networks add physical capacity to cover additional distances, they must also continually reamplify transmission signals. Satellites are well suited for transmission across large distances, for wide bandwidth and for point-to-multipoint (broadcast) applications. Finally, since VSATs are relatively easy to install and/or relocate, high power satellite networks can be rapidly installed, upgraded and reconfigured. In contrast, installation of fiber optic cable is expensive, time consuming and requires obtaining rights-of-way.

   The current generation of high power Ku-band satellites, such as Orion 1, is particularly well suited to provide high speed business communications services in addition to video distribution services. The use of the Ku-band frequencies (as opposed to the C-band used by older generations of satellites) offers reduced interference with ground communications. This enables satellites to use the higher broadcasting power necessary to support small, low-cost VSAT earth stations and makes it cost effective to transmit to or among numerous locations.

DATA NETWORKING

   During the past decade, there has been significant growth in data networking applications. The data networking market includes a number of types of services, including leased lines for private networks, public data network services, managed network services, frame relay and other services such as ATM (asynchronous transfer mode) and WAN (wide area network) services. Ovum, Ltd. (a U.K.-based consulting firm) estimates that revenues from the X.25 packet-switched data networking services in Western Europe alone totaled approximately $2.7 billion in 1996, excluding revenues from such services as leased lines, frame relay and ATM. Data networking applications include:

   o Private network services; intranets: Many companies are utilizing their own "private" networks to meet their specific communications requirements, including
voice  and  data  communications,   business  television  transmissions,   video
teleconferencing, high speed fax and e-mail. Corporate networks offer higher performance, greater control and security than can be provided through the public network.
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Corporations  are also taking  advantage of intranets to distribute  information within their own companies using Internet technologies.

   o Data inquiry, collection and retrieval: Hotel and travel reservation systems and financial enterprises use private communications networks for database inquiries and retrieval of information stored on computers. Banks use such networks to verify account balances and connect automatic teller machines to computers. Retail establishments verify credit standing and gather inventory information. Other businesses use private communications networks to gather data from multiple locations and transport it to central locations for analysis.

   o Internet/intranet: Business and consumers rely on the Internet for a growing number of services, including research, e-mail, data exchange, software and graphics, financial services and shopping, and even voice communications. These applications are predicted to continue to expand and diversify in the future as enabling technologies mature.

   o Image transmissions: Manufacturing, publishing, research and medical industries use dedicated communications networks for high-resolution image transmissions requiring large amounts of bandwidth.

   o Government networks: Network telecommunications are employed for complex military and nonmilitary government applications, including administrative and logistical functions, that require high security and customer network control.

   Orion believes that the demand for international data networking will continue to grow as a result of (i) the shift to client/server computing, (ii) the proliferation of bandwidth intensive applications and the development of protocols such as frame relay to handle these applications, and (iii) use of the Internet and intranets as part of main-stream corporate communications.

      (i) Shift to client/server computing. Businesses are increasingly shifting from using large host computers and centralized data network architectures to distributed PC and workstation based platforms. As a result, businesses require more private network infrastructure to establish and interconnect local and wide area networks. As businesses become more global, the ability to link multiple locations becomes more critical.

      (ii) Proliferation of bandwidth intensive applications; frame relay. Companies are relying more heavily on applications such as CAD/CAM and image transfer that require more bandwidth and result in traffic patterns that involve bursts of transmissions. In addition, there is increasing demand for near-instantaneous connectivity and fast, reliable data transport. Frame relay services support these applications and reduce the cost of fully and partially meshed networks. The Company expects that demand for frame relay services will experience rapid growth through the year 2000.

      (iii) Expansion in Internet and intranet services. The Internet is becoming a major vehicle for economic and social activity enabling broad, global access to financial and business information, research material, and information on leisure, arts and general interest topics. Business uses of the Internet include communication within and among businesses, electronic commerce, advertising and merchandising. Internet usage has also led to increased demand for "intranet" services for corporate applications. Intranet servers are used for publishing information, processing data and data-based applications and collaboration among employees, vendors, and customers.

   The significant growth in data networking services has led to rapid growth in demand for satellite-based networks. Multinational companies are not always able to implement client/server architectures, install wide bandwidth applications or employ Internet and intranet solutions in every market due to underdeveloped terrestrial communications infrastructure. Therefore, a growing use of VSATs is to provide wide bandwidth capacity to industrial sites in emerging markets and remote locations. Recent Comsys and Price Waterhouse reports have identified an installed base of 140,000 to 160,000 VSATs and predict significant worldwide growth over the next few years.

ORION MARKET OPPORTUNITY

   The Company believes that demand for satellite based communications services will continue to grow because of (i) the expansion of businesses beyond the limits of wide bandwidth terrestrial infrastructure, (ii) accelerating demand for high speed data services, (iii) growing demand for Internet and

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

intranet services, especially outside the U.S., (iv) increased size and scope of
television   programming    distribution,    (v)   worldwide   deregulation   of
telecommunications markets, and (vi) continuing technological advancements.

      (i) Expansion of business beyond the limits of wide bandwidth terrestrial infrastructure. Overall growth in the international telecommunications market reflects the increasingly international nature of business, the increasing importance of emerging and newly industrialized economies and the increase in international trade. International businesses expanding into emerging markets often rely on the incumbent communications service providers for voice circuits. However, as large organizations increasingly rely on more sophisticated, high speed communications services to run their businesses, many of these companies face operational bottlenecks when attempting to implement more sophisticated communications networks. These problems are faced both by companies in emerging markets and companies in developed markets that rely on "last mile" copper infrastructure to interconnect with a fiber optic network. Satellites provide wide bandwidth end-to-end service directly connecting customer premises and bypassing the limitations of terrestrial facilities.

      (ii) Accelerating demand for high speed data services. The growth of graphical user interfaces, the popularity of image-intensive applications such as CAD/CAM, the incorporation of high-resolution electronic images into business processes and video teleconferencing have necessitated major upgrades of corporate data networks to accommodate the high data transfer requirements of these applications. Most of these high speed data services require fiber optic cable or other high bandwidth connections to the customer premises. Even in developed markets, the "last mile" connection to the customers premises often consists of copper wire, which cannot handle many high speed data services. Satellites are well positioned to take advantage of this trend because they provide reliable high bandwidth service everywhere in their coverage areas, reaching sites in underdeveloped areas and bypass "last mile" copper wire facilities that are unable to handle high speed communications.

      (iii) Demand for Internet and intranet services. The growth in Internet and intranet services has further strained corporate network infrastructures. The utility of Internet services to users is often constrained by the lack of sufficient bandwidth to support high-resolution graphical applications and images. Even where infrastructure quality is high, the rapid growth of the Internet continues to create network congestion. Users are sometimes unable to use current-generation software or gain high speed access to the Internet due to the poor quality of their local terrestrial infrastructure. Satellites have many advantages in delivering Internet services. satellite based networks provide services directly to customer premises, bypassing terrestrial bottlenecks and congested Internet routing facilities. In addition, satellite based networks can be designed to support asymmetric and multicast Internet traffic much more efficiently than terrestrial networks.

      (iv) Increased size and scope of television programming distribution. The global television market is experiencing significant growth, both in terms of the number of broadcasters creating programming and the number of channels available to viewers. Within the U.S., the number of television broadcast and cable television program networks grew from three in 1970 to over 100 in 1993 and to approximately 200 in 1996. U.S. and international broadcasters are seeking to expand into each others' markets, increasing the need for satellite transmission capacity. Non-U.S. broadcasters are using international satellites to distribute domestic programming to U.S. and other overseas audiences of similar cultural heritage. Furthermore, the Company believes that as the number of broadcasters and channels increases, individual competitors will have a greater need for competitive differentiation which will increase the use of live transmissions and expand television coverage. Multichannel programming is expanding rapidly in Eastern Europe, Latin America and Asia. The growth in multichannel programming has increased the demand for international programming such as news and sports. Orion is well positioned to take advantage of this growth due to its high-power Ku-band satellite and transatlantic footprint.

      (v) Worldwide deregulation of telecommunications markets. During the past decade many countries have liberalized their telecommunications markets in order to permit new competitors to provide facilities and services. These changes have been particularly apparent in Europe, where Orion

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   currently has the ability to deliver  network  service to and among points in
   27 countries. Deregulation is also creating new competitors to national telecommunications companies, which represent potential additional customers for the Company's services.

      (vi)  Continuing   technological   advancements.   The  following   recent
   technological advances are expected to increase capacity, efficiency and demand for satellite services:

   1. High Power Satellites. The ability of service providers to deliver high quality services directly to customer premises has greatly improved with the development of high power satellites. Older, lower power satellites require large, expensive earth stations to receive transmissions. Typically these earth stations were located outside urban areas and required interconnection with public telephone systems. High power satellites, such as Orion 1, enable the use of small, inexpensive VSAT earth stations that may be installed at a customer location, thereby reducing customer costs and bypassing all terrestrial facilities.

   2. Meshed Network Services. Traditional VSAT networks employ a hub/star architecture anchored by an expensive hub earth station that controls the network and communicates with each of the VSATs. Recent advances in VSAT technology have led to the creation of fully meshed satellite-based networks. These networks offer less transmission delay than hub/star networks by enabling any network node to communicate with any other network node directly through the satellite without having to transmit through a central network control point.

   3. Frame Relay. The Company believes that despite rapid advances in network services and application software, many companies hesitated to implement meshed data networks due to high overhead costs generated by descriptive and routing commands required to travel with the data traffic. Frame relay technology reduces the number and complexity of commands needed to send data, and enables companies to implement more cost-effective meshed networks. To meet customers' demands for fully meshed frame relay network services, the Company has developed its VISN service.

   4. Compressed Digital Video. CDV technology is designed to compress up to ten high-quality video channels in the same bandwidth that previously carried one or two analog channels. This technology is creating a rapid expansion in the number of available video channels with improved transmission quality. CDV lowers the per-channel cost of delivering programming via satellite and cable television systems, thereby enabling more programming options to be provided to smaller markets. The Company believes that CDV will enable continued growth in the number of video channels and also accelerate broadcasters' efforts to distribute their programming internationally. The Company also believes that CDV will result in higher total revenues per transponder as more customers can be served per transponder. However, CDV may also in effect increase the supply of satellite transponders, causing prices to decline. See "Risk Factors -- Risks Relating to Orion's Business -- Potential Adverse Effects of Competition." Although CDV is just beginning to be adopted in the industry, as of September 30, 1996, approximately 63% of Orion's video customers used CDV technology.

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ORION SERVICES

   Orion provides  satellite-based digital communications services comprised of:
(i) private network services for multinational business and governmental customers, (ii) Internet backbone and access services and (iii) satellite transmission capacity services, including video distribution services for broadcasters, news organizations and international carriers. As indicated by the charts below, 61% of revenues are derived from the sale of satellite capacity, primarily for video. However, 62% of bookings for the nine months ended September 30, 1996 were from private network and Internet services. The Company believes these figures are consistent with its strategy of building a stable base of revenues through sales of transmission capacity and then focusing on the delivery of value-added private network services to end-users.





                                   [DIAGRAM]

----------
   * Bookings represent new customer contracts executed during the period. See "Risk Factors -- Risks Relating to Orion's Business -- Uncertainties Relating to Backlog."

   PRIVATE COMMUNICATIONS NETWORK SERVICES

   International Leased Line Services. Orion's international leased line services include Digital Link and Digital Channelized Link. Digital Link can be designed as a "point-to-point" private network service directly connecting customer locations or as a "point-to-multipoint" service for customers seeking to transmit communications from a central location to numerous remote sites. Orion also offers Digital Channelized Link, a multiplexed version of Digital Link that integrates digitally compressed voice, fax and data traffic into a single channel. Digital Link and Digital Channelized Link services have been offered by Orion since 1993. International leased line services have constituted a majority of Orion's bookings of private communications network services to date. Customers typically connect between three and nine sites with data rates generally of 128 Kbps or greater.

   One customer, a major multinational consumer goods company, required voice/fax and data connectivity from nine offices in Central and Eastern Europe and the company's U.S. headquarters, utilizing data speeds of up to 128 Kbps. The sites are manufacturing centers for the customer's soap and toiletry products. The customer was seeking a "one-stop shopping" solution which allowed for simultaneous exchange of all of its voice/fax and data applications over a single network provided by single network service provider. The customer investigated two alternative networking solutions and selected satellite connectivity provided by Orion over terrestrial facilities provided by the local PTT's due to superior quality. The customer uses Orion's service for managing inventory and "just-in-time" order entry.

   International Data Networking Services. Orion's fully-meshed frame relay based international data networking service, "Virtual Integrated Sky Network" ("VISN"), allows customers to transmit and receive voice, fax and data communications, including intranet services, among multiple locations simultaneously. VISN was developed by Orion and produced by Nortel Dasa (a joint venture among Northern Telecom, Dornier GmbH, and Daimler Benz Aerospace AG). The first phase of this service became available to customers commencing in the third quarter of 1995, and subsequent phases of the service

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
have been introduced during 1996 and are expected to be introduced during 1997, including the addition of video teleconferencing. VISN offers customers bandwidth on demand for data, voice and fax and, following the introduction of in-process and future releases, customers will have the option to be charged on a "pay per use" basis (e.g., minutes of use for voice and volume for data). VISN employs TDMA technology, which will enable networks to send both voice and data concurrently and further increase the effective bandwidth available for data transmission. The VISN product was awarded "Best New Transport Technology Product" at the 1995 ComNet New Product Achievement Awards Competition. Most customers have between four and ten sites, and generally have minimum data rates with the ability to use substantially greater bandwidth for bursts of traffic.

   A VISN customer, Creditanstalt Bankverein, Austria's second largest bank, needed a voice and data network among all of its branches in Central and Eastern Europe. Data applications varied from electronic mail to transfer transactions to its centralized data center in Vienna, along with voice requirements for interoffice telephone calls and facsimile transmission. Creditanstalt investigated terrestrial leased line and dial-up services to satisfy its requirements. Orion's VISN service offered full meshed, frame relay network service which supports both voice/fax and data transmission simultaneously.
Creditanstalt replaced its terrestrial network with a nine site VISN network using data speeds of up to 256 Kbps.

   INTERNET BACKBONE AND ACCESS SERVICES

   The Company believes that the rapid growth of the Internet has created substantial opportunities for Orion. First, the United States has become the residence of the majority of the world's Internet content. Companies are looking for reliable, wide bandwidth connections which bypass congested Internet network segments. Orion's transatlantic capacity is well suited for companies in Europe, including Internet Service Providers ("ISPs"), seeking high-speed access to the U.S. Internet. Second, the Internet has begun to evolve from a user centered "pull" environment (users requesting information) to a content provider centered "push" environment (information delivered to users without concurrent request). Broadly distributed entertainment, information and advertising via the Internet are well suited for broadcast, point-to-multipoint communications facilities, such as satellite. By using satellite broadcasts to transmit the most popular Internet content to regional locations, ISPs can reduce their costs and relieve network congestion. Finally, Internet data communications are typically asymmetric. A typical, large Internet data transmission is predicated by a user request that comprises only a few bytes of traffic. This interaction is inefficient when carried over terrestrial full-duplex networks, which carry the same capacity in both directions. Orion's satellite based solutions can be designed with different amounts of capacity in each direction, providing an inexpensive circuit for user requests and high-speed, reliable and available capacity for the data that flows back to the user.

   Although Orion's Internet services were introduced only in the second quarter of 1996, sales of such services constituted 16% of new service bookings for the nine months ended September 30, 1996. Orion offers three Internet-related services, described below.

   ISP Backbone Service. Orion's DirectNet I service is designed for European ISPs. The service combines a dedicated, high speed point-to-point circuit between the ISP's points of presence in Europe and the North American Internet through a dedicated, fully redundant backbone connection. Orion also offers additional features with its DirectNet I service, including 24-hour network monitoring, control and support and a 99.5% network availability guarantee and associated downtime credits. Orion is pursuing requirements or joint venture arrangements with ISPs in which all of their transatlantic traffic would be carried over Orion 1 as it develops. For example, Orion has an arrangement with PSINet Inc. in which Orion has agreed to serve as the supplier for PSINet's backbone, connecting PSINet's various points of presence in Europe to the U.S. Internet backbone. Orion's ISP customers include, for example, companies such as Global Ukraine, an ISP based in Kiev. Global Ukraine sought Internet connectivity to the United States backbone with advanced technical features. Orion now provides Global Ukraine with a 256 Kbps circuit from the Ukraine to the United States with a connection into the U.S. Internet at three network access points, providing route diversity and ensuring fast response time by avoiding points of potential network congestion. Orion does not expect DirectNet I to generate a material portion of its revenues.

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

   Corporate Internet Access. Orion's DirectNet II service is offered to international corporations requiring high volume data transmission in connection with World Wide Web browsing and downloading. DirectNet II provides a point-to-point circuit between the North American Internet and the corporation's premises. Orion offers large corporations Internet access service by reselling the Internet access services of several large ISPs, such as DIGEX and UUNet.

   Multicast Satellite-Based Internet Services. Orion recently introduced its WorldCost service which allows ISPs or corporate users to significantly reduce Internet bandwidth and ground facility costs. The service is based on an asymmetric architecture which couples wide bandwidth satellite broadcasting with narrow bandwidth terrestrial links to the Internet. Furthermore, WorldCost can provide a single channel that is shared among multiple ISPs, which can remove a significant amountof traffic from ISP terrestrial networks. The Company has recently taken orders from customers but is not currently providing any customers with this service.


   VIDEO DISTRIBUTION AND OTHER SATELLITE TRANSMISSION SERVICES

   Orion provides transmission capacity to cable and television programmers, news and information networks, telecommunications companies and other carriers for a variety of applications. Approximately two-thirds of Orion's transmission capacity services consist of video services. The Company offers transmission capacity services under long term contracts, with approximately 35% of such services being under contracts of three years or less, 14% being under contracts of approximately four to six years in duration and approximately 51% being delivered under longer term contracts (such percentages being based upon contract values). The remainder consists principally of occasional use services for periods of up to a few hundred hours.

   Video Services -- Contribution: Orion's video services include "contribution," the long-distance transport of video signals (usually one or more television channels) to one location. Viacom has leased capacity for one channel on Orion 1 for the purpose of occasional or full time transmission for video programming from its U.S. facilities to a broadcast facility in London. From there it can be inserted into programming and rebroadcast in Europe. Orion's contribution services also include transport of news programming for RTL, a major commercial broadcast network in Germany. RTL needed to interconnect its various news bureaus in Germany and the U.S. to transmit news stories to its headquarters in Koln. Orion provided 24 MHz of transatlantic transmission capacity service allowing transmission of RTL's programming in compressed digital video format.

   Video Services -- Distribution: Cable and television programmers use Orion's satellite transmission services for distribution of television programming to local broadcast stations, cable head-ends, MMDS (multichannel microwave distribution) systems and SMATV (satellite master antenna television). Orion has a joint marketing agreement with NTL, which operates one of the largest video gateways in Europe, located in downtown London. Orion and NTL offer programmers uplink, compression and distribution to cable head-ends throughout the United Kingdom and to locations in Europe. Orion's ability to offer video distribution services is aided by the transponder switching capabilities of Orion 1, which are (and those of Orion 2 and Orion 3 are expected to be) designed to permit programs to be distributed simultaneously throughout the satellite's coverage area.

   Orion's video distribution customers include Black Entertainment Television, Inc. ("BET"), which was seeking a video distribution service for the distribution of its BET On Jazz International Network, an internationally distributed programming network dedicated to international Jazz and Blues artists. BET required receipt of its signal at its headquarters in Washington, D.C., conversion to a European TV standard, digital compression and uplinking of the compressed digital video signal for distribution to cable head ends in the United Kingdom and other sites in Europe.

   News and Special Events: Orion 1 is used for transmission of special events or remote feeds to international news bureaus from television stations and on-location mobile transmitters. Because Orion's Ku-band technology and VSAT ground segment infrastructure offers high reception sensitivity, the Company is especially effective in transmitting television signals sent from low-powered portable trans-

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


mitters typically used by news organizations and program distributors. In contrast to video contribution services, news and special events are characterized by occasional use rather than long-term capacity contracts. CNN selected Orion's service for its coverage of Bosnia, and Orion provided service to the European Broadcasting Union for coverage of the Olympics in Atlanta.

   International Carriers: Orion satellite transmission services are used by international carriers to provide backup for terrestrial lines and to provide communications services to areas with inadequate telecommunications capabilities. These carriers resell Orion's capacity as part of their own services.

   Capacity Sales: Orion sells bulk capacity to resellers who use Orion's transmission capacity as one component of a customer's end-to-end communications solution. For example, Orion currently sells capacity to a number of firms that resell Orion's capacity to governmental organizations.

   Orion offers a range of value-added services in conjunction with its video distribution and other satellite transmission services. Such services may include the provision of video uplinking and receiving stations, digital compression equipment and software, transmission monitoring, and gateway interconnection services.

CUSTOMERS AND BACKLOG

   Customers. As of September 30, 1996, Orion had entered into contracts with 167 customers, principally large multinational corporations, European companies and governmental agencies. These entitles come from many different industries, including communications, broadcasting, manufacturing, government, banking and finance, energy, lottery, consumer distribution, Internet access services and publishing. Selected customers from each service area are set forth below.

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


                           SELECTED ORION CUSTOMERS

Private Network Services:        AT&T                     Deere & Company
 Digital Link/Digital            Amoco                    EDS
 Channelized Link                Amway                    GE Americom
                                 Chase Manhattan Bank     Global One
                                 Citibank                 News International
                                                          Limited
                                 Concert                  Westinghouse


Private Network Services:        Balluff & Co.            Pepsi Cola
 VISN                            Creditanstalt            Price Waterhouse


Internet-related                 Am. Univ. of Bulgaria    LV Net Teleport
                                 Banknet                  Spectrum
                                 BITS                     Terminal Bar
                                 Datac                    TSSA Nask
                                 Global Ukraine


Video Transmission and Other     AsiaNet                  Hughes Network Systems
                                 Black Entertainment      Hungarian Broadcasting
                                 Television
                                 Bonneville International MCI
                                 British Telecom          RTL Television
                                 CNN                      Telecom Italia
                                 Comsat                   Viacom International


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

   More than half of Orion's customers are based in the U.S., but these customers have a substantial majority of their points of service in Western and Eastern Europe, as indicated in the charts below.


                                    [DIAGRAM]


   Orion has entered into a contract with DACOM Corp., a Korean communications company which provides international and long distance telephone and leased line services, international and domestic data communications and value added network services. Under the contract, DACOM will, subject to certain conditions, lease eight dedicated transponders on Orion 3 for 13 years for direct-to-home television service and other satellite services, for $89 million payable in installments from December 1996 through seven months following the lease commencement date of the transponders. DACOM has the right to terminate the contract before March 1997 (and Orion would retain the $10 million paid) if it fails to obtain certain approvals. Payments are subject to refund if Orion 3 has not been successfully launched and commenced of commercial operation by June 30, 1999. Although Orion 3 is scheduled to be launched in the fourth quarter of 1998, there can be no assurance that Orion will be able to meet the delivery requirement of this contract.

   Backlog. At September 30, 1996, Orion had approximately $123 million of contracts in backlog (after giving effect to the Exchange and related transactions, which will result in changes to arrangements with Limited Partners that reduce backlog by approximately $11 million), as compared to approximately $95 million at September 30, 1995. The backlog contracts generally have terms of between three and four years. Orion presently anticipates that at least $86.4 million of its backlog will be realized after 1997. Orion has begun to receive contract renewals under expiring contracts (under some of the earliest contracts, which were entered into in 1993). The size of contracts varies significantly, depending on the amount of capacity required to provide service, the geographic location of the network and other services provided. As of September 30, 1996, Orion had a VSAT installation backlog of 68.

   Although many of the Company's customers, especially customers under large and long-term contracts, are large corporations with substantial financial resources, other contracts are with companies that may be subject to other business or financial risks. If customers are unable or unwilling to make required payments, the Company may be required to reduce its backlog figures (which would result in a reduction in future revenues of the Company), and such reductions could be substantial. The Company has recently instituted tighter credit policies, and has taken steps to remove from backlog arrangements with customers who have not taken service or have not made all required payments. In the second quarter of 1996, the Company determined that one large customer under a long-term contract (accounting for backlog of approximately $19.9 million) was not likely to raise necessary financing to commence its service in the near future, and accordingly the Company no longer considers such contracts part of its backlog. Also in the second quarter of 1996, the Company removed from its backlog contracts with a customer (accounting for backlog of approximately $4.5 million) which had ceased paying for the Company's services. In the fourth quarter of 1996, the Company removed $10.4 million from its backlog related to contracts under which customers failed to use the contracted service or failed to make timely payment. The Company's contracts commence and terminate on fixed dates. If the Company is delayed in commencing service or does not provide the required service under any particular contract, as it has occasionally done in the past, it may not be able to recognize all the revenue it initially includes in


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

backlog under that contract. In addition, the current backlog contains some contracts for the useful life of Orion 1; if the useful life of Orion 1 is shorter than expected, some portion of backlog may not be realized unless services satisfactory to the customer can be provided over another satellite. See "Risk Factors -- Risks Relating to Orion's Business -- Uncertainties Relating to Backlog."

SALES AND MARKETING

   Orion uses both direct and indirect sales channels. Orion markets its private communications network services and Internet services through direct sales, local representatives and distributors in Europe and the United States, and wholesale arrangements with major carriers, Internet service providers, resellers and systems integrators. Orion markets its video distribution and other satellite transmission services primarily through direct sales. Orion also has established arrangements with local companies in most countries within the Orion 1 footprint to assist Orion with selling efforts and to provide customer support and network maintenance functions in those countries (as discussed below under the caption "Network Operations; Local Ground Operators").

   Orion generally will enter into a single contract with customers covering service to a number of countries. Orion offers the business customer a single point-of-contact, a single contract and a price for its entire network, which Orion believes constitutes true "one-stop shopping." Orion prices its services centrally, using a single, easily administered set of pricing procedures for customer networks.

   Marketing will be critical to Orion's success. However, Orion has limited experience in marketing, having commenced full commercial operations in 1995. Orion's marketing program until recently consisted of direct sales using a U.S. based sales force and indirect sales channels, including Limited Partner sales representatives, for sales in Europe. The majority of Orion's contract bookings to date have been generated by its direct sales force. Certain of its indirect sales channels in Europe have not met expectations. Orion has been significantly increasing its direct sales capabilities in Europe, particularly with respect to sales of private communications network services. Although Orion believes that the increase in its European sales capabilities will increase its bookings, there can be no assurance regarding the timing or amount of such increase. Sales of Orion's services generally involve a long-term complex sales process, and Orion's bookings have fluctuated significantly. See "Risk Factors -- Risks Relating to Orion's Business -- Risks Relating to Potential Lack of Market Acceptance and Demand; Ground Operations."

   The Company may from time to time enter into joint ventures or acquire businesses which provide it with additional customers or which enhance its marketing capabilities. Although the Company is presently considering one such possible acquisition, it does not have binding arrangements at the present time. The Company believes that such acquisition, if consummated, would not have a material effect on the Company. See "Risk Factors -- Risks Relating to Orion's Business -- Risks Concerning Ability to Manage Growth."

DIRECT SALES

   Orion has assembled a direct sales force of 31 as of December 15, 1996 (as increased from 26 at June 30, 1996) full-time employees in the United States and Europe to offer its private communications network and satellite transmission services. Approximately 68% of the sales force is based in the United States (in Maryland) and approximately 32% is based in Europe. Orion expects to continue to expand its sales force significantly throughout 1997, both in the U.S. and Europe.

INDIRECT SALES CHANNELS

   Representatives/Distributors. Orion has entered into agreements for the marketing of its private communications network services in the United Kingdom, France, Germany, Austria, Italy and other European countries. These agreements call for sales, marketing and customer support services in specified geographical areas, generally on a non-exclusive basis. Generally, the duration of these agreements is three years. Third party sales representatives receive commissions and fees for sales and customer support services, each of which are payable over the life of the customer contracts to which the representative's services relate and which are based upon the revenues derived. Sales representatives are

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supervised by Orion sales managers,  who establish marketing strategies with the
representatives,   establish  pricing,   attend  certain  sales  calls,  develop
marketing  materials  and sales  training  tools,  coordinate  joint  efforts in promotional events and provide information about Orion's services. Orion also provides engineering support to its sales representatives. Orion provides some
of  these   functions  to  support  the  sales  efforts  of  its   distributors.
Distributors purchase Orion's services at wholesale prices and resell those services to customers at prices determined by the distributors. Two Limited Partners who serve as sales representatives (and ground operators) are entitled to receive additional commissions under a "profit sharing" formula based on their overall contribution to sales, but no amounts have been paid under such
formula  to  date.   Orion   expects   that  unless   Limited   Partners   sales
representatives increase their sales significantly, payments under the profit sharing arrangement will be minimal.

   Major Carriers and Other Wholesalers. Orion has entered into distributor resale arrangements with major carriers, teleport operators, resellers and other companies in the United States and internationally. These distributors typically purchase communications network services from Orion (primarily the Digital Link and Digital Channelized Link and to a lesser extent the DirectNet services) at a wholesale rate for resale to their customers. This represents an important sales channel for the Company, and the Company is focusing on strengthening these relationships. Major carriers employ substantial sales forces and have the advantage of being existing providers to many of Orion's target customers, which makes marketing easier and increases awareness of customer needs.

NETWORK OPERATIONS; LOCAL GROUND OPERATORS

   Orion  has  a  centralized  network  operations  function  at  its  corporate headquarters in Rockville, Maryland, supported by arrangements with local companies in most countries within the Orion 1 footprint who assist Orion with selling efforts and providing customer support and network maintenance functions. Orion's relationships with ground operators are critical to providing integrated service because ground operators obtain necessary licenses, install and maintain the customers' networks, provide in-country business experience and often facilitate market entry.

   Network Operations. Once Orion enters into a contract with a customer, Orion finalizes the design of the customer's network, acquires the required equipment and arranges for the installation and commissioning of the network. Upon commencement of service, Orion also monitors the performance of the networks through its U.S. based network management center, located at its corporate headquarters in Rockville, Maryland, and from facilities in Europe. The network management center allows Orion to perform diagnostic procedures on customer networks and to reconfigure networks to alter data speeds, change frequencies and provide additional bandwidth.

   Ground Operators. Through arrangements with 30 local ground operators, Orion currently has the ability to deliver network services (through Orion 1 or leased capacity on other satellites) to or among points in 27 European countries, the United States and Mexico (which comprises substantially all of the countries within the coverage area of Orion 1), as well as arrangements to deliver network services in certain other Latin American countries. The ground operator agreements call for installation and maintenance of VSATs and other equipment, customer support and other functions in designated geographical areas, generally on a non-exclusive basis. Generally, such ground operations agreements last three years. Orion coordinates ground operations services (including service calls) by its local agents through centralized customer service centers located at Orion's corporate headquarters and at its facilities in Amsterdam. Orion also provides its ground operators with installation and maintenance, training materials and support. Ground operators receive fixed fees for installation, maintenance and other services, which vary depending on the level of services and the geographic area. Certain ground operators receive payments for customer support over the life of the related customer contract, based upon the revenues derived. Two Limited Partner ground operators are entitled to receive additional fees under a profit sharing formula, but no amounts have been paid under such formula to date and Orion expects that, unless such Limited Partners significantly increase the number of VSATs they maintain on behalf of Orion or Orion's customers, profit sharing payments will be minimal. Orion's operations will continue to depend significantly on Orion being able to provide ground operations for private network services using representatives and distributors throughout the footprint of Orion's satellites. In the event that its network of ground operators is not maintained and expanded, or fails to perform as expected, Orion's

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ability to offer private  network  services will be impaired.  See "Risk Factors
--Risks Relating to Orion's Business -- Risks Relating to Potential Lack of Market Acceptance and Demand; Ground Operations."

   Set forth below is a map showing the locations of Orion's existing European ground operators and potential new ground operators.

[DOCUMENT CONTAINS A MAP OF EUROPE INDICATING WHERE ORION HAS GROUND OPERATORS AND WHERE ORION IS NEGOTIATING THE HIRING OF ADDITIONAL GROUND OPERATORS]

MIGRATION PLAN FOR NEW MARKETS

   Prior to the launch of Orion 1, the Company began providing private communications network services to customers over satellite capacity leased from others. This early market entry strategy is being extended to Latin America and Asia with the execution of the Orion 2 Satellite Contract and commencement of construction of Orion 3 in December 1996. By developing an early market presence, Orion builds its customer base, establishes relationships with ground operators and becomes familiar with the regulations and practices in its new markets prior to launch of its satellites. Upon the launch of Orion 1, Orion migrated its customer base to its own satellite, and Orion expects to pursue the same approach for Orion 2 and Orion 3.

   In Latin America, the Company has a relationship with a ground operator in Mexico and is currently providing service to customers in Mexico, Colombia and Paraguay over leased capacity. The Company intends to migrate such services to Orion 2 after it commences operations, as Orion did with its Orion 1 satellite. The Company has three U.S. based direct sales personnel focused on selling in Latin America, and is pursuing relationships with other potential ground operators and joint venture partners.

In Asia, the Company has assigned two full time personnel to pursue arrangements with potential ground operators and joint venture partners, and has commenced discussions with such entities in a number of Asian countries. Orion has begun the process of identifying potential sales representatives in countries within the Orion 3 footprint. The Company has also begun discussions with existing customers who have operations within the Orion 3 footprint and have expressed an interest in procuring Orion's services in Asia. Orion has started to identify other potential multinational and Asia-based customers, and plans to open a regional office in Asia in the second half of 1997. The Company expects its marketing for Orion 3 will be assisted by the $89 million pre-construction lease by DACOM, a Korean communications company, of eight of Orion 3's transponders for direct-to-home service and other satellite services. See "-- Implementation of the Orion Satellite System -- Orion 3 -- Pre-Construction Customer."

IMPLEMENTATION OF THE ORION SATELLITE SYSTEM

   Orion currently provides its services with Orion 1 and with facilities leased from other providers covering areas outside the satellite's footprint. Ultimately the Company will provide these services with three satellites, together with facilities leased outside of its footprints. Orion 1 provides coverage of the Northern Atlantic Ocean region. Orion 2 is being designed to cover the Atlantic Ocean region but with coverage of points further East (into the Commonwealth of Independent States) and South (into Latin America and Africa), and Orion 3 is being designed to cover the Asia Pacific region.

   The design, construction, launch and in-orbit delivery of a satellite is a long and capital-intensive process. Satellites comparable to Orion's typically cost in excess of $200 million (exclusive of development, financing and other costs) and take two to three years to construct, launch and place in orbit. Prior to launch, the owner generally must obtain a number of licenses and approvals, including approval of the host country's national telecommunications authorities to construct and launch the satellite, coordination and registration of an orbital slot (of which there are a limited number) through the ITU to

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

avoid interference with other communications systems and a consultation on interference with INTELSAT (and EUTELSAT in the case of European satellites). Obtaining the necessary consents can involve significant time and expense, and in the case of the United States, requires a showing that the owner has the financial ability to fund the construction and launch of the satellite and to operate for one year. The Company has commenced construction of Orion 3 and plans to commence construction of Orion 2 prior to receipt of all regulatory approvals. Failure to obtain such approvals prior to launch would have a material adverse effect on the Company. See "Risk Factors -- Risks Relating to Orion's Business -- Approvals Needed; Regulation of Industry" and "Regulation" below.

   Orion 1 is expected to have an in-orbit useful life of approximately 10.7 years, estimated to end in October 2005, and Orion 2 and Orion 3 are expected to have in-orbit useful lives of 13 years and 15 years, respectively (based upon present design). While there can be no assurances that adequate financing and regulatory approvals will be obtained, Orion plans to launch replacement satellites as its satellites reach the end of their useful lives.

     ORION 1

   Orion 1 was launched in November 1994 and commenced commercial operations in January 1995.

   Satellite Design and Footprint. Orion 1, which is in geosynchronous orbit at 37.5|SD West longitude, is a high power Ku-band telecommunications satellite that contains 28 transponders of 54 MHz bandwidth and six transponders of 36 MHz bandwidth (although one of these transponders has not operated in accordance with specifications, as described below). The footprint of Orion 1 is shown below (although certain transponders of Orion 1 can be reconfigured to match changing business and telecommunications requirements).

                                    [DIAGRAM]

   Satellite Construction and Performance. Orion 1 was constructed by Matra Marconi Space's subsidiary MMS Space Systems Limited, one of the major satellite contractors in Europe. Orion 1 was designed both for the delivery of high-speed data and for high-powered digital video transmission to corporate users. In particular, Orion 1 was designed with high reception sensitivity, which enables two-way transmission from and to small earth stations, reducing the equipment and transmission cost to customers. Orion 1 has transatlantic networking capability, which allows users to uplink data in the U.S. or Europe and downlink that transmission simultaneously to the U.S.
and Europe.

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

   This configuration simplifies customers' transatlantic networking solutions. Orion believes that Orion 1's Ku-band technology and VSAT ground segment infrastructure is among the least expensive, most flexible technologies for interactive satellite transmissions in the North Atlantic market. Like most recent satellites, Orion 1 offers digitally compressed transmission, in addition to analog transmission, which allows the satellite to increase by up to ten fold its usable bandwidth per transponder, leading to greater revenue per transponder and greater network availability to customers in need of bandwidth on demand.

   When Orion 1 was delivered into orbit, one of the 36 MHz transponders with coverage of the United States did not perform in accordance with contract specifications. Orion settled the matter with the manufacturer for a one time refund of $2.75 million (which amount was applied as a mandatory prepayment under the existing Orion 1 Credit Facility). In addition, the manufacturer will pay Orion approximately $7,000 per month for the life of the satellite under the warranty to the extent the transponder is not used to generate revenue. Orion believes that the failure of such transponder to perform in accordance with specifications will not have a significant impact on Orion's ability to offer its services.

   In November 1995, one of Orion 1's components supporting nine transponders of dedicated capacity serving the European portion of the Orion 1 footprint, experienced an anomaly that resulted in a temporary service interruption, lasting approximately two hours. Full service to all affected customers was restored using redundant equipment on the satellite. The redundant equipment currently generates a majority of Orion's revenues. Orion believes, based on the data received to date by Orion from its own investigations and from the manufacturer, and based upon advice from Orion's independent engineering consultant, Telesat Canada, that because the redundant component is functioning fully in accordance with specifications and the performance record of similar components is strong, the anomalous behavior is unlikely to affect the expected performance of the satellite over its useful life. Furthermore, there has been no effect on Orion's ability to provide services to customers. However, in the event that the redundant component fails, Orion 1 would experience a significant loss of usable capacity. In such event, while Orion would be entitled to insurance proceeds of approximately $47 million and could lease replacement capacity and function as a reseller with respect to such capacity (at substantially reduced gross margins), the loss of capacity would have a material adverse effect on Orion. See "Risk Factors -- Risks Relating to Orion's Business -- Risks of Satellite Loss or Reduced Performance."

   Control of Satellite. Orion uses its tracking, telemetry and command facility in Mt. Jackson, Virginia (the "TT&C facility") to control Orion 1, and has in place backup facilities at its headquarters in Rockville, Maryland. In addition, Orion has a satellite control center at Orion's headquarters in Rockville, Maryland, from which commands can be sent to the satellite, directly, or remotely through the TT&C facility. Orion also has constructed a network management center at its headquarters to monitor the performance of Orion 1 and to perform diagnostic procedures on and to reconfigure its communications networks. Orion leases additional facilities in Europe for backup tracking, telemetry and command and network monitoring functions.

   ORION 2

   Schedule and Footprint. Orion intends to launch Orion 2 in the Atlantic Ocean region to bolster its European capacity and to expand its coverage area in the Commonwealth of Independent States, Latin America and parts of Africa. Orion 2 will be a high power Ku-band communications satellite which will contain
approximately   30  transponders  of  54  MHz  bandwidth.   Orion  has  obtained
conditional authorization from the FCC for the orbital slot at 12|SD West longitude for operation of Orion 2. The FCC has commenced the coordination process through the ITU and will commence consultation with INTELSAT upon request from Orion. Orion currently plans to commence construction of Orion 2 immediately after completion of the Offering and launch Orion 2 late in the second quarter of 1999. See "-- Satellite Construction, Launch and Performance" and "Risk Factors -- Risks Relating to Orion's Business -- Launch of Orion 2 and Orion 3 Subject to Significant Uncertainties."

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


                                    [DIAGRAM]


   Satellite Construction, Launch and Performance. Matra Marconi Space and MMS Space Systems are the prime contractors for Orion 2 and will use MMS Space Systems' EUROSTAR satellite platform for Orion 2. This platform was previously used for Inmarsat 2, Telecom 2, Hispasat and Orion 1. Lockheed Martin CLS will provide launch services for Orion 2 using the Atlas II A-S launch vehicle. Atlas II A-S, which is larger than the launch vehicle used for the launch of Orion 1, is an expanded version of Atlas II. All 26 of the Atlas II, II A and II A-S launches have been successful. There have been more than 500 Atlas flights since the first research and development launch in 1957. For a discussion of the Company's financing needs with respect to Orion 2, and related risks, see "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources" and "Risk Factors -- Risks Relating to Orion's Business -- Launch of Orion 2 and Orion 3 Subject to Significant Uncertainties -- Substantial Financing Requirements."

   The Orion 2 satellite will be tested extensively prior to launch. Matra Marconi Space is obligated to correct all defects in the satellite or its components discovered prior to the launch. If Orion 2 is launched but fails to meet the specified performance criteria following launch, or fails to arrive at its designated orbit within 180 days of launch, or is completely destroyed or incapable of operation, Orion 2 will be deemed a "constructive total loss." Upon a constructive total loss of Orion 2, Orion would generally be entitled to order from Matra Marconi Space a replacement satellite on substantially the same terms and conditions as set forth in the Orion 2 Satellite Contract, subject to certain pricing adjustments. If Orion 2 is substantially able to perform but fails to meet certain criteria for full acceptance, Orion 2 will be deemed a "partial loss." Upon a partial loss of Orion 2, Orion would be entitled to receive a partial refund based on calculations of Orion 2's performance capabilities. If Orion 2 is not a constructive total loss or partial loss, but does not meet the specified performance requirements at final acceptance or for five years thereafter, Matra Marconi Space may be required to make certain refund payments to Orion up to a maximum of approximately $10 million. Orion's principal remedy in the case of a constructive total loss or partial loss will be under the launch insurance the Company is to obtain. A total or partial loss will involve delays and loss of revenue, which will impair Orion's ability to service its indebt-

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

dness, and such insurance will not protect Orion against business interruption, loss or delay of revenues or similar losses and may not fully reimburse the Company for its expenditures. See "Insurance" below and "Risk Factors -- Risks Relating to Orion's Business -- Risks of Satellite Loss or Reduced Performance -- Limited Insurance for Satellite Launch and Operation."

   The Orion 2 Satellite Contract provides for incentive payments to encourage early delivery and limited liquidated damages payable in the event of late delivery. The incentive payments would equal $25,000 per day for each day that Orion 2 is delivered prior to the scheduled delivery date. Liquidated damages in the event of a late delivery of Orion 2 also would be calculated on a daily basis, with the aggregate amount not to exceed approximately $12 million. These liquidated damages would be Orion's exclusive remedy for late delivery, except as discussed above.

   Control of Satellite. Orion expects to use the TT&C facility to control Orion 2, and to use its existing network monitoring facilities in Rockville, Maryland and backup facilities in Europe.

   There can be no assurance that Orion 2 will be launched successfully. See "Risk Factors -- Risks Relating to Orion's Business -- Launch of Orion 2 and Orion 3 Subject to Significant Uncertainties."

   ORION 3

   Schedule and Footprint. Orion intends to launch Orion 3 in the Asia Pacific region. Orion 3 is expected to cover all or portions of China, Japan, Korea, India, Hawaii, Southeast Asia, Australia, New Zealand, and Eastern Russia. Orion 3 is expected to be a high-power satellite with 23 54 MHz and two 27 MHz equivalent Ku-band transponders, 10 36 MHz C-band transponders for use by Orion, and eight Ku-band transponders to be used by DACOM, a large Asian customer, for direct-to-home television services and other satellite services. Orion, through the Republic of the Marshall Islands, has filed the appropriate documentation to begin the ITU process to coordinate an orbital slot at 139|SD East longitude. Orion has not commenced the consultation process with INTELSAT with respect to such orbital slot. Orion commenced construction of Orion 3 in December 1996. Orion 3 is scheduled to be launched in the fourth quarter of 1998. See "Risk Factors -- Risks Relating to Orion's Business -- Launch of Orion 2 and Orion 3 Subject to Significant Uncertainties."

   For a discussion of Orion's financing needs with respect to Orion 3, see "Management's Discussion and Analysis of Financial Condition and Results of Operations of Orion -- Liquidity and Capital Resources" and "Risk Factors -- Risks Relating to Orion's Business -- Need for Substantial Additional Capital" and "-- Launch of Orion 2 and Orion 3 Subject to Significant Uncertainties -- Substantial Financing Requirements."

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


   The proposed coverage of Orion 3 is shown below.


                                    [DIAGRAM]


   Pre-Construction Customer. Orion has entered into a contract with DACOM Corp., a Korean communications company which provides international and long distance telephone and leased line services, international and domestic data communications and value added network services. Under the contract, DACOM will lease eight dedicated transponders on Orion 3 for 13 years for direct-to-home television service and satellite services, in return for payment of approximately $89 million payable over a period from December 1996 through seven months following the lease commencement date for the transponders. DACOM has the right to terminate the contract before March 1997 (and Orion would retain the $10 million paid) if it fails to obtain certain approvals. Payments are subject to refund if the successful launch and commencement of commercial operation of Orion 3 has not occurred by June 30, 1999. Although Orion 3 is scheduled to be launched in the fourth quarter of 1998, there can be no assurance that Orion will meet the delivery requirements of this contract. See "Risk Factors -- Risks Relating to Orion's Business -- Launch of Orion 2 and Orion 3 Subject to Significant Uncertainties -- Timing Uncertainties." As part of the arrangements with DACOM, Orion granted DACOM a warrant to purchase 50,000 shares of Common Stock at $14 per share.

   Satellite Construction, Launch and Performance. Orion has selected Hughes Space as the prime contractor for Orion 3 and will use a Hughes Space HS 601 HP satellite platform for Orion 3. Launch services for Orion 3 will be provided using the McDonnell Douglas Delta III launch vehicle. Delta III,
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


which is larger than the launch vehicle used for the launch of Orion 1, is an expanded version of the Delta II launch vehicle which has had 53 successful launches with a failure rate of less than 2%. There have been no Delta III flights to date, and the Company expects its launch to be the third Delta III flight based upon information provided by the launch vehicle manufacturer regarding its present flight schedules. For a discussion of the Company's financing needs with respect to Orion 3, and related risks, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity" and "Risk Factors -- Risks Relating to Orion's Business -- Launch of Orion 2 and Orion 3 Subject to Significant Uncertainties -- Substantial Financing Requirements."

   Under the proposed Orion 3 Satellite Contract, the Orion 3 satellite will be tested extensively prior to launch. Hughes Space is obligated to correct all defects in the satellite or its components discovered prior to the launch. The risk of loss or damage to Orion 3 passes from Hughes Space to Orion at the time of intentional ignition of Orion 3. After Orion 3 is launched and meets the specified performance criteria following launch, and has not suffered damage caused by any failure or malfunction of the launch vehicle, Hughes Space is required to perform in-orbit testing of Orion 3 to determine whether the transponders meet the specified performance criteria. If the transponders meet the specified performance criteria, Hughes Space is entitled to retain the full satellite performance payments described below. See "Insurance" and "Risk Factors -- Risks Relating to Orion's Business -- Satellite Risks -- Limited Insurance for Satellite Launch and Operation."

   Orion has options to purchase an additional satellite which may be used as a replacement satellite for Orion 3 to be launched within 12 to 19 months (depending on the option chosen by Orion), with fees for accelerating the construction after Orion places the order for completion of an additional satellite. Hughes Space is obligated to furnish the replacement satellite on terms substantially similar to those contained in the Orion 3 Satellite Contract.

   The Orion 3 Satellite Contract provides for incentive payments to encourage satellite performance and limited liquidated damages payable in the event of late delivery. The incentive payments could total $18 million depending on the satellite's performance, of which $10 million could be payable upon acceptance of the Orion 3 satellite and $8 million is payable over the course of the satellite's operational lifetime (all of which incentive payments are included in the contract price for Orion 3). In the event that it is determined during the Orion 3's operational lifetime that a transponder is not successfully operating, Orion is entitled to receive payment refunds under the Orion 3 Satellite Contract. Liquidated damages in the event of a late delivery of Orion 3 also would be calculated on a daily basis, with the aggregate amount not to exceed approximately $6 million. These liquidated damages would be Orion's exclusive remedy for late delivery.

   Control of Satellite. Orion expects to lease a tracking, telemetry and command facility in Asia to control Orion 3 and to maintain backup facilities in Korea, pursuant to arrangements with DACOM.

   There can be no assurance that Orion 3 will be launched successfully. See "Risk Factors -- Risks Related to Orion's Business -- Launch of Orion 2 and Orion 3 Subject to Significant Uncertainties."

ORBITAL SLOTS

   Orion 1: Orion has been licensed by the FCC and has completed the coordination process with INTELSAT to operate Orion 1 in geostationary orbit at 37.5' West longitude.

   Orion 2: Orion has obtained conditional authorization from the FCC for the construction, launch and operation of Orion 2 at 12' West longitude. On behalf of Orion, the FCC has commenced the orbital slot coordination process through the ITU. Orion believes that its use of the 12' West longitude slot for Orion 2 is not likely to interfere with proposed uses of adjacent slots filed for by other governments, except for a possible overlap of 75 MHz with one such filing as discussed more fully below under the caption "-- ITU Coordination Process." Orion will consult with INTELSAT regarding Orion 2, and believes that since there are no INTELSAT satellites located adjacent to the 12' West longitude orbital slot, the INTELSAT coordination should be obtained in due course.

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   Orion 3: Orion,  through the Republic of the Marshall Islands,  has filed the appropriate documentation with the ITU to begin the ITU coordination process for Orion 3 at 139' East longitude. Based upon the time of filing by the Republic of the Marshall Islands, Orion believes that the proposed orbital slot for Orion 3 would have effective priority under ITU procedures with respect to the 139' East longitude orbital slot, but some proposals for adjacent slots would be entitled to priority over the Company's proposal (through the Republic of the Marshall Islands) with respect to possible interference. Orion believes, based upon its monitoring of the other proposals and information in the industry regarding their progress, that none of the entities with effective priority over the Company's proposal (through the Republic of the Marshall Islands) will be able to launch a satellite prior to launch of Orion 3 to take advantage of such priority. Orion has not commenced the consultation process with INTELSAT with respect to Orion 3, but as in the case of Orion 2 expects to complete the INTELSAT coordination in due course.

   Other Orbital Slots: Orion has received an authorization from the FCC for a Ku-band satellite in geostationary orbit at 47' West longitude, and has coordinated this orbital position with INTELSAT. Orion has also filed an application with the FCC to operate a satellite at 126' East longitude. The FCC has filed documentation with the ITU to commence the coordination process for this slot. In May 1996, in response to Orion's application, the FCC assigned the U.S. domestic orbital location of 135' West longitude to Orion. In November 1996, the FCC granted authorization to Orion to utilize the slot, conditioned on Orion submitting financial qualification information, or documentation justifying a waiver of the financial requirements, within 120 days after the release of the individual order with respect to Orion's application. Orion presently intends to seek a waiver with respect to this 120 day requirement, but believes failure to obtain a waiver would not have a material affect on Orion or its business. Such 120 day requirement does not apply to authorization previously granted to Orion, such as for the 12' West longitude orbital slot proposed to be used for Orion 2.

   In September 1995, Orion filed applications for authority to construct, launch and operate Ka-band satellites at 78.0' East longitude, 93.0' West longitude, and 83.0' West longitude, and an amendment to its pending application to construct, launch and operate a Ku-band satellite at 127' West longitude to add a Ka-band payload. In addition, Orion filed an application to modify its authority to construct, launch and operate a Ku-band satellite at 47' West longitude to include a North/South beam configuration. On November 9, 1995, Orion filed an application for authority to construct, launch and operate a Ka-band satellite at 12' West longitude. In May 1996, the FCC assigned Ka-band orbital locations for 33 U.S. companies for international orbital locations, including two assigned to Orion at 78' East longitude and 126.5' East longitude, and one at 47' West longitude. This orbital assignment plan was conditioned upon authorization of the domestic portion of the proposed satellite systems. At approximately the same time the FCC made ITU filings for these satellites. The FCC order does not license these satellites, and some of the applications to use the orbital assignments are subject to further FCC processing. There are ongoing negotiations among the applicants concerning a consensual Ka-band orbital assignment plan to be submitted to the FCC to resolve a number of mutually exclusive orbital assignment requests, including Orion's pending Ka-band application for 93.0' West longitude, 83.0' West longitude and 127' West longitude. The FCC has indicated that if a consensus cannot be reached by the applicants, the FCC will itself resolve these orbital conflicts in the processing of these applications, and such processing will be in conformity with yet-to-be adopted Ka-band service rules. There can be no assurance that Orion will receive final licenses to operate at these orbital positions, or that the FCC will act favorably on Orion's other satellite filings.

   ITU Coordination Process. An international treaty to which the U.S. and the Republic of the Marshall Islands are parties requires coordination of satellite orbital slots through the procedures of the ITU. There are only a limited number of such orbital slots. ITU procedures provide for a priority to attach to proposals that are submitted first for a particular orbital slot and associated frequencies, and provide for protection from interference by satellites in adjacent slots. This priority does not establish legally-binding rights, but at a minimum establishes certain procedural rights and obligations for and with respect to the party that first submits its proposal.

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   Over  the  past  decade,  a  substantial   increase  in  satellite  proposals
introduced into the ITU coordination process has caused delays in that process. In addition, many proposals are submitted to the ITU for registration of satellite systems that ultimately are not constructed or launched. As a result, the ITU is investigating ways to improve or streamline the filing process for registration of orbital slots. In the meantime, it has become international practice for operators who propose to use a certain orbital slot to investigate and evaluate whether proposals to launch satellites into the same or a nearby orbital location are likely to result in actual operation, and for operators to negotiate with other countries or operators that propose to use the same or a nearby orbital location. There can be no assurance of the outcome of any objections to this international practice or as to the results of the ITU's investigations.

   Orion is involved in discussions with certain governments concerning their proposals to use orbital slots. While Orion believes that it can successfully coordinate and resolve any interference concerns regarding the use of the orbital locations and frequency bands proposed for Orion 2 and Orion 3, there can be no assurance that this will be achieved, nor can there be assurance that ITU coordination will be completed by the scheduled launch dates for Orion 2 and Orion 3.

   In the event that successful coordination cannot be achieved, Orion may have to modify the satellite design for Orion 2 or Orion 3 in order to minimize the extent of any potential interference with other proposed satellites using those orbital locations or frequency bands. Any such modifications may result in certain features of Orion 2 and Orion 3 differing from those described in this Prospectus and may result in limitations on the use of one or more transponders on Orion 2 or Orion 3 or delays in the launch of Orion 2 or Orion 3. In order to achieve successful coordination, Orion may also have to modify the operation of the satellites, or enter into commercial arrangements with operators of other satellites, in order to protect against harmful interference to Orion's operations. If interference occurs with satellites that are in close proximity to Orion 2 and Orion 3, or with satellites that are subsequently launched into locations in close proximity without completing ITU coordination procedures, such interference would have an adverse effect on the proposed use of the satellites and on Orion's business and financial performance. See "Risk Factors -- Risks Relating to Orion's Business -- Approvals Needed; Regulation of Industry."

INSURANCE

   Orion has obtained satellite in-orbit life insurance for Orion 1 covering the period from May 1996 to May 1997 in an initial amount of approximately $245 million providing protection against partial or total loss of the satellite's communications capability, including loss of transponders, power or ability to control the positioning of the satellite. The aggregate premium for in-orbit insurance for Orion 1 is approximately $6 million per annum.

   Orion intends to procure launch insurance for the construction, launch and insurance costs of Orion 2 and Orion 3. In the past, satellite launch insurance was generally procured approximately six months prior to launch. Recently, it has become possible to obtain a commitment from insurance underwriters well before that time, which fixes the rate and certain terms of launch insurance. Orion intends shortly to seek such a commitment from insurance underwriters to provide launch insurance for Orion 2 and Orion 3. Such insurance is expected to be quite costly, with present insurance rates ranging at or above 16% of the insured amount, depending upon such factors as the launch history and recent performance of the launch vehicle to be used and general availability of launch insurance in the insurance marketplace (although such rates have reached 20% or higher in the past several years). Such insurance can be expected to include certain contract terms, exclusions, deductibles and material change conditions that are customary in the industry. After launch of Orion 2 and Orion 3, the Company will need to procure satellite in-orbit life insurance for Orion 2 and Orion 3. There can be no assurance that such insurance will be available or that the price of such insurance or the terms and exclusions in the actual insurance policies will be favorable to the Company. Launch and in-orbit insurance for its satellites will not protect the Company against business interruption, loss or delay of revenues and similar losses and may not fully reimburse the Company for its expenditures. Accordingly, an unsuccessful launch of Orion 2 or Orion 3 or any significant loss of performance with respect to any of its satellites would have a material adverse effect on Orion and would impair Orion's ability to service its indebted-

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ness,  including  the  Notes.  See "Risk  Factors -- Risks  Relating  to Orion's
Business -- Risks of Satellite Loss or Reduced Performance -- Limited Insurance for Satellite Launch and Operation."

COMPETITION

   As a provider of data networking and Internet-related services, Orion competes with a large number of telecommunications service providers and value-added resellers of transmission capacity. As a provider of satellite transmission capacity, Orion competes with other providers of satellite and terrestrial facilities.

   Many of these competitors have significant competitive advantages, including long-standing customer relationships, close ties with regulatory and local authorities, control over connections to local telephone networks and have financial resources, experience, marketing capabilities and name recognition that are substantially greater than those of Orion. The Company believes that competition in emerging markets will intensify as incumbent service providers adapt to a competitive environment and international carriers increase their presence in these markets. The Company also believes that competition in more developed markets will intensify as larger carriers consolidate, enhance their international alliances and increase their focus on data networking. Orion's ability to compete with these organizations will depend in part on Orion's ability to price its services at a significant discount to terrestrial service providers, its marketing effectiveness, its level of customer support and service and the technical advantages of its systems.

SERVICE PROVIDERS

   Orion has encountered strong competition from major established carriers such as AT&T, MCI, Sprint, British Telecom, Cable & Wireless, Deutsche Telekom, France Telecom and Kokusai Denshin Denwa, which provide international telephone, private line and private network services using their national telephone networks and link to those of other carriers. A number of these carriers have formed global consortia to provide private network services, including AT&T -- Unisource Services Company (AT&T, PTT Telecom Netherlands, Telia (Sweden), Swiss Telecom PTT and Telefonica of Spain), Concert (British Telecom and MCI), and Global One (Sprint, France Telecom and Deutsche Telekom). Other service providers include MFS Worldcom (which acquired IDB Communications Group, Inc. and Wiltel International, Inc.), Infonet, SITA, Telemedia International, Spaceline, ANT Bosch (which is being acquired by General Electric), Teleport Europe, Impsat, and various local resellers of satellite capacity. Finally, service organizations that purchase satellite capacity, VSAT and other hardware and install their own networks may be considered competitors of the Company with respect to their own networks. Although these carriers and service providers are competitors, some are also Orion's customers. Orion believes that all network service providers are potential users of Orion's satellite capacity for the network services they offer their customers. See "Risk Factors -- Risks Relating to Orion's Business -- Potential Adverse Effects of Competition."

SATELLITE CAPACITY

   Orion provides fixed satellite service and does not intend to compete with proposed mobile satellites or low earth orbit systems ("LEO") such as Globalstar, Iridium or Odyssey (although the Company does expect to compete with Teledesic, a proposed LEO system), or, with the exception of the pre-leased transponders on Orion 3 to be used for video transmissions, with direct-to-home satellite systems such as Primestar, DirectTV or EchoStar. Mobile satellite services are characterized by voice and data transmission to and from mobile terminals on platforms such as ships or aircraft. Direct-to-home services are characterized by the transmission of television and entertainment services directly to consumers. Orion's satellites will compete with trans-Atlantic fixed satellite systems, European regional and domestic systems and Asian systems.

   Existing International and Trans-Atlantic Satellite Systems. The market for international fixed satellite communications capacity has been dominated by INTELSAT for thirty years, and INTELSAT can be expected to continue to dominate this market for the foreseeable future. INTELSAT, a consortium of approximately 138 countries established by international treaty in 1964, owns and operates the largest

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fleet of commercial geosynchronous satellites in the world (25 satellites,  with additional satellites on order). INTELSAT's satellites have historically been general purpose, lower-power satellites designed to serve large areas with public telephone service transmitted between expensive gateway earth stations. INTELSAT generally provides capacity directly to its signatories who then market such capacity to their customers. The availability of new services generally is subject to the discretion of each country's signatory and INTELSAT is required under its charter to set its pricing in order to achieve a fixed pre-tax return on equity that is established from time to time by INTELSAT's board of governors. INTELSAT is considering a restructuring and it is expected that the Intelsat Assembly of Parties will decide on a new structure for the organization in 1997. Any restructuring of INTELSAT that increases its marketing flexibility could materially impact Orion's ability to compete in the market for private satellite delivered services.

   PanAmSat currently operates four satellites, with one satellite providing coverage in each of the Atlantic Ocean region, the Asia Pacific region and Indian Ocean region (the fourth covers the Atlantic Ocean region but is near the end of its useful life). These satellites primarily provide broadcasting services, such as television programming and backhaul operations. PAS 3, launched in January 1996, with coverage of the Atlantic Ocean, competes directly with Orion 1. It has performance attributes which are generally comparable to those of Orion 1 and carries 16 Ku-band transponders, of which 8 transponders are capable of providing service to or within Europe, and 16 C-band transponders. PanAmSat has announced that it intends to launch four additional satellites, two in 1997 that will provide coverage of the U.S., Central America and Mexico, and two that will provide coverage of the Indian and Pacific Ocean regions, respectively, in 1997 and early 1998. PanAmSat is in the process of selling a controlling interest to Hughes Electronics Corp., which is the largest private space-related company in the world. This transaction will enhance PanAmSat's ability to compete with Orion.

   Existing European Regional and Domestic Satellite Systems. In Europe, Orion competes with certain regional satellites systems and may compete with domestic satellite systems. Regional and domestic satellite systems generally have limited ability to serve customers with needs for extensive international networks. Orion's primary competitor in Europe is the major regional satellite system operated by EUTELSAT. EUTELSAT, established in 1977, presently comprises over approximately 45 member countries. EUTELSAT operates seven satellites, providing telephony, television, radio and data services, and has announced a plan to launch five new satellites through 1998.

   Asian Pacific Region Satellite Systems. Orion believes that currently-operating satellite systems in the Asia Pacific region generally are limited in their ability to provide private network and similar services at an acceptable performance level due to insufficient power, limited Ku-band capacity and limited geographic coverage. Nevertheless, there is a large number of satellite systems operating in Asia. The major Asia Pacific regional satellite systems include the AsiaSat system licensed in Hong Kong (with two satellites in operation and a third planned for launch in 1997), the Chinese Apstar system (also with two satellites in operation and a third planned for launch near the end of 1997) and the Indonesian Palapa system (with three satellites in orbit and plans to launch at least three more satellites through 1999). Japan has licensed several satellite networks for domestic and international service, including the JCSat series (three satellites in operation and a fourth planned for launch in 1997), NTT's two N-Star satellites, and Space Communications Corporation's Superbird A and B (with a third planned for 1997). Optus operates four Australian domestic satellites that offer limited international coverage and plans several follow-on satellites. Korea operates Koreasat 1 and 2, primarily for domestic service, with plans for a third satellite that would offer expanded regional service in 1999. Thailand has licensed the Thaicom system, with two domestic satellites in operation, and plans two new satellites in 1997 offering regional coverage. Measat operates a Malaysian system consisting of two satellites providing DTH service to Malaysia and parts of Asia.

   Other Satellite Systems. There are numerous satellites other than the ones discussed above that compete to some extent with Orion. In addition, the Company is aware of a substantial number of satellites that are in construction or in the planning stages. Most of these satellites will cover areas within the footprint of Orion 1 and/or the proposed footprints of Orion 2 and Orion 3. As these new satellites commence operations, they (other than replacement satellites not significantly larger than the ones they replace) will substantially increase the capacity available for sale in the company's markets. After a

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satellite  has been  successfully  delivered  in  orbit,  the  variable  cost of transmitting additional data via the satellite is limited. Accordingly, absent a corresponding increase in demand, this new capacity can be expected to result in significant additional price reductions. For example, Teledesic Corporation proposes to operate up to 840 low earth orbit small satellites by 2001 to provide global fixed satellite services (including voice, data and broadband transmission services). Although Orion cannot assess to what degree, if any, these proposed satellites might compete with Orion in the future, Teledesic could provide significant competition to the Company. See "Risk Factors -- Risks Relating to Orion's Business -- Potential Adverse Effects of Competition."

TERRESTRIAL CAPACITY

   Orion   competes   with   terrestrial   facilities   for   intra-Europe   and
trans-Atlantic capacity.

   European Facilities. Orion's services compete with terrestrial telecommunications delivery services, which are being improved gradually through the build-out of fiber optic networks and a move from analog to digital switching. As fiber networks and digital network switching become more prevalent, the resulting improved and less expensive terrestrial capacity increasingly competitive with Orion's services.

   Undersea Cable. Undersea fiber optic cable capacity has increased substantially in recent years. Although Orion believes that undersea cable capacity is not as well suited as satellite capacity to serve the requirements of video broadcasters or the demand for multi-point private network services, fiber optic and coaxial cables are well suited for carrying large amounts of bulk traffic, such as long distance telephone calls, between two locations. Operators of undersea fiber optic cable systems typically are joint ventures among major telecommunications companies. Orion expects strong competition from these carriers in providing private network services.

REGULATION

REGULATORY OVERVIEW

   The international telecommunications environment is highly regulated. As an operator of privately owned international satellite systems licensed by the United States, Orion is subject to the regulatory authority of the United States (primarily the FCC) and the national communications authorities of the countries in which it provides service. Each of these entities can potentially impose operational restrictions on Orion. In addition, Orion is subject to the INTELSAT and EUTELSAT consultation processes. The changing policies and regulations of the United States and other countries will continue to affect the international telecommunications industry. Orion cannot predict the impact that these changes will have on its business or whether the general deregulatory trend in recent years will continue. Orion believes that continued deregulation would be beneficial to Orion, but deregulation also could reduce the limitations facing many of its existing competitors and potential new competitors.

   The operation of Orion 2 and Orion 3 will require a number of regulatory approvals, including (i) the approvals of the FCC (in the case of Orion 2), (ii) completion of successful consultations with INTELSAT and, in the case of Orion 2, with EUTELSAT; (iii) satellite "landing" rights in countries that are not INTELSAT signatories or that require additional approvals to provide satellite or VSAT services; and (iv) other regulatory approvals. Obtaining the necessary licenses and approvals involves significant time and expense, and receipt of such licenses and approvals cannot be assured. Failure to obtain such approvals would have a material adverse effect on Orion and on its ability to service its indebtedness and the value of the Orion Newco Common Stock. In addition, Orion is required to obtain approvals from numerous national local authorities in the ordinary course of its business in connection with most arrangements for the provision of services. Within Orion 1's footprint, such approvals generally have not been difficult for Orion to obtain in a timely manner. However, the failure to obtain particular approvals has delayed, and in the future may delay, the provision of services by Orion. See "Risk Factors -- Risks Relating to Orion's Business -- Approvals Needed; Regulation of Industry."

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AUTHORITY TO CONSTRUCT, LAUNCH AND OPERATE SATELLITES

   Orion 1. In June 1991, Orion received final authorization from the FCC (the "Orion 1 License") to construct, launch and operate a Ku-band satellite in geostationary orbit at 37.5' West longitude in accordance with the terms, conditions and technical specifications submitted in its application to the FCC. The Orion 1 license from the FCC expires in January 2005. Although Orion has no reason to believe that its licenses will not be renewed (or new licenses obtained) at the expiration of the license term, there can be no assurance of renewal.

   Orion 2. Orion has obtained conditional authorization from the FCC for the orbital slot at 12' West longitude for operation of Orion 2. The Orion 2 authorization will not become final until Orion completes a consultation with INTELSAT and demonstration to the FCC of its financial ability to meet the costs of construction, the launch of its satellite and operating expenses for one year following launch. Orion has not yet met the required financial qualifications demonstration to the FCC. It is required to make such showing within 90 days after completion of INTELSAT consultation, and accordingly intends to commence consultation with INTELSAT after it has obtained an additional financing and believes it can make the required financial showing. The application filed with the FCC for Orion 2 contains a technical proposal different than that currently being coordinated with the ITU, and will need to be amended. Orion has no reason to believe that the FCC will not approve such amendment or that the amendment will cause material delay in obtaining final FCC authority for Orion 2.

   Orion 3. Orion is pursuing an orbital slot at 139' East longitude through the Republic of the Marshall Islands. Under an agreement with the Republic of the Marshall Islands entered into in 1990, the Republic of the Marshall Islands agreed to file with the ITU all documents necessary to secure authorization for Orion to operate a satellite in geo-stationary orbit. In return for the right to utilize any orbital slots secured by the Republic of the Marshall Islands, Orion must, among other things, (i) commence construction of a functioning operating center for satellites serving the Pacific Island portion of the Orion Asia Pacific network at least a year prior to the operation of an Orion satellite,
(ii) train and support certain employees designated by the Republic of the Marshall Islands at least a year prior to the operation of an Orion Asia Pacific satellite, and (iii) construct, equip and install (except for power supply or back-up) four earth stations capable of handling a "T-1" circuit for operation with the Orion Asia Pacific system prior to the operation of an Orion Asia Pacific satellite.

CONSULTATION WITH INTELSAT AND EUTELSAT

   Orion 1. Prior to receiving final licensing and launch authority for Orion 1, Orion successfully completed its consultation with INTELSAT pursuant to the INTELSAT Treaty. A similar consultation for Orion 1 was completed with EUTELSAT in May 1994. Additional consultations or other approvals may be needed in individual countries for the use of VSATs.

   Orion 2. Orion has not commenced consultations with INTELSAT or EUTELSAT for Orion 2, and intends to commence such consultation with INTELSAT for Orion 2 when it is ready to make its financial showing to the FCC, as discussed above. Orion believes that since there are no INTELSAT or EUTELSAT satellites located adjacent to the 12' West longitude orbital slot, the INTELSAT and EUTELSAT coordination should be obtained in due course.

   Orion 3. Orion has not commenced consultations with INTELSAT for Orion 3, but Orion believes that since there are no INTELSAT satellites located adjacent to the 139' East longitude orbital slot, the INTELSAT coordination should be obtained in due course.

INTERNATIONAL TELECOMMUNICATION UNION

   An international treaty to which the U.S. and the Republic of the Marshall Islands are parties requires coordination of satellite orbital slots through the procedures of the ITU. The process for coordinating orbital slots through the ITU is discussed under the caption " -- Orbital Slots -- ITU Coordination Process."

   Orion 1: After Orion 1 reached its orbital position and commenced operation, the FCC notified the ITU. This concluded the process for coordination of the Orion 1 orbital slot.

   Orion 2: On behalf of Orion, the FCC has commenced the orbital slot coordination process through the ITU. Orion believes that its use of the 12' West longitude slot for Orion 2 is not likely to interfere with proposed uses of adjacent slots filed for by other governments, except for a possible overlap of 75 MHz with one proposal as discussed more fully under the caption "-- Orbital Slots -- ITU Coordination Process."

   Orion 3: Orion, through the Republic of the Marshall Islands, has filed the appropriate documentation with the ITU to begin the ITU coordination process for Orion 3 at 139' East longitude. As discussed more fully under the caption "-- Orbital Slots -- ITU Coordination Process," based upon the time of filing by the Republic of the Marshall Islands, Orion believes that the proposed orbital slot for Orion 3 would have priority under ITU procedures with respect to the 139' East longitude orbital slot, but some proposals by other administrations for adjacent slots would be entitled to effective priority over the proposal by the Republic of the Marshall Islands with respect to possible interference. Orion believes, based upon its monitoring of the proposals of other administrations and information in the industry regarding their progress, that none of the administrations with effective priority over the proposal by the Republic of the Marshall Islands will be able to launch a satellite prior to launch of Orion 3 to take advantage of such priority. Orion also believes that it can complete the ITU coordination process for Orion 3 at 139' East longitude, however, there can be no assurance that this will be achieved.

UNITED STATES REGULATORY RESTRICTIONS

   Orion is subject to regulation under the Communications Act, the FCC's July 1985 Separate Systems decision as modified by subsequent FCC decisions, other FCC regulations, and the terms of the various orders issued by the FCC with respect to Orion and its subsidiaries, including the terms of the Orion 1
License. These regulations, orders and authorizations impose various restrictions on Orion and on other similarly situated companies. Certain important restrictions are described below.

   Limited Interconnection with Public Switched Message Networks. Under current U.S. policies concerning "separate satellite systems," such systems may provide:
(i) all services not  interconnected  with the public switched  network ("PSN");
(ii) emergency restoration services and up to 8,000 64 kbps equivalent circuits per satellite interconnected with the PSN for common carrier public switched international services; and (iii) interconnected private line services. Under applicable FCC orders, Orion has been authorized to provide up to 8,000 64 kbps equivalent circuits interconnected to the PSN for public switched services. All U.S. restrictions on the interconnection of public switched networks with separate satellite systems are expected to terminate in the first quarter of 1997. Orion's networking business is intended to be non-common carrier service, and accordingly it will not be permitted to provide interconnected switched services, but will be permitted to sell this capacity to common carriers.

   Use of the Orion 1 Satellite System for U.S. Domestic Services. In January 1996, the FCC eliminated certain distinctions between U.S. licensed domestic satellites and separate satellite systems. It authorized both sets of U.S. licensed satellite operators to provide both domestic and international services. Domestic operators have designed their current satellite facilities principally for continental U.S. coverage of the United States, and thus may as a general matter offer only limited competition for international services at the outset. However, future satellite designs of domestic satellite operators could be modified to more directly compete in the international market.

   New Orbital Locations. The FCC now requires applicants, at the time of filing for an orbital position (either domestic arc or international orbital position), to demonstrate the financial ability to construct, launch and operate that satellite for a one year period. This new requirement will have no change in the licensing of Orion's orbital positions at 37.5' West, 12' West, 47' West longitude and 126' East longitude (the orbital slot at 139' East longitude is not being pursued through the FCC and is not subject to the financial showing requirement.) To the extent that Orion is seeking an orbital location through the FCC, Orion will need to have significant financing on hand at the time of application or obtain a waiver of the required financial demonstration. There is no assurance that Orion will be able to obtain such waiver.

   Unauthorized Transfer of Control. The Communications Act bars a change in control of the holder of FCC licenses without prior approval from the FCC. Any finding that a change of control without prior FCC approval had occurred could have a significant adverse effect on Orion's ability to implement its business plan.

INTERNATIONAL REGULATION

   Orion will need to comply with the applicable laws and obtain the approval of the regulatory authority of each country in which it proposes to provide network services or operate VSATs. The laws and regulatory requirements regulating access to satellite systems vary from country to country. Some countries have substantially deregulated satellite communications, making customer access to Orion services a simple procedure, while other countries maintain strict monopoly regimes. The application procedure can be time-consuming and costly, and the terms of licenses vary for different countries.

   Orion provides service using the licenses it obtains or that are obtained by local ground operators or, in certain cases, through customer-obtained authorizations. For example, Orion's representatives in the United Kingdom (Kingston Communications), France (Matra Hachette), Germany (Nortel Dasa) and Italy (Telecom Italia) have licenses in such countries. Orion also has obtained "landing rights" through the INTELSAT treaty (although each INTELSAT signatory country retains sovereignty over the transmission of satellite signals and retains the right to object to the use of satellites within its borders). Orion is now authorized, either directly or through its ground operators, to provide service in 27 European countries.

   Orion expects to pursue a similar strategy in Asia and Latin America. In addition, Orion will need to comply with the national laws of each country in which it provides services. Laws with respect to satellite services are currently unclear in certain jurisdictions, particularly within the Orion 3 footprint. In certain of these jurisdictions, satellite services may only be provided via domestic satellites. The Company believes that certain of these restrictions may change and it can structure its operations to comply with the remaining restrictions. However, there can be no assurance in this regard. See "Risk Factors -- Risks Relating to Orion's Business -- Approvals Needed; Regulation of Industry."

HUMAN RESOURCES

   As of October 31, 1996, Orion and its subsidiaries had 175 full time employees. Of its total work force, six are part of management, 44 are in engineering or satellite control operations, 75 are in marketing, sales and sales support, and 50 are devoted to support and administrative activities.

LEGAL PROCEEDINGS

   In October 1995, Skydata Corporation ("Skydata"), a former contractor, filed suit against Orion Atlantic, Orion Satellite Corporation and Orion, in the United States District Court for the Middle District of Florida, claiming that certain Orion Atlantic operations using frame relay switches infringe a Skydata patent. Skydata's suit sought damages in excess of $10 million and asked that any damages assessed be trebled. On December 11, 1995, the Orion parties filed a motion to dismiss the lawsuit on the grounds of lack of jurisdiction and violation of a mandatory arbitration agreement. In addition, on December 19, 1995, the Orion parties filed a Demand for Arbitration against Skydata with the American Arbitration Association in Atlanta, Georgia, requesting damages in excess of $100,000 for breach of contract and declarations, among other things, that Orion and Orion Atlantic own a royalty-free license to the patent, that the patent is invalid and unenforceable and that Orion and Orion Atlantic have not infringed on the patent. On March 5, 1996, the court granted the Company's motion to dismiss the lawsuit on the basis that Skydata's claims are subject to arbitration. Skydata appealed the dismissal to the United States Court of Appeals to the Federal Circuit. Skydata also filed a counterclaim in the arbitration proceedings asserting a claim for $2 million damages as a result of the conduct of Orion and its affiliates. On May 15, 1996, the arbitrator granted the Orion parties' request for an initial hearing on claims relating to the Orion parties' rights to the patent, including the co-ownership claim and other contractual claims.

   On November 9, 1996, Orion and Skydata executed a letter with respect to the settlement in full the pending litigation and arbitration. As part of the settlement, the parties are to release all claims by either side relating in any way to the patent and/or the pending litigation and arbitration. In addition, Skydata is to grant Orion (and its affiliates) an unrestricted, world-wide paid-up license to make, have made, use or sell products or methods under the patent and all other corresponding continuation and reissue patents. Orion is to pay Skydata $437,000 over a period of two years as part of the settlement. The parties are in the process of documenting the terms of the settlement in a formal settlement agreement.

   While Orion is party to regulatory proceedings incident to its business, there are no material legal proceedings pending or, to the knowledge of management, threatened against Orion or its subsidiaries.

                     MANAGEMENT OF ORION AND ORION NEWCO

DIRECTORS AND EXECUTIVE OFFICERS


   Orion's Board is, and following the Merger Orion Newco's Board will be, divided into three classes of directors, serving staggered three-year terms. The directors and executive officers of Orion and their ages and (in the case of directors) terms as of November 15, 1996 are as follows:


                                                                                TERM EXPIRES
        NAME           AGE                 POSITION WITH ORION                  (DIRECTORS)
--------------------  ----- ------------------------------------------------- ---------------
Gustave M. Hauser ..  67    Chairman, Director                                1998
                            President and Chief Executive Officer, Director
W. Neil Bauer.......  50    (Principal Executive Officer)                     1999
                            Vice President, Chief Financial Officer and
                            Treasurer (Principal Financial Officer and
David J. Frear......  40    Principal Accounting Officer)
                            Vice President, Corporate and Legal Affairs, and
Richard H. Shay.....  55    Secretary
                            Senior Vice President, Orion Satellite
                            Corporation and General Manager, Engineering and
Denis Curtin........  57    Satellite Operations
                            Vice President of Orion and President, Orion
Hans C. Gin|fer.......57    Asia Pacific Corporation
                            Vice President of Orion and President, Orion
Douglas H. Newman ..  57    Satellite Corporation
Richard J. Brekka ..  35    Director                                          1997
Warren B. French,
Jr..................  73    Director                                          1997
Barry Horowitz......  52    Director                                          1998
Sidney S. Kahn......  59    Director                                          1999
John G. Puente......  66    Director                                          1998
W. Anthony Rice.....  44    Director                                          1997
John V. Saeman......  60    Director                                          1998
Robert M. Van
Degna...............  52    Director                                          1999


BACKGROUND OF DIRECTORS AND EXECUTIVE OFFICERS


   Information with respect to the business experience and the affiliations of the directors and executive officers of Orion (and, following the Merger, Orion Newco) is set forth below.

   Gustave M. Hauser has been Chairman of Orion since January 1996 and has been a director of Orion since December 1982. Since 1983, he has been Chairman and Chief Executive Officer of Hauser Communications, Inc., an investment and operating firm specializing in cable television and other electronic communications. From 1973 to 1983 he served as Chairman and Chief Executive Officer of Warner-Amex Cable Communications, Inc. (formerly Warner Cable Communications, Inc.), a major multiple system operator of cable television systems and originator of satellite delivered video programming. He is a trustee of the Museum of Television and Radio. He is a past Vice Chairman of the National Cable Television Association, and from 1970 to 1977 he served, by appointment of the President of the United States, as a director of the Overseas Private Investment Corporation.

   W. Neil Bauer has been President of Orion since March 1993, and has been Chief Executive Officer and a director since September 1993. From 1989 to February 1993, Mr. Bauer was employed by GE American Communications, Inc., where he served as Senior Vice President and General Manager of

Commercial Operations. Prior to 1989, Mr. Bauer was Chief Financial Officer of GE American Communications, Inc. and later head of commercial sales. He held several key financial planning positions at GE/RCA from 1984 through 1986 focused on operational and business analysis of diverse business units including all communications units. From 1974-1983, he was employed by RCA Global Communications, an international record carrier. During this period, he held several financial and operational positions and was responsible for financial and business planning.

   David J. Frear has been Vice President and Chief Financial Officer of Orion since November 1993 and Treasurer of Orion since January 1994. From September 1990 through April 1993, Mr. Frear served as Vice President and Chief Financial Officer of Millicom Incorporated, an international telecommunications service company. From January 1988 to September 1990, Mr. Frear held various positions in the investment banking department at Bear, Stearns & Co. Inc. Mr. Frear received his CPA in 1979.

   Richard H. Shay has been Secretary of Orion since January 1993 and a Vice President since April 1992. From July 1981 until September 1985, Mr. Shay served as Chief Counsel to the National Telecommunications and Information Administration ("NTIA") of the U.S. Department of Commerce and then as Deputy General Counsel to the Department, where he was responsible for the legal matters of the Department's agencies. In his capacity as Chief Counsel to NTIA, Mr. Shay also served as Acting Director of its Office of International Policy, served on the official U.S. delegation to the 1982 Nairobi Plenipotentiary Conference of the ITU and was involved in preparation for the 1983 ITU Direct Broadcast Satellite World Administrative Radio Conference.

   Denis J. Curtin is Senior Vice President, OrionSat and General Manager, Engineering and Satellite Operations. He joined the Company in September 1988 as Vice President, Engineering. He previously was Senior Director of Satellite Engineering of COMSAT's Systems Division. While at COMSAT, Dr. Curtin served for over 21 years in the systems engineering, program and engineering management of both domestic and international satellite systems. He has an MS in Physics, a Ph.D. in Mechanical Engineering, and has published numerous papers on solar cell and solar array technology, is the editor of the Trends in Satellite Communications and is a Fellow of the American Institute of Astronautics and Aeronautics.

   Hans C. Giner became President of Orion Asia Pacific, Orion's subsidiary devoted to pursuing construction and launch of a satellite covering the Asia Pacific region, in the fourth quarter of 1995 and a Vice President of Orion in the first quarter of 1996. Mr. Gin|fer served as a consultant to Orion from October 1995 through January 1996 relating to similar matters. Prior thereto, he held senior positions in the satellite and telecommunications industries for more than 20 years. Most recently, from April 1994 through September 1995 he served as President of Stellar One Corporation, a high-tech company designing, manufacturing and distributing technologies for telecommunications groups, particularly local telephone and cable television companies. Prior to that, from November 1987 through March 1994, Mr. Gin|fer held several positions for, and ultimately served as president and CEO of Millisat Holdings, Inc., a member of the Millicom Group, with worldwide responsibility for development of media and telecommunications properties, including broadcast, cable and wireless television.

   Douglas H. Newman has been President of Orion Satellite Corporation since October 16, 1995. Mr. Newman was with Sprint International as Vice President and General Manager Asia-Pacific Division from July 1993 until October 1994. He served as Vice President World Wide Sales and Marketing for Analog Devices Inc. from December 1988 to July 1993. Prior to that he was a Vice President of National Semiconductor Corporation both in Europe and the United States from May 1979 until December 1988. Earlier, he spent 15 years at Texas Instruments Inc.'s European Semiconductor Division in a variety of management positions in engineering, marketing and sales.

   Richard J. Brekka has been a director of Orion since June 1994. He is a Managing Director of CIBC Wood Gundy Capital ("CIBC-WG"), the merchant banking division of Canadian Imperial Bank of Commerce and is a Director and the President of CIBC Wood Gundy Ventures, Inc., an indirect wholly owned subsidiary of Canadian Imperial Bank of Commerce. Mr. Brekka joined CIBC-WG in February 1992. Prior to joining CIBC-WG, Mr. Brekka was an officer of Chase Manhattan Bank's merchant banking group from February 1988 until February 1992.

   Warren B. French, Jr. has been a director of Orion since August 1988. He was President and a director of Shenandoah Telephone Company of Edinburg, Virginia from 1973 to 1988 and President and a director of Shenandoah Telecommunications Company, the parent company of Shenandoah Telephone Company, from 1981 to 1988. From 1988 through 1995, he was Chairman and a director of Shenandoah Telecommunications Company. He is a past Chairman of the United States Telephone Association and is a former director of First National Corporation.

   Barry Horowitz has been a director of Orion since May 1996. He is President and Chief Executive Officer of Mitretek Systems, Inc. Mitretek works with federal, state and local governments as well as other non-profit public interest organizations on technology-based research and development programs. Mitretek was incorporated in December 1995 as a result of a restructuring with The MITRE Corporation. Principal capabilities are related to information and environmental system technologies. In addition, Dr. Horowitz is President and Chief Executive Officer of Concept 5 Technologies, Inc., a subsidiary of Mitretek, which provides technical services to commercial clients, with its initial focus on the financial community. Prior to the restructuring and since 1969, Dr. Horowitz served MITRE in several capacities, including Trustee and President and CEO.

   Sidney S. Kahn has been a director of Orion since July 1987. He is presently a private investor. From 1977 to December 1989, he was Senior Vice President of E.F. Hutton Company, Inc., a wholly owned subsidiary of the E.F. Hutton Group, Inc. He is also a director of Delia's, Inc.

   John G. Puente has been a director since 1984. Mr. Puente was Chairman of Orion from April 1987 through January 1996, and since July, 1996 has been serving as a consultant to the Company and chairman of the Company's Executive Committee. He served as Chief Executive Officer of Orion from April 1987 through September 1993. He was a director and, from 1978 to April 1987, served as Senior Vice President, Executive Vice President or Vice Chairman of M/A-COM, Inc., a diversified telecommunications and manufacturing company. He was a founder of SouthernNet, Inc., a fiber optic long distance communications company and one of the two companies that merged to form Telecom*USA, Inc. (which was later acquired by MCI), serving as a director of SouthernNet from July 1984 until August 1987, and Chairman of the Board of SouthernNet from July 1984 until December 1986. During his tenure as Chairman of the Board of SouthernNet, Mr. Puente was instrumental in the founding of the National Telecommunications Network, a national consortium of long distance fiber optic communications companies, and was its first chairman. In 1972 Mr. Puente was a founder of DCC, Inc., of which he became Chairman and CEO. In 1978 DCC, Inc. was acquired by Microwave Associates to form M/A-COM, Inc.; DCC, Inc., subsequently was acquired by Hughes Aircraft Company and became Hughes Network Systems, Inc. Mr. Puente also played a prominent role in the early development of the communications satellite industry, holding technical and executive positions in COMSAT and American Satellite Corporation.

   W. Anthony Rice has been a director of Orion since January 1994. Mr. Rice is Chief Executive Officer of British Aerospace Asset Management, the business unit responsible for all of the company's activities in respect of commercial aircraft leasing and financing. Previously, he served as Group Treasurer of British Aerospace Plc from 1991 until the end of 1995. British Aerospace is Europe's leading defense and aerospace company.

   John V. Saeman has been a director of Orion since December 1982. He is an owner of Medallion Enterprises LLC, a private investment firm located in Denver, Colorado. Mr. Saeman was Vice Chairman and Chief Executive Officer of Daniels & Associates, Inc. and its related entities in the telecommunications field from 1980 to 1988. He is former director as well as past Chairman of Cable Satellite Public Affairs Network (C-Span) as well as a former director and past Chairman of the National Cable Television Association. Mr. Saeman was a director of Celerex Corporation and is a director of Nordstrom National Credit Bank. Celerex Corporation filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code in 1995.

   Robert M. Van Degna has been a director of Orion since June 1994. He is the managing general partner of Fleet Equity Partners. Mr. Van Degna joined Fleet Financial Group in 1971 and has held a variety of lending and management positions until he organized Fleet Equity Partners in 1982 and became its managing general partner. Mr. Van Degna also serves as a director of ACC Corporation and, Preferred Networks, Inc.

   Orion's Certificate of Incorporation and Bylaws provide that the Board of Directors of Orion, which presently consists of 11 members (with one vacancy), shall consist of that number of directors determined by resolution of the Board of Directors. The Charter provides that the Board of Directors shall be divided into three classes, each consisting of approximately one-third of the total number of directors. Class I Directors, consisting of Messrs. Hauser, Puente and Saeman, will hold office until the 1998 annual meeting of stockholders; Class II Directors, consisting of Messrs. Bauer, Horowitz, Kahn and Van Degna will hold office until the 1999 annual meeting of stockholders; and Class III Directors consisting of Messrs. Brekka, Rice and French will hold office until the 1997 annual meeting of stockholders. There are no family relationships among any of the directors or officers of Orion. Executive officers serve at the discretion of the Board of Directors.

   Three directors, Messrs. Rice, Brekka and Van Degna, were elected pursuant to agreements with each of British Aerospace, CIBC and Fleet, respectively, which terminated in August 1995 when the Orion Common Stock became publicly traded.

COMMITTEES OF THE BOARD OF DIRECTORS

   The Board of Directors has established a Committee on Auditing, Corporate Responsibility and Ethics (the "Audit Committee"), a Committee on Human
Resources and Compensation (the "Compensation Committee"), an Executive Committee, a Finance Committee and a Nominating Committee.

   The Audit Committee is composed of Messrs. Van Degna (chairman), Hauser and Kahn. The Audit Committee examines and considers matters relating to the financial affairs of Orion, including reviewing Orion's annual financial statements, the scope of the independent annual audit and the independent auditors' letter to management concerning the effectiveness of Orion's internal financial and accounting controls. From the time Orion became subject to the Exchange Act through December 31, 1995 (the "1995 Public Company Period"), the Audit Committee held one meeting.

   The Compensation Committee is composed of Messrs. Brekka (chairman), French, Saeman and Van Degna. The Compensation Committee considers and makes recommendations to Orion's Board of Directors with respect to programs for human resource development and management organization and succession, approves changes in senior executive compensation, considers and makes recommendations to Orion's Board of Directors with respect to compensation matters and policies and employee benefit and incentive plans and exercises authority granted to it to administer such plans and administers Orion's stock option and grants of stock options under the stock option plans. During the 1995 Public Company Period, the Compensation Committee held two meetings. Three of the four members attended both meetings; Mr. Brekka attended one of the two meetings.

   The Executive Committee is composed of Messrs. Hauser, Kahn, Puente (chairman), Saeman and Van Degna. The Executive Committee provides strategic direction with respect to financing, strategic partners, acquisitions and market focus, subject to approval by the Board of Directors of all significant actions. The Executive Committee was formed in July 1996 and has met numerous times with regard to the Transactions and other matters. Mr. Puente has been actively engaged as chairman of the Executive Committee in connection with the Transactions.

   The Finance Committee is composed of Messrs. Brekka, Hauser, Kahn (chairman), Puente, Rice and Saeman. The Finance Committee considers and makes recommendations to the Board of Directors with respect to the financial affairs of Orion, including matters relating to capital structure and requirements, financial performance, dividend policy, capital and expense budgets and significant capital commitments. During the 1995 Public Company Period, the Finance Committee held ten meetings. Four of the members attended at least eight of these meetings; Messrs. Rice and Brekka attended fewer than that number.

   The Nominating Committee is composed of Messrs. French, Puente and Saeman (chairman). The Nominating Committee recommends to the Board of Directors qualified candidates for election as directors of Orion and considers candidates, if any, recommended by stockholders. During the 1995 Public Company Period, the Nominating Committee held one meeting. Each member of the Nominating Committee attended this meeting.

LIMITS ON LIABILITY; INDEMNIFICATION

   The provisions of Orion Newco's Certificate of Incorporation relating to limits on liability and indemnification of directors are substantially identical to the provisions of Orion's Certificate of Incorporation summarized below.

   Orion's Certificate of Incorporation provides that Orion's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to Orion and its stockholders. This provision in the Certificate of
Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. In accordance with the requirements of Delaware law, Orion's directors remain subject to liability for monetary damages (i) for any breach of their duty of loyalty to Orion or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law for approval of an unlawful dividend or an unlawful stock purchase or redemption and (iv) for any transaction from which the director derived an improper personal benefit. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

   Orion's Certificate of Incorporation also provides that, except as expressly prohibited by law, Orion shall indemnify any person who was or is a party (or threatened to be made a party) to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of Orion (or is or was serving at the request of Orion as a director or officer of another enterprise), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and a manner such person reasonably believed to be in or not opposed to the best interests of Orion, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Such indemnification shall not be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Orion unless (and only to the extent that) the Delaware Court of Chancery or the court in which such action or suit was brought determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

   The following table sets forth a summary of total compensation, including bonuses, paid to the Chief Executive Officer and the four other most highly paid executive officers (the "named executive officers") for services in all capacities to Orion and its subsidiaries for the fiscal years ended December 31, 1996, 1995 and 1994.

                                             ANNUAL COMPENSATION                        LONG TERM COMPENSATION
                                         ------------------------------------- ------------------------------------
                                                                                         AWARDS            PAYOUTS
                                                                               -------------------------   --------
                                                                   OTHER                      SECURITIES
                                                                   ANNUAL         RESTRICTED  UNDERLYING               ALL OTHER
           NAME AND                                                COMPEN-           STOCK     OPTIONS/    LTIP          COMPEN-
      PRINCIPAL POSITION         YEAR     SALARY($)   BONUS($)   SATION($)(1)     AWARD(S)($)  SARs(#)   PAYOUTS($)     SATION($)
      ------------------         ----     ---------   --------   ------------     -----------  -------   ----------    ------------
W. NEIL BAUER,................  1996       $278,106   $     --    $     --
 President and Chief            1995        265,000     90,000                                110,294
 Executive Officer              1994        250,000    100,000     100,684

DAVID J. FREAR, ..............  1996        185,996         --          --
 Vice President, Treasurer      1995        179,005     40,000       4,570                     55,147
 and Chief Financial Officer    1994        170,000     51,000      25,715

DOUGLAS H. NEWMAN ............  1996        201,206         --          --
 Vice President of Orion        1995         34,618     14,000                                 50,000
 and President, Orion           1994             --
 Satellite Corporation

HANS C. GINER.................  1996        141,638                                            35,000
 Vice President of Orion and    1995             --
 President, Orion Asia Pacific  1994             --
 Corporation

DENIS J. CURTIN,..............  1996        155,380                                             5,000
 Senior Vice President of       1995        151,081     38,000                                 24,705
 Orion Satellite Corporation    1994        133,850     35,700

----------
   (1) Relocation expenses.

OPTION GRANTS IN LAST FISCAL YEAR

   Orion has adopted a 1987 Employee Stock Option Plan (the "1987 Employee Stock Option Plan"). Under the 1987 Employee Stock Option Plan, options to purchase up to an aggregate of 1,470,588 shares of Orion Common Stock are available for grants to employees of Orion. Orion has also adopted a Non-Employee Director Stock Option Plan. The following table sets forth information concerning grants of stock options to the named executive officers pursuant to the 1987 Employee Stock Option Plan during the year ended December 31, 1996.

                                                                                  Potential Realized
                                                                                   Value at Assumed
                                                                                     Annual Rates
                                                                                    of Stock Price
                                                                                      Appreciation
                                      Individual Grants                             for Option Term
                     --------------------------------------------------------   --------------------
                      Number of    % of Total
                     Securities     Options       Exercise or
                     Underlying    Granted to     Base Price
                      Options     Employees in     Per Share    Expiration
Name                  Granted     Fiscal Year      ($/Sh)(1)       Date            5%($)    10%($)
----                 ----------   ------------    ------------  ------------     --------  --------
W.   Neil Bauer            --         --
David J. Frear .           --         --
Douglas H. Newman.         --         --
Hans C. Giner ...      25,000         20%            8.49       01/16/03 (2)      86,386   201,425
                       10,000          8%           10.78       11/19/03 (2)      43,875   102,302
Denis J. Curtin .       5,000          4%           10.78       11/19/03 (2)      21,937    51,151

----------
(1) The option exercise price is equal to one hundred percent of the fair market value of the Orion Common Stock on the date the option was granted.

(2) The options will vest in equal installments over a five-year period from the date of grant.

OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

   The following table sets forth the value of all unexercised options held at year-end 1996 by the named executive officers. No named executive officer exercised any stock options during the fiscal year.

                        NUMBER OF SECURITIES
                       UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                               OPTIONS             IN-THE-MONEY OPTIONS AT
                       AT DECEMBER 31, 1996        DECEMBER 31, 1996 (1)
                     -------------------------    -------------------------
     NAME            EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
     ----            -------------------------    -------------------------
W. Neil Bauer .....        97,058/138,235              312,130/279,780
David J. Frear ....        35,293/ 60,294               75,659/ 86,286
Douglas H. Newman .        10,000/ 40,000               32,050/128,200
Hans C. Giner .....             0/ 35,000                    0/130,575
Denis J. Curtin ...        31,284/ 20,661              121,404/ 40,321

----------
(1)  Based on a per share price of $12.875 on December 31, 1996.

COMPENSATION OF DIRECTORS

   Prior to January 1996 (Orion having become a publicly traded company during 1995), directors did not receive compensation for serving on the Board of Directors or its committees but were reimbursed for their expenses for each Board of Directors or its committee meeting attended. Commencing in January 1996, directors receive annual compensation of $4,000, $1,500 for each Board of Directors meeting attended, $750 for each committee meeting attended and per annum grants of stock options to purchase 10,000 shares of Orion Common Stock under the 1996 Non-Employee Director Stock Option Plan. An initial grant of options to purchase 10,000 shares of Orion Common Stock under that plan was made to each non-employee director in January 1996. In addition, an initial grant of options to purchase 30,000 shares of Orion Common Stock under that plan was made to Barry Horowitz, a director, upon his election in March 1996. The option exercise price of the options granted to each non-employee director in January 1996 and Mr. Horowitz in March 1996 was equal to the fair market value of Orion Common Stock on the respective dates the options were granted.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS


   Orion has not entered into any employment agreements or any termination of employment or change in control arrangements with any of its officers, except for certain change in control vesting provisions in the 1987 Stock Option Plan described below.

   In his capacity as a consultant to the Company, John G. Puente, a director of the Company and Chairman of the Executive Committee, is compensated at a rate of $25,000 per month and has been granted non-incentive stock options to purchase up to an aggregate of 100,000 shares of Orion Common Stock at an exercise price of $9.83 per share. Of the options granted to Mr. Puente, 50% are vested and 50% will vest upon the successful completion during Mr. Puente's tenure as Chairman of the Executive Committee or within six months thereafter, of the Notes Offering. All options granted to Mr. Puente will vest immediately upon the sale or merger of the Company during Mr. Puente's tenure as Chairman of the Executive Committee or within six months thereafter.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Mr. Bauer, the President and Chief Executive Officer of Orion and Mr. Puente, then Chairman of Orion, served on the Compensation Committee and therefore participated in making recommendations to the Board of Directors on officer compensation matters until June 28, 1995.

STOCK OPTION PLANS

   1987  Employee  Stock  Option  Plan.  In April 1987,  Orion  adopted its 1987
Employee Stock Option Plan. Under the 1987 Employee Stock Option Plan, as amended in March 1995, options to purchase up to an aggregate of 1,470,588 shares of Orion Common Stock may be granted to key employees of Orion and its subsidiaries. The 1987 Employee Stock Option Plan provides for the grant both of incentive stock options intended to qualify as such under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonstatutory stock options. The 1987 Employee Stock Option Plan will terminate in May 1997, unless sooner terminated by the Board of Directors.

   The 1987 Employee Stock Option Plan is administered by the Board, but the Board has delegated administration to the Compensation Committee, which is comprised of disinterested directors. Subject to the limitations set forth in the 1987 Employee Stock Option Plan, the Compensation Committee has the authority to select the persons to whom grants are to be made, to designate the number of shares to be covered by each option and whether such option is an incentive stock option or a nonstatutory stock option, to establish vesting schedules, to specify the type of consideration to be paid to Orion upon exercise and, subject to certain restrictions, to specify other terms of the options. The maximum term of options granted under the 1987 Employee Stock Option Plan is ten years. The aggregate fair market value of the stock with respect to which incentive stock options are first exercisable in any calendar year may not exceed $100,000 per individual. Options granted under the 1987 Employee Stock Option Plan generally are non-transferable and expire either upon, or 30 days after, the termination of an optionee's employment relationship with Orion. In general, if an optionee dies or is permanently disabled during his or her employment by or service to Orion, such person's option may be exercised up to one year following such death or disability.

   Options granted under the 1987 Employee Stock Option Plan to the executive officers will immediately vest in the event the optionee's employment is terminated within two years after a "Change in Control" by Orion other than for "Cause" or by the optionee for "Good Reason" (as such terms are defined in an applicable resolution of the Board of Directors). "Cause" for termination of employment is narrowly defined, including only such matters as fraud, a crime involving moral turpitude, compromising trade secrets, willfully failing to perform material assigned duties or gross or willful misconduct that causes substantial harm to Orion. "Good Reason" means a reduction in the optionee's base salary, except for a reduction of up to 10% due to a reduction in compensation generally applicable to execu tive officers of Orion, a substantial reduction in responsibilities or required relocation. A "Change in Control" occurs when any person or entity becomes the beneficial owner, directly or indirectly, of securities representing 51% or more of the combined voting power of Orion's then outstanding securities (excluding for purposes of such computation all securities of Orion beneficially owned by such person or entity as of March 15, 1995).

   The exercise price of incentive stock options must equal at least the fair market value of the Orion Common Stock on the date of grant. The exercise price of nonstatutory stock options may be less than the fair market value of the Orion Common Stock on the date of grant. The exercise price of incentive stock options granted to any person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock must be at least 110% of the fair market value of such stock on the date of grant and the term of these options cannot exceed five years.

   As of September 30, 1996, Orion had options outstanding under the 1987 Employee Stock Option Plan to purchase an aggregate of 891,776 shares held by 86 persons at a weighted average exercise price of $9.77 per share. The exercise price of all options granted under the 1987 Employee Stock Option Plan has been at least equal to the fair market value of the Orion Common Stock on the date of the grant as determined in good faith by the Board of Directors. As of September 30, 1996, options to purchase 129,755 shares of Orion Common Stock granted pursuant to the Plan had been exercised. There are 449,057 shares of Orion Common Stock available for future grants under the Employee Plan.

   The 1987 Employee Stock Option Plan may be amended by the Board, subject to stockholder approval if such approval is then required by applicable law or in order for the 1987 Employee Stock Option Plan to continue to satisfy the requirements of Rule 16b-3 under the Exchange Act.

   Non-Employee Director Stock Option Plan. In January 1996, Orion adopted its Non-Employee Director Stock Option Plan ("Non-Employee Director Stock Option Plan") and up to 380,000 shares of Orion Common Stock are reserved for issuance thereunder. The stock options granted under the Non-Employee Director Stock Option Plan are non-incentive options.

   Under the terms of the Non-Employee Director Stock Option Plan, each Non-Employee Director (as defined) generally will receive or have vest options to purchase 10,000 shares of Orion Common Stock for each year that such Non-Employee Director serves as a director of Orion. Each current Non-Employee Director has a vested option to purchase 10,000 shares of Orion Common Stock, and an unvested option to purchase 10,000 shares of Orion Common Stock which will vest at the next annual meeting of stockholders (expected to be held in May
1997) if such director remains in office until such date. In addition, Mr. Horowitz, who became a director on May 20, 1996, has an additional option to purchase 10,000 shares which will vest if he remains in office until the 1998 annual stockholders meeting. Each current Non-Employee Director will be annually granted an additional option to purchase 10,000 shares of Orion Common Stock each year after the annual meeting of stockholders if he or she is then a Non-Employee Director.

   Each new Non-Employee Director whose commencement of service is after March 20, 1996 will be granted an initial option to purchase the number of shares of Orion Common Stock equal to (i) the number of complete and partial years in the term to which such Non-Employee Director was elected or appointed, multiplied by
(ii) 10,000. Each Non-Employee Director also will be annually granted an additional option to purchase 10,000 shares of Orion Common Stock as of each of
(i) the day after the Non-Employee Director's first re-election to the Board of Directors and (ii) each year after the annual meeting of stockholders if he or she is then a Non-Employee Director.

   Each option will be exercisable from and after the day of the first annual meeting of stockholders after grant of the option. In the case of an initial option to purchase of more than 10,000 shares, the option will be exercisable to the extent of 10,000 shares from and after the day of the first annual meeting of stockholders after grant of the option, in respect of an additional 10,000 shares from and after the day of the second annual meeting of stockholders after grant of the option, and (if the option is to purchase of more than 20,000 shares), in respect of an additional 10,000 shares from and after the day of the third annual meeting of stockholders after grant of the option. Upon the termination of service of a Non-Employee Director in all capacities as an employee and/or director of Orion and all of its affiliated companies other than by reason of the death or permanent and total disability, any option granted to such Non-Employee Director pursuant to the Non-Employee Director Stock Option Plan shall terminate to the extent it is not then exercisable. If the termination of service is by reason of the death or permanent and total disability of a Non-Employee Director, the options held by such Non-Employee Director shall be exercisable in respect of all shares subject to such options for a period of one year from the date of such termination of service or until expiration of the option, if earlier.

   The option exercise price under the Non-Employee Director Stock Option Plan is equal to 100% of the fair market value of Orion Common Stock on the date the option is granted. Options granted under the Non-Employee Director Stock Option Plan expire if not exercised within five years from the date of grant.

   Payment for shares purchased under the Non-Employee Director Stock Option Plan may be made either in cash or cash equivalents, in shares of Orion Common Stock with a fair market value equal to the option price, or a combination of cash and shares of Orion Common Stock. The Non-Employee Director Stock Option Plan also allows for "cashless exercise," in which a licensed broker tenders to Orion cash equal to the exercise price (plus taxes required to be withheld) at the time Orion issues the stock certificates.

   The Non-Employee Director Stock Option Plan will terminate automatically on March 20, 2006, unless previously terminated. No termination, suspension or amendment of the Non-Employee Director Stock Option Plan may, without the consent of the optionee to whom an option has been granted, adversely affect the rights of the holder of the option.

OTHER STOCK OPTIONS

   From time to time, the Board of Directors of Orion may grant options to purchase shares of Orion Common Stock outside of the 1987 Employee Stock Option Plan and Non-Employee Director Stock Option Plan. As of November 30, 1996, options to purchase an aggregate of 123,987 shares of Orion

Common Stock were outstanding outside of such plans at an average exercise price of $8.30. During 1995, 6,463 options granted outside of such plans were exercised.

OTHER EMPLOYEE BENEFIT PLANS

   1997 Employee Stock Purchase Plan. In September 1996, Orion adopted its 1997 Employee Stock Purchase Plan (the "Stock Purchase Plan"). Under the Stock
Purchase Plan, eligible employees may purchase up to an aggregate of 500,000 shares of Orion Common Stock through payroll deductions. Eligible employees include all employees except those who have been employed by Orion for less than three months, those who work less than five months per calendar year or less than 20 hours per week, and those who would own 5% or more of the total combined voting power of all classes of Orion's capital stock upon their participation in the Stock Purchase Plan. The Stock Purchase Plan will terminate at the sooner of September 2006 or such time as all shares of Orion Common Stock available under the Stock Purchase Plan have been issued.

   The Stock Purchase Plan is administered by the Board, but the Board has delegated administration to its Human Resources and Compensation Committee. Employees may commence participation in the Stock Purchase Plan or change their payroll deduction percentages effective at the beginning of each calendar quarter. On the last day of each quarter, all funds accumulated in an employee's account are used to purchase shares of Orion Common Stock at a purchase price equal to the lesser of 85% of the fair market value of such Orion Common Stock
(i) on the first trading day of the quarter or (ii) on the last trading day of the quarter, but in no event shall the per-share price be less than the par value of the Orion Common Stock ($.01). No employee may purchase in any one calendar year shares of Orion Common Stock having an aggregate fair market value in excess of $25,000. Orion Common Stock purchased under the Stock Purchase Plan are entitled to full dividend participation.

   An employee's participation in the Stock Purchase Plan terminates in the event the employee voluntarily terminates such participation, ceases to be employed by Orion or ceases to be eligible to participate in the Stock Purchase Plan, or in the event the Board elects to terminate the Stock Purchase Plan. An employee who retires, is laid off, takes a leave of absence, dies or suffers a disability may directly or, in the case of death, through the employee's estate withdraw any payroll deductions remaining in the employee's account, receive that number of shares of Orion Common Stock which may be purchased with the amount then credited to the employees account, or make up any deficiency resulting from missed payroll deductions through an immediate cash payment. Participation in the Stock Purchase Plan may resume at the beginning of the next quarter if the employee again becomes eligible to participate.

   The Stock Purchase Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), nor is it qualified under Section 401(a) of the Code. As of November 15, 1996, no shares of Orion Common Stock have been purchased or issued under the Stock Purchase Plan.

   1997 401(k) Profit Sharing Plan. In September 1996, Orion adopted its 1997 401(k) Profit Sharing Plan (the "401(k) Plan"). Under the 401(k) Plan, eligible employees may elect to have a portion of their pay deducted for investment in a variety of mutual funds that invest in equity and debt securities and a money market account. In addition, Orion may in its discretion make matching contributions in the form of cash or in the equivalent amount of Orion Common Stock, and may make profit sharing contributions. Up to 100,000 shares of Orion Common Stock are issuable as matching contributions under the 401(k) Plan. The 401(k) Plan will continue indefinitely unless terminated by Orion at any time in its discretion. Orion may also suspend matching and profit sharing contributions at any time in its sole discretion.

   The 401(k) Plan is administered under a written trust agreement between Orion and certain trustees (the "401(k) Trustees"). The 401(k) Trustees oversee the investment of employee contributions, and Orion administers all other matters in connection with the day-to-day operation of the 401(k) Plan. Eligible employees may elect to deduct up to $9,500 of their compensation on a pre-tax basis in a given calendar year. The 401(k) Trustees have discretion to select among these investment media, or employees may direct the 401(k) Trustees to invest their payroll deductions in accordance with specific instructions. At its discretion, Orion may match all or part of employee payroll deductions in cash or the equivalent amount of Orion Common Stock. In addition, Orion may also make additional profit sharing contributions in its discretion by distributing a certain percentage of its profits to employees pro rata based on the ratio of an employee's compensation to the total compensation of all 401(k) Plan participants. Orion is responsible for directing the investment of any matching or profit sharing contributions it makes to employee accounts.

   An employee's payroll deductions (and any rollover contributions into the 401(k) Plan) and earnings thereon are always 100% vested and non-forfeitable. Matching and profit sharing contributions become 100% vested and non-forfeitable for any employee who attains age 65, dies, or becomes disabled while working for Orion. An employee whose employment terminates for any other reason will be 0% vested in any matching and profit sharing contribution which the employee has received if the employee has less than two years of service with Orion and 100% vested in such matching and profit sharing contributions if the employee has two or more years of service. The 401(k) Plan allows employees to begin receiving benefits upon age 65 or upon becoming disabled while employed by Orion. Employees may also withdraw from their account in the event of certain defined hardships, and may borrow between $1,000 and the lesser of $50,000 or 50% of the vested amounts in their accounts at the 401(k) Trustee's discretion. An employee's participation in the 401(k) Plan will terminate in the event of voluntary termination by the employee, termination of the employee's employment or eligibility, or Orion's election to terminate the 401(k) Plan.

   The 401(k) Plan is qualified under Section 401(a) of the Code and as a qualified cash or deferred compensation arrangement under Section 401(k) of the Code. The 401(k) Plan is also subject to certain provisions of ERISA, principally Title I, relating to protection of employee benefit rights, and to the provisions of the Code relating to retirement plans. As of November 15, 1996, no shares of Orion Common Stock or other cash matching or profit sharing contributions have been distributed under the 401(k) Plan.

            PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 (UNAUDITED)


   As discussed more fully under the caption "The Merger, the Exchange and the Debenture Investments," pursuant to the Merger, each share of Orion Common Stock, Orion Series A Preferred Stock and Orion Series B Preferred Stock will be converted into the right to receive one share of Orion Newco Common Stock, Orion Newco Series A Preferred Stock and Orion Newco Series B Preferred Stock, respectively. In addition, pursuant to the Exchange, Orion Newco will issue shares of Orion Newco Series C Preferred Stock for the Exchanging Partners' limited partnership interests in Orion Atlantic, a consolidated subsidiary of Orion, as a result of which, among other things, Orion Newco and its subsidiaries (including Orion) will become the owner of all the partnership interests in Orion Atlantic. Orion Newco will also acquire approximately $37.5 million of Orion Atlantic's obligations to the Exchanging Partners.

   The Merger will be accounted for as a reorganization of entities under common control. As a result, the assets and liabilities transferred pursuant to the Merger will be accounted for at historical cost in a manner similar to a pooling of interests. The Exchange will be accounted for as an acquisition of minority interests using purchase accounting. As a result, the assets and liabilities of Orion Atlantic will be revalued to fair value to the extent of the Exchanging Partners' interests acquired as a result of the Exchange. The determination of the fair value of the Orion Newco Series C Preferred Stock has been based on a fairness opinion issued by Salomon Brothers dated December 10, 1996 (see "The Merger, the Exchange and the Debenture Investments -- Opinion of Orion's Financial Advisor"). Such value has been allocated to Orion Atlantic's assets and liabilities based on the estimate of fair market value of the Orion 1 satellite as of December 1, 1996 of $304 million provided in an appraisal dated December 20, 1996 from Ascent Communications Advisors, L.P., and management's best estimate of fair value for other assets and liabilities of Orion Atlantic.

   In addition to the Merger, the Exchange and the Debenture Investments, the pro forma condensed consolidated balance sheet at September 30, 1996 gives effect to the following transactions, which are, directly or indirectly, conditions precedent to the Merger, the Exchange and the Debenture Investments as described above, as if they took place on that date: (i) the Notes Offering (including the use of the net proceeds therefrom to repay indebtedness under the Orion 1 Credit Facility and to prefund the first six scheduled interest payments and to pay interest rate hedge breakage costs associated with the Orion 1 Credit Facility), (ii) the British Aerospace Investment, with gross proceeds of $50 million (and the application of $1 million of the proceeds thereof to make interest payments under the Orion 2 Satellite Contract and the Orion 3 Satellite Contract), (iii) the satisfaction of $13 million owed to Matra Marconi Space through the Matra Marconi Investment of $10 million and $3 million of cash, (iv) the acquisition by Orion of British Aerospace's 17% ownership of Orion Asia Pacific for approximately 86,000 shares of Orion Common Stock, (v) payments of approximately $3.9 million, including accrued interest, owed to STET, a former Limited Partner, and (vi) the write-off of deferred financing fees (such transactions collectively with the Merger and the Exchange, the "Transactions"). The pro forma condensed consolidated statements of operations for the year ended December 31, 1995 and the nine months ended September 30, 1996 have been prepared as if the Transactions took place on January 1, 1995. The unaudited pro forma condensed consolidated financial statements do not purport to present the actual financial position or results of operations of the Company had the Transactions in fact occurred on the dates specified, nor are they indicative of the results of operations that may be achieved in the future. The unaudited pro forma condensed consolidated financial statements are based on the assumptions and adjustments further described herein.

                         ORION NETWORK SYSTEMS, INC.
                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              SEPTEMBER 30, 1996
                                 (UNAUDITED)

                                          ACTUAL           DEBIT           CREDIT         PRO FORMA
                                      -------------- ---------------- ---------------- ---------------
Current assets:
Cash and cash equivalents...........  $ 36,656,619   $260,125,000 (1)  $216,280,254 (2)   $122,338,532
                                                       48,750,000 (3)     3,050,000 (4)
                                                                          3,862,833 (5)
Accounts receivable.................     5,808,568                                           5,808,568
Accrued interest....................       157,125                                             157,125
Prepaid expenses and other..........     5,584,196                                           5,584,196
                                      --------------  ----------------   ---------------- ---------------
Total current assets................    48,206,508    308,875,000       223,193,087        133,888,421
Property and equipment: ............
Land................................        73,911                                              73,911
Telecommunications..................    22,707,786                                          22,707,786
Furniture and computer..............     4,598,505                                           4,598,505
Satellite and related...............   322,450,415      1,000,000 (3)    27,751,744 (6)    323,466,583
                                                       27,767,912 (6)
                                      -------------- ---------------- ---------------- ---------------
                                       349,830,617     28,767,912        27,751,744       350,846,785
Less accumulated depreciation ......   (57,914,578)    27,751,744 (6)                     (30,162,834)
                                      -------------- ---------------- ---------------- ---------------
Net property and equipment..........   291,916,039     56,519,656        27,751,744       320,683,951
Deferred financing costs............    11,208,678     14,875,000 (1)    11,208,678 (2)    15,175,000
                                                          250,000 (3)
                                                           50,000 (4)
Restricted cash ....................                   72,000,000 (1)                      72,000,000
Other assets........................     4,645,948      1,200,000 (3)                      24,544,477
                                                       18,698,529 (6)
                                                     ---------------- ---------------- ---------------
Total assets........................  $355,977,173   $472,468,185      $262,153,509      $566,291,849
                                      ============== ================ ================ ===============
Current liabilities: ...............
Accounts payable....................  $  4,094,026                                       $  4,094,026
Accrued liabilities.................     7,374,884                                          7,374,884
Other current liabilities...........     5,402,117                                          5,402,117

Interest payable....................     3,128,365   $  3,038,858 (2,5)                        89,507
Current portion of long term debt ..    33,873,930     27,496,124 (2)                       6,377,806
                                      -------------- ---------------- ---------------- ---------------
Total current liabilities...........    53,873,322     30,534,982                          23,338,340

Long term debt......................   221,781,393    180,218,718 (2)  $347,000,000 (1)   425,512,675
                                                       13,000,000 (4)    10,000,000 (4)
                                                        3,500,000 (5)    50,000,000 (3)
                                                        6,550,000 (6)
Other liabilities...................    32,878,061     30,995,875 (6)                       1,882,186
Minority interest Orion Atlantic ...    19,961,032      9,974,466 (2)                              --
                                                        9,986,566 (6)
Minority interests in other
entities............................        52,984                                             52,984
Redeemable preferred stock:  .......
 Series A...........................    15,820,460                                         15,820,460
 Series B...........................     4,718,526                                          4,718,526
 Series C...........................                                     94,000,000 (6)    94,000,000
Stockholders' equity: ..............
Common stock........................       112,325                              857 (3)       113,182
Capital in excess of par............    86,508,773                        1,199,143 (3)    87,707,916
Accumulated deficit.................   (79,729,703)     7,124,717 (2)                     (86,854,420)
                                      -------------- ---------------- ---------------- ---------------
Total stockholders' equity..........     6,891,395      7,124,717         1,200,000           966,678
                                      -------------- ---------------- ---------------- ---------------
Total liabilities and equity .......  $355,977,173   $291,885,324      $502,200,000      $566,291,849
                                      ============== ================ ================ ===============

                         ORION NETWORK SYSTEMS, INC.
           NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              SEPTEMBER 30, 1996
                                 (UNAUDITED)


1. To reflect the estimated proceeds from the Notes Offering of $332 million, net of estimated financing costs of approximately $15 million. Of the $347 million of gross proceeds from the Notes Offering, $ has been allocated to the Senior Notes, $ to the Senior Discount Notes and $ to capital in excess of par value to reflect the issuance of the Orion Newco Common Stock warrants (the "Warrants") based on the estimated relative fair values of the Senior Notes, the Senior Discount Notes and the Warrants. The Senior Notes and Senior Discount Notes are assumed to bear interest at 11.875% and 13.125% per annum, respectively, and are due in 2007. No assurance can be given that the value allocated to the Warrants is indicative of the price at which the Warrants may actually trade. Of such proceeds, approximately $72 million will be placed in an escrow account to fund the first six scheduled interest payments on the Senior Notes. Such amount has been reflected as restricted cash. The actual amount placed in escrow will depend on the interest on the Senior Notes and on market interest rates on the closing date of the Notes Offering.

2. To reflect the repayment of $207.7 million plus accrued interest of $2.7 million (as of September 30, 1996) under the Orion 1 Credit Facility, the write-off of unamortized deferred financing costs of $11.2 million and interest rate hedge breakage costs of $5.9 million, and the pro rata allocation of such costs to the minority interests of Orion Atlantic. At January 30, 1997, the expected closing date of the Notes Offering, the aggregate principal and interest outstanding under the Orion 1 Credit Facility will be $216 million.

3. To reflect (i) the estimated proceeds from the British Aerospace Investment of $49.8 million, net of estimated financing costs of $.2 million, (ii) the initial down payment of $1 million to Matra Marconi Space to begin construction of Orion 2 and (iii) the acquisition by Orion of British Aerospace's 17% common stock interest in Orion Asia Pacific, a consolidated subsidiary (for approximately $1.2 million in Orion Common Stock), which will be completed in connection with the Transactions.

4. To record the payment of accrued satellite incentive obligations to Matra Hachette of $13 million, Matra's Marconi Space's corresponding reinvestment of $10 million in Debentures, and financing costs of $50,000.

5. To reflect the repayment of $3.5 million of promissory notes and $0.4 million of accrued interest (as of September 30, 1996) thereon to STET, a former limited partner, required to be paid as a result of the Exchange. See "Certain Transactions."

6. To reflect the effects of the Exchange Agreement, including the acquisition by Orion of certain obligations to the Exchanging Partners aggregating approximately $37.5 million, through the exchange of the Exchanging Partners' partnership interests in Orion Atlantic for Orion Newco Series C Preferred Stock. The Orion Newco Series C Preferred Stock has been valued at approximately $94 million based on a fairness opinion prepared by Salomon Brothers dated December 10, 1996 using an underlying Orion Common Stock price of $12 per share (see "The Merger, the Exchange and the Debenture Investments -- Opinion of Orion's Financial Advisor"). Such amount has been allocated to the obligations acquired and the 58.7% interest of Orion Atlantic previously held by the Exchanging Partners. Such allocation results in a step up in basis of approximately $46.5 million, of which $27.8 million had been allocated to the Orion 1 satellite based on an appraisal prepared by Ascent Communications Advisors, L.P. estimating the fair value of the Orion 1 satellite to be $304 million. The remaining step up of $18.7 million has been allocated to costs in excess of fair value of net assets acquired and is included in Other Assets in the accompanying Pro Forma Condensed Consolidated Business Sheet. Accumulated depreciation of $27.8 million relating to the portion of the satellite revalued to fair value has been offset against the basis of the satellite.

                         ORION NETWORK SYSTEMS, INC.
           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     NINE MONTHS ENDED SEPTEMBER 30, 1996
                                 (UNAUDITED)

                                                ACTUAL           DEBIT        CREDIT      PRO FORMA
                                           --------------- ---------------- --------- ----------------
Revenues ................................  $ 30,015,517                               $ 30,015,517
Operating expenses: .....................
Direct...................................     4,285,834                                  4,285,834
Sales and marketing......................     7,792,666                                  7,792,666
Engineering and technical services ......     6,333,525                                  6,333,525
General and administrative...............    11,469,235                                 11,469,235
Depreciation and amortization............    26,402,947    $ 3,362,919 (1)              29,765,866
                                           --------------- ---------------- --------- ----------------
Total....................................    56,284,207      3,362,919                  59,647,126
                                           --------------- ---------------- --------- ----------------
Loss from operations.....................   (26,268,690)     3,362,919                 (29,631,609)
Other expense (income): .................
Interest income..........................    (1,841,868)                                (1,841,868)
Interest expense.........................    20,228,519     19,292,733 (2)              39,521,252
Other....................................       (48,356)                                   (48,356)
                                           --------------- ---------------- --------- ----------------
Total other expense (income).............    18,338,295     19,292,733                  37,631,028
                                           --------------- ---------------- --------- ----------------
Loss before minority interest............   (44,606,985)    22,655,652                 (67,262,637)
Minority interest........................    24,799,698     24,799,698 (3)                      --
                                           --------------- ---------------- --------- ----------------
Net loss.................................   (19,807,287)    47,455,350                 (67,262,637)
Preferred stock dividend and accretion ..     1,006,285      6,329,100 (4)               7,335,385
                                           --------------- ---------------- --------- ----------------
Net loss attributable to common
shareholders.............................  $(20,813,572)   $53,784,450                $(74,598,022)
                                           =============== ================ ========= ================
Net loss per common share................  $      (1.90)                              $      (6.46)
                                           ===============                            ================
Weighted average common shares
outstanding..............................    10,943,287                                  11,544,626 (5)
                                           ===============                            ================

                         ORION NETWORK SYSTEMS, INC.
      NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     NINE MONTHS ENDED SEPTEMBER 30, 1996
                                 (UNAUDITED)

1. To reflect depreciation on the step up in basis on the Orion 1 satellite of $2.0 million and the amortization of excess cost over fair value of net assets acquired of $1.3 million resulting from the acquisition of the Limited Partners' partnership interests in Orion Atlantic over the estimated useful life of the satellite of 10.5 years.

2.   To reflect the adjustment to interest as follows:

Reduction in Orion 1 Credit Facility interest expense................................  $(12,096,466)
Reduction in Orion 1 Credit Facility interest rate cap expense.......................    (1,067,500)
Reduction in amortization of deferred financing costs on the Orion 1 Credit
  Facility ..........................................................................    (1,597,941)
Interest expense on Senior Notes.....................................................    19,771,875
Interest expense on Senior Discount Notes............................................    14,266,277
Interest expense on Debentures, net of amounts capitalized related to construction
  of Orion 2 of $3.2 million.........................................................       695,625
Interest expense from amortization of deferred financing costs on new borrowings ....     1,115,625
Reduction in interest expense relating to repayment of other obligations to Limited
Partners  ...........................................................................    (1,794,762)
                                                                                       ---------------
 Net increase in pro forma interest expense..........................................  $ 19,292,733
                                                                                       ===============


     The Senior Notes and Senior Discount Notes are assumed to bear interest at a rate of 11.875% and 13.125%, respectively, per annum. A change in the interest rate on the Notes of 0.5% would result in a change of $1.3 million in interest expense for the nine months ended September 30, 1996. The amount of pro forma interest expense with respect to the Notes does not give the effect to any allocation of the gross proceeds of the Notes Offering between the Notes and Warrants. Because a portion of the gross proceeds will be allocated to the Warrants, the discount on the Notes resulting therefrom will be accreted into interest expense (using the interest method) over the term of the Notes.

3.   Elimination of minority interest as a result of the Exchange.

4. To record the dividend requirement on the Orion Newco Series C Preferred Stock issued as a result of the Exchange as well as pro rata accretion to redemption value over a 25 year-period.

5. Pro forma weighted average shares outstanding for the nine months ended September 30, 1996 consist of:

Historical weighted average shares outstanding................................  10,943,287
Pro forma issuance of shares to British Aerospace and Matra Marconi Space for
interest on $60 million Debentures ...........................................     515,625
Pro forma issuance of shares to British Aerospace for purchase of 17%
minority interest in Orion Asia Pacific ......................................      85,714
                                                                                ------------
Total pro forma weighted average shares outstanding...........................  11,544,626
                                                                                ============


                         ORION NETWORK SYSTEMS, INC.
           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1995
                                 (UNAUDITED)

                                             ACTUAL           DEBIT        CREDIT     PRO FORMA
                                        --------------- ---------------- --------- ---------------
Revenues..............................  $ 22,283,882                               $   22,283,882
Operating expenses: ..................
Direct................................    10,485,745                                   10,485,745
Sales and marketing...................     8,613,399                                    8,613,399
Engineering and technical services ...     8,539,644                                    8,539,644
General and administration............    10,072,429                                   10,072,429
Depreciation and amortization.........    31,403,376    $ 4,253,528 (1)                35,656,904
                                        --------------- ---------------- --------- ---------------
Total.................................    69,114,593      4,253,528                    73,368,121
                                        --------------- ---------------- --------- ---------------
Loss from operations..................   (46,830,711)     4,253,528                   (51,084,239)
Other expense (income): ..............
Interest income.......................    (1,924,822)                                  (1,924,822)
Interest expense......................    24,738,446     25,898,354 (2)                50,636,800
Other.................................     3,359,853                                    3,359,853
                                        --------------- ---------------- --------- ---------------
Total other expense (income)..........    26,173,477     25,898,354                    52,071,831
                                        --------------- ---------------- --------- ---------------
Loss before minority interest.........   (73,004,188)    30,151,882                  (103,156,070)
Minority interest.....................    46,089,010     46,089,010 (3)                        --
                                        --------------- ---------------- --------- ---------------
Net loss..............................   (26,915,178)    76,240,892                 (103,156,070)
Preferred stock dividend and
accretion.............................     1,329,007      8,438,800 (4)                 9,767,807
                                        --------------- ---------------- --------- ---------------
Net loss attributable to common
shareholders..........................  $(28,244,185)   $84,679,692                $ (112,923,877)
                                        =============== ================ ========= ===============
Net loss per common share.............  $      (3.07)                              $       (12.01)
                                        ===============                            ===============
Weighted average common shares
outstanding...........................     9,103,505                                    9,376,719 (5)
                                        ===============                            ===============


                         ORION NETWORK SYSTEMS, INC.
      NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1995
                                 (UNAUDITED)

1. To reflect depreciation on the step up in basis on the Orion 1 satellite of $2.5 million and the amortization of excess cost over fair value of net assets acquired of $1.7 million resulting from the acquisition of the Exchanging Partners' partnership interests in Orion Atlantic over the estimated useful life of the satellite of 10.5 years.

2.   To reflect the adjustment to interest expense as follows:

Reduction in Orion 1 Credit Facility interest expense..........................................  $(17,437,104)
Reduction in Orion 1 Credit Facility interest rate cap expense.................................      (426,250)
Reduction in amortization of deferred financing costs on the Orion 1 Credit Facility ..........    (2,012,222)
Interest expense on Senior Notes ..............................................................    26,362,500
Interest expense on Senior Discount Notes......................................................    16,824,834
Interest expense on Debentures net of amounts capitalized related to construction of Orion 2
of $2.3 million................................................................................     2,993,219
Interest expense from amortization of deferred financing costs on new borrowings ..............     1,487,500
Reduction in interest expense relating to repayment of other obligations to Limited
Partners   ....................................................................................    (1,894,123)
                                                                                                 ---------------
Net increase in pro forma interest expense.....................................................  $ 25,898,354
                                                                                                 ===============


     The Senior Notes and Senior Discount Notes are assumed to bear interest at a rate of 11.875% and 13.125%, respectively, per annum. A change in the interest rate on the Notes of 0.5% would result in a change of $1.7 million in interest expense for the year ended December 31, 1995. The amount of pro forma interest expense with respect to the Notes does not give effect to any allocation of the gross proceeds of the Notes Offering between the Notes and Warrants. Because a portion of the gross proceeds will be allocated to the Warrants, the discount on the Notes resulting therefrom will be accreted into interest expense (using the interest method) over the term of the Notes.

3.   Elimination of minority interest as a result of the Exchange.

4. To record the dividend requirement on the Orion Newco Series C Preferred Stock issued as a result of the Exchange as well as pro rata accretion to redemption value over a 25-year period.

5. Pro forma weighted average shares outstanding for the year ended December 31, 1995 consist of:

Historical weighted average shares outstanding...............................................  9,103,505
Pro forma issuance of shares to British Aerospace and Matra Marconi Space for interest on
$60 million Debentures.......................................................................    187,500
Pro forma issuance of shares to British Aerospace for purchase of 17% minority interest in
Orion Asia Pacific     ......................................................................     85,714
                                                                                               -----------
Total pro forma weighted average shares outstanding..........................................  9,376,719
                                                                                               ===========


        SELECTED CONSOLIDATED FINANCIAL AND OPERATIONAL DATA OF ORION
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

   The following selected consolidated statements of operations and balance sheet data as of and for the years ended December 31, 1991, 1992, 1993, 1994 and 1995 are derived from the Company's audited consolidated financial statements. The selected consolidated statements of operations and balance sheet data as of September 30, 1996 and for the nine months ended September 30, 1995 and 1996 are derived from the unaudited consolidated financial statements of the Company and, in the opinion of the Company, include all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of such information. Operating results for the nine months ended September 30, 1996 are not necessarily indicative of the results that may be achieved for the year ending December 31, 1996. The pro forma consolidated statements of operations and balance sheet data are derived from the unaudited Pro Forma Condensed Consolidated Financial Statements included herein. The pro forma data are not necessarily indicative of the results that would have been achieved nor are they indicative of the Company's future results. The data should be read in conjunction with the Pro Forma Condensed Consolidated Financial Statements and the Consolidated Financial Statements, related notes and other financial information included herein. From its inception in 1982 through January 20, 1995, when Orion 1 commenced commercial operations, Orion was a development stage enterprise. Because of Orion's exclusive management and control of Orion Atlantic as its sole general partner (subject to certain rights of approval by the Limited Partners), and Orion's aggregate 33 1/3% (through November 1995, 41 2/3% from December 1995 through the present) partnership interest, the financial statements of Orion Atlantic are consolidated with the financial statements of Orion. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Orion," "Pro Forma Condensed Consolidated Financial Statements" and the Consolidated Financial Statements and Notes thereto.


                                                         YEAR ENDED DECEMBER 31,
                                 -----------------------------------------------------------------------
                                                                                               1995 PRO
                                     1991        1992      1993 (1)      1994        1995      FORMA(2)
                                 ----------- ----------- ----------- ----------- ----------- -----------
Consolidated Statements of
Operations Data:
Revenues.......................  $      648  $    1,403  $    2,006  $    3,415  $   22,284  $   22,284
Interest expense...............         456         180         133          61      24,738      50,637
Net loss.......................      (2,573)     (3,295)     (7,886)     (7,965)    (26,915)   (103,156)
Net loss per common share .....  $    (0.35) $    (0.40) $    (0.85) $    (0.86) $    (3.07) $   (12.01)
Shares used in calculating per
share data(3)..................   7,318,147   8,232,548   9,266,445   9,272,166   9,103,505   9,376,719
                                 ----------- ----------- ----------- ----------- ----------- -----------
Ratio of earnings to fixed
charges(4).....................          --          --          --          --          --          --
Other Operating Data: .........
Number of customers............           3           5          10          34         109
Capital expenditure............  $   44,036  $   78,429  $   44,130  $   51,103  $    9,060
Customer contract backlog(5) ..  $    4,572  $    9,402  $   18,185  $   39,122  $  120,612
Points of Service(6)...........          --                                  57         151
EBITDA (7).....................  $   (1,852) $   (6,243) $   (9,069) $  (14,014) $  (15,427)

                                               NINE MONTHS
                                           ENDED SEPTEMBER 30,
                                   -------------------------------------
                                                              1996 PRO
                                      1995        1996         FORMA(2)
                                  ----------- ------------   ------------
Consolidated Statements of
Operations Data:
Revenues.......................   $   13,947  $    30,016   $    30,016
Interest expense...............       17,080       20,229        39,521
Net loss.......................      (19,985)     (19,807)      (67,263)
Net loss per common share .....   $    (2.42) $     (1.90)  $     (6.46)
Shares used in calculating per
share data(3)..................    8,522,067   10,943,287    11,544,626
                                  ----------- ------------   ------------
Ratio of earnings to fixed
charges(4).....................           --           --            --
Other Operating Data: .........
Number of customers............           79          167
Capital expenditure............   $    3,863  $    10,266
Customer contract backlog(5) ..   $   94,890  $   134,320   $   123,000
Points of Service(6)...........          124          304
EBITDA (7).....................   $  (15,177) $       134


                                                                                                           AS OF SEPTEMBER 30,
                                                                                                                  1996
                                                                                                         ----------------------
                                                                                                                        PRO
                                                                                                           ACTUAL    FORMA(2)
                                                                                                         --------- ------------
Consolidated Balance Sheet
Data:
Cash and cash equivalents........  $ 26,507  $  7,668  $  3,404  $ 11,219  $ 55,112                      $ 36,657  $122,339
Restricted Cash(8)...............        --        --        --        --        --                            --    72,000
Total assets.....................   106,712   204,975   271,522   340,176   389,075                       355,977   566,292
Long-term debt (less current
portion).........................     1,073   106,821   185,294   230,175   250,669                       221,781   425,513
Limited Partners' interest in
OrionAtlantic(9).................    77,683    77,753    69,909    62,519    14,626                        19,961        --
Redeemable preferred stock ......        --        --        --    14,555    20,358                        20,539   114,539
Total stockholders' equity
(deficit)........................     2,559    14,478     8,400     3,351    26,681                         6,891       967
Book value per share ............       .44      2.26      1.26      .49       2.46                           .63       .09

----------
(1) In 1993, Orion Atlantic terminated its commitment to purchase a second satellite from MMS Space Systems, resulting in a termination charge of $5 million. See Note 3 to the Consolidated Financial Statements.

(2) Adjusted to reflect the pro forma effects of the Transactions (see "Pro Forma Condensed Consolidated Financial Statements"), assuming such events occurred, in the case of the Consolidated Statements of Operations Data, on January 1, 1995 and, in the case of the Balance Sheet Data, on September 30, 1996.

(3) Computed on the basis described for net loss per common share in Note 2 to the Consolidated Financial Statements.

(4) For purposes of the ratio of earnings to fixed charges, earnings consist of earnings from continuing operations, plus fixed charges reduced by the amount of unamortized interest capitalized. Fixed charges consist of interest on all indebtedness (including commitment fees and amortization of deferred financing costs) plus the portion of rent expense representing interest (estimated to be one-third of such expense). For the years ended December 31, 1991, 1992, 1993, 1994 and 1995, and the nine months ended September 30, 1995 and 1996, earnings were inadequate to cover fixed charges by $2.6 million, $8.8 million, $24.0 million, $35.2 million, $28.2 million, $21.3 million and $19.8 million, respectively. On a pro forma basis assuming consummation of the Transactions, earnings would not have been sufficient to cover fixed charges by $105.4 million and $70.5 million for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively. A 0.5% increase in the assumed interest rates on the Notes would result in pro forma deficiencies of earnings to cover fixed charges of approximately $107.1 million for the year ended December 31, 1995 and $71.8 million for the nine months ended September 30, 1996.

(5) Backlog represents future revenues under contract. See "Risk Factors -- Risks Relating to Orion's Business -- Uncertainties Relating to Backlog."

(6) Points of service includes installed VSATs and additional transmission destinations (such as customer premises) that share a VSAT.

(7) "EBITDA" represents earnings before minority interests, interest income, interest expense, net of other expense (income), income taxes, depreciation and amortization. EBITDA is commonly used in the communications industry to analyze companies on the basis of operating performance, leverage and liquidity. EBITDA is not intended to represent cash flows for the period and should not be considered as an alternative to cash flows from operating, investing or financing activities as determined in accordance with GAAP. EBITDA is not a measurement under GAAP and may not be comparable to other similarly titled measures of other companies. Other expense (income) includes gains on sale of equipment less costs of $5 million in 1993 associated with the termination of the Company's commitment to purchase a second satellite and the write-off of costs relating to the 1995 Financing of $3.4 million in the fourth quarter of 1995.

(8) Restricted cash represents the estimated $72 million that will be placed in escrow on the closing date of the Notes Offering to fund the payment of the first six scheduled payments of interest on the Senior Notes. The actual amount to be placed in escrow and reflected as restricted cash will depend on the interest rate on the Senior Notes and interest rates on government securities on such closing date.

(9) Represents amounts invested by Limited Partners (net of syndication costs related to the investments), adjusted for such Limited Partners' share of net losses. The interests of the Limited Partners will be acquired by the Company in the Exchange.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS OF ORION

GENERAL

   Orion's principal business is the provision of satellite communications for private communications networks and video distribution and other satellite transmission services. From its inception in 1982 through January 20, 1995, when Orion 1 commenced commercial operations, Orion was a development stage enterprise. Prior to January 1995, Orion's efforts were devoted primarily to monitoring the construction, launch and in-orbit testing of Orion 1, product development, marketing and sales of interim private communications network services, raising financing and planning Orion 2 and Orion 3.

   OrionSat is the sole general partner in Orion Atlantic and Orion has a 41 2/3 % equity interest in Orion Atlantic. Orion will become the 100% owner of Orion Atlantic upon consummation of the Exchange.

   As a result of Orion's control of Orion Atlantic, Orion's consolidated financial statements include the accounts of Orion Atlantic. All of Orion Atlantic's revenues and expenses are included in Orion's consolidated financial statements, with appropriate adjustment to reflect the interests of the Limited Partners in Orion Atlantic's losses prior to the Exchange. The assets and liabilities reported in the consolidated balance sheets at September 30, 1996, December 31, 1995 and December 31, 1994 primarily pertain to Orion Atlantic.

OVERVIEW

   Orion's revenues are principally generated under three to four year contracts for delivery of communications services. Such revenues, substantially all of which are generated through Orion Atlantic, are derived principally from recurring monthly fees from its customers, although many contracts include initial non-recurring installation and other fees. These non-recurring fees generally are structured to cover the Company's actual costs of installation of the customer's site-based equipment. The revenues from each contract vary, depending upon the type of service, amount of capacity, data handling ability of the network, the number of VSATs (which generally are owned by Orion), value-added services and other factors. Depending on the complexity of the services to be provided to a customer, the period between the date of signature of a contract and the commencement of actual services (and receipt of fees) typically ranges from 30 days to six months. Substantially all of Orion's contracts are denominated in U.S. dollars, although some contracts are denominated in pounds sterling, deutschemarks, Austrian shillings or French francs. See "Risk Factors -- Risks Relating to Orion's Business -- Risks of Conducting International Business." Orion begins to record revenues under its contracts upon service commencement to the customer.

   The services provided by Orion have been subject to decreasing prices over recent years and this pricing pressure is expected to continue (and may accelerate) for the foreseeable future, particularly if capacity continues to increase, which it may. Orion will need to increase its volume of sales in order to compensate for such price reductions. Orion believes that customers will increase the data speeds in their communications networks to support new applications, and that such upgrading of customer networks will lead to increased revenues that will mitigate the effect of price reductions.

See "Risk Factors -- Risks Relating to Orion's Business -- Potential Adverse Effects of Competition." Orion expects to continue to incur increasing net losses and negative cash flow (after payments for capital expenditures and interest) for the foreseeable future.

   Orion's direct cost of services includes principally (i) costs relating to the installation, maintenance and licensing of VSAT earth stations at its customers' premises; (ii) satellite lease payments for transponder capacity (generally for services outside of the Orion 1 footprint); and (iii) associated miscellaneous expenses. Sales and marketing expenses consist of salaries, sales commissions (including commissions to third party sales representatives), travel and promotional expenses. The Company has recently commenced a significant expansion of its marketing program and expects to continue this expansion through 1997. Due to the complexity of the Company's services, and the expected turnover of
                                       126
new sales personnel, sales and marketing expense is expected to increase significantly during 1997. Engineering and technical expenses, consisting principally of personnel costs and travel, relate to TT&C, network monitoring, network design and similar activities. The Company constructed its TT&C facilities to control two satellites. As a result, the Company anticipates a slight increase in costs with Orion 2 and a more substantial increase in costs with Orion 3, which will require separate TT&C facilities. General and administrative expenses consist of in-orbit insurance premiums, personnel costs other than for selling and engineering, information systems, professional services, and occupancy costs. These costs will increase generally as the Company's operations expand. Specifically, in-orbit insurance costs will increase significantly following the launches of Orion 2 and Orion 3. Depreciation and amortization expenses result mainly from the depreciation of the Orion 1 satellite, VSATs and the related equipment to service the expansion of the private network communication services business (see Note 2 of the Notes to Consolidated Financial Statements) and will increase substantially after the launch of Orion 2 and Orion 3. Interest income is primarily the result of interest earned on the proceeds from Orion's private and public equity offerings. Interest costs will increase substantially as a result of the Notes Offering and will increase again after additional financing for Orion 2 and Orion 3 is obtained. Interest expenses are associated with Orion's credit facilities used to fund the construction and launch of Orion 1 and the related tracking, telemetry and control facility. Such financing will be required substantially in advance of the anticipated revenues from Orion 2 or Orion 3. Orion's costs (other than sales commissions) generally do not vary substantially with the amount of revenue from the Orion 1 satellite.

RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 1996 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 1995

   Revenue. Total revenue for the nine months ended September 30, 1996 was $30.0 million, compared to $13.9 million for the same period in 1995, an increase of 116%, resulting from increased volume of sales. Revenues from private communications network services were $11.6 million for the first nine months of 1996 compared to $4.8 million for the comparable period in 1995, as the number of points of service increased to 304 as of September 30, 1996 from 124 at September 30, 1995. Revenues from video distribution and other satellite transmission services were $18.2 million for the first nine months of 1996 compared to $8.4 million for the same period in 1995, resulting from a substantial increase in customers for these services in 1996.

OPERATING EXPENSES

   Direct expenses. Direct expenses for the nine months ended September 30, 1996, were $4.3 million compared to $10.0 million for the same period in 1995. The decrease of $5.7 million, or 57%, was primarily attributable to accruals for satellite incentive obligations owed by Orion to the contractor under the Orion 1 Satellite Contract during the initial satellite deployment period from January 20, 1995 through June 30, 1995. The Company capitalized the present value of the remaining satellite incentive obligation of approximately $14.8 million, effective July 1, 1995, as part of the cost of the satellite. As of September 30, 1996, Orion had obligations with a present value of approximately $21.7 million with respect to satellite incentives.

   Sales and marketing expenses. Sales and marketing expenses were $7.8 million for the nine months ended September 30, 1996, as compared to $5.9 million in the same period of 1995. The increase of $1.9 million, or 32% is primarily attributable to sales commissions, third party sales representative fees and ground operator fees associated with the growth in the private communications network service business.

   Engineering and technical expenses. Engineering and technical expenses were $6.3 million in the nine months ended September 30, 1996, as compared to $6.0 million for the comparable period in 1995. The increase was due to customer engineering functions in support of network services.

   General and administrative expenses. General and administrative expenses were $11.5 million for the nine months ended September 30, 1996, compared to $7.2 million for the period ended September 30, 1995. The increase of $4.3 million, or 60%, for the nine months ended September 30, 1996 was primarily due to the inclusion of the cost of in-orbit life insurance for the entire period during 1996. The policy became effective in May 1995.

   Depreciation and amortization. Depreciation and amortization expense for the nine months ended September 30, 1996 was $26.4 million, an increase of $4.1 million, or 18%, over the same period in 1995. The increase is primarily a result from depreciation of VSATs and other ground equipment to service the expansion of the private network communication services business and depreciation of the Orion 1 satellite which was placed in service January 20, 1995.

   Interest. Interest income was $1.8 million for the nine months ended September 30, 1996, compared to $1.1 million for the nine months ended September 30, 1995. The increase in interest income ($0.7 million or 64%) during the first three quarters of 1996 is primarily a result of interest earned on the proceeds from the Company's initial public offering in August 1995. Interest expense, net of capitalized interest, was $20.2 million for the nine months ended September 30, 1996, compared to $17.1 million for the comparable period in 1995. The increase in interest expense of $3.1 million in the first three quarters of 1996 is attributable to expensing interest (including commitment fees, interest accretion associated with the Orion 1 satellite incentive obligation and amortization of deferred financing costs) from the in-service date of Orion 1 and the impact of an interest rate cap agreement in 1996. Prior to the in-service date of Orion 1, substantially all interest expense was capitalized. Interest expense will substantially increase as a result of the Notes Offering.

   Net Loss. The Company incurred a net loss of $19.8 million, compared to a net loss of $20.0 million for the nine months ended September 30, 1996 and 1995, respectively, after deduction of the limited partners' and minority interests' share in the Company's losses before minority interests' of $24.8 million and $33.4 million, respectively. Net loss is expected to increase substantially in subsequent periods as a result of interest expense on the Notes and elimination of the minority interests in Orion Atlantic.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO THE YEAR ENDED DECEMBER 31, 1994

   Revenue. Services revenue for 1995 was $22.3 million compared to $3.4 million for 1994. Revenues from private communications network services were $10.0 million from 72 customers in 1995 and $3.4 million from 18 customers in 1994, as the number of sites in service increased to 143 from 53. Revenues from transmission capacity and video distribution services were $12.3 million during 1995. There were no revenues from these services during 1994, as Orion 1 commenced operations on January 20, 1995.

OPERATING EXPENSES

   Direct expenses. Direct expenses were $10.5 million and $3.5 million in 1995 and 1994, respectively. The increase of $7.0 million, or 199%, was primarily attributable to accruals for satellite incentives during 1995, which were not applicable prior to launch in November 1994, costs associated with equipment sales ($2.5 million in 1995, $0 in 1994), and installation and maintenance costs in connection with higher volumes of customer sites placed in service during 1995 ($1.3 million in 1995, $0.5 million in 1994). These increases were partially offset by a reduction in leased transponder capacity costs as customers were transferred from leased capacity to Orion 1. No equipment sales occurred during 1994.

   Sales and marketing expenses. Sales and marketing expenses were $8.6 million in 1995, as compared to $5.9 million in 1994, an increase of $2.7 million or 47%. The increase is due to the hiring of additional sales personnel, increased advertising and promotion expenses associated with increased sales and equipment sales commissions.

   Engineering and technical expenses. Engineering and technical expenses were $8.5 million in 1995, as compared to $3.0 million for 1994, an increase of $5.5 million or approximately 184%. The increase is attributable to increased staffing requirements related to control and operation of the satellite, and customer engineering functions in support of the expansion of the network services business.

   General and administrative expenses. General and administrative expenses were $10.1 million for 1995 compared to $5.1 million for 1994. The increase of $5.0 million or 99% was primarily due to the cost of in-orbit insurance for Orion 1, beginning in May 1995, and other costs associated with Orion's commencement of full commercial operations.
                                       128

   Depreciation and amortization. Depreciation and amortization was $31.4 million in 1995, an increase of $29.7 million, as compared to $1.7 million for 1994. The increase primarily resulted from the commencement of depreciation of Orion 1 upon being placed in service January 20, 1995.

   Interest. Interest income was $1.9 million for 1995, compared to $0.4 million for the prior year. The increase in interest income during 1995 is primarily a result of interest earned on proceeds from Orion's initial public offering in August 1995. Interest expense, net of capitalized interest, increased from $0.06 million for 1994 to $24.7 million for 1995. The increase in interest expense in 1995 is attributable to expensing interest (including commitment fees and amortization of deferred financing costs) from the in-service date of Orion 1. Prior to that date, substantially all interest expense was capitalized as part of the cost of Orion 1.

   Other. Other expenses of $3.4 million for the year-ended December 31, 1995 are primarily related to costs incurred in connection with Orion Atlantic's plans to raise financing for Orion 2, which plans were deferred in November 1995.

   Net loss. The Company incurred a net loss of $26.9 million and $8.0 million for 1995 and 1994, respectively, after deduction of the Limited Partners' and minority interests' share in the Company's results of operations of $46.1 million and $7.4 million, respectively.

YEAR ENDED DECEMBER 31, 1994 COMPARED TO YEAR ENDED DECEMBER 31, 1993

   Revenue. Services revenue for the year ended December 31, 1994 was $3.4 million compared to $2.0 million for the year ended December 31, 1993. The increased revenue reflects an increase in the number of private network customers from 12 in 1993 to 18 in 1994.

OPERATING EXPENSES

   Direct expenses. Direct expenses were $3.5 million and $2.6 million in the years ended December 31, 1994 and 1993, respectively. Direct expenses increased $0.9 million or 32% which was primarily attributable to the increased revenue generated by private network services.

   Sales and marketing expenses. Sales and marketing expenses were $5.9 million in the year ended December 31, 1994, as compared to $1.9 million in 1993 primarily due to the Company's increased selling efforts in private network services.

   Engineering and technical expenses. Engineering and technical expenses were $3.0 million in the year ended December 31, 1994, as compared to $1.8 million for the year ended December 31, 1993. Engineering and technical services increased $1.2 million due to the increased support requirements of private network services.

   General and administrative expenses. General and administrative expenses were $5.1 million for the year ended December 31, 1994 compared to $4.7 for the year ended December 31, 1993. Orion Atlantic entered into interest rate hedging arrangements which fixed the maximum interest rate through November 1995 at 11.54%. Thereafter, an interest cap agreement is in place relating to a notional amount declining every nine months from $150 million effective November 30, 1993. General and administrative expenses increased $0.4 million principally due to the increased staffing requirements of the Company's management team in anticipation of higher operating levels.

   Interest. During the year ended December 31, 1994, Orion incurred $27.0 million of interest costs (including commitment fees and amortization of deferred financing costs) compared to $16.3 for the comparable period in 1993, substantially all of which was capitalized. The increase in interest is attributable to additional borrowings related to the construction of Orion 1 and subordinated borrowings beginning in late 1993 from the Limited Partners to fund the development of the Orion Atlantic network services business.

   Other. Other income was $0.05 million in the year ended December 31, 1994, compared to expense of $4.9 million for the year ended December 31, 1993. The increase in other income is related to the April 1993 termination by Orion Atlantic of its commitment to purchase a second satellite from Space

Systems (due to a reassessment of the satellite design and target markets) which resulted in the forfeiture of $5.0 million which was then expensed as a termination charge.

   Net loss. The Company incurred net losses of $8.0 million and $7.9 million for the years ended December 31, 1994 and 1993, respectively, after deducting the Limited Partners' and minority interests' share in Orion's results of operations of $7.4 million and $7.8 million, respectively.

LIQUIDITY AND CAPITAL RESOURCES

   Funding to date. Orion has required significant capital for operating and investing activities in the development of its business, and will need significant additional capital in the future to develop fully its global satellite communications system. The Company's funding has been provided primarily by the sale of equity securities, including the completion of its initial public offering in August 1995 which generated proceeds to the Company of approximately $52 million (net of underwriting discounts), bank loans, vendor financing, lease arrangements and short-term loans from its investors. As of September 30, 1996, Orion had a working capital deficiency of $5.7 million and the net cash used in operations for the nine months ended September 30, 1995 and 1996, was $30.4 million and $25.0 million, respectively.

   Funding for the construction and launch of the Orion 1 satellite and related facilities was fully committed through $90 million of equity from the limited partners of Orion Atlantic, an aggregate of $251 million under the Orion 1 Credit Facility and approximately $11 million under other debt facilities, dedicated primarily to the construction of the TT&C facility, which is being used to control Orion 1.

   Amounts outstanding under the Orion 1 Credit Facility bear interest at 1.75% over the LIBOR rate (7.68% at December 31, 1995). Orion Atlantic has entered into agreements with Chase Manhattan Bank,(National Association) ("Chase") for interest rate hedging arrangements which fixed the maximum interest rate through November 1995 at 11.54%. Thereafter a self funding interest rate cap agreement is in place relating to a notional amount declining every six months from $150 million effective November 30, 1995 to $15.6 million effective March 31, 2001. Under the terms of the cap agreement, when LIBOR equals or exceeds 5.5%, Orion Atlantic pays Chase a fee equal to 3.3% per annum of the notional amount and receives a payment from Chase in an amount equal to the difference between the actual LIBOR rate and 5.5% on the notional amount. There was an unrealized loss on this cap as of September 30, 1996 of approximately $5.9 million. On the closing date of the Notes Offering, the Company will pay its then outstanding obligation under this facility, including costs to break the interest cap agreement.

   In the event of a deficiency in cash flow required to service the Orion 1 Credit Facility, the Limited Partners of Orion Atlantic, including the Company, would be obligated to make additional payments toward such deficiency under the terms of their contingent satellite capacity commitment agreements. Such agreements would be terminated as a result of the Exchange.

   Existing Obligations. The following is a description of Orion's existing obligations, a substantial portion of which are to be paid with the proceeds of the Notes Offering; however, no assurance can be given that the Notes Offering will be completed.

   Orion Atlantic began repayment of the term loans under the Orion 1 Credit Facility in 1995. Sales of services to customers and certain capacity commitments of the Limited Partners are expected to provide the cash to meet Orion Atlantic's loan repayment obligations. The Company and the other Limited Partners of Orion Atlantic have agreed to lease capacity on Orion 1, subject to obligations of Orion Atlantic under the refund agreement (defined below) to refund lease payments, and have entered into additional contingent capacity lease contracts as support for payment of the senior bank debt of Orion Atlantic. The Company's obligations under these firm and contingent capacity arrangements are $2.5 million and $4.3 million, respectively, per year for seven years, and the Company is obligated to indemnify STET (a former limited partner whose partnership interest in Orion Atlantic was purchased by Orion Atlantic) against certain payments made by STET under its firm and contingent capacity leases. This indemnity could increase Orion's obligations to make payments in the event of cash deficits of Orion Atlantic to $8.6 million per year, and could require Orion for a term of four years commenc-

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ing in January  1998 to make  payments to Orion  Atlantic of up to approximately
$2.5 million per year. The Company maintains a $10 million letter of credit supporting this indemnification obligation.

   Amounts outstanding under the Orion 1 Credit Facility (approximately $210.4 million, including interest, as of September 30, 1996) are secured by the assets of Orion Atlantic, the partnership interests of the partners in Orion Atlantic and the stock of OrionSat, and are due in graduated installments through 2002. Among other customary covenants and requirements, the Orion 1 Credit Facility includes significant restrictions on the distribution of any funds from Orion Atlantic to the partners. Distributions can only be made if Orion Atlantic has sufficient revenues to cover operating costs and debt service. Orion's capacity commitments and the Orion 1 Credit Facility are required to be refinanced in connection with the Exchange. See "The Related Transactions -- The Notes Offering/Orion 1 Credit Facility Refinancing."

   At September 30, 1996, the Company had outstanding indebtedness of approximately $7.2 million under a seven year term loan provided by General Electric Capital Corporation ("GECC") for the TT&C facility, which is secured by the TT&C facility and various assets relating thereto. Additionally, at September 30, 1996, the Company had obligations with a present value of $21.7 million, which are payable to the manufacturer of Orion 1 through 2006 (of which $13 million will be paid in cash on the Closing Date, $10 million of which will be reinvested in the Debentures), and $8.0 million payable to a former partner in Orion Atlantic through 1997. Of this $8.0 million, approximately $3.5 million (plus interest of approximately $500,000 as of January 30, 1997) will be paid with proceeds of the Notes Offering. Also at September 30, 1996, the Company had outstanding approximately $8.1 million of subordinated debt under a facility of up to $10.5 million from certain Limited Partners (excluding the Company) for Orion Atlantic's network services. See Note 5 to Consolidated Financial Statements for additional discussion of Orion's long-term debt. Orion will be acquiring the Limited Partners' interests in such obligations in the Exchange.

   Current Funding Requirements. The Company will need a substantial amount of capital over the next three years (and possibly thereafter) to fund the costs of Orion 2 and Orion 3, the purchase of VSATs and other capital expenditures and to make various other payments, such as principal and interest payments with respect to the TT&C Financing, the Notes and any indebtedness incurred to finance Orion 2 or Orion 3. The Company's cash flows will be inadequate to cover its cash needs and the Company will seek financing from outside sources. The Company does not have a revolving credit facility or other source of readily available capital. Sources of additional capital may include public or private debt or equity financings. The Company is often involved in discussions or negotiations with respect to such potential financings and, because of its substantial capital needs, may consummate any such financing at any time. The Company has commenced construction of Orion 3 and intends to commence construction of Orion 2 immediately after consummation of the Notes Offering, despite the fact that it does not have any commitment from any outside source to provide such financing. If the Company is unable to obtain financing from outside sources in the amounts and at the times needed, it could forfeit payments made on Orion 2 and Orion 3 and its rights to Orion 2 and Orion 3 under the Orion 2 Satellite Contract and Orion 3 Satellite Contract and there would be a material adverse effect on the Company's ability to make payments on the Notes and the value of the Orion Newco Common Stock.

   Expected payments prior to launch under the Orion 2 Satellite Contract and Orion 3 Satellite Contract and for launch insurance for Orion 2 and Orion 3 aggregate approximately $500 million. In addition to the $3 million paid in the fourth quarter of 1996, Orion will need to make payments of approximately $90 million, $360 million and $50 million in 1997, 1998 and 1999, respectively.
These amounts include the Company's estimate regarding the cost of launch insurance (but not in-orbit insurance, which the Company presently estimates will cost approximately $5 million to $6 million per annum per satellite), although the Company has not had material discussions with potential insurers and has not received any commitment to provide insurance. The Company's actual payments could be substantially higher due to any change orders for the satellites, insurance rates, delays and other factors. In addition, the Company expects to expend approximately $22 million, $30 million and $34 million on VSATs and other capital expenditures in 1997, 1998 and 1999, respectively. The Company believes these VSAT and

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other  capital  expenditures  can be financed  through  capital  leases or other secured financing arrangements. However, the Company has not engaged in material discussions with potential lenders and there can be no assurance that such financing can be obtained.

   Under the Orion 1 Satellite Contract, the contractor is entitled to receive incentive payments based upon the performance of Orion 1 in orbit. These incentive payments could reach an aggregate of approximately $44 million through 2007, if the transponders on Orion 1 continue to operate in accordance with specification during that period. As of September 30, 1996, Orion had obligations with a present value of approximately $21.7 million with respect to incentive payments. Orion will pay $13 million in satellite incentives following completion of the Notes Offering of which $10 million will be re-invested in Debentures of Orion Newco in the Matra Marconi Investment.

   The foregoing estimates do not include any amounts for other possible financing requirements. The Company may from time to time enter into joint ventures and make acquisitions of complimentary businesses and is often engaged in discussions or negotiations with regard to such potential joint ventures and acquisitions. Such joint ventures or acquisitions would need to be financed, which would increase the Company's need for additional capital. In addition, Orion intends to replace Orion 1 at the end of its useful life (expected to be in October 2005). Such replacement likely will require additional financing if the cash flow from Orion's operations is not sufficient to fund a replacement satellite. See "Risk Factors -- Risks Relating to Orion's Business --Need for Substantial Additional Capital" and " -- Launch of Orion 2 and Orion 3 Subject to Significant Uncertainties -- Substantial Financing Requirements; Risks of Commencing Construction Prior to Completing Financing."

   As of September 30, 1996, after giving pro forma effect to the Transactions, Orion would have had approximately $426 million of long-term indebtedness. The accretion of original issue discount, if any, on the Senior Discount Notes will increase the amount of Orion's indebtedness. As indicated above, Orion's financing plan requires a total of $480 million of additional financing to fully fund the construction, launch and insurance of Orion 2 and Orion 3 and associated financing and start-up costs, and Orion presently expects that a significant portion of such additional financing will be in the form of additional indebtedness. Such additional indebtedness would increase Orion's long-term indebtedness. See "Risk Factors -- Risks Relating to Orion's Business --Substantial Leverage; Secured Indebtedness."

   The level of the Company's indebtedness could have important consequences to its stockholders, including the following: (i) the ability of the Company to obtain any necessary financing in the future for working capital, capital expenditures, debt service requirements or other purposes may be limited; (ii) a substantial portion of the Company's cash flow from operations, if any, must be dedicated to the payment of principal of and interest on its indebtedness and other obligations and will not be available for other purposes; (iii) the Company's level of indebtedness could limit its flexibility in planning for, or reacting to changes in, its business; (iv) the Company will be more highly leveraged than some of its competitors, which may place it at a competitive disadvantage; and (v) the Company's high degree of indebtedness will make it more vulnerable to a default and the consequences thereof (such as bankruptcy workout) in the event of a downturn in its business.

   Because of its substantial needs for additional financing, Orion may attempt to raise additional funds substantially earlier than the date it needs such funds, depending on the conditions of the capital markets from time-to-time, including during 1997. If the Merger and the Exchange are consummated, Orion will be entitled to incur additional indebtedness at any time, including prior to the date such funds are needed, without obtaining any further stockholder approval. If Orion raises such funds prior to the date such funds are needed, it will (in addition to the risks and costs associated with increased leverage) incur substantial interest cost for periods when such funds are not deployed in its business.

TAXES

   As of December 31, 1995, Orion had net operating loss carryforwards for federal tax purposes of approximately $51.2 million. The ability of Orion to benefit from net operating losses for federal income tax purposes will depend on a number of factors, including whether Orion has sufficient income from which to deduct the losses, limitations that may arise as a result of changes in the ownership of Orion,

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including as a result of the Transactions  and other factors,  and certain other limitations which may significantly reduce the economic benefit of those losses to Orion. Due to uncertainty regarding its ability to realize the benefits of such net operating loss carryforwards, the Company has established a valuation allowance for the full amount of its net operating loss carryforwards. Of Orion's net operating losses, approximately $31.2 million was incurred by Orion Atlantic and allocated to Orion. Orion Atlantic is structured as a partnership for U.S. income tax purposes. As a result, Orion Atlantic itself generally should not be subject to federal income taxation. Instead, the Partners of Orion Atlantic, including Orion and OrionSat, will separately report their allocable shares of Orion Atlantic's net income, loss, gain, deductions, and credits, as determined under the allocation provisions of the Partnership Agreement. Orion Atlantic may, however, be subject to income tax on a portion of its income in certain states and other countries in which it has operations. Under the Partnership Agreement, the first $20 million of any losses was allocated to OrionSat, and any losses in excess of that amount generally have been allocated to the Partners, including Orion and OrionSat, in proportion to their respective percentage interests. Subsequent to consummation of the Exchange, all losses will be allocated to Orion.

EFFECT OF INFLATION

   Orion believes that inflation has not had a material effect on the results of operations to date.

EFFECT OF RECENTLY ISSUED FINANCIAL ACCOUNTING STANDARDS

   In March 1995, the FASB issued Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. Orion adopted Statement No. 121 in the first quarter of 1996. The effect of adoption was not material to its financial condition or results of operations.

   In October 1995, the FASB issued Statement No. 123, Accounting for Stock Based Compensation, which is effective for awards after January 1, 1996. Orion has elected to continue to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock based award programs, because the alternative fair value accounting provided for under FASB Statement No. 123 requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, when the exercise price of the employee award equals the market price of the underlying stock on the date of grant, as has been the case historically with Orion's awards, no compensation expense is recognized.

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
            PRICE RANGE OF ORION COMMON STOCK AND DIVIDEND POLICY

   Since completion of Orion's initial public offering in August 1995, the Orion Common Stock has been quoted on the Nasdaq National Market under the trading symbol "ONSI." As of December 15, 1996, there were approximately 350 stockholders of record of Orion Common Stock. The following table summarizes the high and low closing sale prices of the Orion Common Stock by fiscal quarter for 1995, 1996 and 1997 as reported on the Nasdaq National Market.

               QUARTER ENDED:                             1995
     -------------------------------------             ------------

     August 1 through September 30 .......         $10 3/4 to $14 1/4
     December 3 ..........................          16 3/4 to  12

       QUARTER ENDED:                                     1996
     ------------------------------------           ------------------

     March 31 ...........................          $ 8 1/4 to $14 3/4

     June 30 ............................           10 1/4 to  14 1/4

     September 30 .......................            7 1/4 to  12 1/8

     December 31 ........................            9 1/2 to  12 7/8


       QUARTER ENDED:                                        1997
---------------------------                              -----------
March 31 (through January 14).............         $12 1/2 to $15

   On December 13, 1996, the date preceding public announcement of the Merger Transactions, the last reported sale price of the Orion Common Stock, as reported on the Nasdaq National Market, was $12 5/8 .

   Orion has never paid any cash dividends on the Orion Common Stock and the Board of Directors of Orion currently does not anticipate paying cash dividends in the foreseeable future on shares of Orion Common Stock. The terms of the Orion 1 Credit Facility, which regulate cash distributions to Orion Atlantic's partners, including Orion, and agreements relating to the Orion Senior Preferred Stock limit Orion's ability to pay cash dividends on the Orion Common Stock. The Notes Indentures are expected to contain covenants restricting the payment of cash dividends by Orion Newco for the foreseeable future. See "The Related Transactions -- The Notes Offering/Orion 1 Credit Facility Refinancing -- Notes Offering."

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
                             CERTAIN TRANSACTIONS

   The following is a summary of certain transactions among Orion, directors, officers and certain stockholders of Orion, and related persons. Orion believes that each of such transactions was on terms no less favorable to Orion than reasonably could have been obtained in arm's-length transactions with independent third parties. Orion has a policy requiring that any material transactions between Orion and persons or entities affiliated with officers, directors or principal stockholders of Orion be on terms no less favorable to Orion than reasonably could be obtained in arm's-length transactions with independent third parties. Orion's policy is to conduct an appropriate review of all related party transactions and to have the Audit Committee or a comparable body review potential conflict of interest situations.

   Orion is a party to numerous agreements with one or more Exchanging Partners, most of which were entered into in December 1991, including the partnership agreement of Orion Atlantic, firm and contingent capacity leases (most of which will be terminated in connection with the Exchange), the Orion 1 Satellite Contract, the Orion 2 Satellite Contract, agreements with STET or its affiliates concerning the TT&C facility, representative agent agreements and agreements to make loans or advances to Orion (which will be terminated as part of the Exchange). See "The Merger, the Exchange and the Debenture Investments -- The Exchange Agreement."

   Orion entered into the Orion 1 Satellite Contract with British Aerospace, an affiliate of a principal stockholder of Orion and of which Mr. Rice, a director of Orion, is a Group Treasurer. Under the terms of the Orion 1 Satellite Contract, Orion has paid an aggregate of $43.4 million in 1991, $72 million in 1992 (plus a $5 million payment upon termination for convenience by Orion of a second satellite), $26 million in 1993, $89.8 million in 1994 and $0.3 million in 1995. As of September 30, 1996, Orion Atlantic had obligations of $15 million to Matra Marconi Space with respect to incentive payments under the Orion 1 Satellite Contract, of which $13 million will be paid on the closing date of the Exchange. Of this amount, $10 million will be re-invested in Orion by Matra Marconi Space in the Matra Marconi Investment. See "The Merger, the Exchange and the Debenture Investments -- The Debenture Investments." The balance of the outstanding obligations are payable 18 months following commencement of construction under the Orion 2 Satellite Contract, and subsequent payments of up to $29.4 million may become payable thereafter, depending on satellite performance. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Orion -- Liquidity and Capital Resources."

   Orion has engaged certain Exchanging Partners as representative agents for sales and ground operations. A joint venture between two Exchanging Partners (Kingston Communications and British Aerospace) serves as a ground operations representative in the United Kingdom, and the affiliate of another Exchanging Partner (Matra Hachette) serves as a ground operations representative in France. Orion expects to pay these Exchanging Partners an aggregate of $1.6 million in 1996 as commissions and other fees (including for ground operations and, in the case of the Kingston Communications/British Aerospace joint venture, satellite capacity, equipment leasing and other charges), and paid these Exchanging Partners $1.9 million in 1995 and $1.9 million in 1994 for these services. See "Information About Orion's Business -- Sales and Marketing" and "-- Network Operations; Local Ground Operators."

   In December 1991, Orion issued 259,515 shares of Orion Common Stock at a value of $11.56 per share to British Aerospace Space Systems, Inc. in consideration of British Aerospace Space Systems, Inc.'s agreement to guarantee Orion's obligations under a $10 million letter of credit (see Note 4 to Consolidated Financial Statements). The shares were reconveyed to Orion and are held in treasury at a value of $0. The shares are pledged as security for British Aerospace Space Systems, Inc. in the event it is required to fund amounts under its guarantee and Orion does not provide reimbursement. These arrangements will be terminated upon the closing of the Transactions.

   In December 1993, Orion issued an aggregate of 178,097 shares of Orion Common Stock as part of a private placement of Orion Common Stock to certain of its directors and affiliates of those directors at a purchase price of $10.20 per share. The terms of such issuance permitted the purchas-

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ers to  receive  the  benefit of any lower  price at which  Orion  Common  Stock subsequently was issued in a private placement or to receive any other security subsequently issued in a private placement. In June 1994, when Orion issued shares of Orion Common Stock as part of a private placement of Orion Common Stock to a limited number of institutions and other investors (including 64,705 shares to affiliates of Directors) at a purchase price of $8.50 per share, Orion issued 100,326 additional shares to the Directors and affiliates of Directors who purchased Orion Common Stock in December 1993. In addition, after Orion issued Orion Series A Preferred Stock (along with warrants and options to make an additional investment) to CIBC, Fleet and Chisholm (each as defined below) in June 1994, the Directors and affiliates of Directors who purchased Orion Common Stock in December 1993 each exercised their right to receive Orion Series A Preferred Stock (along with warrants and options to make an additional investment) in exchange for the Orion Common Stock previously acquired, and Orion issued an aggregate of $3,000,000 of Orion Series A Preferred Stock to such persons and entities.

   In April 1994, Orion entered into an agreement with Space Systems/Loral ("SS/L") whereby SS/L agreed to purchase 588,235 shares of Orion Common Stock for an aggregate purchase price of $5,000,000.

   In June 1994, CIBC Wood Gundy Ventures, Inc. ("CIBC"), Fleet Venture Resources, Inc. ("Fleet") and Chisholm Partners, II, L.P. ("Chisholm") purchased $11.5 million in Orion Series A Preferred Stock. For a description of the Orion Series A Preferred Stock, see "Description of Orion Newco Capital Stock -- Preferred Stock." In connection with the transaction, CIBC and Fleet each were granted the right to elect one member of Orion's Board of Directors. These rights terminated as a result of the Company's initial public offering.

   In June 1994, CIBC, Inc. (an affiliate of CIBC) became a $25,000,000 lender under the Orion 1 Credit Facility.

   In June 1995, CIBC, Fleet and certain Directors and affiliates of Directors who purchased Orion Series A Preferred Stock in June 1994 purchased approximately $4.2 million of Orion Series B Preferred Stock. This purchase was pursuant to an option granted in June 1994. The Orion Series B Preferred Stock has rights, designations and preferences substantially similar to those of the Orion Series A Preferred Stock, and is subject to similar covenants, except that the Orion Series B Preferred Stock is convertible into Orion Common Stock at an initial price of $10.20 per share, subject to certain anti-dilution adjustments. For a description of the Orion Series B Preferred Stock, See "Description of Orion Newco Capital Stock -- Orion Newco Preferred Stock.

   In November 1995, Orion Atlantic redeemed the limited partnership interest previously held by STET for an aggregate of approximately $11.5 million (the "STET Redemption"), including $3.5 million in cash and $8 million in promissory notes, $3.5 million (plus accrued interest of approximately $400,000) of which will be paid on the closing date of the Exchange. As part of the STET Redemption, Telecom Italia, a subsidiary of STET, entered into a representative agreement and distributor arrangement with Orion providing for sales, marketing, customer support and ground operations services in Italy. Orion Atlantic funded the STET Redemption by selling a new limited partnership interest to Orion for $8 million (including $3.5 million in cash and $4.5 million in promissory notes) $3.5 million (plus accrued interest of approximately $400,000) of which will be paid on the closing date of the Exchange). Orion Atlantic also entered into amendments to existing contracts with STET that were expected to result in a cash savings by the Company of approximately $3.5 million over a ten-year period. In connection with the STET Redemption, Orion agreed to indemnify Telecom Italia for payments which would be made under its firm and contingent capacity agreements with Orion Atlantic. Such indemnity will be discontinued on the closing date of the Exchange.

   In July 1996, Matra Marconi Space, the parent company of MMS Space Systems, the prime contractor for Orion 1, entered into the Orion 2 Satellite Contract with Orion regarding construction of Orion 2, which contract was amended in December 1996. Certain terms of the Orion 2 Satellite Contract are described above under the caption "Information About Orion's Business -- Implementation of the Orion Satellite System -- Orion 2." Matra Hachette, one of the parent companies of Matra Marconi

Space, will be a more than 5% beneficial owner of Orion Common Stock after the Exchange and the Merger. See "The Merger, the Exchange and the Debenture Investments."

   Effective June 1996, Orion and the Exchanging Partners entered into the Exchange Agreement. In December 1996 and January 1997, the Exchanging Partners agreed to extend to April 30, 1997 the termination date for the Exchange. See "The Merger, the Exchange and the Debenture Investments -- The Exchange Agreement."

   Effective January 13, 1997, Orion, Orion Newco and each of British Aerospace and Matra Marconi Space entered into the Debenture Agreement. The net proceeds of the Debenture Investments, which will occur concurrently with the Notes Offering, are estimated to be approximately $59 million. Such net proceeds are expected to be used for initial payments to the manufacturers under the Orion 2 Satellite Contract.

                          FORWARD-LOOKING STATEMENTS

   Information set forth in this Proxy Statement/Prospectus under the captions "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations of Orion" and "Selected Consolidated Financial and
Operationa Data of Orion" and under other captions contains various "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements represent Orion's reasonable judgment concerning the future and are subject to risks and uncertainties that could cause Orion's actual operating results and financial position to differ materially. Such forward-looking statements include the following: Orion's belief that the Merger Transactions will enhance the ability of the Company to raise additional financing; Orion's belief that a change in the operational structure of Orion Atlantic would reduce certain potential conflicts of interest and operating concerns that may be inherent in the current partnership structure of Orion Atlantic; Orion's projections regarding the continuation of operating losses and net cash flow deficits; Orion's belief and the judgments of its independent engineering consultant, Telesat Canada, regarding the expected performance of the Orion 1 satellite over its useful life, and the effect of such performance on Orion's business; Orion's expectations regarding the period for construction and launch of Orion 2 and Orion 3; Orion's belief that it can overcome uncertainties relating to Orion 2 and Orion 3; Orion's expectations regarding receipt of regulatory approvals, coordination of orbital slots and avoidance of possible interference; Orion's beliefs regarding existing and future regulatory requirements, its ability to comply with such requirements and the effect of such requirements on its business; Orion's beliefs regarding the competitive advantages of satellites and of Orion's satellites, strategies and services in particular, both in general and as compared to other providers of services or transmission capacity and other services presently offered or which may be offered in the future; Orion's expectations regarding the growth in telecommunications and the demand for telecommunications services; Orion's beliefs regarding the demand for or attractiveness of Orion's services; Orion's beliefs regarding technological advances and their effect on telecommunications services or demand therefor; Orion's beliefs regarding availability of net operating loss carryforwards; Orion's beliefs regarding its representatives and distributors; Orion's belief regarding transactions or existing management structures being in the best interests of Orion and its stockholders; the description of the Merger, the Exchange and the Debenture Investments under the caption "Certain Transactions" as being on terms no less favorable to Orion than reasonably could have been obtained in arm's-length transactions with independent third parties; Orion's intention not to pay any cash dividends on the Orion Common Stock in the foreseeable future; Orion's belief that any liability that might be incurred by Orion upon the resolution of certain existing or future legal proceedings not having a material adverse effect on the consolidated financial condition or results of operations of Orion; and the adoption of new accounting releases not being material to its financial condition or results of operations.

   Orion cautions that the above statements are further qualified by important factors that could cause Orion's actual results to differ materially from those in the forward-looking statements. Such factors include, without limitation, those set forth in this Proxy Statement/Prospectus under "Risk Factors" and the following: the Merger, the Exchange and the Debenture Investments are dependent on the Orion 1 Credit Facility Refinancing and the Debenture Investments, and there being no assurance that these financings or the Merger, the Exchange and the Debenture Investments can be consummated; the terms of financings not being known and there being no assurance that such terms will not be unfavorable to Orion; there being no assurance that Orion will obtain all necessary approvals or waivers to implement the Merger, the Exchange and the Debenture Investments, or regarding the effect of failure to obtain such approvals or waivers; there being no assurance as to the effect of issuance of Orion Newco Series C Stock on the market for Orion Newco Common Stock; no assurances regarding the business plan; Orion's history of losses and expectation of future losses; the substantial financial risks and financing requirements; substantial leverage and limits on Orion's ability to raise additional funds; risks of satellite loss or reduced performance; launch of Orion 2 and Orion 3 being subject to significant uncertainties; risks relating to Orion's business plan; potential adverse effects of competition; no assurances regarding approvals needed or current or future regulation of the telecommunications industry; no assurances regarding technological changes; risks of conducting international business; dependence of Orion on key personnel; control of Orion Newco by principal stockholders; risks relating to senior preferred stock; limits on paying cash dividends on Orion Common Stock; and anti-takeover and other provisions of the certificate of incorporation. See "Risk Factors."

                                OTHER MATTERS

   The Board of Directors of Orion does not know of any matter to be brought before the Special Meeting other than as described in the Notice of Special Meeting accompanying this Proxy Statement/Prospectus. If any other matter comes before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their best judgment with respect to such other matter.

                                LEGAL MATTERS

   Certain legal matters with respect to the Merger Transactions and the securities offered hereby will be passed upon for Orion and Orion Newco by Hogan & Hartson L.L.P., Washington, D.C.

                                   EXPERTS

   The consolidated financial statements of Orion Network Systems, Inc. at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, included in the Proxy Statement of Orion Network Systems, Inc., which is referred to and made a part of this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                        PAGE
                                                                     ---------
Report of Independent Auditors ......................................   F-2
Consolidated Financial Statements
 Consolidated Balance Sheets ........................................   F-3
 Consolidated Statements of Operations ..............................   F-4
 Consolidated Statements of Changes in Stockholders' Equity........   F-5
 Consolidated Statements of Cash Flows ..............................   F-6
 Notes to Consolidated Financial Statements .........................   F-7

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Orion Network Systems, Inc.

   We have audited the accompanying consolidated balance sheets of Orion Network Systems, Inc. as of December 31, 1995 and 1994, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Orion Network Systems, Inc. at December 31, 1995 and 1994, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                               ERNST & YOUNG LLP

Washington, DC
February 9, 1996

                         ORION NETWORK SYSTEMS, INC.
                         CONSOLIDATED BALANCE SHEETS

                                                                                         DECEMBER 31,            SEPTEMBER 30,
                                                                               ------------------------------- ----------------
                                                                                     1994            1995            1996
                                                                               --------------- --------------- ----------------
                                                                                                                  (UNAUDITED)
ASSETS (NOTE 3)
Current assets:
 Cash and cash equivalents                                                     $11,218,831     $55,111,585     $36,656,619
 Accounts receivable (less allowance for doubtful accounts $278,000 at
  December 31, 1995 and $328,000 at September 30, 1996)                            551,870       5,189,598       5,808,568
 Notes receivable and accrued interest                                                  --         129,810         157,125
 Prepaid expenses and other current assets                                         150,276       3,168,058       5,584,196
                                                                              --------------- --------------- ----------------
Total current assets                                                            11,920,977      63,599,051      48,206,508
Property and equipment, at cost:
 Land                                                                               73,911          73,911          73,911
  Telecommunications equipment                                                   4,231,380      13,836,841      22,707,786
  Furniture and computer equipment                                               1,833,169       3,395,799       4,598,505
  Satellite and related equipment                                              303,486,227     321,918,549     322,450,415
                                                                              --------------- --------------- ----------------
                                                                               309,624,687     339,225,100     349,830,617
  Less: accumulated depreciation                                                (1,628,958)    (32,170,865)    (57,914,578)
                                                                              --------------- --------------- ----------------
Net property and equipment                                                     307,995,729     307,054,235     291,916,039
 Deferred financing costs, net                                                  15,551,956      12,894,720      11,208,678
 Other assets, net                                                               4,706,876       5,527,221       4,645,948
                                                                              --------------- --------------- ----------------
 Total assets                                                                 $340,175,538    $389,075,227    $355,977,173
                                                                              =============== =============== ================
 LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
 Accounts payable                                                              $1,154,344     $ 10,454,723       $4,094,026
  Accrued liabilities                                                           5,522,220        6,812,223        7,374,884
  Other current liabilities                                                            --        2,111,687        5,402,117
  Interest payable                                                              7,734,764        8,005,079        3,128,365
  Current portion of long-term debt (Note 5)                                   12,015,663       28,607,110       33,873,930
                                                                              --------------- --------------- ----------------
Total current liabilities                                                      26,426,991       55,990,822       53,873,322
 Long-term debt (Note 5)                                                      230,175,483      250,669,286      221,781,393
 Other liabilities                                                              3,091,074       20,698,084       32,878,061
 Limited Partners' interest in Orion Atlantic (Notes 1 and 3)                  62,519,087       14,626,338       19,961,032
 Minority interest in other consolidated entities                                  57,639           52,354           52,984
 Commitments and contingencies (Note 4)
 Series A 8% Cumulative Redeemable  Convertible Preferred Stock,
 $.01 par value; 15,000 shares authorized; 13,871, 14,491 and 14,500 shares issued and outstanding at September 30, 1996 and December 31,
   1995 and 1994, respectively, plus accrued dividends (Note 6)                14,554,693       15,705,054       15,820,460
 Series B 8% Cumulative Redeemable  Convertible Preferred Stock,
 $.01 par value; 5,000 shares authorized; 4,298 and 4,483 shares issued and outstanding at September 30, 1996 and December 31, 1995, plus
   accrued dividends (Note 6)                                                         --        4,652,647         4,718,526
 Stockholders' equity (Notes 4 and 6):
   Common stock, $.01 par value; 40,000,000 shares authorized; 11,232,533,
   11,115,965 and 7,045,523 issued, 10,973,018, 10,856,450 and 6,786,008 outstanding at September 30, 1996 and December 31, 1995 and 1994,
   respectively, less 259,515 held as treasury shares (at no cost)                 70,455         111,160           112,325
  Capital in excess of par value                                               33,952,062      85,485,613        86,508,773
  Accumulated deficit                                                         (30,671,946)    (58,916,131)      (79,729,703)
                                                                              --------------- --------------- ----------------
Total stockholders' equity                                                      3,350,571      26,680,642         6,891,395
                                                                              --------------- --------------- ----------------
 Total liabilities and stockholders' equity                                  $340,175,538    $389,075,227      $355,977,173
                                                                              =============== =============== ================


               See notes to consolidated financial statements.

                         ORION NETWORK SYSTEMS, INC.
                    CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                     NINE MONTHS ENDED
                                                         YEAR ENDED DECEMBER 31,                       SEPTEMBER 30,
                                             ----------------------------------------------- --------------------------------
                                                   1993            1994            1995            1995            1996
                                             --------------- --------------- --------------- --------------- ----------------
                                                                                               (UNAUDITED)      (UNAUDITED)
Services revenue ..........................  $  2,006,021    $  3,415,053    $ 22,283,882    $ 13,947,425    $ 30,015,517
Operating expenses: .......................

 Direct                                         2,648,306       3,503,037      10,485,745      10,019,683       4,285,834
 Sales and marketing ......................     1,920,578       5,863,823       8,613,399       5,914,332       7,792,666
 Engineering and technical services........     1,775,261       3,004,144       8,539,644       6,021,853       6,333,525
 General and administrative................     4,731,322       5,058,201      10,072,429       7,168,165      11,469,235
 Depreciation and amortization.............     1,752,103       1,716,019      31,403,376      22,276,632      26,402,947
                                             --------------- --------------- --------------- --------------- ----------------
  Total operating expenses.................    12,827,570      19,145,224      69,114,593      51,400,665      56,284,207
                                             --------------- --------------- --------------- --------------- ----------------
Loss from operations.......................   (10,821,549)    (15,730,171)    (46,830,711)    (37,453,240)    (26,268,690)
Other expense (income):
 Interest income...........................      (181,707)       (413,435)     (1,924,822)     (1,078,347)     (1,841,868)
 Interest expense..........................       132,869          60,559      24,738,446      17,080,146      20,228,519
 Other.....................................     4,949,722         (54,737)      3,359,853         (43,216)        (48,356)
                                             --------------- --------------- --------------- --------------- ----------------

  Total other expense (income).............     4,900,884        (407,613)     26,173,477      15,958,583      18,338,295
                                             --------------- --------------- --------------- --------------- ----------------
Loss before minority interest..............   (15,722,433)    (15,322,558)    (73,004,188)    (53,411,823)    (44,606,985)
Limited Partners' and minority interest in
 the net loss of Orion Atlantic and other
 consolidated entities ....................     7,836,362       7,357,640      46,089,010      33,426,738      24,799,698
                                             --------------- --------------- --------------- --------------- ----------------
Net loss...................................    (7,886,071)     (7,964,918)    (26,915,178)    (19,985,085)    (19,807,287)
Preferred stock dividend ..................            --         626,400       1,329,007         959,646       1,006,285
                                             --------------- --------------- --------------- --------------- ----------------
Net loss attributable to common
 stockholders..............................  $ (7,886,071)   $ (8,591,318)   $(28,244,185)   $(20,944,731)   $(20,813,572)
                                             =============== =============== =============== =============== ================
Net loss per common share..................  $      (0.85)   $      (0.86)   $      (3.07)   $      (2.42)   $      (1.90)
                                             =============== =============== =============== =============== ================
Weighted average common shares
 outstanding...............................     9,266,445       9,272,166       9,103,505       8,522,067      10,943,287
                                             =============== =============== =============== =============== ================


               See notes to consolidated financial statements.

                         ORION NETWORK SYSTEMS, INC.
          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                      COMMON STOCK
                                               -------------------------
                                                                           CAPITAL IN         TOTAL            TOTAL
                                                 NUMBER OF                  EXCESS OF      ACCUMULATED     STOCKHOLDERS|AL
                                                   SHARES       AMOUNT      PAR VALUE        DEFICIT          EQUITY
                                               ------------- ----------- -------------- ---------------- ----------------
Balance at December 31, 1992.................   6,405,732    $ 64,057    $28,608,812    $(14,194,557)    $ 14,478,312
 Issuance of common stock (Note 6)...........     178,097       1,781      1,804,564              --        1,806,345
 Exercise of stock options...................         165           2            998              --            1,000
 Net loss for 1993...........................         --           --             --      (7,886,071)      (7,886,071)
                                               ------------- ----------- -------------- ---------------- ----------------
Balance at December 31, 1993.................   6,583,994      65,840     30,414,374     (22,080,628)       8,399,586
 Issuance of common stock....................     782,503       7,825      6,326,028              --        6,333,853
 Exercise of stock options...................      31,967         319        208,131              --          208,450
 Conversion of common stock to redeemable
  preferred stock (Note 6)...................    (352,941)     (3,529)    (2,996,471)             --       (3,000,000)
 Accrued dividend on preferred stock.........          --          --             --        (626,400)        (626,400)
 Net loss for 1994...........................          --          --             --      (7,964,918)      (7,964,918)
                                               ------------- ----------- -------------- ---------------- ----------------
Balance at December 31, 1994.................   7,045,523      70,455     33,952,062     (30,671,946)       3,350,571
 Issuance of common stock....................   4,002,941      40,030     50,960,330              --       51,000,360
 Exercise of stock options and warrants......      67,501         675        573,221              --          573,896
 Accrued dividend on preferred stock.........          --          --             --      (1,329,007)      (1,329,007)
 Net loss for 1995...........................          --          --             --     (26,915,178)     (26,915,178)
                                               ------------- ----------- -------------- ---------------- ----------------
Balance at December 31, 1995.................  11,115,965     111,160     85,485,613     (58,916,131)      26,680,642
 Conversion of preferred to common...........      91,071         910        804,034              --          804,944
 Exercise of stock options and warrants......      25,497         255        219,126              --          219,381
 Accrued dividend on preferred stock.........          --          --             --      (1,006,285)      (1,006,285)
 Net loss for the nine months ended September
  30, 1996...................................          --          --             --     (19,807,287)     (19,807,287)
                                               ------------- ----------- -------------- ----------------  ---------------
Balance at September 30, 1996 (unaudited)  ..  11,232,533    $112,325    $86,508,773    $(79,729,703)    $  6,891,395
                                               ============= =========== ============== ================ ================


               See notes to consolidated financial statements.

                         ORION NETWORK SYSTEMS, INC.
                    CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                           NINE MONTHS ENDED
                                                               YEAR ENDED DECEMBER 31,                       SEPTEMBER 30,
                                                      --------------------------------------------   ---------------------------
                                                            1993          1994          1995             1995             1996
                                                      ------------- ------------- ---------------- ---------------   ---------------
                                                                                                      (UNAUDITED)      (UNAUDITED)
OPERATING ACTIVITIES
Net loss............................................  $ (7,886,071) $ (7,964,918) $(26,915,178)    $(19,985,085)      $(19,807,287)
Adjustments to reconcile net loss to net cash
used in operating activities: ......................
 Depreciation and amortization......................     1,798,526     1,713,117    31,403,376       22,276,632         26,402,947
 Amortization of deferred financing costs...........            --            --     2,130,588        1,597,941          1,597,941
 Provision for bad debts............................            --            --       277,529          671,226            524,999
 Satellite incentives and accrued interest..........            --            --     5,185,834        6,463,771          1,747,334
 Limited Partners' interest in Orion Atlantic.......    (7,843,860)   (7,390,331)  (46,109,627)     (33,454,227)       (24,800,306)
 Minority interest in other consolidated
  entities..........................................         7,496        37,627        20,617           27,489                608
 Gain on sale of assets.............................       (50,278)      (54,737)      (59,301)         (45,616)           (41,054)
 Changes in operating assets and liabilities: ......
  Accounts receivable...............................        63,075      (426,281)   (4,915,257)      (1,921,320)        (1,143,969)
  Accrued interest..................................            --            --      (129,810)              --            (27,315)
  Prepaid expenses and other current assets.........       197,025       159,030    (3,017,782)      (4,261,808)        (2,416,138)
  Other assets......................................      (279,902)      321,443      (519,773)      (1,618,912)           427,741
  Accounts payable and accrued liabilities..........     3,125,830       535,092     7,327,377          745,518         (5,818,070)
  Other current liabilities.........................            --            --     3,670,988          977,374          3,279,274
  Interest payable..................................            --            --      (885,106)      (1,883,773)        (4,876,714)
                                                      ------------- ------------- ---------------- ---------------   ---------------
Net cash used in operating activities...............   (10,868,159)  (13,069,958)  (32,535,525)     (30,410,790)       (24,950,009)

INVESTING ACTIVITIES
Capital expenditures................................   (44,130,325)  (51,103,006)   (9,060,412)      (3,863,019)       (10,266,012)
Cost of business acquisition........................        (2,721)           --            --               --                 --
Refund from satellite manufacturer..................            --            --     2,750,000        2,750,000                 --
FCC license costs...................................       (93,545)      (96,030)     (558,817)        (381,337)          (117,600)
                                                      ------------- ------------- ---------------- ---------------   ---------------
Net cash used in investing activities...............   (44,226,591)  (51,199,036)   (6,869,229)      (1,494,356)       (10,383,612)

FINANCING ACTIVITIES
Limited Partners' capital contributions.............          --     4,000,000     7,600,000        7,600,000         30,135,000
Redemption of limited partner interest..............            --            --    (4,450,000)              --                 --
Expenditures on equity financing costs..............       (31,773)     (409,181)           --               --                 --
Proceeds from issuance of redeemable preferred
 stock .............................................            --    10,928,293     4,483,001       51,616,441            219,380
Proceeds from issuance of common stock and ........
subscriptions, net of issuance costs................     1,807,345     6,542,303    51,974,436        4,483,001                 --
PPU borrowings......................................     1,400,000     4,375,000     2,275,000        2,275,000                 --
Proceeds from issuance of notes payable.............     2,146,625     8,136,191       551,850          551,850                 --
Proceeds from senior notes payable to banks ........    45,604,063    36,685,505    18,367,134       18,367,134                 --
Repayment of senior notes payable to banks .........            --            --   (12,468,049)      (9,718,049)       (22,768,340)
Repayment of notes payable..........................       (46,320)           --    (1,916,966)      (1,668,818)        (2,328,096)
Payments on capital lease obligations...............            --      (252,823)     (576,727)        (416,679)          (559,266)
Capacity and other liabilities......................            --     2,101,168    17,483,733       10,662,162         12,179,977
Distributions to joint venture minority
 interest...........................................       (49,073)      (22,873)      (25,904)         (25,904)                --
                                                      ------------- ------------- ---------------- ---------------  ---------------
Net cash provided by financing activities ..........    50,830,867    72,083,583    83,297,508       83,726,138         16,878,655
                                                      ------------- ------------- ---------------- ---------------  ---------------
Net increase (decrease) in cash and cash
 equivalents........................................    (4,263,883)    7,814,589    43,892,754       51,820,992        (18,454,966)
Cash and cash equivalents at beginning of
 period.............................................     7,668,125     3,404,242    11,218,831       11,218,831         55,111,585
                                                      ------------- ------------- ---------------- ---------------  ---------------
Cash and cash equivalents at end of period .........  $  3,404,242  $ 11,218,831  $ 55,111,585     $ 63,039,823     $   36,656,619
                                                      ============= ============= ================ ===============  ===============


                 See notes to consolidated financial statements.

                         ORION NETWORK SYSTEMS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           (INFORMATION WITH RESPECT TO SEPTEMBER 30, 1996 AND FOR THE NINE MONTHS ENDED SEPTEMBER 1995 AND 1996 IS UNAUDITED)

1. ORGANIZATION

   Orion Network Systems, Inc. (Orion) was incorporated in the State of Delaware on October 26, 1982 (inception) under the name Orion Satellite Corporation, and in January 1988, changed its name to Orion Network Systems, Inc. Orion has developed and operates an international satellite communications system for use in private communications networks to multinational businesses and transmission capacity for video and other program distribution services. Orion's first satellite (Orion 1) was successfully launched on November 29, 1994. Orion took delivery of the Orion 1 satellite on January 20, 1995. As a result, Orion is no longer considered a development stage enterprise effective January 1995. For periods prior to January 1995, Orion was in the development stage.

   Since 1989, management has been involved primarily in developing Orion's partnership, International Private Satellite Partners, L.P. (Orion Atlantic), in order to raise the necessary capital to finance the construction and launch of up to two telecommunications satellites in geosynchronous orbit over the Atlantic Ocean and to establish a multinational sales and service organization. Orion has been financed by equity and debt from individual and corporate investors. British Aerospace PLC or its affiliates (BAe) and Lockheed Martin Corporation or its affiliates (Lockheed Martin) are stockholders of Orion, limited partners in Orion Atlantic and were significant contractors in the construction and launch of the satellite system.

   In June 1991, Orion, through a wholly-owned subsidiary, Orion Satellite Corporation (OrionSat), received a license from the Federal Communications Commission (FCC) authorizing it to construct, launch and operate a satellite system comprised of two satellites to provide international telecommunications services. Pursuant to an application by OrionSat, the license was transferred to Orion Atlantic on April 19, 1994, by order of the FCC. In December 1991, the initial phase of the partnership financing plan was concluded by a closing on equity commitments in the form of limited partnership interests aggregating $90 million and execution of a credit agreement related to senior debt commitments for up to $251 million (see further discussion in Note 3). Also in December 1991, notice to proceed with the construction contract for the first satellite was given to BAe, the prime contractor.

   OrionSat is the sole general partner in Orion Atlantic and received a 25% equity interest as of the initial closing for, among other things, its contribution of certain rights and interests under its FCC license, certain contract rights, and other tangible and intangible assets. Orion participates as a limited partner with a 16 2/3% equity interest and participates fully in the obligations and rights of the limited partnership. The aggregate ownership interest by Orion and its subsidiaries in Orion Atlantic is 41 2/3% (see Note
3).

   In August 1995, the Company completed its initial public offering of common stock by selling 4,000,000 common shares at $14 per share. Proceeds to the Company, net of underwriting discount, aggregated approximately $52.25 million. In July 1995, in connection with the planned initial public offering, the shareholders approved a 1 for 1.36 reverse stock split. All references in the consolidated financial statements with regard to shares, per share amounts and share prices have been adjusted for the reverse stock split.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION POLICY

   The consolidated financial statements include the accounts of Orion, its two wholly-owned subsidiaries OrionNet, Inc. (OrionNet) and OrionSat, its 83% owned subsidiary, Asia Pacific Space and Communications Ltd. (Asia Pacific) (see Note
7), the Orion Financial Partnership, in which Orion holds a 50% interest, and Orion Atlantic, in which Orion holds, at December 31, 1995, a 41 2/3% ownership

                        ORION NETWORK SYSTEMS, INC. -
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-(Continued)

interest. Management control and direction of Orion Atlantic by OrionSat is a requirement of the FCC in order for Orion Atlantic to continue to hold the license authority received in June 1991. OrionSat, as the general partner of Orion Atlantic, exercises such control through the provisions of the partnership agreement. The amount reflected in the balance sheet as "Limited Partners' interest in Orion Atlantic" represents amounts invested by entities other than Orion (net of syndication costs related to the investments) adjusted for those Limited Partners' share of operating results. All significant intercompany accounts and transactions have been eliminated.

USE OF ESTIMATES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

   Orion considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents includes cash in banks and short term investments, as follows:


                                       DECEMBER 31, 1995
                                      ------------------
               Cash ................  $ 3,091,277
               Money market funds  .    6,018,925
               FHLMC discount notes    11,389,208
               Commercial paper  ...   34,612,175
                                      ------------------
                                      $55,111,585
                                      ==================


   The FHLMC discount notes and commercial paper mature between January and March 1996.

STATEMENT OF CASH FLOWS

   Non-cash investing and financing activities and supplemental cash flow information includes:

                                                                                                  NINE MONTHS ENDED
                                                             YEAR ENDED DECEMBER 31,                SEPTEMBER 30,
                                                    ---------------------------------------- --------------------------
                                                         1993          1994         1995          1995         1996
                                                    -------------- ------------ ------------ ------------- ------------
Satellite construction costs financed by notes
payable                                             $27,517,175   $ 7,862,050   $        --  $         --   $        --
Conversion of common stock to redeemable
preferred stock                                              --     3,000,000            --            --            --
Property and equipment financed by capital leases            --        94,323     4,350,766            --            --
Accrued dividend on preferred stock                          --       626,400     1,329,007       959,646     1,006,285
Conversion of preferred stock to common stock                --            --         9,000            --       804,944
Premium on satellite due to redemption of L.P.
interest                                                     --            --     3,066,925            --            --
Redemption of STET interest with notes payable               --            --     8,000,000            --            --
Reduction in amount due to satellite manufacturer            --            --       485,799            --            --
Satellite incentive obligation capitalized                   --            --    14,816,406            --            --
Interest paid during the year, net of amounts
capitalized                                              37,983        45,051    11,312,875    10,857,800    11,436,301


                        ORION NETWORK SYSTEMS, INC. -
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-(Continued)

NET LOSS PER COMMON SHARE

   Net loss per common share is based on the weighted average number of common shares outstanding during the period. Pursuant to the requirements of the Securities and Exchange Commission, common stock issued and stock issuable relating to convertible preferred stock, warrants and options granted within one year of filing the registration statement relating to the Company's initial public offering of common stock were treated as outstanding for all periods prior to the second quarter of 1995.

INTERIM FINANCIAL STATEMENTS

   The accompanying financial statements as of September 30, 1996 and for the nine months ended September 30, 1995 and 1996 are unaudited but include all adjustments, consisting only of normal recurring accruals, which Orion considers necessary for a fair presentation of financial position and operating results for those interim periods. The operating results for the nine months ended September 30, 1996 are not necessarily indicative of the results that may be expected for the year ended December 31, 1996.

PROPERTY AND EQUIPMENT

   Property and equipment are carried at cost. Depreciation and amortization are calculated using the straight-line method over their estimated useful lives as follows:

              Satellite and related equipment .....  10.5 years
              Telecommunications equipment  .......   2-7 years
              Furniture and computer equipment  ...   2-7 years


   Costs incurred in connection with the construction and successful deployment of the satellite and related equipment are capitalized. Such costs include direct contract cost, allocated indirect costs, launch costs, launch insurance, construction period interest and the present value of satellite incentive payments, Orion began depreciating the satellite over its estimated useful life commencing on the date of operational delivery in orbit (January 20, 1995).

   In March  1995,  the  Financial  Accounting  Standards  Board  (FASB)  issued
Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The effect of adoption was not material.

DEFERRED FINANCING COSTS

   Deferred financing costs related to obtaining debt and Orion's share of equity financing for Orion Atlantic are amortized over the period the debt is expected to be outstanding. Accumulated amortization at September 30, 1996, December 31, 1995 and 1994 was $8,589,000, $6,990,000 and $4,860,000
respectively. Amortization through January 1995 was capitalized as part of the cost of the satellite. Costs of approximately $3.4 million relating to a debt offering which was postponed in November 1995 have been charged to other expense.

                        ORION NETWORK SYSTEMS, INC. -
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-(Continued)

OTHER ASSETS

   Other  assets  consist   principally  of  FCC  license   application   costs,
organization costs and goodwill. The Company began amortizing FCC license application costs related to Orion 1 in January 1995 and will continue to amortize these costs over the estimated useful life of the satellite.
Organization costs and goodwill are amortized over five and ten years respectively. Accumulated amortization at September 30, 1996, December 31, 1995 and 1994 was $3,535,000, $3,069,000 and $1,934,000, respectively.

REVENUE RECOGNITION

   Orion's  revenue  results  from  providing   telecommunications  and  related
services. Revenue is recognized as earned in the period in which services are provided.

   The following summarizes the Company's domestic and foreign revenues for 1995:

         Revenues from unaffiliated customers
           United States......................  $ 8,528,736
           Europe.............................    8,056,146
         Revenues from related parties .......    5,699,000
                                                -------------
         Total services revenue...............  $22,283,882
                                                =============

INTEREST RATE MODIFICATION AGREEMENTS

   Orion may, from time to time, enter into interest-rate swap and cap agreements to modify the interest characteristics of its outstanding debt from a floating to a fixed-rate basis. These agreements involve the receipt of floating rate amounts in an exchange for fixed-rate interest payments over the life of the agreement without an exchange of the underlying principal amount. The differential to be paid or received is accrued as interest rates change and recognized as an adjustment to interest expense related to the debt. The related amount payable to or receivable from counterparties is included in interest payable. The fair values of the swap agreements are not recognized in the financial statements. (See Notes 5 and 8)

INCOME TAXES

   The Company adopted the provisions of FASB Statement No. 109, "Accounting for Income Taxes" effective January 1, 1993, and as a result, uses the liability method of accounting for income taxes. There was no cumulative effect to this accounting charge. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

                        ORION NETWORK SYSTEMS, INC. -
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-(Continued)

   Following is a summary of the components of the net deferred tax asset at December 31, 1995 and 1994 (in thousands):

   Tax benefit of temporary differences:

                                                   DECEMBER 31,
                                             -----------------------
                                                 1994        1995
                                             ----------- -----------
          Net operating loss carryforwards   $ 12,480    $ 19,463
          Orion Atlantic losses ...........    (2,040)      1,237
          Other ...........................       830       1,056
                                             ----------- -----------
          Total ...........................    11,270      21,756
          Valuation allowance .............   (11,270)    (21,756)
                                             ----------- -----------
          Net deferred tax asset ..........  $     --    $      --
                                             =========== ===========

   At December 31, 1995, Orion has approximately $51,219,000 in net operating loss carryforwards which expire at varying dates from 2004 through 2010. The use of these loss carryforwards may be limited under the Internal Revenue Code as a result of ownership changes experienced by Orion. Due to uncertainty regarding its ability to realize the benefits of such net operating loss carryforwards, the Company has established a valuation allowance for the full amount of its net operating loss carryforwards.

RECLASSIFICATIONS

   Certain prior year amounts have been reclassified to conform to the current year presentation.

3. ORION ATLANTIC

   Orion Atlantic is a Delaware limited partnership formed to provide international private communications networks and basic transponder capacity and capacity services (including ancillary ground services) to businesses and institutions with trans-Atlantic and intra-European needs. The business was organized by OrionSat, the general partner of Orion Atlantic. The principal purposes of Orion Atlantic are to finance the construction, launch and operation of up to two telecommunications satellites in geosynchronous orbit over the Atlantic Ocean and to establish a multinational sales and service organization. OrionSat was granted final authority by the FCC on June 27, 1991 to construct, launch and operate an international communications satellite system, including two orbital slots at 37.5' W.L. and 47' W.L. OrionSat, the general partner of Orion Atlantic, entered into an agreement with Orion Atlantic and its limited partners on December 20, 1991, to convey the FCC license to Orion Atlantic. OrionSat filed an application to transfer the satellite authorization to Orion Atlantic in December 1992; the transfer was granted by the FCC on April 19, 1994. Effective January 20, 1995, Orion Atlantic is no longer considered a development stage enterprise. For periods prior to January 1995, Orion Atlantic was considered a development stage enterprise.

   Eight international corporations, including Orion, invested a total of $90 million in equity as limited partners in Orion Atlantic. Orion Atlantic also has a credit facility which provided up to $251 million for the first satellite from a syndicate of major international banks led by Chase Manhattan Bank, N.A. In addition to their equity investments, the Limited Partners have agreed to lease capacity on the satellites up to an aggregate $155 million and have entered into additional contingent capacity lease contracts ("contingent call") up to an aggregate $271 million, as support for repayment of the senior debt. The firm capacity leases and contingent calls are payable over a seven-year period after the first satellite is placed in service. In July 1995, January and July 1996 the Limited Partners (excluding the Company) paid $7.6 million, $18.0 million and $12.1 million, respectively, pursuant to these contingent calls.

                        ORION NETWORK SYSTEMS, INC. -
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. ORION ATLANTIC-(Continued)

   Satellite Construction Contract -- In December 1991, the contract for construction, launch services, and launch and commissioning insurance for two communications satellites went into effect with OrionSat's rights and obligations under the contract being assigned to Orion Atlantic. During 1993, Orion Atlantic terminated its commitment to purchase the second satellite and, as a result, incurred a $5 million termination charge. Such amount is included in other income (expense) in the accompanying Statements of Operations. The satellite was constructed by MMS Space Systems, Limited ("MMS Space Systems").

   The fixed base price of the total contract, excluding obligations relating to satellite performance, aggregated $227 million and has been fully paid at December 31, 1995. In addition to the fixed base price, the contract requires payments to be made, in lieu of a further contract price increase, aggregating approximately $44 million through 2006. Such payments are due, generally, if 24 out of 34 satellite transponders are operating satisfactorily. Shortly after acceptance of the satellite in January 1995, the Company filed a warranty claim with the satellite manufacturer relating to one transponder that did not appear to be performing in accordance with contract specifications. In August 1995, Orion Atlantic received a one time refund of $2.75 million which was applied as a mandatory prepayment to the senior notes payable -- banks (See Note 5).

   The Company believes that since Orion 1 is properly deployed and operational, based upon industry data and experience, payment of the obligation mentioned above is highly probable and the Company has capitalized the present value of this obligation of approximately $14.8 million as part of the cost of the satellite. Payment of amounts due under this obligation are delayed until payment is permitted under the senior notes payable -- banks (See Note 5). The present value was estimated by discounting the obligation at 14% over the expected term, assuming payment of the incentives begins upon expiration of the senior notes payable -- banks in 2002.

   Partnership and Limited Partners -- OrionSat has the primary responsibility for the control, management and operations of Orion Atlantic. Under the partnership agreement, the limited partners have rights of approval for a limited number of matters, e.g., terms for acceptance of new partners, significant budget modifications, and certain borrowings.

   The financing and legal structure of Orion Atlantic restricts the use of partnership resources to the purposes of constructing, launching and operating the satellite system. Cash will be distributable by Orion Atlantic to the partners in the future only after sufficient operating revenues have been generated to pay satellite system operating costs and debt service. Orion and OrionSat will share pro rata with the partners in $28 million of the first $100 million of cash available for distribution to the partners as a return of capital. Thereafter, operating cash flow is distributable based on ownership interests.

   Condensed balance sheet information for Orion Atlantic at December 31, 1995 and 1994 follows:

                                                  1994            1995
                                            --------------- ---------------
ASSETS
Current assets ...........................  $  5,664,469    $ 14,085,169
Property and equipment, net ..............   306,088,340     303,889,894
Deferred financing costs and other .......    17,473,547      16,051,517
                                            --------------- ---------------
Total assets..............................  $329,226,356    $334,026,580
                                            =============== ===============
LIABILITIES AND PARTNERSHIP CAPITAL
Current liabilities.......................  $ 27,024,035    $ 52,883,250
Long-term debt and other liabilities  ....   234,909,566     284,110,104
Partnership capital subject to redemption     10,000,000              --
Partnership capital ......................    57,292,755       1,533,226
Less: Orion Network Systems, Inc. note  ..            --      (4,500,000)
                                            --------------- ---------------
Total liabilities and partnership capital   $329,226,356    $334,026,580
                                            =============== ===============

                        ORION NETWORK SYSTEMS, INC. -

   Redemption of STET Partnership Interest; Issuance of New Interest to Orion. -- On November 21, 1995 Orion Atlantic redeemed the limited partnership interest held by STET (the "STET Redemption"). Such redemption was for $11.5 million, including $3.5 million of cash and $8.0 million in 12%, promissory notes due through 1997. STET's firm and contingent capacity leases will remain in place until released by the Banks under the Orion 1 Credit Facility. STET's existing contractual arrangements with Orion Atlantic have been modified in a number of respects, including (i) a reduction of approximately $3.5 million in amounts due by Orion Atlantic to Telespazio S.p.A., an affiliate of STET, over a ten-year period under contracts relating to the construction of Orion 2, back-up tracking, telemetry and command services through a facility in Italy and engineering consulting services, (ii) the establishment of ground operations and distribution agreements between Orion Atlantic and Telecom Italia, a subsidiary of STET, relating to Italy, and the granting to Telecom Italia of exclusive marketing rights relating to Italy for a period ending December 1998 conditioned upon Telecom Italia achieving certain sales quotas, and (iii) canceling exclusive ground operations and sales representation agreements between Orion Atlantic and STET (or its affiliates) relating to Eastern Europe.

   Orion Atlantic funded the STET Redemption by selling a new limited partnership interest to Orion for $8 million (including $3.5 million in cash and $4.5 million in 12% promissory notes due through 1997). In connection with the STET redemption, Orion agreed to indemnify Telecom Italia for payments which were made in July 1995 of $950,000 and which would be made in the future under its firm and contingent capacity agreements with Orion Atlantic and posted a $10 million letter of credit to support such indemnity. The Company has accounted for this transaction as an acquisition of a minority interest and, as a result, approximately $3.1 million has been allocated to the cost of the satellite and related equipment.

   Other Transactions Involving Limited Partners -- Certain Limited Partners were also subcontractors under the satellite construction contract. Orion Atlantic also has contracted with Limited Partners or their affiliates for certain consulting, post-launch support services and other services related to developing the business. Approximately $5.0 million has been incurred under these agreements, all of which was capitalized.

   During 1995, Orion Atlantic entered into agreements with certain Limited Partners (including the Company) under which the participating Limited Partners would voluntarily give up their rights to receive capacity under their firm capacity agreements through January 1996. The participating Limited Partners would continue to make payments for such capacity but would have the right to receive refunds from Orion Atlantic out of cash available after operating costs and payments under the Credit Facility. Through December 31, 1995, Orion Atlantic has received $14.1 million (excluding payments from the Company) under the firm capacity agreements subject to refund, which amount is included in the balance sheet caption "Other liabilities." In addition, services revenue included $5.7 million in 1995 from Limited Partners pursuant to the firm capacity commitments, not subject to refund.

4. COMMITMENTS AND CONTINGENCIES

   Obligations with Respect to Orion Atlantic -- Orion presently has certain significant obligations to Orion Atlantic and the Limited Partners, including commitments under satellite capacity agreements between Orion and Orion Atlantic, under which Orion will be liable to pay Orion Atlantic approximately $2.5 million per year for seven years for satellite capacity and is contingently liable for up to an additional $4.3 million per year for up to seven years if Orion Atlantic experiences cash flow deficits commencing when Orion Atlantic's first satellite begins commercial operations; and reimbursement (jointly and severally with OrionSat) with respect to a $10 million letter of credit provided by OrionSat to a limited partner, which is secured by 259,515 shares of Orion's common stock held in treasury and cash distributions that Orion and OrionSat may receive with respect to their partnership interests in Orion Atlantic.

                        ORION NETWORK SYSTEMS, INC. -
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. COMMITMENTS AND CONTINGENCIES-(Continued)

   Orion 1 satellite -- In November 1995, a portion of the Orion 1 satellite experienced an anomaly that resulted in a temporary service interruption, lasting approximately two hours, in the dedicated capacity serving the European portion of Orion Atlantic's services. The nine affected transponders account for a majority of Orion Atlantic's present revenues. Full service to all affected customers was restored using redundant equipment on the satellite. Orion Atlantic believes, based on the data and the Telesat Report (issued by Telesat Canada, independent engineering consultants dated November 14, 1995), that, because the redundant component is functioning fully in accordance with specifications and the performance record of similar components is strong, the anomalous behavior is unlikely to affect the expected performance of the satellite over its useful life. Furthermore, there has been no effect on Orion Atlantic's ability to provide services to customers. However, in the event that the currently operating component fails, Orion 1 would experience a significant loss of usable capacity. In such event, while Orion Atlantic would be entitled to insurance proceeds of approximately $50 million and could lease replacement capacity and function as a reseller with respect to such capacity (at reduced levels of profitability), the loss of capacity would have a material adverse effect on Orion and on Orion Atlantic.

   Orion 2 satellite -- In connection with the proposed financing of Orion 2, a subsidiary of Orion Atlantic entered into a satellite construction contract for Orion 2 with MMS Space Systems, subject to completion of proposed financing. Depending upon the timing and terms and conditions of the financing for Orion 2 and the then satellite design, the Company may seek to renew this satellite contract with MMS Space Systems. There can be no assurance that the terms of a new satellite contract will resemble those of the satellite contract with MMS Space Systems. The Company expects to use Orion Atlantic's Tracking, Telemetry and Control (TT&C) facility to control Orion 2 (although authorizations will be needed).

   Eutelsat Lease -- In January 1993, Orion Atlantic entered into a lease, which expired in December 1994, with one of its limited partners under which Orion Atlantic leased one-half of a transponder on a EUTELSAT satellite for use in providing private network services prior to the operational delivery of Orion 1. The lease required quarterly payments of $481,000 of which $855,000 was deferred by the limited partner until March 1995. Rent under this lease totaled $1.9 million in 1994 and $1.8 million in 1993.

   Litigation -- In October 1995, Skydata Corporation ("Skydata"), a former contractor, filed suit against Orion Atlantic, Orion Satellite Corporation and Orion, in the United States District Court for the Middle District of Florida, claiming that certain Orion Atlantic operations using frame relay switches infringe a Skydata patent. Skydata's suit sought damages in excess of $10 million and asked that any damages assessed be trebled. On December 11, 1995, the Orion parties filed a motion to dismiss the lawsuit on the grounds of lack of jurisdiction and violation of a mandatory arbitration agreement. In addition, on December 19, 1995, the Orion parties filed a Demand for Arbitration against Skydata with the American Arbitration Association in Atlanta, Georgia, requesting damages in excess of $100,000 for breach of contract and declarations, among other things, that Orion and Orion Atlantic own a royalty-free license to the patent, that the patent is invalid and unenforceable and that Orion and Orion Atlantic have not infringed on the patent. See Note 11.

   While Orion is party to regulatory proceedings incident to the business of Orion, there are no other material legal proceedings pending or, to the knowledge of management, threatened against Orion or its subsidiaries.

   Other -- Orion has entered into operating leases, principally for office space. Rent expense was $735,000, $668,000 and $661,000 during 1995, 1994, and
1993, respectively.

                        ORION NETWORK SYSTEMS, INC. -
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. COMMITMENTS AND CONTINGENCIES-(Continued)

   Future minimum lease payments are as follows:

                    1996...  $  774,357
                    1997...     793,716
                    1998...     887,138
                    1999  .     907,477
                             ------------
                             $3,362,688
                             ============

5. LONG-TERM DEBT

   Long-term debt consists of the following:

                                               DECEMBER 31,
                                     -------------------------------
                                           1994            1995
                                     --------------- ---------------
Senior notes payable -- banks  ....  $224,584,097    $230,483,182
Note payable -- TT&C Facility  ....     9,348,730       8,774,266
Satellite incentive obligation ....            --      20,002,240
Notes payable -- STET..............            --       8,000,000
Notes payable -- Limited Partners .     5,775,000       8,050,000
Other..............................     2,483,319       3,966,708
                                     --------------- ---------------
 Total long-term debt .............   242,191,146     279,276,396
Less: current portion .............    12,015,663      28,607,110
                                     --------------- ---------------
 Long-term debt less current
  portion..........................  $230,175,483    $250,669,286
                                     =============== ===============

Total interest (including commitment fees and amortization of deferred financing costs) incurred for the years ended December 31, 1995, 1994 and 1993 was $26.0, $27.0, and $16.3 million, respectively. Substantially all of the interest incurred in 1994 and 1993 has been capitalized, while approximately $1.3 million of interest was capitalized in 1995.

   Aggregate annual maturities of long-term debt consist of the following (in thousands):

                              1996........  $ 28,607
                              1997........    34,917
                              1998........    34,358
                              1999........    46,853
                              2000........    43,590
                              Thereafter .    90,951
                                            ----------
                                            $279,276
                                            ==========

   Senior Notes Payable to Banks -- In December 1991, OrionSat, on behalf of Orion Atlantic, executed a credit agreement for up to $400 million of senior debt from an international banking syndicate. Amounts advanced under the credit facility are secured by the assets of Orion Atlantic and are due over seven years in graduated installments beginning July 31, 1995. The credit agreement prohibits the extension of credit by Orion Atlantic to any affiliate of the partnership, as defined. Accordingly, Orion Atlantic may not loan or advance funds to the Company or its affiliates. The credit agreement also restricts distributions to the partners. At December 31, 1995, none of Orion Atlantic's capital was available for distribution. The credit facility has a number of other customary covenants and requirements, including the Banks' approval of significant changes to the construction contract and increases in

                        ORION NETWORK SYSTEMS, INC. -
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5. LONG-TERM DEBT-(Continued)

budgeted costs. The Banks also have full recourse to OrionSat as general partner, and Orion has pledged its investment in the common stock of OrionSat and its limited partner ownership interest to the Banks.

   Amounts outstanding under the credit facility bear interest at 1.75% over the LIBOR (7.68% at December 31, 1995). Orion Atlantic has entered into agreements with Chase Manhattan Bank, N.A. (Chase) for interest rate hedging arrangements which fixed the maximum interest rate through November 1995 at 11.54%. Thereafter a self funding interest rate cap agreement is in place relating to a notional amount declining every six months from $150 million effective November 30, 1995 to $15.6 million effective March 31, 2001. Under the terms of the cap agreement, when LIBOR equals or exceeds 5.5% Orion Atlantic pays Chase a fee equal to 3.3% per annum of the notional amount and receives a payment from Chase in an amount equal to the difference between the actual LIBOR rate and 5.5% on the notional amount. There was an unrealized loss as of December 31, 1995 of approximately $4.6 million relating to these arrangements. Commitment fees of 0.5% of the unused Credit Facility are payable semiannually.

   Note Payable -- TT&C Facility -- Orion Atlantic entered into a financing arrangement with General Electric Capital Corporation ("GECC") to finance the Tracking Telemetry and Control (TT&C) Facility. The TT&C arrangement calls for a note payable, the maximum amount of which is $11 million of which up to $8.9 million is for payment to Lockheed Martin under the Satellite Control System Contract, with the remaining balance available to be drawn to finance the cost of launch insurance required for the benefit of GECC. In June 1995, Orion Atlantic accepted the TT&C Facility and Orion Atlantic refinanced $9.3 million from GECC as a seven-year term loan, payable monthly. Orion Atlantic made a mandatory prepayment of $1 million in January 1996. The interest rate is fixed at a 13.5%.

   The TT&C debt is secured by the TT&C Facility, the Satellite Control System Contract and Orion Atlantic's leasehold interest in the TT&C Facility land. The TT&C financing agreement contains similar representations, warranties and covenants to those in the senior notes.

   Satellite incentive obligation -- The obligations relating to satellite performance (see Note 3) have been recorded at the present value (discounted at 14%, the Company's estimated incremental borrowing rate for unsecured financing) of the required payments commencing at the maturity of the senior notes payable to banks and continuing through 2006. Under the terms of the construction contract, payment of the obligation is delayed until such time as payment is permitted under the senior notes payable to banks.

   Notes Payable -- STET -- In connection with the STET Redemption (see Note 3), the Company issued STET $8 million of promissory notes which bear interest at 12% per annum. Payments are due as follows: $2.5 million plus accrued interest on December 31, 1996; $3.5 million plus accrued interest on the earlier of December 31, 1997 or the refinancing of the senior notes payable to banks; and the remaining $2.0 million in monthly installments of $0.2 million plus accrued interest beginning January 1997.

   Notes Payable -- Limited Partners -- In 1993, Orion Atlantic received commitments for Preferred Participation Units (PPUs) aggregating $9.5 million from certain Limited Partners (including $1.5 million from Orion Network Systems) for development of Orion Atlantic's network services business.

   Holders of PPUs earn interest on aggregate amounts drawn at the rate of 30% per annum, of which 6% is paid and the remainder accrued, but not paid until July 1, 1995, at which time interest and principal payments due are subordinated to operating requirements and senior notes debt service but are payable prior to distributions to Limited Partners. Principal amounts drawn are payable on February 1, 1999. Principal amounts may be prepaid without penalty on or after January 1, 1996.

                        ORION NETWORK SYSTEMS, INC. -
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6. REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY

   The Company has authorized 1,000,000 shares of $0.01 par value preferred stock.

   Redeemable Preferred Stock

   In June 1994, Orion issued 11,500 shares of Series A 8% Cumulative Redeemable Convertible Preferred Stock at $1,000 per share and granted an option to purchase an additional 3,833 shares of similar preferred stock at $1,000 per share. Dividends on preferred stock accrue at 8% per year and are payable as and when declared. Orion may redeem the preferred stock at the amount invested plus accrued and unpaid dividends. Upon such a redemption, the preferred stockholders would receive a warrant to acquire at $8.50 per share the number of shares of common stock into which the preferred stock was convertible. The 11,500 shares issued are convertible into 1,352,941 shares of common stock ($8.50 per share). Upon conversion any accrued and unpaid dividends would be waived. Orion may require conversion of the preferred stock beginning in June 1996 if certain conditions are met.

   The preferred stock has a liquidation preference equal to the amount invested plus accrued and unpaid dividends. Preferred stockholders are entitled to vote on an as-converted basis and have the right to put the stock to Orion upon a merger, change of control or sale of substantially all assets at the greater of liquidation value or fair value. The put expires upon the completion of a qualified public equity offering, as defined. If the preferred stock is not previously redeemed or converted to common stock, the preferred stockholders also have the right to put the stock to Orion as follows: 33 1/3% beginning in June 1999; 66 2/3% beginning in June 2000; and 100% beginning in June 2001.

   After Orion issued preferred stock (along with warrants and options to make an additional investment) in June 1994, the Directors and affiliates of Directors who purchased common stock in December 1993 and the institutions and other investors who purchased common stock in June 1994 each exercised its right to receive preferred stock (along with warrants and options to make an additional investment) in exchange for the common stock previously acquired and Orion issued an aggregate of 3,000 shares of Series A Preferred Stock and related options for 1,000 shares to such persons and entities, of which 9 shares of preferred stock were converted into 1,058 shares of common stock. The remaining 2,991 shares issued are convertible into 351,882 shares of common stock and the preferred stock underlying the options are convertible into 98,039 shares of common stock.

   In June 1995, certain Directors, affiliates of Directors, and certain holders of Series A Preferred Stock purchased 4,483 shares of Series B Preferred Stock for approximately $4.5 million. This purchase was pursuant to an option granted in June 1995 to purchase $1 of preferred stock similar to the Series A Preferred Stock for each $3 of Series A Preferred Stock purchased in June 1994, except that such similar preferred stock would be convertible at any time with Common Stock at a price within a range of $10.20 to $17.00 per share of common stock based upon when the option is exercised. The Series B Preferred Stock has rights, designations and preferences substantially similar to those of the Series A Preferred Stock, and is subject to similar covenants, except that the Series B Preferred Stock is convertible into 439,510 shares of Common Stock at an initial price of $10.20 per share, subject to certain anti-dilution adjustments, and purchases of Series B Preferred Stock did not result in the purchaser receiving any rights to purchase additional preferred stock.

   Stockholders' Equity

   In December 1993, 178,097 shares of Common Stock were issued at $10.20 per share to new and existing shareholders.

   In May 1994, Orion issued 588,235 shares of common stock at $8.50 per share to Space Systems Loral pursuant to a stock purchase agreement.

   In May 1994, 19,424 shares of common stock were issued at $10.20 per share to new and existing shareholders.

                        ORION NETWORK SYSTEMS, INC. -
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6. REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY-(Continued)

   In June 1994, Orion issued an aggregate of 174,844 shares of common stock to a limited number of institutions and other investors at a purchase price of $8.50 per share.

   The December 1993 and June 1994 common stock purchases were subsequently converted to redeemable preferred stock.

   Stock Options -- In 1987, Orion adopted a stock option plan. Under this plan, as amended, 1,470,588 shares of common stock are reserved for issuance upon exercise of options granted. Shares of common stock may be purchased under this plan at prices not less than the fair market value, as determined by the Board of Directors, on the date the option is granted. The Board of Directors also has granted nonqualified options to purchase 53,341 shares of common stock outside the plan described at prices ranging from $5.44 to $12.24 per share.

   Stock options outstanding at December 31:

                                         1993            1994             1995
                                   --------------- ---------------- ----------------
Range of exercise price .........   $5.44 - 15.00    $5.44 - 12.24    $5.44 - 12.24
                                   --------------- ---------------- ----------------
Outstanding at beginning of year      555,581         871,464           804,056
Granted during year .............     374,448          37,867           380,069
Exercised .......................        (165)        (31,967)          (60,928)
Canceled ........................     (58,400)        (73,308)         (151,728)
                                   --------------- ---------------- ----------------
Outstanding at end of year  .....     871,464         804,056           971,469
                                   =============== ================ ================


   In November 1993, options for 95,588 shares of common stock were granted to key executives which may be exercised only upon the achievement of certain business and financial objectives. In 1995 and 1994, these executives earned the right to exercise 11,029 and 29,410 of these options based on the achievement of such objectives.

   The options vest annually over a one to five-year period. All options are exercisable up to seven years from the date of grant. There are approximately 499,119 shares available to be granted under the plan. As of December 31, 1995, 356,226 qualified and nonqualified options were exercisable.

   Stock Warrants -- Orion issued stock warrants to a financial advisor in 1991 entitling the financial advisor to purchase 43,049 shares of common stock at a price of $11.56 a share. Also, in 1991, as an inducement to Chase to provide partnership bridge equity if required, Orion issued stock warrants entitling Chase to purchase up to 73,529 shares of common stock at $11.56 per share. These warrants expire in 1996.

   Finally, as an inducement to two limited partners to incur satellite capacity obligations required by the senior debt lender, Orion issued warrants for the purchase of an aggregate 129,757 shares of common stock at $11.56 per share. These warrants expire in 1996. See Note 11.

   Warrants have been issued, in conjunction with loans to Orion by certain stockholders and members of executive management (since repaid or converted to common stock), to acquire 483,823 shares of Orion's common stock at $11.56 to $12.92 per share through 1997. The exercise price of these warrants was equal to or above the fair value of the stock at the time of issuance; accordingly, no value was allocated to the warrants. Total warrants outstanding were 553,768 at December 31, 1995 and 735,769 at December 31, 1994 and 1993.

   The holders of preferred stock also hold warrants to purchase 1,704,824 shares of common stock at the conversion price of such preferred stock. These warrants do not become exercisable unless Orion exercises its right to repurchase the preferred stock at the liquidation value, plus accrued and unpaid dividends.

                        ORION NETWORK SYSTEMS, INC. -
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6. REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY-(Continued)

   The Company has elected to continue to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock based award programs, because the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock Based Compensation" which is effective for awards after January 1, 1996 requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, when the exercise price of the employee award equals the market price of the underlying stock on the date of grant, as has been the case historically with the Company's awards, no compensation expense is recognized.

7. INVESTMENT IN ASIA PACIFIC

   In January 1990, Orion entered into an arrangement with Asia Pacific whereby each company exchanged into escrow common shares having a market value of $500,000. In this exchange, Orion received 250,000 shares of Asia Pacific common stock representing at that time an 11% ownership interest, for which it issued 51,061 shares of common stock at a value of $9.79 per share to Asia Pacific. The assigned value of the Asia Pacific shares received of $500,000 was recorded as a reduction to stockholders' equity. In 1992, the Board of Directors of Orion authorized the acquisition of up to 100% of Asia Pacific's outstanding common stock. As a result of this new agreement, the January 1990 transaction was rescinded and the shares held in escrow were returned to the respective companies. The acquisition of an 83% interest in Asia Pacific was finalized and executed in December 1992, resulting in the exchange of 289,147 shares of Orion's common stock for 2,089,392 shares of Asia Pacific common stock. The acquisition was accounted for as a purchase.
Asia Pacific is a development stage enterprise.

8. FAIR VALUES OF FINANCIAL INSTRUMENTS

   Other than amounts due under the senior notes payable to banks, Orion believes that the carrying amount reported in the balance sheet of its other financial assets and liabilities approximates their fair value. The fair value of Orion Atlantic's senior notes payable to banks at December 31, 1995 is estimated to be $235.1 million based on the principal balance outstanding, net of the estimated fair value of the interest rate modification agreement, which approximates an implicit loss of $4.6 million. Credit risk exists if the counterparty is not able to make the required payments to Orion under these agreements. Orion believes the risk to be remote.

                        ORION NETWORK SYSTEMS, INC. -
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. CONDENSED FINANCIAL INFORMATION OF ORION

   As described in Notes 3 and 5, the net assets, credit facilities and other resources of Orion Atlantic are restricted to the construction and operation of the satellite system. Presented below are condensed balance sheets of Orion (parent company only basis) at December 31, 1995 and 1994 and condensed statements of operations and cash flows for the years ended December 31, 1995, 1994 and 1993. All material contingencies, obligations and guarantees of Orion have been separately disclosed in the preceding notes to the financial statements.

                                                              DECEMBER 31,
                                                     ------------------------------
                                                          1994            1995
                                                     -------------- ---------------
ASSETS
Current assets:
 Cash and cash equivalents ........................  $ 6,201,941    $ 48,797,627
 Receivable from Orion Atlantic ...................    2,071,547       1,217,169
 Other current assets .............................      215,985         611,391
                                                     -------------- ---------------
  Total current assets.............................    8,489,473      50,626,187
Investment in and advances to subsidiaries:
 OrionNet..........................................    2,477,943       5,993,628
 OrionSat..........................................   (2,793,608)    (20,496,009)
 Asia Pacific .....................................    1,870,508       1,634,048
 Orion Atlantic ...................................    7,800,544      10,585,573
Other assets.......................................    1,710,080       6,256,742
                                                     -------------- ---------------
Total assets.......................................  $19,554,940    $ 54,600,169
                                                     ============== ===============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities: ..............................
 Notes and interest payable to Orion Atlantic .....  $        --    $  2,482,667
 Accounts payable and accrued liabilities..........      860,191       2,361,291
                                                     -------------- ---------------
  Total current liabilities........................      860,191       4,843,958
Notes and interest payable to Orion Atlantic ......           --       2,077,327
Other liabilities..................................      789,485         640,542
Redeemable preferred stock.........................   14,554,693      20,357,701
Stockholders' equity...............................    3,350,571      26,680,642
                                                     -------------- ---------------
Total stockholders' equity.........................  $19,554,940    $ 54,600,169
                                                     ============== ===============

      CONDENSED STATEMENTS OF OPERATIONS OF ORION NETWORK SYSTEMS, INC.

                                            1993            1994            1995
                                      --------------- --------------- ---------------
Services revenue....................  $        --     $        --     $         --
Costs and expenses: ................
General and administrative..........    2,855,646       2,487,201        4,204,011
Interest expense (income)...........      197,673        (243,152)      (1,834,589)
                                      --------------- --------------- ---------------
Total costs and expenses............    3,053,319       2,244,049        2,369,422
Equity in net losses of
subsidiaries........................    4,832,752       5,720,869       24,545,756
                                      --------------- --------------- ---------------
Net loss............................  $(7,886,071)    $(7,964,918)    $(26,915,178)
                                      =============== =============== ===============


                        ORION NETWORK SYSTEMS, INC. -
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. CONDENSED FINANCIAL INFORMATION OF ORION-(Continued)

CONDENSED STATEMENTS OF CASH FLOWS OF ORION NETWORK SYSTEMS, INC.

                                                             1993            1994           1995
                                                       --------------- --------------- --------------
Net cash used in operations..........................  $(2,319,221)    $(2,709,307)    $(4,107,237)
Investing activities:
 Advances to subsidiaries............................   (1,115,662)     (2,973,264)     (3,264,024)
 Investment in Orion Atlantic........................           --              --      (5,400,000)
 Capital expenditures................................     (106,835)       (771,890)       (597,698)
 Acquisition of Asia Pacific.........................       (2,721)             --              --
                                                       --------------- --------------- --------------
                                                        (1,225,218)     (3,745,154)     (9,261,722)
Financing activities:
Proceeds from issuance of redeemable preferred stock            --      10,928,293       4,483,001
Proceeds from issuance of common stock...............    1,807,345       6,542,303      51,974,436
PPU funding..........................................     (280,000)       (765,000)       (455,000)
Proceeds from issuance of notes payable..............      326,511              --              --
Repayment of notes payable...........................      (46,318)     (5,648,535)        (37,792)
                                                       --------------- --------------- --------------
                                                         1,807,538      11,057,061      55,964,645
                                                       --------------- --------------- --------------
Net increase (decrease) in cash .....................   (1,736,901)      4,602,600      42,595,686
Cash and cash equivalents at beginning of year  .....    3,336,242       1,599,341       6,201,941
                                                       --------------- --------------- --------------
Cash and cash equivalents at end of year ............  $ 1,599,341     $ 6,201,941     $48,797,627
                                                       =============== =============== ==============

   Basis of presentation -- In these parent company-only condensed financial statements, Orion's investment in subsidiaries is stated at cost less equity in the losses of subsidiaries since date of inception or acquisition.

10. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

   The following is a summary of the quarterly results of operations for the years-ended December 31, 1995 and 1994:

                                 MARCH 31    JUNE 30     SEPTEMBER 30   DECEMBER 31
                               ----------- ----------- --------------- -------------
                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
1995
 Revenues ...................  $  2,508    $  5,238    $  6,201        $  8,336
 Loss from operations........   (11,891)    (12,038)    (13,525)         (9,377)
 Loss before minority
  interest...................   (15,978)    (18,248)    (19,186)        (19,592)
 Net loss....................    (5,996)     (6,991)     (6,998)         (6,930)
 Net loss per share..........     (0.64)      (0.75)      (0.78)          (0.67)

1994
 Revenues ...................  $    616    $    718    $    896        $  1,185
 Loss from operations........    (3,211)     (4,233)     (3,651)         (4,636)
 Loss before minority
  interest...................    (3,190)     (4,044)     (3,638)         (4,451)
 Net loss....................    (1,786)     (1,928)     (2,217)         (2,034)
 Net loss per share..........     (0.19)      (0.21)      (0.24)          (0.22)


                        ORION NETWORK SYSTEMS, INC. -
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. SUBSEQUENT EVENTS (UNAUDITED)

   In July 1996, Orion entered into an Exchange Agreement (the "Exchange Agreement") with the Limited Partners that hold 58 1/3% of the partnership interests in Orion Atlantic. Pursuant to the Exchange Agreement, Orion will acquire all of the interests held by the Limited Partners, as well as approximately $38 million of Orion Atlantic indebtedness to Limited Partners in exchange for a newly issued series of redeemable convertible preferred stock in Orion and the release of certain credit support obligations of the Limited Partners. The Exchange Agreement is conditioned upon a number of events including, among other things, shareholder approval, the British Aerospace and Matra Marconi Space debenture investments, the acquisition of the minority interest of Asia Pacific held by British Aerospace, and the refinancing of the Orion 1 Credit Facility, all as described below.

   Orion intends to enter into an agreement with an affiliate of British Aerospace to acquire their 17% outstanding minority interest in Asia Pacific for approximately 86,000 shares of Orion Common Stock.

   Orion has entered into a Memorandum of Agreement, effective December 6, 1996, for procurement of Orion 2 spacecraft with Matra Marconi Space with an aggregate contract value of $200.8 million, excluding launch insurance. On December 13, 1996, OAP entered into an Authorization to Proceed Agreement with Hughes Space and Communications International for the procurement of Orion 3 spacecraft with an aggregate contract value, subject to execution of a definitive agreement, of $208 million, excluding launch insurance. Construction of Orion 3 commenced in mid-December 1996.

   The Company intends to file a Registration Statement with the Securities and Exchange Commission pursuant to which the Company will offer to sell an aggregate of $222 million of Units consisting of Senior Notes, due 2007 and warrants to purchase common stock, and an aggregate of $125 million of Units consisting of Senior Discount Notes due 2007 and warrants to purchase common stock (the "Offering"). The proceeds from this offering are intended to be used primarily to refinance the Orion 1 Credit Facility. Concurrently with the Offering, British Aerospace and Matra Marconi Space have committed to purchase $50 million and $10 million of convertible junior subordinated debentures, respectively. Such debentures are expected to bear interest at 8.75% payable semiannually in Orion common stock (valued at up to $14.00 per share) until maturity in 2012. The Offering is conditioned on consummation of the Exchange, repayment of the Orion 1 Credit Facility with proceeds of the Offering and the British Aerospace and Matra Marconi Space debenture investments; the Exchange is conditioned on, among other things, the Orion 2 Satellite Contract, which has been entered into, and approval of the Orion stockholders, expected to occur prior to the pricing of the Offering; and the British Aerospace debenture investment is conditioned on Orion's acquisition of the remaining minority interest in Asia Pacific, which has occurred or is in the process of occurring.

   In November 1996, Orion entered into a contract with DACOM Corp. ("DACOM"), a Korean communications company, under which DACOM will lease eight dedicated transponders on Orion 3 for 13 years, in return for approximately $89 million, which is payable over a period from December 1996 through six months following the lease commencement date for the transponders (which is scheduled to occur by January 1999). DACOM is to deposit funds with Orion in accordance with a milestone schedule. It has the right to terminate the contract at any time prior to March 31, 1997, upon which termination Orion would be entitled to retain all deposited funds. Prior to launch, payments will be held in escrow and are subject to refund pending the successful launch and commencement of commercial operation of Orion 3. In November 1996, Orion granted an option to Dacom to purchase 50,000 shares of common stock at a price of $14.00 per share. The warrant is exercisable for a six-month period beginning six months after the commencement date, as defined in the Joint Investment Agreement, and ending one year after commencement date and will terminate at that time or at any time the Joint Investment Agreement is terminated.

                        ORION NETWORK SYSTEMS, INC. -
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. SUBSEQUENT EVENTS (UNAUDITED)-(Continued)

   In January 1997, Orion issued an aggregate of approximately 86,500 shares of Common Stock to British Aerospace, one of the Company's principal stockholders which has a representative on the Company's Board of Directors. Such issuance was pursuant to the exercise of a warrant granted in December 1991 in connection with the formation of Orion Atlantic.

   Litigation. In connection with the Skydata suit discussed in Note 4, on March 5, 1996, the court granted the Company's motion to dismiss the lawsuit on the basis that Skydata's claims are subject to arbitration. Skydata appealed the dismissal to the United States Court of Appeals to the Federal Circuit. Skydata also filed a counterclaim in the arbitration proceedings asserting a claim for $2 million damages as a result of the conduct of Orion and its affiliates. On May 15, 1996, the arbitrator granted the Orion parties' request for an initial hearing on claims relating to the Orion parties' rights to the patent, including the co-ownership claim and other contractual claims. This initial hearing was scheduled to take place in November 1996. On November 9, 1996, Orion and Skydata executed a letter to settle in full the pending litigation and arbitration. As part of the settlement, the parties are to release all claims by either side relating in any way to the patent and/or the pending litigation and arbitration. In addition, Skydata is to grant Orion (and its affiliates) an unrestricted paid-up license to make, have made, use or sell products or methods under the patent and all other corresponding continuation and reissue patents. Orion is to pay Skydata $437,000 over a period of two years as part of the settlement. The parties are in the process of documenting the terms of the settlement in a formal settlement agreement.

                                   GLOSSARY

ORION, ITS PARTNERS AND CREDITORS:


Banks                         A  syndicate  of  international   banks  that  are
                              parties to the Orion 1 Credit Facility.

British Aerospace             British  Aerospace Public Limited Company,  one of
                              the world's leading aerospace  organizations,  and
                              its affiliates,  including its subsidiary  British
                              Aerospace Communications, Inc., a Limited Partner.
                              Kingston  Satellite  Services,   a  joint  venture
                              between   Kingston   Communications   and  British
                              Aerospace, serves as sales representative and ground operator for Orion in the United Kingdom.

COM DEV COM DEV Satellite Communications Limited, a Limited Partner and a subsidiary of COM DEV, Limited. COM DEV, Limited is also a supplier of value-added satellite communications services, products for wireless personal communications and satellite remote sensing data.

GECC General Electric Capital Corporation, the lender for the TT&C Financing.

Kingston Communications       Kingston  Communications  International Limited, a
                              Limited  Partner  and  a  subsidiary  of  Kingston
                              Communications     (Hull)     plc,     the    only
                              municipally-owned  telephone company in the United
                              Kingdom.  Kingston  Satellite  Services,  a  joint
                              venture  between   Kingston   Communications   and
                              British Aerospace, serves as sales representative and ground operator for Orion in the United
                              Kingdom.

Limited Partners              The limited partners in Orion Atlantic,  including
                              British Aerospace  Communications,  Inc., COM DEV,
                              Kingston Communications,  Lockheed Martin CLS, MCN
                              Sat US, Inc. and Trans-Atlantic Satellite, Inc.

Lockheed Martin               Lockheed Martin Corporation,  a major manufacturer
                              of  aerospace  and  military  equipment,  and  the
                              ultimate  parent company of Lockheed Martin CLS, a
                              Limited Partner and the launch subcontractor under
                              the Orion 1 Satellite  Contract.  Lockheed  Martin
                              CLS  acquired  the  assets  of  General   Dynamics
                              Commercial Launch Services through a transfer of assets from Martin Marietta Corporation, which in turn acquired these and other assets (including the Atlas family of launch vehicles) from General
                              Dynamics Corporation in 1994.

Lockheed Martin CLS           Lockheed Martin Commercial Launch Services,  Inc.,
                              a  Limited  Partner  and a  subsidiary  of  Martin
                              Marietta  Technologies,  Inc.,  a Lockheed  Martin
                              company.  Lockheed  Martin CLS acquired the assets
                              of General  Dynamics  Commercial  Launch  Services
                              through a transfer of assets from Martin  Marietta
                              Corporation,  which  in turn  acquired  these  and
                              other assets (including the Atlas family of launch
                              vehicles)  from General  Dynamics  Corporation  in
                              1994.  Lockheed Martin CLS is a commercial  launch
                              services  provider and provided launch services to
                              Orion as the launch  subcontractor under the Orion
                              1 Satellite Contract. Lockheed Martin CLS became a
                              Limited   Partner   by   acquiring   the   limited
                              partnership interest of General Dynamics CLS in the 1994 transaction described above.

Matra Hachette                Matra Hachette, an aerospace,  defense, industrial
                              and media company and part of the Lagardere Groupe of France, and the parent company of MCN Sat US, Inc., a Limited Partner. Matra Hachette is one of the parent companies of Matra Marconi Space which is the parent company of MMS Space Systems, the prime contractor for Orion 1, and the manufacturer under the Orion 2 Satellite Contract.

Nissho Iwai Corp              Nissho Iwai  Corporation,  is a trading company in
                              Japan,  and the parent  company of  Trans-Atlantic
                              Satellite, Inc., a Limited Partner.

Orion                         (1)  the  combined  operations  of  Orion  Network
                              Systems, Inc., a Delaware corporation, and its subsidiaries (collectively, the "Operating Company"), prior to the date of the merger of a newly formed subsidiary ("Merger Sub") of Orion Newco Services, Inc., a recently formed Delaware corporation ("Orion Newco"), into the Operating Company (the "Merger") and (2) Orion and its subsidiaries, including the Operating Company, after the Merger.

Orion 1 Credit Facility       A facility  of up to $251  million of senior  debt
                              provided to finance Orion 1, which will be repaid with proceeds of the Notes Offering.

Orion Asia Pacific            Asia  Pacific  Space and  Communications,  Ltd., a
                              Delaware  corporation.  Orion  acquired 83% of the
                              stock of such  company in  December  1992 and will
                              acquire  the  remaining  17%,  which  is  held  by
                              British  Aerospace,  in exchange for approximately
                              86,000   shares  of   Common   Stock  in  the  OAP
                              Acquisition.

Orion Atlantic                International Private Satellite Partners,  L.P., a
                              Delaware limited partnership of which OrionSat is the general partner, which owns Orion 1.

OrionNet OrionNet, Inc., a Delaware corporation and wholly owned subsidiary of Orion.

OrionSat                      Orion    Satellite    Corporation,    a   Delaware
                              corporation and wholly owned subsidiary of Orion.

Partners The partners in Orion Atlantic, consisting of OrionSat, as the general partner, and the Limited Partners (including Orion).

Partnership Agreement         The  limited   partnership   agreement   of  Orion
                              Atlantic, which includes the terms and conditions governing the partnership arrangements among the Partners.

STET STET-Societa Finanziaria Telefonica-per Azioni is a former Limited Partner and the parent company of Telecom Italia, the Italian PTT.

STET Redemption               The  redemption  on  November  21,  1995 by  Orion
                              Atlantic of the limited partnership  interest held
                              by STET  and  modification  of  STET's  previously
                              existing   contractual   arrangements  with  Orion
                              Atlantic.

TT&C Financing                A facility of up to $11  million  provided by GECC
                              for Orion's TT&C facility that was converted to a seven-year term loan on June 1, 1995 and which had an outstanding balance of $7.2 million as of September 30, 1996.

SATELLITE CONSTRUCTION AND SATELLITE COMMUNICATIONS:

bandwidth                     The  relative  range  of  frequencies  that can be
                              passed  through  a  transmission   medium  without
                              distortion. The greater the bandwidth, the greater the information carrying capacity. Bandwidth is measured in Hertz.

C-band                        Certain  high  frequency   radio  frequency  bands
                              between 3,400 to 6,725 MHz used by communications satellites.

constructive total loss       If  a  satellite   is   completely   destroyed  or
                              incapable   of   operation   (except  for  certain
                              failures due to circumstances beyond the control of the manufacturer) during a specified number of days after launch.

footprint                     Signal coverage area for a satellite.

Hertz The unit for measuring the frequency with which an electromagnetic signal cycles through the zero-value state between the lowest and highest states. One Hertz (abbreviated as Hz) equals one cycle per second; kHz (kiloHertz) stands for thousands of Hertz; MHz (megaHertz) stands for millions of Hertz.

Hughes Space                  Hughes  Space  and  Communications  International,
                              Inc., the manufacturer under the Orion 3 Satellite
                              Contract.  Hughes Space is a subsidiary  of Hughes
                              Aircraft Company, which is a subsidiary of General
                              Motors Corporation.

Ku-band Certain high frequency radio frequency bands between 10,700 to 14,500 MHz permitting the use of smaller antennae than the older C-band technology.

Matra Marconi Space           Matra  Marconi  Space  UK   Limited,   the  parent
                              company of MMS Space Systems and a subsidiary of Matra Marconi Space NV, and the manufacturer under the Orion 2 Satellite Contract. Matra Marconi
                              Space NV is owned by Matra Hachette (51 percent) and General Electric Co. of Britain (49 percent).

Orion 1                       The high-power  Ku-band  communications  satellite
                              operated   over  the   Atlantic   Ocean  by  Orion
                              Atlantic.

Orion 1 Satellite Contract    The  fixed  price  turnkey   contract   originally
                              entered into between  British  Aerospace and Orion
                              Atlantic for the design, construction,  launch and
                              delivery  in orbit of Orion 1.  British  Aerospace
                              assigned  its  rights  under the  contract  to MMS
                              Space Systems, which was subsequently purchased by
                              Matra  Marconi  Space  NV and  renamed  MMS  Space
                              Systems Limited.  British Aerospace remains liable
                              to  Orion  Atlantic  for  the  performance  of the
                              contract but  performance has been assigned to MMS
                              Space Systems and the Company understands that MMS
                              Space  Systems  and  Matra  Marconi  Space NV have
                              fully   indemnified   British   Aerospace  against
                              liabilities thereunder.

Orion 2 The high-power Ku-band communications satellite to be operated over the Atlantic Ocean by Orion.


Orion 2 Satellite Contract    The spacecraft  purchase  agreement  between Orion
                              Atlantic and Matra Marconi Space for construction and launch of Orion 2.

Orion 3 The high-power Ku-band communications satellite to be operated by Orion in the Asia Pacific region.

Orion 3 Satellite Contract    The proposed spacecraft purchase agreement between
                              Orion Asia Pacific, a wholly owned subsidiary of Orion, and Hughes Space for construction and launch of Orion 3.

Space Systems or MMS Space
  Systems MMS Space Systems Limited, a former subsidiary of British Aerospace which was sold to Matra Marconi Space NV, in 1994. Matra Marconi Space NV is owned by Matra Hachette (51 percent) and General Electric Co. of Britain (49 percent). MMS Space Systems served as the prime contractor under the Orion 1 Satellite Contract.

transponder                   The  part of a  satellite  which  is used  for the
                              reception of  communication  signals from, and the
                              frequency     conversion,     amplification    and
                              transmission to, earth.

TT&C Station                  A  satellite  control  system,  which  includes  a
                              satellite control center and a tracking, telemetry
                              and  command   station  complex  at  Mt.  Jackson,
                              Virginia.

VSAT Very small aperture terminal earth stations that can be installed on rooftops or elsewhere at customer locations, with antennas as small as 0.8 meters but ranging in sizes up to 2.4 meters in diameter.

REGULATION AND COMPETITION:

Communications Act            The U.S. Communications Act of 1934, as amended.

EUTELSAT European regional satellite facilities consortium owned by approximately 40 European countries.

FCC                           The   United   States    Federal    Communications
                              Commission.

INTELSAT                      International     Telecommunications     Satellite
                              Organization, an international satellite facilities consortium owned by approximately 130 government and privately owned telecommunications companies. References to INTELSAT are intended to include the signatories thereof unless the context otherwise requires.

ITU International Telecommunication Union, an international body formed by treaty that is responsible for coordinating and registering orbital slots to satellites.

Orion 1 License               The  license  granted  to  Orion  by  the  FCC  to
                              construct,   launch  and   operate   Orion  1,  at
                              designated orbital location 37.5' West longitude over the Atlantic Ocean.

PanAmSat Pan American Satellite Corporation, a publicly traded U.S. company providing trans-Atlantic satellite service and services to Latin America, the Pacific Ocean region, and the Indian Ocean region, using a satellite system separate from INTELSAT.

PTT                           Postal,   telephone  and  telegraph  organization,
                              ordinarily   a   government-owned   communications
                              monopoly.

                                                                  ATTACHMENT A


                         AGREEMENT AND PLAN OF MERGER
                                      OF
                      ORION MERGER COMPANY, INC. ("SUB")
                                WITH AND INTO
                     ORION NETWORK SYSTEMS, INC. ("ONS"),
                             AMONG SUB, ONS, AND
                          ORION NEWCO SERVICES, INC.

   THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of the 8th day of January, 1997, by and among ORION NETWORK SYSTEMS, INC., a Delaware corporation ("ONS," or, with regard to the period upon and after the Effective Time of the Merger (as hereinafter defined), the "Surviving
Corporation"), ORION NEWCO SERVICES, INC., a Delaware corporation ("Newco"), which is a direct wholly-owned subsidiary of ONS, and ORION MERGER COMPANY, INC., a Delaware corporation ("Sub"), which is a direct wholly-owned subsidiary of Newco and an indirect wholly-owned subsidiary of ONS (ONS and Sub, collectively, the "Constituent Corporations," and each, a "Constituent Corporation").

                               R E C I T A L S

   A. WHEREAS, ONS is a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), and is authorized to issue a total of Forty-One Million (41,000,000) shares of stock, in two (2) classes, the first class consisting of Forty Million (40,000,000) shares of common stock, $.01 par value per share (the "ONS Common Stock"), of which, as of December 15, 1996, Ten Million Nine Hundred Seventy-Four Thousand One Hundred and Twenty-One (10,974,121) shares are issued and outstanding (such shares or, as the context may require, such lesser or greater number of shares of ONS Common Stock as may be issued and outstanding immediately prior to the Effective Time of the Merger, the "Outstanding ONS Common Shares") (with, as of December 15, 1996, an additional Three Million One Hundred Ninety-Six Thousand Nine Hundred and Seventy-Six (3,196,976) shares of ONS Common Stock being issuable upon conversion of the Outstanding ONS Series A Preferred Shares (as hereinafter defined) and the Outstanding ONS Series B Preferred Shares (as hereinafter defined) and upon the exercise of rights under the ONS Options (as hereinafter defined) and the ONS Warrants (as hereinafter defined)) and Two Hundred Fifty-Nine Thousand Five Hundred and Fifteen (259,515) shares are issued but not outstanding (such shares or, as the context may reqire, such lesser or greater number of shares of ONS Common Stock as may be issued but not outstanding immediately prior to the Effective Time of the Merger, the "Treasury ONS Common Shares"), and the second class consisting of One Million (1,000,000) shares of preferred stock, $.01 par value per share (the "ONS Preferred Stock"), of which Fifteen Thousand (15,000) shares constitute a series of ONS Preferred Stock having the designation "Series A 8% Cumulative Redeemable Convertible Preferred Stock" (the "ONS Series A Preferred Stock") (of which shares of ONS Series A Preferred Stock Thirteen Thousand Eight Hundred and Seventy-One (13,871) are issued and outstanding as of December 15, 1996 (such shares or, as the context may require, such lesser or greater number of shares of ONS Series A Preferred Stock as may be issued and outstanding immediately prior to the Effective Time of the Merger, the "Outstanding ONS Series A Preferred Shares")), and of which Five Thousand (5,000) shares constitute a series of ONS Preferred Stock having the designation "Series B 8% Cumulative Redeemable Convertible Preferred Stock" (the "ONS Series B Preferred Stock") (of which shares of ONS Series B Preferred Stock Four Thousand Two Hundred and Ninety-Eight (4,298) are issued and outstanding as December 15, 1996 (such shares or, as the context may require, such lesser or greater number of shares of ONS Series B Preferred Stock as may be issued and outstanding immediately prior to the Effective Time of the Merger, the "Outstanding ONS Series B Preferred Shares," and together with the Outstanding ONS Series A Preferred Shares, the "Outstanding ONS Preferred Shares")).

   B. WHEREAS, Sub is a corporation organized and existing under the DGCL, and is authorized to issue a total of One Thousand (1,000) shares, in a single class of common stock, $.01 par value per share (the "Sub Common Stock"), of which, as of the date hereof, one (1) share is issued and outstanding (the "Outstanding Sub Common Share") (as of the date hereof, Newco holding of record the Outstanding Sub Common Share) and no shares are issued but not outstanding.

   C. WHEREAS, Newco is a corporation organized and existing under the DGCL, and is authorized to issue a total of Forty-One Million (41,000,000) shares of stock, in two (2) classes, the first class consisting of Forty Million (40,000,000) shares of common stock, $.01 par value per share (the "Newco Common Stock"), of which, as of the date hereof, one (1) share is issued and outstanding (the "Outstanding Newco Common Share") (as of the date hereof, ONS holding of record the Outstanding Newco Common Share) and no shares are issued but not outstanding, and the second class consisting of One Million (1,000,000) shares of preferred stock, $.01 par value per share (the "Newco Preferred Stock"), of which Fifteen Thousand (15,000) shares constitute or, prior to the Effective Time of the Merger will constitute, a series of Newco Preferred Stock having the designation "Series A 8% Cumulative Redeemable Convertible Preferred Stock" (the "Newco Series A Preferred Stock") (none of which shares of Newco Series A Preferred Stock are issued and outstanding as of the date hereof), and of which Five Thousand (5,000) shares constitute or, prior to the Effective Time of the Merger will constitute, a series of Newco Preferred Stock having the designation "Series B 8% Cumulative Redeemable Convertible Preferred Stock" (the "Newco Series B Preferred Stock") (none of which shares of Newco Series B Preferred Stock are issued and outstanding as of the date hereof).

   D. WHEREAS, the respective Boards of Directors of ONS, Sub, and Newco have determined that it is advisable and in the best interests of each of ONS, Sub, and Newco and their respective stockholders that Sub be merged with and into ONS in accordance with the terms and conditions of this Agreement (the "Merger"), and accordingly the Board of Directors of each of ONS, Sub, and Newco has adopted, approved, and authorized this Agreement and the Merger.

   E. WHEREAS, it is contemplated that the Merger will be effected in accordance with Section 251(g) of the DGCL, and it is expected that Ernst & Young LLP ("Ernst & Young"), tax advisor to ONS, will render an opinion (the "Tax Opinion") that the holders of shares of ONS stock which are converted in the Merger into the right to receive shares of Newco stock will have the opportunity to qualify for nonrecognition treatment because the Merger will qualify either as (a) a reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or (b) an exchange satisfying the requirements of Section 351(a) of the Code.

   F. WHEREAS, ONS, Orion Satellite Corporation, a Delaware corporation, and each of the existing limited partners (other than ONS) (the "Exchanging Partners") of International Private Satellite Partners, L.P., a Delaware limited partnership ("Orion Atlantic"), have entered into a Section 351 Exchange Agreement and Plan of Conversion, dated as of June 1996 (as amended, the "Exchange Agreement"), pursuant to which ONS has agreed, among other things, to have Newco issue shares of a series of Newco Preferred Stock having the designation "Series C 6% Cumulative Redeemable Convertible Preferred Stock" (the "Newco Series C Preferred Stock"), in exchange for the Exchanging Partners' respective limited partnership interests in Orion Atlantic and other rights relating thereto (the "Exchange").

   NOW, THEREFORE, in consideration of the premises, the mutual agreements, promises, covenants, representations, warranties, acknowledgments, and other terms, conditions, and provisions set forth herein, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

                                  ARTICLE I
                                  THE MERGER

   1.1 The Merger; Filing and Effective Time. Subject to and in accordance with the terms and conditions of this Agreement and the DGCL, a certificate of merger regarding the Merger of Sub with and into ONS (the "Delaware Merger Certificate") shall be executed, acknowledged, and filed with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") by the Surviving Corporation at or as soon as practicable after the Closing (as hereinafter defined). The Merger shall become effective upon such filing of the Delaware Merger Certificate (the "Effective Time of the Merger").

   1.2 Closing. Subject to and in accordance with the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place as soon as practicable after satisfaction of the latest to occur of the conditions set forth in Article V hereof (the "Closing Date"), at the offices of Hogan & Hartson L.L.P., Columbia Square, 555 13th Street, N.W., Washington, D.C. 20004, unless another date or place is agreed to in writing by the parties hereto.

   1.3 Effect of the Merger. Upon the Effective Time of the Merger, the separate existence of Sub shall cease and Sub shall be merged with and into ONS. ONS shall survive the Merger, and the separate corporate existence of ONS as the Surviving Corporation shall continue unaffected and unimpaired by the Merger. Upon and after the Effective Time of the Merger, the rights, privileges, powers, and fran-chises of each of the Constituent Corporations, and all property belonging to each of such Constituent Corporations, shall be vested in the Surviving Corporation, but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities, and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities, and duties had been incurred or contracted by the Surviving Corporation, all as more fully provided under the DGCL.

   1.4 Certificate of Incorporation of the Surviving Corporation. The Certificate of Incorporation of ONS as in effect immediately prior to the Effective Time of the Merger (the "ONS Charter") shall be the certificate of incorporation of the Surviving Corporation (the "Surviving Corporation Charter"), except that the following amendments thereto are to be effected by the Merger upon the Effective Time of the Merger:

   (a) the Surviving Corporation Charter is to be amended by striking Article FIRST thereof in its entirety and inserting in lieu thereof the following:

     "FIRST: The name of the Corporation is Orion Oldco Services, Inc. (hereinafter called the 'Corporation').";

   (b) the Surviving Corporation Charter is to be amended by adding and inserting, immediately following Article THIRTEENTH thereof, a new Article FOURTEENTH thereof, to read in its entirety as follows:

   "FOURTEENTH: Any act or transaction by or involving the Corporation that requires for its adoption under the General Corporation Law of the State of Delaware (the 'DGCL') or this Certificate of Incorporation the approval of the stockholders of the Corporation shall, pursuant to subsection (g) of Section 251 of the DGCL, require, in addition, the approval of the stockholders of Orion Newco Services, Inc., a Delaware corporation (the name of which is expected to be changed to 'Orion Network Systems, Inc.'), or any successor thereto by merger, by the same vote as is required by the DGCL and/or by this Certificate of Incorporation."; and

   (c) the Surviving Corporation Charter is to be amended by the Surviving Corporation's certification, in accordance with Section 243 of the DGCL (the "Paragraph (c) Certification"), that: (i) that certain "Certificate of Designations, Rights and Preferences of Series A 8% Cumulative Redeemable Convertible Preferred Stock" of ONS, filed with the Delaware Secretary of State on June 17, 1994 (the "Series A Certificate of Designations") prohibits the reissuance, as part of such series of Preferred Stock of the Surviving Corporation, of shares of Series A Preferred Stock of the Surviving Corporation that have been retired; and (ii) a number of shares of Series A Preferred Stock of the Surviving Corporation equal to the number of Outstanding ONS Series A Preferred Shares immediately prior to the Effective Time of the Merger have been retired; and

   (d) the Surviving Corporation Charter is to be amended to increase and restore to 15,000 the number of shares of Series A Preferred Stock that the Surviving Corporation is authorized to issue (such number of authorized shares of Series A Preferred Stock of the Surviving Corporation having been reduced by the Paragraph (c) Certification, in accordance with the Series A Certificate of Designations and Section 243 of the DGCL, as a result of the aforesaid retirement of shares of Series A Preferred Stock of the Surviving Corporation), by striking the number (which is less than 15,000) that appears in the one (1) paragraph resolution appearing at the top of the second page of the Series A Certificate of Designations (the "Series A Resolution") (to the extent that the number "15,000" in the Series A Resolution shall have been amended and changed to such lesser number by virtue of the Paragraph (c) Certification), and inserting the number "15,000" in lieu thereof; and

   (e) the Surviving Corporation Charter is to be amended by the Surviving Corporation's certification, in accordance with Section 243 of the DGCL (the "Paragraph (e) Certification"), that: (i) that certain "Certificate of Designations, Rights and Preferences of Series B 8% Cumulative Redeemable Convertible Preferred Stock" of ONS, filed with the Delaware Secretary of State on June 16, 1995 (the "Series B Certificate of Designations") prohibits the reissuance, as part of such series of Preferred Stock of the Surviving Corporation, of shares of Series B Preferred Stock of the Surviving Corporation that have been retired; and (ii) a number of shares of Series B Preferred Stock of the Surviving Corporation equal to the number of Outstanding ONS Series B Preferred Shares immediately prior to the Effective Time of the Merger have been retired; and

   (f) the Surviving Corporation Charter is to be amended to increase and restore to 5,000 the number of shares of Series B Preferred Stock that the Surviving Corporation is authorized to issue (such number of authorized shares of Series B Preferred Stock of the Surviving Corporation having been reduced by the Paragraph (e) Certification, in accordance with the Series B Certificate of Designations and Section 243 of the DGCL, as a result of the aforesaid retirement of shares of Series B Preferred Stock of the Surviving Corporation), by striking the number (which is less than 5,000) that appears in the one (1) paragraph resolution beginning at the bottom of the first page of the Series B Certificate of Designations and carrying over to the second page thereof (the "Series B Resolution") (to the extent that the number "5,000" in the Series B Resolution shall have been amended and changed to such lesser number by virtue of the Paragraph (e) Certification), and inserting the number "5,000" in lieu thereof.

   The Surviving Corporation Charter, as so amended, shall be the certificate of incorporation of the Surviving Corporation upon and after the Effective Time of the Merger, unless and until duly amended, altered, changed, repealed, and/or supplemented in accordance with the DGCL (which power and right to amend, alter, change, repeal, and/or supplement, at any time and from time to time after the Effective Time of the Merger, are hereby expressly reserved).

   1.5 Bylaws of the Surviving Corporation. The bylaws of ONS as in effect immediately prior to the Effective Time of the Merger (the "ONS Bylaws") shall be and continue in full force and effect as the bylaws of the Surviving Corporation upon and after the Effective Time of the Merger, unless and until duly amended, altered, changed, repealed, and/or supplemented in accordance with the DGCL (which power and right to amend, alter, change, repeal, and/or supplement, at any time and from time to time after the Effective Time of the Merger, are hereby expressly reserved).

   1.6 Directors of the Surviving Corporation. The respective numbers of members constituting the whole Board of Directors of ONS and each class thereof immediately prior to the Effective Time of the Merger shall be and continue as the respective numbers of members constituting the whole Board of Directors of the Surviving Corporation and each class thereof upon and after the Effective Time of the Merger, unless and until duly increased or decreased in accordance with the DGCL (which power and right to increase or decrease, at any time and from time to time after the Effective Time of the Merger, are hereby expressly reserved). Each person serving as a member of a particular class of the Board of Directors of ONS (the "ONS Board") immediately prior to the Effective Time of the Merger shall be and continue as a member of the same class of the Board of Directors of the Surviving Corporation upon and after the Effective Time of the Merger, until such person's successor is elected and qualified or until such person's earlier death, resignation, disqualification, or removal (which power and right to remove are hereby expressly reserved).

   1.7 Officers of the Surviving Corporation. Each person serving as an officer of ONS immediately prior to the Effective Time of the Merger shall be and continue as an officer of the Surviving Corporation, holding the same office or offices, upon and after the Effective Time of the Merger, until such person's successor is appointed and qualified or until such person's earlier death, resignation, disqualification, or removal (which power and right to remove are hereby expressly reserved).

   1.8 Further Assurances. At any time and from time to time upon and after the Effective Time of the Merger, as and when required or deemed desirable by the
Surviving Corporation or its successors or assigns, there shall be executed, acknowledged, certified, sealed, delivered, filed, and/or recorded, in the name and on behalf of any and each Constituent Corporation, such deeds, contracts, consents, certificates, notices, and other documents and instruments, and there shall be done or taken or caused to be done or taken, in the name and on behalf of any and each Constituent Corporation, such further and other things and actions as shall be appropriate, necessary, or convenient to acknowledge, vest, effect, perfect, conform of record, or otherwise confirm the Surviving Corporation's (or its successors' or as-signs') right, title, and interest in and to, and possession of, all the property, interests, assets, rights, privileges, immunities, powers, franchises, and authority of each Constituent Corporation held immediately prior to the Effective Time of the Merger, and otherwise to carry out and effect the intent and purposes of this Agreement and the Merger. The officers and directors of the Surviving Corporation (or its successors or assigns), and each of them, upon and after the Effective Time of the Merger, are and shall be fully authorized, in the name and on behalf of each Constituent Corporation, to do and take and cause to be done and taken any and all such things and actions, and to execute, acknowledge, certify, seal, deliver, file, and/or record any and all such deeds, contracts, consents, certificates, notices, and other documents and instruments.

                                  ARTICLE II
                           EFFECT OF THE MERGER ON
              THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS

   2.1 Effect on Capital Stock. Upon and as of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of either of the Constituent Corporations or Newco, the holders of the respective shares, or any other person:

   (a) Conversion of ONS Shares.

   (i) Each of the Outstanding ONS Common Shares and each of the Treasury ONS Common Shares shall be changed and converted into the right to receive one (1) validly issued, fully paid, and nonassessable share of Newco Common Stock (such right to be exercised and deemed to have been exercised by the respective holders of such Outstanding ONS Common Shares and by ONS as to the Treasury ONS Common Shares, and such shares of Newco Common Stock to be issued and deemed to have been issued by Newco, automatically and immediately upon and as of the Effective Time of the Merger); such Outstanding ONS Common Shares shall no longer be outstanding and such Outstanding ONS Common Shares and such Treasury ONS Common Shares automatically shall be retired and resume the status of authorized and unissued shares of Common Stock of the Surviving Corporation; the capital of the Surviving Corporation shall be reduced as permitted under the DGCL by an amount equal to the capital theretofore represented by such Outstanding ONS Common Shares and such Treasury ONS Common Shares; and the capital of Newco in respect of such shares of Newco Common Stock shall be an amount equal to the aggregate par value thereof.

   (ii) Each of the Outstanding ONS Series A Preferred Shares shall be changed and converted into the right to receive one (1) validly issued, fully paid, and nonassessable share of Newco Series A Preferred Stock (such right to be exercised and deemed to have been exercised by the respective holders of such Outstanding ONS Series A Preferred Shares, and such shares of Newco Series A Preferred Stock to be issued and deemed to have been issued by Newco, automatically and immediately upon and as of the Effective Time of the Merger; with rights to accrued, accumulated, and unpaid dividends on each Outstanding ONS Series A Preferred Share (the "Series A Accumulated Dividends") being preserved, unimpaired, unchanged, and unaffected by such conversion and the Merger, such Series A Accumulated Dividends carrying over and pertaining to and being accrued, accumulated, and unpaid dividends on each such share of Newco Series A Preferred Stock, and each such share of Newco Series A Preferred Stock carrying and having such Series A Accumulated Dividends as accrued, accumulated, and unpaid dividends thereon, notwithstanding that such dividends shall have accrued and accumulated from a date prior to the issuance of such shares of Newco Series A Preferred Stock); such Outstanding ONS Series A Preferred Shares shall no longer be outstanding and automatically shall be retired and resume the status of authorized and unissued shares of Preferred Stock of the Surviving Corporation; the capital of the Surviving Corporation shall be reduced as permitted under the DGCL by an amount equal to the capital theretofore represented by such Outstanding ONS Series A Preferred Shares; and the capital of Newco in respect of such shares of Newco Series A Preferred Stock shall be an amount equal to the aggregate par value thereof.

   (iii) Each of the Outstanding ONS Series B Preferred Shares shall be changed and converted into the right to receive one (1) validly issued, fully paid, and nonassessable share of Newco Series B Preferred Stock (such right to be exercised and deemed to have been exercised by the respective holders of such Outstanding ONS Series B Preferred Shares, and such shares of Newco Series B Preferred Stock to be issued and deemed to have been issued by Newco, automatically and immediately upon and as of the Effective Time of the Merger; with rights to accrued, accumulated, and unpaid dividends on each Outstanding ONS Series B Preferred Share (the "Series B Accumulated Dividends") being preserved, unimpaired, unchanged, and unaffected by such conversion and the Merger, such Series B Accumulated Dividends carrying over and pertaining to and being accrued, accumulated, and unpaid dividends on each such share of Newco Series B Preferred Stock, and each such share of Newco Series B Preferred Stock carrying and having such Series B Accumulated Dividends as accrued, accumulated, and unpaid dividends thereon, notwithstanding that such dividends shall have accrued and accumulated from a date prior to the issuance of such shares of Newco Series B Preferred Stock); such Outstanding ONS Series B Preferred Shares shall no longer be outstanding and automatically shall be retired and resume the status of authorized and unissued shares of Preferred Stock of the Surviving Corporation; the capital of the Surviving Corporation shall be reduced as permitted under the DGCL by an amount equal to the capital theretofore represented by such Outstanding ONS Series B Preferred Shares; and the capital of Newco in respect of such shares of Newco Series B Preferred Stock shall be an amount equal to the aggregate par value thereof.

   (iv) Fractional Outstanding ONS Shares and fractional Treasury ONS Common Shares shall be changed and converted into the right to receive fractional shares of Newco stock at the same ratio (1:1) as whole Outstanding ONS Shares and whole Treasury ONS Common Shares and shall otherwise be treated the same as such whole shares for purposes hereof ("Outstanding ONS Shares" meaning all of the Outstanding ONS Common Shares and all of the Outstanding ONS Preferred Shares, collectively).

   (b)  Conversion  of Sub Shares.  The  Outstanding  Sub Common  Share shall be changed and converted into a number of validly issued, fully paid, and nonassessable shares of Common Stock of the Surviving Corporation which is equal to the number of Outstanding ONS Common Shares immediately prior to the
Effective Time of the Merger, a number of validly issued, fully paid, and nonassessable shares of Series A Preferred Stock of the Surviving Corporation which is equal to the number of Outstanding ONS Series A Preferred Shares immediately prior to the Effective Time of the Merger, and a number of validly issued, fully paid, and nonassessable shares of Series B Preferred Stock of the Surviving Corporation which is equal to the number of Outstanding ONS Series B Preferred Shares immediately prior to the Effective Time of the Merger (such shares of Common Stock of the Surviving Corporation, such shares of Series A Preferred Stock of the Surviving Corporation, and such shares of Series B
Preferred Stock of the Surviving Corporation to be issued and deemed to have been issued by the Surviving Corporation automatically and immediately upon and as of the Effective Time of the Merger); the capital of the Surviving
Corporation  in  respect  of  such  shares  of  Common  Stock  of the  Surviving
Corporation, such shares of Series A Preferred Stock of the Surviving Corporation, and such shares of Series B Preferred Stock of the Surviving Corporation shall be an amount equal to the aggregate par value thereof; and such Outstanding Sub Common Share shall no longer be outstanding and automatically shall be canceled and cease to exist.

   2.2 Notification of Transfer Agent. Prior to the Closing Date, Newco and ONS shall notify their respective transfer agents of the conversions of shares of ONS stock and of shares of Sub stock pursuant to Section 2.1.

   2.3 Stock Certificates. Upon and as of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of either of the Constituent Corporations or Newco, the holders of the respective shares, or any other person:

   (a) Newco. The shares of Newco Common Stock and the shares of Newco Preferred Stock, which the Outstanding ONS Shares and the Treasury ONS Common Shares, respectively, shall have been converted into the right to receive, shall be represented and evidenced by the same stock certificates that previously represented and evidenced such Outstanding ONS Shares and such Treasury ONS Common Shares; and

   (b) ONS. The holder of the certificate that immediately prior to the Effective Time of the Merger evidenced the Outstanding Sub Common Share (the "Sub Common Stock Certificate") may, at such holder's option, surrender the same to the Surviving Corporation for cancellation, and such holder shall be entitled to receive from the Surviving Corporation in exchange therefor certificates representing and evidencing the number of shares of Common Stock of the Surviving Corporation, the number of shares of Series A Preferred Stock of the Surviving Corporation, and the number of shares of Series B Preferred Stock of the Surviving Corporation into which such holder's Outstanding Sub Common Share shall have been converted, and, until surrendered, the Sub Common Stock Certificate shall represent and evidence the number of shares of Common Stock of the Surviving Corporation, the number of shares of Series A Preferred Stock of the Surviving Corporation, and the number of shares of Series B Preferred Stock of the Surviving Corporation into which the Outstanding Sub Common Share theretofore represented and evidenced thereby shall have been converted.

                                 ARTICLE III
                            ADDITIONAL AGREEMENTS

   3.1 Directors and Officers of Newco Upon the Effective Time of the Merger.

   (a) Directors. As of the Effective Time of the Merger: (i) the whole Board of Directors of Newco shall be divided into the same number of classes into which the whole Board of Directors of ONS shall be divided immediately prior to the Effective Time of the Merger; (ii) the respective numbers of members constituting the whole Board of Directors of Newco and each class thereof shall be equal to the respective numbers of members constituting the whole Board of Directors of ONS and each class thereof immediately prior to the Effective Time of the Merger; and (iii) the Board of Directors of Newco (the "Newco Board") and each class thereof shall consist of the persons serving as members of the ONS Board and the corresponding classes thereof immediately prior to the Effective Time of the Merger. To that end, effective immediately prior to the Effective Time of the Merger, to the extent necessary to give effect to the intent of the preceding sentence: (i) the whole Board of Directors of Newco shall be divided into the same number of classes into which the whole Board of Directors of ONS is then divided; (ii) the respective numbers of members constituting the whole Board of Directors of Newco and each class thereof shall be increased or decreased, as the case may be, to numbers equal to the respective numbers of members then constituting the whole Board of Directors of ONS and each class thereof; and (iii) each person then serving as a member of the Newco Board shall be, and hereby is, removed, and each person then serving as a member of a class of the ONS Board shall be, and hereby is, elected as a member of the corresponding class of the Newco Board, to serve as such until such person's successor is elected and qualified or until such person's earlier death, resignation, disqualification, or removal (which power and right to remove are hereby expressly reserved).

   (b) Officers. As of the Effective Time of the Merger, the officers of Newco shall be the persons serving as officers of ONS immediately prior to the Effective Time of the Merger. To that end, effective immediately prior to the Effective Time of the Merger, to the extent necessary to give effect to the intent of the preceding sentence, each person then serving as an officer of Newco shall be, and hereby is, removed, and each person then serving as an officer of ONS shall be, and hereby is, appointed as an officer of Newco, to hold one (1) or more offices of Newco corresponding to the one (1) or more offices of ONS then held, until such person's successor is appointed and qualified or until such person's earlier death, resignation, disqualification, or removal (which power and right to remove are hereby expressly reserved).

   3.2 Newco Certificate of Incorporation.

     (a) Newco Charter. As of the Effective Time of the Merger, the certificate of incorporation of Newco shall contain provisions identical to the ONS Charter (the "Newco Charter"). To that end, prior to the Effective Time of the Merger, to the extent permissible and to the extent necessary to give effect to the intent of the preceding sentence, the certificate of incorporation of Newco, as the same theretofore may have been amended, altered, changed, repealed, and/or supplemented, shall be duly amended, altered, changed, repealed, and/or supplemented, in accordance with the DGCL, and (subject to paragraph (b) of this Section) such Newco Charter, as so altered, changed, repealed, and/or supplemented, shall be and remain the certificate of incorporation of Newco upon and after the Effective Time of the Merger, unless and until duly amended, altered, changed, repealed, and/or supplemented in accordance with the DGCL (which power and right to amend, alter, change, repeal, and/or supplement, at any time and from time to time after the Effective Time of the Merger, are hereby expressly reserved).

   (b) Name Change; Newco Series C Preferred Stock. The Newco Charter shall be amended and supplemented (which amendment shall be adopted, approved, and declared advisable by the Newco Board and adopted and approved by ONS in its capacity as the sole stockholder of Newco prior to the Effective Time of the Merger, and which supplement shall be adopted and approved by the Newco Board prior to the Effective Time of the Merger, and which amendment and supplement are hereby adopted, approved, and declared advisable):

   (i) immediately following the Effective Time of the Merger, to change the name of Newco to "Orion Network Systems, Inc.," by striking Article FIRST thereof in its entirety and inserting in lieu thereof the following:

     "FIRST: The name of the Corporation is Orion Network Systems, Inc. (hereinafter called the 'Corporation')."; and

   (ii) as soon as practicable following the Effective Time of the Merger, to provide for the Newco Series C Preferred Stock.

   3.3 Newco Bylaws. As of the Effective Time of the Merger, the bylaws of Newco shall contain provisions identical to the ONS Bylaws (the "Newco Bylaws"). To that end, prior to the Effective Time of the Merger, to the extent necessary to give effect to the intent of the preceding sentence, the bylaws of Newco, as the same theretofore may have been amended, altered, changed, repealed, and/or supplemented, shall be duly amended, altered, changed, repealed, and/or supplemented, in accordance with the DGCL, and such Newco Bylaws as so amended, altered, changed, repealed, and/or supplemented, shall be and remain the bylaws of Newco upon and after the Effective Time of the Merger, unless and until duly amended, altered, changed, repealed, and/or supplemented in accordance with the DGCL (which power and right to amend, alter, change, repeal, and/or supplement, at any time and from time to time after the Effective Time of the Merger, are hereby expressly reserved).

   3.4 Consent. Each of ONS, Sub, and Newco shall promptly apply for or otherwise seek, and use its best efforts to obtain, all consents and approvals required to be obtained by it for consummation of the Merger.

   3.5 ONS Stockholder Meeting; Sub Stockholder Written Consent. ONS shall call a special meeting of its stockholders (the "ONS Special Meeting") to be held as promptly as practicable after the date hereof for the purpose of voting upon, among other things, ratification of this Agreement (the parties understanding and acknowledging that it is contemplated that the Merger will be effected in accordance with Section 251(g) of the DGCL and that no vote of ONS stockholders adopting, approving, or authorizing this Agreement or the Merger will be required under the DGCL). Newco, in its capacity as the sole stockholder of Sub, as promptly as practicable after the date hereof, shall execute and deliver to Sub a written consent in lieu of a stockholder meeting adopting, approving, and authorizing this Agreement, in accordance with Section 228 of the DGCL.

   3.6 Employee and Director ONS Stock Options. Upon and as of the Effective Time of the Merger and in connection with the Merger, to the fullest extent permitted by applicable law, Newco shall assume all of ONS's obligations, and ONS shall have no further obligations, with respect to any then-outstanding option to acquire shares of ONS Common Stock issued under ONS's 1987 Employee Stock Option Plan and Non-Employee Director Stock Option Plan that theretofore shall not have expired or been duly exercised by the holders thereof (each, if any, an "ONS Option"), and the due exercise of rights under any such option shall entitle the holder thereof to acquire, upon the same terms and conditions that were applicable under the corresponding ONS Option, a number of shares of Newco Common Stock identical to the number of shares of ONS Common Stock that were subject to such corresponding ONS Option (a "Newco Option"). ONS and Newco agree to take all corporate and other action as shall be necessary to effectuate the foregoing, and ONS shall use its best efforts to obtain, if required, prior to the Closing Date, such consent of each holder of an ONS Option as shall be necessary to effectuate the foregoing. Newco shall take all corporate and other action necessary to reserve and make available for issuance upon the due exercise of rights under the Newco Options a sufficient number of shares of Newco Common Stock, and as soon as practicable following the Effective Time of the Merger shall provide to the record holders of the Newco Options appropriate notice of such holder's rights thereunder.

   3.7 Warrants. Upon and as of the Effective Time of the Merger and in connection with the Merger, to the fullest extent permitted by applicable law, Newco shall assume all of ONS's obligations, and ONS shall have no further obligations, with respect to any then-outstanding warrant or other right to purchase shares of ONS Common Stock that theretofore shall not have expired or been duly exercised by the holder thereof (each, if any, an "ONS Warrant"), and the due exercise of rights under any such warrant or other right shall entitle the holder thereof to acquire, upon the same terms and conditions that were applicable under the corresponding ONS Warrant, a number of shares of Newco Common Stock identical to the number of shares of ONS Common Stock that were subject to such corresponding ONS Warrant (a "Newco Warrant"). ONS and Newco agree to take all corporate and other action as shall be necessary to effectuate the foregoing, and ONS shall use its best efforts to obtain, if required, prior to the Closing Date, such consents of the holders of ONS Warrants as shall be necessary to effectuate the foregoing. Newco shall take all corporate and other action necessary to reserve and make available for issuance upon the exercise of rights under the Newco Warrants a sufficient number of shares of Newco Common Stock, and as soon as practicable following the Effective Time of the Merger shall provide to the record holders of the Newco Warrants appropriate notice of such holders' rights thereunder.

   3.8 Outstanding Newco Common Share. Upon and as of the Effective Time of the Merger, ONS shall surrender to Newco the certificate representing the Outstanding Newco Common Share, and the Outstanding Newco Common Share automatically shall be retired and resume the status of an authorized and unissued share of Newco Common Stock, and the capital of Newco shall be reduced as permitted under the DGCL by an amount equal to the par value thereof.

                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES

     4.1 Representations and Warranties of ONS. ONS hereby represents and warrants:

   (a) Organization. It is duly organized, validly existing, and in good standing as a corporation under the laws of the State of Delaware.

   (b) Power and Authority. It has corporate power and authority to enter into, execute, deliver, and perform its obligations under this Agreement.

   (c) Capital Stock. The numbers of authorized shares of ONS Common Stock, ONS Preferred Stock, ONS Series A Preferred Stock, and ONS Series B Preferred Stock, the numbers of Outstanding ONS Common Shares, Outstanding ONS Series A Preferred Shares, and Outstanding ONS Series B Preferred Shares, and the number of Treasury ONS Common Shares are as set forth in paragraph A of the Recitals to this Agreement.

     4.2 Representations and Warranties of Sub. Sub hereby represents and warrants:

   (a) Organization.   It  is  duly  organized,  validly  existing,  and in good
standing as a corporation under the laws of the State of Delaware.

   (b) Power and Authority. It has corporate power and authority to enter into, execute, deliver, and (subject to stockholder approval) perform its obligations under this Agreement.

   (c) Capital Stock. The number of authorized shares of Sub Common Stock, the number of Outstanding Sub Common Shares, and the number of shares of Sub Common Stock issued but not outstanding, are as set forth in paragraph B of the Recitals to this Agreement.

     4.3 Representations and Warranties of Newco. Newco hereby represents and warrants:

   (a) Organization.   It  is  duly  organized,  validly  existing,  and in good
standing as a corporation under the laws of the State of Delaware.

   (b) Power and Authority. It has corporate power and authority to enter into, execute, deliver, and (subject to stockholder approval) perform its obligations under this Agreement.

   (c) Capital Stock. The numbers of authorized shares of Newco Common Stock, Newco Preferred Stock, Newco Series A Preferred Stock, and Newco Series B Preferred Stock, the numbers of Outstanding Newco Common Shares, outstanding shares of Newco Series A Preferred Stock, and outstanding shares of Newco Series B Preferred Stock, and the number of shares of Newco Common Stock issued but not outstanding, are, or prior to the Effective Time of the Merger will be, as set forth in paragraph C of the Recitals to this Agreement.

                                  ARTICLE V
                             CONDITIONS PRECEDENT

   5.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party under this Agreement shall be subject to the satisfaction at or prior to the Closing of the following conditions:

   (a) Stockholder Approvals. This Agreement shall have been approved and adopted or ratified, as the case may be, by the affirmative vote or written consent, as appropriate and as the case may be, of the holders of: (i) at least a majority of the votes of the Outstanding ONS Shares present in person or by proxy at the ONS Special Meeting and entitled to be voted hereon, voting together as a single class, with each Outstanding ONS Common Share entitled to one (1) vote and each Outstanding ONS Preferred Share entitled to one (1) vote for each whole share of ONS Common Stock issuable upon conversion of such Outstanding ONS Preferred Share as of the applicable date; (ii) the Outstanding Sub Common Share; and (iii) the Outstanding Newco Common Share.

   (b) Governmental Approvals. All authorizations, consents, orders, or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), necessary for the consummation of the transactions contemplated by this Agreement, including, but not limited to, such requirements under applicable state securities laws and the Securities Exchange Act of 1934, as amended, shall have occurred or been filed or obtained, other than filings relating to the Merger or affecting Newco's ownership of ONS or any of its subsidiaries or any of their properties.

   (c) Form S-4. The Registration Statement on Form S-4 covering the registration of the Newco Common Stock, the Newco Series A Preferred Stock, and the Newco Series B Preferred Stock shall have become effective under the Securities Act of 1933, as amended, and shall not be the subject of any stop order or proceedings seeking a stop order, and the Proxy Statement/ Prospectus furnished to ONS stockholders regarding this Agreement, the Exchange Agreement, and the transactions contemplated hereby and thereby shall not at the Effective Time of the Merger be subject to any proceedings commenced or threatened by the Securities and Exchange Commission.

   (d) Legal Action. No temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by any Governmental Entity seeking any of the foregoing be pending. In the event an Injunction shall have been issued, each party agrees to use its reasonable diligent efforts to have the Injunction lifted.

   (e) Statutes. No statute, rule, or regulation shall have been enacted by any Governmental Entity that would make the consummation of the Merger illegal.

   (f) Tax Opinion; ONS Board Determination. Ernst & Young shall have issued the Tax Opinion and the ONS Board shall have made a determination that ONS stockholders do not recognize gain or loss for United States federal income tax purposes.

   (g)  Representations   and  Warranties.   Each  of  the  representations  and
warranties made by each party herein shall remain true, complete, and accurate at the Closing Date as if made on and as of the Closing Date.

   (h) The Exchange. The Exchange shall have occurred or be occurring concurrently with the Merger.

                                  ARTICLE VI
                      TERMINATION, AMENDMENT AND WAIVER

   6.1 Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval or ratification, as the case may be, by the stockholders of ONS, Sub, and Newco of this Agreement, the Merger, the Exchange Agreement, the Exchange, or matters presented in connection herewith or therewith:

   (a) by mutual written consent of the parties; or

   (b) by any party if any required approval of the stockholders of ONS, Sub, or Newco shall not have been obtained by April 30, 1997.

   When action is taken to terminate this Agreement pursuant to this Section, it shall be sufficient for such action to be authorized by the Board of Directors of the party taking such action and for such party then to notify in writing the other parties of such action.

   6.2 Event of Termination. In the event of termination of this Agreement as provided in Section 6.1 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party or its officers or directors to the other parties.

   6.3 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

   6.4 Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time before or after ratification or approval, as the case may be, by the stockholders of ONS, Sub, or Newco of this Agreement, the Merger, the Exchange Agreement, the Exchange, or matters presented in connection herewith or therewith, but after any such stockholder approval, no amendment shall be made which under Section 251(d) of the DGCL would require the approval (or further approval) of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                                 ARTICLE VII
                              GENERAL PROVISIONS

   7.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

   (a) If to Newco or Sub, to
       Orion Newco Services, Inc.
       2440 Research Boulevard
       Suite 400
       Rockville, Maryland 20850

   (b) If to ONS, to
       Orion Network Systems, Inc.
       2440 Research Boulevard
       Suite 400
       Rockville, Maryland 20850

   7.2 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other terms, conditions, and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

   7.3 Entire Agreement. This Agreement, including the Exhibits attached hereto (if any), constitutes the entire agreement among the parties regarding the subject matter hereof, and supersedes all prior agreements and undertakings, both written and oral, among the parties or any of them regarding such subject matter.

   7.4 Assignment. This Agreement shall not be assigned by operation of law or otherwise.

   7.5 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, except as otherwise expressly provided herein, is intended to or shall confer upon any other person any right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

   7.6 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same Agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

   7.7 Governing Law. This Agreement shall be governed in all respects, including validity, interpretation, and effect, by the laws of the State of Delaware (without reference to conflict of laws rules thereof).

   7.8 Agreement. Upon and after the Effective Time of the Merger, an executed counterpart of this Agreement shall be on file at an office of the Surviving Corporation, located at 2440 Research Boulevard, Suite 400, Rockville, Maryland 20850, and a copy of this Agreement shall be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any Constituent Corporation.

   7.9   Certificates  of  Secretaries.   The  Certificates  of  the  respective
Secretaries of the parties attached hereto are hereby incorporated by reference and are to be deemed on and part of this Agreement.

   IN WITNESS WHEREOF, Newco, Sub and ONS have caused this Agreement to be executed, acknowledged, and delivered by their respective officers thereunto duly authorized, all as of the date first written above.


                                             ORION NEWCO SERVICES, INC.


                                             By:
                                                 -------------------------------

                                             Name:
                                                  ------------------------------

                                             Title:
                                                   -----------------------------


                                             ORION MERGER COMPANY, INC.


                                             By:
                                                 -------------------------------

                                             Name:
                                                  ------------------------------

                                             Title:
                                                   -----------------------------
                                             ORION NETWORK SYSTEMS, INC.


                                             By:
                                                 -------------------------------

                                             Name:
                                                  ------------------------------

                                             Title:
                                                   -----------------------------

                       CERTIFICATE OF THE SECRETARY OF
              ORION MERGER COMPANY, INC., A DELAWARE CORPORATION

   The undersigned, the Secretary of Orion Merger Company, Inc., a Delaware corporation ("Sub"), does hereby certify that the foregoing Plan and Agreement of Merger (the "Agreement") of Sub with and into Orion Network Systems, Inc., a Delaware corporation ("ONS"), by and among Sub, ONS, and Orion Newco Services, Inc., a Delaware corporation ("Newco"), after first having been duly adopted and approved by the Board of Directors of Sub and executed and acknowledged by Sub in accordance with Section 251 of the General Corporation Law of the State of Delaware (the "DGCL"), has been duly approved and adopted by the sole stockholder of Sub entitled to vote thereon in accordance with Section 251 of the DGCL, as of January 8, 1997, by written consent in accordance with Section 228 of the DGCL.

   This Certificate shall be attached to and deemed on and a part of the Agreement.

   IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 8th day of January, 1997.

                                             /s/  Richard H. Shay
                                             -----------------------------------
                                                  Richard H. Shay

                       CERTIFICATE OF THE SECRETARY OF
             ORION NETWORK SYSTEMS, INC., A DELAWARE CORPORATION

   The undersigned, the Secretary of Orion Network Systems, Inc., a Delaware corporation ("ONS"), does hereby certify that the foregoing Plan and Agreement of Merger (the "Agreement") of Orion Merger Company, Inc., a Delaware corporation ("Sub"), with and into ONS, by and among Sub, ONS, and Orion Newco Services, Inc., a Delaware corporation ("Newco"), has been duly adopted and approved by the Board of Directors of ONS on January 8, 1997, pursuant to subsection (g) of Section 251 of the General Corporation Law of the State of Delaware (the "DGCL"), and that the conditions specified in the first sentence of said subsection (g) of Section 251 of the DGCL have been satisfied.

   This Certificate shall be attached to and deemed on and a part of the Agreement.

   IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 8th day of January, 1997.

                                             /s/  Richard H. Shay
                                             -----------------------------------
                                                  Richard H. Shay

                       CERTIFICATE OF THE SECRETARY OF
              ORION NEWCO SERVICES, INC., A DELAWARE CORPORATION

   The undersigned, the Secretary of Orion Newco Services, Inc., a Delaware corporation ("Newco"), does hereby certify that the foregoing Plan and Agreement of Merger (the "Agreement") of Orion Merger Company, Inc., a Delaware corporation ("Sub"), with and into Orion Network Systems, Inc., a Delaware corporation ("ONS"), by and among Sub, ONS, and Newco, after first having been duly adopted and approved by the Board of Directors of Newco and executed and acknowledged by Newco, has been duly approved and adopted by the sole stockholder of Newco entitled to vote thereon, as of January 8, 1997.

   This Certificate shall be attached to and deemed on and a part of the Agreement. IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 8th day of January, 1997.

                                             /s/  Richard H. Shay
                                             -----------------------------------
                                                  Richard H. Shay

                                                                  ATTACHMENT B

            SECTION 351 EXCHANGE AGREEMENT AND PLAN OF CONVERSION
                                    AMONG
                INTERNATIONAL PRIVATE SATELLITE PARTNERS, L.P.
                         ORION NETWORK SYSTEMS, INC.,
                         ORION SATELLITE CORPORATION,
                    BRITISH AEROSPACE COMMUNICATIONS, INC.
                   COM DEV SATELLITE COMMUNICATIONS LIMITED
                KINGSTON COMMUNICATIONS INTERNATIONAL LIMITED
               LOCKHEED MARTIN COMMERCIAL LAUNCH SERVICES, INC.
                               MCN SAT US, INC.
                                     AND
                        TRANS-ATLANTIC SATELLITE, INC.
                                 DATED AS OF
                                   JUNE, 1996

            SECTION 351 EXCHANGE AGREEMENT AND PLAN OF CONVERSION

   THIS SECTION 351 EXCHANGE AGREEMENT AND PLAN OF CONVERSION (this "Agreement") is entered into as of June, 1996, between and among International Private Satellite Partners, L.P., a Delaware limited partnership ("Orion Atlantic"); Orion Network Systems, Inc., a Delaware corporation ("ONS"); Orion Satellite Corporation, a Delaware corporation ("OrionSat"); and each of the following entities that executes and delivers a signature page hereto on or before July 12, 1996: British Aerospace Communications, Inc., a Delaware corporation ("BAe"), COM DEV Satellite Communications Limited, a Canadian corporation ("COM DEV"), Kingston Communications International Limited, a company incorporated under the laws of England ("Kingston"), Lockheed Martin Commercial Launch Services, Inc., a Delaware corporation ("Lockheed Martin"), MCN Sat US, Inc., a Delaware corporation ("MCN Sat"), and Trans Atlantic Satellite, Inc., a Delaware corporation ("TA Sat") (collectively, the "Exchanging Partners").

   WHEREAS,  ONS  and  the  Exchanging  Partners  (collectively,   the  "Limited
Partners") collectively own limited partnership interests in Orion Atlantic;

   WHEREAS, OrionSat is the sole general partner of Orion Atlantic;

   WHEREAS, ONS and the Exchanging Partners desire to (i) form a new Delaware corporation to be named Orion Newco Services, Inc. ("Newco") substantially identical in all material respects (including with respect to certificate of incorporation, bylaws, capital structure, and similar matters) to ONS in the Newco Formation (as defined below); (ii) have a newly created subsidiary of Newco merge into ONS in a transaction in which all capital stock of ONS is exchanged for equivalent capital stock (common or preferred, as applicable, with the same relative rights and preferences) of Newco, and in which ONS becomes a wholly owned subsidiary of Newco in the Merger (as defined below); and (iii) have the Exchanging Partners transfer their limited partnership interests in Orion Atlantic to Newco in exchange for shares of a newly created class of Series C 6% Cumulative Convertible Redeemable Preferred Stock of Newco (the "Newco Preferred Stock") on the terms and conditions set forth herein in the Exchange (as defined below), all pursuant to Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"); and

   WHEREAS, in connection with the transactions described in the prior paragraph, the Credit Facility Refinancing, Bond Offering, Bank Agreement Termination, Capacity Agreement Termination and Convertible Subordinated
Debenture Offering (as defined below) will be pursued. The transactions contemplated by this Agreement are believed to be necessary to accomplish the Credit Facility Refinancing, Bond Offering, Bank Agreement Termination, Capacity Agreement Termination and Convertible Subordinated Debenture Offering, and all parties hereto, including the Exchanging Partners, which will be the stockholders of Newco immediately after completion of the Exchange, believe that they will benefit substantially from the Credit Facility Refinancing, Bond Offering, Bank Agreement Termination, Capacity Agreement Termination and Convertible Subordinated Debenture Offering.

   NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1. DEFINITIONS

   For all purposes of this Agreement, certain capitalized terms specified in Exhibit A shall have the meanings set forth in that Exhibit A, except as otherwise expressly provided.

2. NEWCO FORMATION

 2.1 FORMATION OF NEW CORPORATION

   The parties hereto shall form a new Delaware corporation to be named Orion Newco Services, Inc. which is substantially identical in all material respects to ONS (the "Newco Formation"). In particular, Newco shall have a certificate of incorporation and bylaws substantially identical in all material respects to those of ONS (modified to reflect the different name and Newco being a newly formed corporation).

Pursuant to the certificate of incorporation of Newco, the board of directors of Newco shall duly adopt, authorize, execute and file Certificates of Designations, Rights and Preferences of Series A 8% Cumulative Redeemable Convertible Preferred Stock of Newco substantially identical in all material respects to the ONS Series A Preferred Stock (as defined below) and of Series B 8% Cumulative Redeemable Convertible Preferred Stock of Newco substantially identical in all material respects to the ONS Series B Preferred Stock (as defined below).

 2.2 INITIAL OWNERSHIP OF NEWCO

   ONS shall be the initial stockholder of Newco, and shall own one share of Newco common stock.

 2.3 REPLICATION OF ONS MANAGEMENT

     ONS shall take the steps necessary to make the management of Newco identical to the management of ONS, including with respect to directors and officers.

 2.4 NEWCO FORMATION DOCUMENTS

   ONS shall cause all necessary documents (the "Newco Formation Documents") to effect the Newco Formation and other matters referred to in Sections 2.1, 2.2 and 2.3 to be prepared and circulated to the Exchanging Partners for review and comment. The Exchanging Partners agree to submit any comments on the Newco Formation Documents, consistent with the requirement that Newco be substantially identical in all material respects to ONS, within 10 Business Days after all Exchanging Partners have received the initial drafts of such documents and within five Business Days after receipt of subsequent drafts. ONS shall cause final drafts of the Newco Formation Documents to be prepared, consistent with the requirement that Newco be substantially identical in all material respects to ONS, and circulated to the Exchanging Partners. The Exchanging Partners shall have a period of five Business Days after all Exchanging Partners have received such final drafts to raise any objections to the contents of such documents, consistent with the requirement that Newco be substantially identical in all material respects to ONS, and the parties shall negotiate in good faith to resolve any such objections. The resolution of any such objections shall be reflected in the Newco Formation Documents, and such documents shall be finalized and implemented. ONS shall cause the Newco Formation Documents, as finalized and implemented, to be circulated to the Exchanging Partners. If the finalized Newco Formation Documents are not consistent with the requirement that Newco be substantially identical in all material respects to ONS and any discrepancies are not reasonably acceptable to the Exchanging Partners, each of the Exchanging Partners shall have the right to terminate this Agreement pursuant to the final paragraph of Section 13.1. If all of the Exchanging Partners shall not have terminated this Agreement pursuant to the final paragraph of Section 13.1 within a period of five Business Days after all Exchanging partners have received such finalized and implemented Newco Formation Documents, the "Newco Finalization Date" shall be deemed to have occurred on the last day of such period.

3. EXCHANGE OF INTERESTS

 3.1 NEWCO PREFERRED STOCK

   Newco shall duly adopt, authorize, execute and file the Certificate of Designations, Rights and Preferences of Series C 6% Cumulative Redeemable
Convertible Preferred Stock establishing the terms and relative rights and preferences of such series of Newco Preferred Stock in the form set forth as Exhibit B to this Agreement (the "Certificate of Designations") and authorize the issuance and sale to the Exchanging Partners of the aggregate number of shares of Newco Preferred Stock to be issued to the Exchanging Partners hereunder (and Newco shall authorize the issuance and sale of such additional shares of Newco Preferred Stock in an amount equal to the aggregate of the Adjustment Amounts referred to in Section 3.2(c) hereof). The Certificate of Designations shall be in full force and effect under the laws of the State of Delaware as of the Closing Date.

 3.2 TERMS OF EXCHANGE

   On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions hereof, each of the Exchanging Partners hereby agrees to transfer to Newco at the Closing all of its limited partnership interests in Orion Atlantic (individually, an "LP Interest" and collectively the "LP Interests") and other rights relating thereto as specified below ("Other LP Rights") in exchange for shares of Newco Preferred Stock (collectively, the "Exchange"), as follows:

   (a) Transfers by the Exchanging Partners to Newco.

   (i) If BAe is an Exchanging Partner, BAe agrees to transfer to Newco at the Closing its 25.00% LP Interest; all of its rights and obligations under the Partnership Agreement, including all of its rights to receive distributions and allocations thereunder, and all other rights it may have as a limited partner of Orion Atlantic under applicable law; all of its rights and obligations under the Refund Agreement, including all of its rights to receive refunds thereunder; all of its rights and obligations under the Consent and Agreement, including all of its rights to transfer LP Interests thereunder; all of its rights and obligations under the Preferred Bidders Agreement; all of its rights under the Option Agreement; all of its rights under the Subscription Agreement; and all of its rights and obligations under the Agreement of Principles (collectively, the "BAe Exchange Assets").

   (ii) If COM DEV is an Exchanging Partner, COM DEV agrees to transfer to Newco at the Closing its 4.17% LP Interest; all of its rights and obligations under the Partnership Agreement, including all of its rights to receive distributions and allocations thereunder, and all other rights it may have as a limited partner of Orion Atlantic under applicable law; all of its rights and obligations under the Refund Agreement, including all of its rights to receive refunds thereunder; all of its rights and obligations under the PPU Agreement, including all of its rights to receive repayment of amounts advanced thereunder and interest accrued on such advances; all of its rights and obligations under the Preferred Bidders Agreement; all of its rights under the Option Agreement; all of its rights under the Subscription Agreement; and all of its rights and obligations under the Agreement of Principles (collectively, the "COM DEV Exchange Assets").

   (iii) If Kingston is an Exchanging Partner, Kingston agrees to transfer to Newco at the Closing its 4.17% LP Interest; all of its rights and obligations under the Partnership Agreement, including all of its rights to receive distributions and allocations thereunder, and all other rights it may have as a limited partner of Orion Atlantic under applicable law; all of its rights and obligations under the PPU Agreement, including all of its rights to receive repayment of amounts advanced thereunder and interest accrued on such advances, other than interest paid to Kingston under Section 3.2(d); all of its rights and obligations under the Preferred Bidders Agreement; all of its rights under the Option Agreement; all of its rights under the Subscription Agreement; and all of its rights and obligations under the Agreement of Principles (collectively, the "Kingston Exchange Assets"). The Kingston Sales Representative Agreements shall remain in full force without any modifications being effected by this Agreement, and Orion Atlantic, OrionSat and Kingston agree that even after the Closing and the transfer of the Kingston LP Interest to Newco, Kingston shall continue to be treated as if it were a limited partner of Orion Atlantic for purposes of payment of the Override Commissions under the Kingston Sales Representative Agreements only.

   (iv) If Lockheed Martin is an Exchanging Partner, Lockheed Martin agrees to transfer to Newco at the Closing its 8.33% LP Interest; all of its rights and obligations under the Partnership Agreement, including all of its rights to receive distributions and allocations thereunder, and all other rights it may have as a limited partner of Orion Atlantic under applicable law; all of its rights and obligations under the Refund Agreement, including all of its rights to receive refunds thereunder; all of its rights and obligations under the PPU Agreement, including all of its rights to receive repayment of amounts advanced thereunder and interest accrued on such advances; all of its rights and obligations under the Preferred Bidders Agreement; all of its rights under the Option Agreement; all of its rights under the Subscription Agreement; and all of its rights and obligations under the Agreement of Principles (collectively, the "Lockheed Martin Exchange Assets").

   (v) If MCN Sat is an Exchanging Partner, MCN Sat agrees to transfer (or cause to be transferred) to Newco at the Closing its 8.33% LP Interest; all of its rights and obligations under the Partnership Agreement, including all of its rights to receive distributions and allocations thereunder, and all other rights it may have as a limited partner of Orion Atlantic under applicable law; all of the rights and obligations of its Affiliate, MCN Sat Service S.A., under the Refund Agreement, including all of such Affiliate's rights to receive refunds thereunder; all of its rights and obligations under the PPU Agreement, including all of its rights to receive repayment of amounts advanced thereunder and interest accrued on such advances; all of its rights and obligations under the Preferred Bidders Agreement; all of its rights under the Option Agreement; all of its rights under the Subscription Agreement; and all of its rights and obligations under the Agreement of Principles (collectively, the "MCN Sat Exchange Assets"). (All references herein to rights or obligations of MCN Sat shall include those which may still be retained by MMB, the transferor of MCN Sat's LP Interest.) The MCN Sat Sales Representative Agreements shall remain in full force without any modifications being effected by this Agreement, and Orion Atlantic, OrionSat and MCN Sat agree that even after the Closing and the transfer of the MCN Sat LP Interest to Newco, MCN Sat shall continue to be treated as if it were a limited partner of Orion Atlantic for purposes of payment of the Override Commissions under the MCN Sat Sales Representative Agreements only.

   (vi) If TA Sat is an Exchanging Partner, TA Sat shall transfer to Newco at the Closing its 8.33% LP Interest; all of its rights and obligations under the Partnership Agreement, including all of its rights to receive distributions and allocations thereunder, and all other rights it may have as a limited partner of Orion Atlantic under applicable law; all of its rights and obligations under the Refund Agreement, including all of its rights to receive refunds thereunder; all of its rights and obligations under the Preferred Bidders Agreement; all of its rights under the Option Agreement; all of its rights under the Subscription Agreement; and all of its rights and obligations under the Agreement of Principles (collectively, the "TA Sat Exchange Assets").

   (b) Transfers by Newco to the Exchanging Partners.

   (i) If BAe is an Exchanging Partner, Newco shall transfer to BAe at the Closing, in exchange for the BAe Exchange Assets, 43,953 shares of Newco Preferred Stock, plus its respective Adjustment Amount, calculated as set forth in SECTION 3.2(c).

   (ii) If COM DEV is an Exchanging Partner, Newco shall transfer to COM DEV at the Closing, in exchange for the COM DEV Exchange Assets, 8,302 shares of Newco Preferred Stock, plus its respective Adjustment Amount, calculated as set forth in SECTION 3.2(c).

   (iii) If Kingston is an Exchanging Partner, Newco shall transfer to Kingston at the Closing, in exchange for the Kingston Exchange Assets, 10,222 shares of Newco Preferred Stock, plus its respective Adjustment Amount, calculated as set forth in SECTION 3.2(c) and PPU Interest Shares calculated as set forth in
SECTION 3.2(d).

   (iv) If Lockheed Martin is an Exchanging Partner, Newco shall transfer to Lockheed Martin at the Closing, in exchange for the Lockheed Martin Exchange Assets, 17,143 shares of Newco Preferred Stock, plus its respective Adjustment Amount, calculated as set forth in SECTION 3.2(c).

   (v) If MCN Sat is an Exchanging Partner, Newco shall transfer to MCN Sat at the Closing, in exchange for the MCN Sat Exchange Assets, 15,746 shares of Newco Preferred Stock, plus its respective Adjustment Amount, calculated as set forth in SECTION 3.2(c).

   (vi) If TA Sat is an Exchanging Partner, Newco shall transfer to TA Sat at the Closing, in exchange for the TA Sat Exchange Assets, 12,426 shares of Newco Preferred Stock, plus its respective Adjustment Amount, calculated as set forth in SECTION 3.2(c).

   The number of shares of Newco Preferred Stock specified in this SECTION 3.2(b), in SECTIONS 3.2(c) and 3.2(d) shall be adjusted proportionately to reflect any subdivision, stock split, stock dividend, recapitalization, combination or reverse stock split of ONS capital stock or similar transaction by ONS between the date hereof and the Closing Date.

   (c) Adjustment Amounts.

   The numbers of shares of Newco Preferred Stock to be issued to the respective Exchanging Partners as listed in SECTION 3.2(b) shall be increased by the Adjustment Amount for such Exchanging Partner, calculated as set forth below. The "Adjustment Amount" for an Exchanging Partner shall equal (i) the sum of (A) the amounts paid by such Exchanging Partner for obligations (or an Affiliate of such Exchanging Partner) pursuant to the Capacity Agreement (as defined below) and which is subject to being refunded under the Refund Agreement, and by such Exchanging Partner pursuant to the Contingent Capacity Agreement (as defined below), in each case to which such Exchanging Partner (or an Affiliate of such Exchanging Partner) is a party, during the period from July 1, 1996 through the Closing Date (the "Adjustment Period"), plus (B) the amount of interest accrued with respect to funds advanced by such Exchanging Partner (or an Affiliate of such Exchanging Partner) other than Kingston (or an Affiliate of Kingston) pursuant to the PPU Agreement during the Adjustment Period, minus (ii) the product of the number of days in the Adjustment Period multiplied by the Tax Adjustment Factor for such Exchanging Partner, divided by (iii) $1,000. To the extent that amounts are due or payable from an Exchanging Partner or Affiliate under its Capacity Agreement or Contingent Capacity Agreement during the Adjustment Period, but are not actually paid prior to the Closing Date, such amounts shall not be included in clause (i)(A) of this paragraph. Similarly, to the extent that amounts are paid by an Exchanging Partner or Affiliate under its Capacity Agreement or Contingent Capacity Agreement during the Adjustment Period for obligations of such Exchanging Partner arising after the Closing, such amount shall be refunded to the Exchanging Partner at the Closing. Nothing in this paragraph shall affect the obligations of any Exchanging Partner to make any payment under its Capacity Agreement or Contingent Capacity Agreement during the Adjustment Period or otherwise, or affect the amount of interest accruing under the PPU Agreement.

   (d) Kingston Investment in PPU Interest Shares.

   Notwithstanding the exchange of Kingston Exchange Assets pursuant to SECTIONS 3.2(a)(iii) and 3.2(b)(iii), at the Closing Orion Atlantic shall pay to Kingston in cash the total interest accrued until Closing with respect to funds advanced by Kingston pursuant to the PPU Agreement (the "Total Accrued PPU Interest"). Kingston shall at the Closing invest an amount equal to the Total Accrued PPU Interest in shares of Newco Preferred Stock (the "PPU Interest Shares"). Since the amount to be paid to Kingston under this paragraph is the same as the amount to be invested by Kingston, Orion Atlantic shall pay the Total Accrued PPU Interest directly to Newco at the Closing. The total number of shares of Newco Preferred Stock to be issued to Kingston for its investment under this paragraph shall equal (i) the Total Accrued PPU Interest, minus (ii) the product of the number of days in the Adjustment Period multiplied by the Tax Adjustment Factor for such Exchanging Partner (to the extent Tax Adjustment Factor was not fully applied in (c) above), divided by (iii) $1,000.

 3.3 ALLOCATION OF NEWCO PREFERRED STOCK

   The Newco Preferred Stock to be issued to each Exchanging Partner at the Closing shall be allocated among such Exchanging Partner's Exchange Assets as follows: first, to the rights under the PPU Agreement, including rights to receive repayment of amounts advanced thereunder and interest accrued on such advances, and the rights under the Refund Agreement, including rights to receive refunds thereunder, until such Exchanging Partner has received Newco Preferred Stock with a fair market value equal to such rights; and second, to such Exchanging Partner's LP Interest and other Exchange Assets.

4. MERGER

 4.1 FORMATION OF SUBSIDIARY OF NEWCO

   Newco shall form a new Delaware corporation to be named Orion Merger Company, Inc. ("Merger Sub"), and Newco shall be the sole stockholder of Merger Sub.

 4.2 TERMS OF MERGER

   On the basis of the representations, warranties and agreements contained in a merger agreement, and subject to the terms and conditions hereof, at the Closing Merger Sub shall be merged into ONS pursuant to the Delaware General Corporation Law in a merger in which ONS shall be the surviving company and all of the assets, rights, property, liabilities and obligations of Merger Sub and ONS shall be vested in ONS as the surviving company (the "Merger"). Pursuant to the Merger, holders of all of the capital stock of ONS shall receive, as consideration for their capital stock of ONS, an identical number of shares of substantially identical capital stock (common or preferred, as applicable, with the same relative rights and preferences) of Newco.

 4.3 TRANSFER OF CERTAIN CONTRACTS

   In connection with the Merger, all contracts and agreements relating to capital stock of ONS in effect at the Closing shall be replaced with contracts and agreements substantially equivalent in all material respects relating to the capital stock of Newco, including without limitation, all options, warrants and other rights to purchase capital stock and all contracts relating to registration rights, voting of shares, transfer of shares and similar matters.

 4.4 MERGER DOCUMENTS

   ONS shall cause all necessary documents (the "Merger Documents") to effect the Merger and other matters referred to in Section 4 to be prepared and circulated to the Exchanging Partners for review and comment. The Exchanging Partners agree to submit any comments on the Merger Documents within 10 Business Days after receipt of the initial drafts of such documents and within five Business Days after receipt of subsequent drafts. ONS shall cause final drafts of the Merger Documents to be prepared and circulated to the Exchanging Partners. The Exchanging Partners shall have a period of five Business Days after receipt of such final drafts to raise any objections to the contents of such documents, and the parties shall negotiate in good faith to resolve any such objections. The resolution of any such objections shall be reflected in the Merger Documents, and such documents shall be put in final form for execution at the Closing.

5. ADDITIONAL UNDERTAKINGS AND COVENANTS

   ONS and OrionSat, jointly and severally on the one hand, and the Exchanging Partners, severally and not jointly on the other hand, hereby covenant and agree with each other as follows:

 5.1 CONSENTS AND APPROVALS

   ONS and OrionSat shall take all measures reasonably necessary or advisable to secure such consents, authorizations and approvals of governmental authorities and of private persons or entities with respect to the transactions contemplated by this Agreement, and to the performance of all other obligations of such parties hereunder, as may be required by any applicable statute or regulation of the United States or any country, state or other jurisdiction or by any agreement of any kind whatsoever to which any of them is a party or by which any of them is bound and which are set forth on Schedule 7.3. Notwithstanding SECTIONS 6.4 and 7.3, subsequent to the execution of this Agreement and prior to the Closing Date, ONS, OrionSat and the Exchanging Partners shall take all measures reasonably necessary or advisable to secure such consents, authorizations and approvals of governmental authorities and of private persons or entities with respect to the transactions contemplated by this Agreement, and to the performance of all other obligations of such parties hereunder, as may be required by any applicable statute or regulation of the United States or any country, state or other jurisdiction or by any agreement of any kind whatsoever to which any of them is a party or by which any of them is bound. ONS, OrionSat and the Exchanging Partners shall (a) cooperate in the filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to applicable statutes, rules, regulations or orders of any governmental or supragovernmental authority in connection with the transactions contemplated by this Agreement and (b) use their respective good faith efforts to cause any applicable waiting periods thereunder to expire and any objections to the transactions contemplated hereby to be withdrawn before the Closing.

 5.2 APPROVAL BY STOCKHOLDERS OF ONS

   In addition to the consents and approvals referred to in Section 5.1 above, ONS shall take all measures reasonably necessary or advisable to secure all required consents of the stockholders of ONS (including the consent of holders of ONS' preferred stock) to the Merger, the Exchange and any related transactions requiring stockholder consent (collectively, with any required consent of ONS' preferred stockholders, the "ONS Stockholder Consent"). The parties acknowledge that in order to obtain the ONS Stockholder Consent, ONS will need to file a merger proxy statement with the United States Securities and Exchange Commission ("SEC"), revise the merger proxy statement in response to comments from the SEC, obtain approval of the SEC of the final version of the merger proxy statement before it is mailed to ONS stockholders, call a meeting of stockholders of ONS for approximately 30 days after such merger proxy statement is mailed to ONS stockholders and obtain the requisite stockholder vote at the meeting (such merger proxy statement, including all amendments thereto is referred to herein as the "Merger Proxy Statement"). The Exchanging Partners shall cooperate with ONS in preparing and filing the Merger Proxy Statement with the SEC and in obtaining SEC clearance of the Merger Proxy Statement, including supplying information on each Exchanging Partner which is reasonably necessary or advisable for ONS to include in the Merger Proxy Statement or to be provided to any government agency or authority pursuant to applicable statutes, rules, regulations or orders of any governmental or supragovernmental authority in connection with the Merger and other transactions contemplated by this Agreement; provided, however, that none of the Exchanging Partners shall be required to supply any confidential or proprietary information. ONS shall use its good faith efforts to cause the ONS Stockholder Consent to be obtained expeditiously and any objections of ONS Stockholders to the Merger and other transactions contemplated hereby to be withdrawn before the Closing.

 5.3 REFINANCING OF CREDIT FACILITY; CANCELLATION OF CAPACITY AGREEMENTS

   It is presently contemplated that Newco, Orion Atlantic, ONS and OrionSat will, as of the Closing Date, complete a refinancing (the "Credit Facility Refinancing") of the indebtedness of Orion Atlantic outstanding under the Credit Agreement (the "Credit Facility") dated December 6, 1991 among Orion Atlantic, the Banks named therein (the "Lenders") and The Chase Manhattan Bank (National Association), as Agent ("Chase") using proceeds of an underwritten offering of notes or debentures of Newco to the public (a "Bond Offering"). The Credit Facility Refinancing is to effect the Capacity Agreement Termination and release of the Capacity Guarantees, as discussed (and defined) below in this SECTION
5.3. ONS shall use its good faith efforts to cause Newco to complete a Bond Offering on reasonable commercial terms. Notwithstanding the foregoing, the parties acknowledge and agree that the terms of a Bond Offering are likely to be determined in large part by the requirements of prospective investors in that Bond Offering, and that Newco and ONS reserve the right not to proceed with a Bond Offering if they determine that such Bond Offering would not be in the best interest of the stockholders of Newco or the stockholders of ONS (who would become stockholders of Newco in the Merger) generally, including the entities who would be becoming stockholders of Newco pursuant to the Exchange). ONS agrees to inform the Exchanging Partners periodically and in a timely fashion of the progress of the Bond Offering, including the terms being proposed by the underwriters thereof, and the Exchanging Partners may advise ONS of their views regarding the terms of the Bond Offering. Newco is to use the proceeds of the Bond Offering first for the Credit Facility Refinancing (including costs of such transaction and the costs of terminating the interest rate protection agreements entered into in connection with the Credit Facility), and if any proceeds remain, then for financing of a second satellite with coverage of the Atlantic Ocean region and Europe ("Orion 2") or for working capital.

   In connection with the Credit Facility Refinancing, Newco, Orion Atlantic, ONS, OrionSat and the Exchanging Partners shall take all measures reasonably necessary or advisable to cause the termination (the "Bank Agreement Termination"), concurrently with the completion of the Credit Facility Refinancing, of all agreements between or among the Lenders and Chase, on the one hand, and one or more of Newco, Orion Atlantic, OrionSat, ONS and the Exchanging Partners and/or their affiliates on the other hand, relating to the Credit Facility or the security or credit support thereof, including without limitation, in the case of each Exchanging Partner and/or their affiliates, a Consent and Agreement, an Assignment and Security Agreement and a Guarantee Agreement (the "Credit Facility Documents"). However, the previous sentence will not oblige the Exchanging Partners to incur any liability in connection with the Bank Agreement Termination.

   In connection with the Credit Facility Refinancing and the Bank Agreement Termination, Newco, Orion Atlantic, ONS, OrionSat and the Exchanging Partners shall take all measures reasonably necessary or advisable to cause the termination  (the  "Capacity  Agreement  Termination"),  concurrently  with  the completion of the Credit Facility Refinancing and the Bank Agreement Termination, of all obligations under the Communications Satellite Capacity Agreements and the Contingent Communications Satellite Capacity Agreements between Orion Atlantic and each of the Exchanging Partners and/or their affiliates (the "Capacity Agreements" and the "Contingent Capacity Agreements," respectively) arising from and after the Capacity Agreement Termination, and all guarantees or other credit support of such obligations ("Capacity Guarantees"); provided, however, that (i) the Capacity Agreements of Kingston and MCN Sat Service S.A. (but not the associated Capacity Guarantees) shall remain in full force and effect, (ii) the Kingston Capacity Agreement shall be deemed amended, effective as of the Closing (and Kingston and Orion Atlantic shall execute and deliver such written documents evidencing such amendment as either may reasonably request), to reduce to 17 MHz the amount of capacity subject to the Kingston Capacity Agreement (of which 8 MHz shall be the capacity presently used by Kingston under the Kingston Capacity Agreement and of which 9 MHz shall be the capacity presently used by Kingston under one of the BAe Capacity Agreements), with an option (subject to availability) to increase the amount of capacity subject to the Kingston Capacity Agreement for use by Kingston in providing its network service products, but not for resale, up to a maximum of 27 MHz at the same rate and on the same terms and conditions as set forth in the Kingston Capacity Agreement, but (to the extent easily effected technically) without any obligation to take such capacity in 9 MHz units or any other pre-determined denomination, and (iii) the MCN Sat Service S.A. Capacity Agreement shall be deemed amended, effective as of the Closing (and MCN Sat Service S.A. and Orion Atlantic shall execute and deliver such written documents evidencing such amendment as either may reasonably request), to reduce to 18 MHz the amount of capacity subject thereto.

 5.4 AMENDMENT AND RESTATEMENT OF PARTNERSHIP AGREEMENT

   The Partnership Agreement shall be amended and restated as of the Closing Date to read in its entirety as set forth in Exhibit C (the "Third Amended and Restated Partnership Agreement"), and each of ONS, OrionSat and the Exchanging Partners agree to execute, and deliver at the Closing, counterparts to the Third Amended and Restated Partnership Agreement.

 5.5 REGISTRATION RIGHTS

   Concurrently with the Closing, Newco and each of the Exchanging Partners shall execute and deliver a Registration Rights Agreement in the form set forth as Exhibit D (the "Registrations Rights Agreement").

 5.6 ACCESS; INVESTIGATIONS BY THE EXCHANGING PARTNERS

   ONS shall, through the Closing Date, provide to representatives of the Exchanging Partners reasonable access to the offices, books, agreements and records of ONS and its Subsidiaries and Newco, and furnish to representatives of the Exchanging Partners such financial and operational data and other information with respect to the business and assets of ONS and its Subsidiaries and Newco as the Exchanging Partners may reasonably request. The Exchanging Partners agree at all times through the Closing Date to use reasonable efforts, at least as stringent as those employed by them with respect to their own confidential information, (a) to keep confidential all such information that is identified as being of a confidential nature, (b) not to use such confidential information on their own behalf, except in connection with the transactions contemplated hereby, or on behalf of any other person, firm or entity, and (c) not to disclose such confidential information to any third party (other than to the Exchanging

Partners' various counsel, accountants and other consultants in connection with the transactions contemplated hereby) without ONS' advance written authorization; provided, however, that the Exchanging Partners shall have no such obligations with respect to confidential information that (i) was lawfully obtained by them not subject to restrictions of confidentiality; (ii) is a matter of public knowledge; or (iii) has been or is hereafter publicly disclosed other than by or through the Exchanging Partners. In the event this Agreement is terminated, the Exchanging Partners will return to ONS all documents and other materials furnished to any one or more of the Exchanging Partners relating to the transactions contemplated hereunder, whether obtained before or after the execution of this Agreement. In the event of a breach or threatened breach by the Exchanging Partners of the provisions of this SECTION 5.6 ONS shall be entitled to an injunction restraining such Exchanging Partners from disclosing, in whole or in part, such information. The Exchanging Partners investigation of the financial and operating data, assets, real property and other information with respect to the business and assets of ONS and its Subsidiaries and Newco shall in no way affect the obligations of ONS with respect to the agreements, representations, warranties, covenants and indemnification provisions set forth in this Agreement.

 5.7 WAIVER OF RIGHT OF FIRST REFUSAL UNDER THE PARTNERSHIP AGREEMENT

   Pursuant to Section 13.09(b) of the Partnership Agreement, ONS, OrionSat and each of the Exchanging Partners hereby amend the Partnership Agreement, as of the date hereof, to the extent necessary to cause Section 10.04 thereof, which section contains the partners' right of first refusal with respect to the sale of limited partnership interests of Orion Atlantic, not to apply to the Exchange or any of the transactions referred to in this Agreement, and hereby waives any rights it may have under Section 10.04 of the Partnership Agreement, with respect to the Exchange or any of the transactions referred to in this Agreement.

 5.8 CONVERTIBLE SUBORDINATED DEBENTURES

   It is presently contemplated that Newco will, as of the Closing Date, complete an offering (the "Convertible Subordinated Debenture Offering") of approximately $100 million of convertible subordinated debentures of Newco ("Convertible Subordinated Debentures"). ONS shall use its good faith efforts to cause Newco to complete the Convertible Subordinated Debenture Offering. Notwithstanding the foregoing, the parties acknowledge and agree that the terms of a Convertible Subordinated Debenture Offering are likely to be determined in large part by the requirements of prospective investors in Convertible Subordinated Debenture Offering, and that Newco and ONS reserve the right not to proceed with a Convertible Subordinated Debenture Offering if they determine that such Convertible Subordinated Debenture Offering would not be in the best interest of the stockholders of Newco or the stockholders of ONS (who would become stockholders of Newco in the Merger) generally, including the entities who would be becoming stockholders of Newco pursuant to the Exchange). ONS agrees to inform the Exchanging Partners periodically and in a timely fashion of the progress of the Convertible Subordinated Debenture Offering, including the terms being proposed by the underwriters or placement agents thereof, and the Exchanging Partners may advise ONS of their views regarding the terms of the Convertible Subordinated Debenture Offering. ONS intends for Newco to use BAe's $50 million expected payment for Convertible Subordinated Debentures and an additional $10 million of the proceeds of the offering for the financing of Orion 2. While not intended to be legally binding, BAe hereby confirms that it intends to purchase from Newco $50 million of Convertible Subordinated Debentures on substantially the same terms as the remainder of the offering of the Convertible Subordinated Debentures.

 5.9 AGREEMENT REGARDING TRANSFER

   Concurrent with the Closing, each Exchanging Partner will enter into an agreement, in the form set forth as Exhibit E hereto, regarding the transfer of the shares of Newco Common Stock issuable upon conversion of the Newco Preferred Stock.

 5.10 RELEASE OF CLAIMS

   Concurrently with the Closing, each of the parties hereto agrees to release and forever discharge each of the other parties hereto and each of their Affiliates from and after the Closing, from and against any and all rights, causes of action, claims, suits, obligations, liabilities, and demands whatsoever (other than those arising from fraud or misrepresentation), in law or in equity, whether presently known or unknown, to the fullest extent permitted by law by reason of, related to, or arising out of any one or more of the agreements referred to in Section 3.2 hereof (other than this Agreement).

 5.11 LEGEND, REMOVAL

   Each certificate or instrument representing Newco Preferred Stock (or Newco Common Stock received upon the conversion thereof or as dividends thereon) shall be imprinted with a legend to the effect that the securities have not been registered under the Securities Act and may not be transferred or sold except pursuant to an effective registration under the Securities Act and applicable state securities laws or an available exemption from such registration. In connection with the transfer of any Newco Preferred Stock (or Newco Common Stock received upon the conversion thereof or as dividends thereon) other than pursuant to an effective registration statement filed by ONS, the holder thereof shall deliver written notice to Newco describing in reasonable detail the transfer or proposed transfer, together with an opinion of counsel which (to Newco's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of such securities may be effected without registration of such securities under the Securities Act. Upon issuance of such opinion (to the extent it relates to Newco Preferred Stock) or acceptance of such opinion by Newco's transfer agent (to the extent it relates to Newco Common Stock), Newco shall promptly upon such contemplated transfer deliver or caused to be delivered new certificates for such securities which do not bear the Securities Act legend referred to above in this paragraph. If any Newco Preferred Stock (or Newco Common Stock received upon the conversion thereof or as dividends thereon) becomes eligible for sale pursuant to Rule 144(k), Newco shall, upon the request of the holder of such securities (together with the opinion referred to above in this paragraph, which shall state that the provisions of Rule 144(k) have been complied with), remove the legend referred to above in this paragraph from the certificates for such securities.

 5.12 TAX-FREE STATUS

   No party hereto shall, nor shall any party hereto permit any of its affiliates to, take any action, or omit to take any required action, that would, or would be reasonably likely to, adversely affect the qualification of the Merger and the Exchange, taken together, as a tax-free transaction described in Code Section 351(a). Each party hereto shall, for all tax purposes, treat the Merger and the Exchange, taken together, as a tax-free transaction described in Code Section 351(a).

6. REPRESENTATIONS AND WARRANTIES OF EXCHANGING PARTNERS

   Each of the Exchanging Partners hereby severally represents and warrants to ONS as follows (provided that the representations and warranties in SECTION 6.8 are made solely by Lockheed Martin):

 6.1 TITLE TO LP INTERESTS; OTHER LP RIGHTS

   Such Exchanging Partner is, and on the Closing Date will be, the lawful owner of the LP Interest of such Exchanging Partner, and such Exchanging Partner (or such Exchanging Partner's Affiliate, as the case may be), is and on the Closing Date will be, the lawful owner of such Exchanging Partner's (or Affiliate's) Other LP Rights, as listed in SECTION 3.2. Except as set forth below, such Exchanging Partner has, and on the Closing Date such Exchanging Partner will have, good, valid and marketable title, free and clear of all Encumbrances, to the LP Interest of such Exchanging Partner, and such Exchanging Partner (or such Exchanging Partner's Affiliate, as the case may be), has, and on the Closing Date will have, good, valid and marketable title, free and clear of all Encumbrances, to such Exchanging Partner's (or Affiliate's) Other LP Rights, as listed in SECTION 3.2, in each case with full right and lawful authority to transfer the LP Interest and Other LP Rights to Newco pursuant to this Agreement. Notwithstanding the foregoing, the parties acknowledge that the LP Interests and certain of the Other LP Rights are pledged to the Lenders under the Credit Facility Documentation, and that the LP Interests are pledged to Orion Atlantic under the respective Contingent Capacity Agreements.

 6.2 ORGANIZATION AND STANDING; CAPACITY

   Such Exchanging Partner is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction, and has the full corporate power and authority to carry on its business as currently conducted. Each Exchanging Partner has full legal right, capacity, power and authority (corporate or otherwise) to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

 6.3 AUTHORIZATION

   The execution, delivery and performance by the Exchanging Partner of this Agreement and all other documents contemplated hereby, the fulfillment of and the compliance with the respective terms and provisions hereof and thereof, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of such Exchanging Partner (which authorization has not been modified or rescinded and is in full force and effect), and will not: (a) conflict with, or materially violate any provision of, any law having applicability to such Exchanging Partner or any of its Affiliates which is a party to any agreement with or relating to Orion Atlantic or any term or provision of the articles of incorporation or organization, or bylaws or operating agreement of such Exchanging Partner or any of such Affiliates, as applicable; or (b) conflict with, or result in any material breach of, or constitute a material default under, any agreement to which such Exchanging Partner or any of such Affiliates is a party or by which such Exchanging Partner or any of such Affiliates may be bound.

 6.4 RESTRICTIONS AND CONSENTS

   Except for certain approvals which may be required by the Japanese government if TA Sat becomes an Exchanging Partner, there are no agreements, laws or other restrictions of any kind to which such Exchanging Partner is party or subject that would prevent or restrict the execution, delivery or performance of this Agreement.

 6.5 BINDING OBLIGATION

   This Agreement constitutes a valid and binding obligation of such Exchanging Partner, enforceable in accordance with its terms. Each document to be executed by such Exchanging Partner pursuant hereto, when executed and delivered in accordance with the provisions hereof, will be a valid and binding obligation of such Exchanging Partner, enforceable in accordance with its terms.

 6.6 TRANSFER OF TITLE

   At the Closing, Newco will acquire good, valid and marketable title to such Exchanging Partner's LP Interest and such Exchanging Partner's Other LP Rights, free and clear of all Encumbrances, other than those imposed by the terms of the Partnership Agreement and restrictions on resale contained in federal and state securities laws.

 6.7 ACCREDITED INVESTORS

   Each Exchanging Partner and any Affiliate of such Exchanging Partner who will be receiving Newco Preferred Stock is an "accredited investor" as such term is defined in Rule 501 of the Securities Act.

 6.8 NAME CHANGE OF LOCKHEED MARTIN

   Lockheed Martin only hereby represents and warrants that it was formerly named Martin Marietta Commercial Launch Services, Inc., that it is a limited partner of Orion Atlantic and a party to the agreements referred to in Section 3.2(a)(iv) and that it has provided evidence of its name change to the other parties hereto.

7. REPRESENTATIONS AND WARRANTIES OF ONS

   ONS hereby represents and warrants to the Exchanging Partners as follows:

 7.1 ORGANIZATION AND STANDING

   ONS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the full corporate power and authority to carry on its business as currently conducted. ONS has the full legal right, capacity, power and authority (corporate or otherwise) to execute and deliver this Agreement and the other documents called for herein and to consummate the transactions contemplated hereby. ONS is qualified as a foreign corporation in the State of Maryland, and in every other jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

 7.2 AUTHORIZATION

   The execution, delivery and performance by ONS of this Agreement and the other documents contemplated hereby, the fulfillment of and the compliance with the respective terms and provisions hereof and thereof, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of ONS (which authorization has not been modified or rescinded and is in full force and effect), and will not: (a) conflict with, or materially violate any provision of, any law having applicability to ONS or any of its Affiliates or any term or provision of the articles of incorporation or organization, or bylaws or operating agreement of ONS, as applicable; or (b) conflict with, or result in any material breach of, or constitute a material default under, any agreement to which ONS or any of its Affiliates is a party or by which ONS or any of its Affiliates may be bound.

 7.3 RESTRICTIONS AND CONSENTS

   Except for certain approvals which are set forth on Schedule 7.3, which ONS will use its reasonable efforts to obtain prior to Closing, there are no agreements, laws or other restrictions of any kind to which ONS is party or subject that would prevent or restrict the execution, delivery or performance of this Agreement. ONS has no reason to believe, as of the date hereof, that any of the conclusions reached in the memorandum from ONS's communications counsel previously circulated to the Exchanging Partners and attached hereto as Exhibit K indicating that the Exchange will not constitute a change of control of ONS that would require the consent of the U.S. Federal Communications Commission ("FCC"), or otherwise require the consent of that Commission, are incorrect in any material respect and will promptly notify each Exchanging Partner if ONS becomes aware of any reason why any such conclusions may become incorrect. If, notwithstanding such memorandum, such FCC consent is required, ONS will use its reasonable good faith efforts to obtain such consent prior to Closing.

 7.4 BINDING OBLIGATION

   This Agreement constitutes, and the Registration Rights Agreement when executed will constitute, valid and binding obligations of ONS and Newco, as the case may be, enforceable in accordance with its terms. Each document to be executed by ONS or Newco pursuant hereto, when executed and delivered in accordance with the provisions hereof, will be a valid and binding obligation of ONS or Newco, enforceable in accordance with its terms.

 7.5 ISSUANCE OF SHARES

   Upon consummation of the transactions contemplated by this Agreement at Closing, the Newco Preferred Stock will be duly and validly issued, fully paid and nonassessable and no personal liability attaches to the ownership thereof, and the Exchanging Partners will acquire the legal, valid and marketable title to the Newco Preferred Stock, free and clear of all Encumbrances, except as set forth in this Agreement.

 7.6 CAPITALIZATION

   As of the date hereof, the authorized capital stock of ONS consists of 40,000,000 shares of ONS Common Stock and 1,000,000 shares of preferred stock, par value $.01 per share, of which 10,945,133 shares of ONS Common Stock, 13,961 shares of ONS Series A Preferred Stock and 4,211,001 shares of ONS Series B Preferred Stock are duly authorized and validly issued and outstanding, fully paid and nonassessable. ONS has no other class of stock authorized or outstanding. Options and warrants to purchase 1,396,851 shares of ONS Common Stock are outstanding on the date hereof, and when such options are exercised and the prescribed exercise price paid, the shares of ONS Common Stock issued with respect to such options will be duly authorized, validly issued, fully paid and nonassessable. Options to purchase 350.666 shares of ONS preferred stock are outstanding on the date hereof, the terms of which are to be substantially identical to the ONS Series A Preferred Stock and the ONS Series B Preferred Stock other than the conversion price. Except as set forth above, or in the certificates of designations of the ONS Series A Preferred Stock and ONS Series B Preferred Stock, as of the date hereof there are no existing options, warrants or rights to purchase or otherwise acquire from ONS capital stock of ONS of any class, no outstanding securities of ONS that are convertible into shares of capital stock of ONS of any class, and no options, warrants or rights to purchase from ONS any such convertible securities, and ONS has no outstanding contractual or other obligation to repurchase, redeem or otherwise acquire any outstanding shares of its capital stock. Upon the issuance of Newco Common Stock upon the conversion of the Newco Preferred Stock in accordance with the Certificate of Designations, such Newco Common Stock will be duly and validly issued, fully paid and non-assessable and no personal liability will attach to the ownership thereof. As of the Closing Date, Newco will have reserved out of its authorized but unissued shares of Newco Common Stock, solely for issue upon such conversion, the number of shares necessary for such purpose. As of the Closing Date, Newco will have sufficient authorized capital stock (including Newco Preferred Stock) to meet its obligations hereunder. The issued and outstanding shares of ONS capital stock have not been, and the Newco Preferred Stock to be issued to the Exchanging Partners hereunder (and Newco Common Stock issuable upon the conversion thereof) will not be, issued in violation of any preemptive or other rights of any person, whether arising by statute, under the Certificate of Incorporation or By-Laws of Newco or in any other manner.

 7.7 NO LIABILITIES

   Except as set forth in the consolidated audited financial statements of ONS as of December 31, 1995, and for the period ended on such date (the "Current Financial Statements"), or included in the Disclosure Materials, there exist no material liabilities (whether contingent or absolute, matured or unmatured, known or unknown) of ONS or any Subsidiary. Immediately prior to the Closing, Newco will have no liabilities (other than de minimis liabilities relating to Newco's formation, any liabilities or obligations relating to transactions contemplated by this Agreement, and any liabilities for expenses relating to the Credit Facility Refinancing, Bond Offering, Bank Agreement Termination, Capacity Agreement Termination and Convertible Subordinated Debenture Offering).

 7.8 TAXES

   ONS and each Subsidiary has filed or has caused to be filed (or has obtained extensions with respect to) all material federal, state and local tax returns which are required to be filed and has paid in full or accrued all material federal, state and local taxes, estimated taxes, interest, penalties, assessments and deficiencies assessed in connection with such returns. Neither ONS nor any Subsidiary is a party to any pending action or proceeding, and to the knowledge of ONS there is no action or proceeding threatened, by any governmental authority for assessment or collection of taxes, and no unresolved claim for assessment or collection of taxes has been asserted against ONS or any Subsidiary, which would have a Material Adverse Effect.

 7.9 SUBSIDIARIES

   Schedule 7.9 hereto sets forth the name of each Subsidiary and ONS' ownership in such entity. Each Subsidiary is a corporation, or partnership, duly organized, validly existing and in good standing under the laws of its state of incorporation or organization, and each has the full corporate power and authority to carry on its business as it is now being conducted. Each Subsidiary is qualified in every jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

 7.10 BOOKS AND RECORDS

   The books of account, stock record, minute books and other records of ONS and its Subsidiaries have been maintained in accordance with good business practices, and the matters contained therein are appropriately and accurately reflected in the Current Financial Statements.

 7.11 LITIGATION

   Except as set forth in the Disclosure Materials and Schedule 7.11 regarding the Skydata matter, there are no material claims, actions, suits, proceedings or investigations pending or, to the knowledge of ONS, threatened or anticipated against, affecting or involving ONS or any Subsidiary or the transactions contemplated by this Agreement, at law or in equity, or before any court, arbitrator or governmental authority, domestic or foreign. Neither ONS nor any Subsidiary is operating under, subject to or in default with respect to any order, judgment, injunction or decree of any court, arbitrator or governmental authority, domestic or foreign that would have a Material Adverse Effect, except for orders of the Federal Communications Commission pertaining to the authority of ONS to conduct its operations, and with respect to such orders ONS is in full compliance.

 7.12 SEC FILINGS

   Since August 1, 1995, all reports, proxy statements and registration statements required to be filed by ONS with the SEC pursuant to the Securities Act, and the Securities and Exchange Act of 1934, as amended (the "1934 Act"), have been timely filed with the SEC and complied in all material respects with the requirements of the Securities Act, the 1934 Act and the rules and regulations under the Securities Act and 1934 Act, and none of such reports, proxy statements or registration statements contained as of their respective dates any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, the Merger Proxy Statement insofar as it relates to ONS, as of the date of mailing of the Merger Proxy Statement by ONS to its stockholders and as of the date of the ONS stockholders meeting to which such Merger Proxy Statement relates, (i) will comply in all material respects with the provisions of the 1934 Act and the rules and regulations thereunder and (ii) except with respect to any information relating to the Exchanging Partners provided to ONS by the Exchanging Partners in writing specifically for use in the Merger Proxy Statement, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

 7.13 TRANSACTIONS WITH EXCHANGING PARTNERS

   Neither ONS nor any of its Affiliates currently is a party to any transaction or agreement with any of the Exchanging Partners or their Affiliates relating to the Exchange, other than this Agreement and the agreements contemplated hereby, that has not been disclosed to each of the Exchanging Partners or otherwise publicly disclosed by ONS.

 7.14 ABSENCE OF VIOLATIONS

   Neither ONS nor any of its Subsidiaries is in default under, nor has it breached, any material term or material provision of its Certificate of Incorporation or By-laws or any Material Contract. ONS and its Subsidiaries have complied with and are in full compliance with all Laws, where the failure to so comply would have a Material Adverse Effect.

8. RESTRICTED SECURITIES

   Each Exchanging Partner hereby severally represents, warrants and covenants to ONS as follows:

 8.1 NO REGISTRATION UNDER THE SECURITIES ACT

   Such Exchanging Partner understands that the Newco Preferred Stock to be acquired by it under this Agreement, and the Newco Common Stock issuable upon the conversion thereof, have not been registered under the Securities Act, in reliance upon exemptions contained in the Securities Act or interpretations thereof, and cannot be offered for sale, sold or otherwise transferred unless subsequently so registered or qualify for exemption from registration under the Securities Act. The Newco Preferred Stock, and the Newco Common Stock issuable upon the conversion thereof, will not be offered for sale, sold or otherwise transferred by such Exchanging Partner without either registration or exemption from registration under the Securities Act.

 8.2 ACQUISITION FOR INVESTMENT

   The Newco Preferred Stock being acquired under this Agreement by such Exchanging Partner is being acquired in good faith solely for such Exchanging Partner's own account, for investment and not with a view toward distribution within the meaning of the Securities Act. Such Exchanging Partner has, and at
the time of Closing such Exchanging Partner will have, no present plan or intention to sell or otherwise dispose of the Newco Preferred Stock being acquired under this Agreement or any Newco Common Stock issuable upon the conversion of such Newco Preferred Stock; provided, however, that such Exchanging Partner may decide, from time to time, to sell some or all of such stock based upon a change in the investment policy of such Exchanging Partner and provided further, that this provision shall not restrict MCN Sat from transferring a portion of its Newco Preferred Stock to BAe.

 8.3 EVALUATION OF MERITS AND RISKS OF INVESTMENT

   Such Exchanging Partner has such knowledge and experience in financial and business matters that such Exchanging Partner is capable of evaluating the merits and risks of its investment in the Newco Preferred Stock being acquired hereunder. Such Exchanging Partner understands and is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding the Newco Preferred Stock for an indefinite period of time, inasmuch as the Newco Preferred Stock have not been registered under the Securities Act).

 8.4 REVIEW OF DOCUMENTS

   Such Exchanging Partner and its advisers, if any, have received, and have had a reasonable opportunity to review, the following documents (collectively, the "Disclosure Materials"): (i) Annual Report on Form 10-K for ONS for the fiscal year ended December 31, 1995; (ii) Quarterly Report on Form 10-Q for ONS for the fiscal quarter ended March 31, 1996; (iii) Proxy Statement of ONS relating to the Annual Meeting of Stockholders to be held on May 23, 1996; and (iv) Risk Factors Relating to Orion and Description of Capital Stock of Orion.

 8.5 OPPORTUNITY TO REQUEST INFORMATION

   Such Exchanging Partner and its advisers, if any, have had a reasonable opportunity to ask questions of and receive information and answers from a person or persons acting on behalf of ONS concerning the transactions contemplated by this Agreement and all such questions have been answered and all such information has been provided to their full satisfaction. If this Agreement is not terminated on or before the Newco Finalization Date, such Exchanging Partner and its advisers, if any, as of the Newco Finalization Date, will have had a reasonable opportunity to ask questions of and receive information and answers from a person or persons acting on behalf of Newco concerning the transactions contemplated by this Agreement and all such questions will have been answered and all such information will have been provided to their full satisfaction. In making their investment, the Exchanging Partners will be relying solely on their review of the Disclosure Materials (other than any projections included therein, which are not being relied upon), the representations and warranties set forth herein, the Newco Formation Documents and the Merger Documents, and the documents made available for inspection and the answers to questions referred to in this SECTION 8.5.

9. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE EXCHANGING PARTNERS

   The obligations of each of the Exchanging Partners (and of Lockheed Martin, in the case of the condition in Section 9.8) under this Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions (other than those in SECTION 9.8, which are a condition only to the obligations of Lockheed Martin), and failure to satisfy any such condition shall excuse and discharge all obligations of each of the Exchanging Partners (and of Lockheed Martin only, in the case of failure of the condition in SECTION 9.8) to carry out the provisions of this Agreement, unless such failure is agreed to in writing by each of the Exchanging Partners (and of Lockheed Martin only, in the case of the condition in SECTION 9.8):

 9.1 REPRESENTATIONS AND WARRANTIES

   The representations and warranties made by ONS in this Agreement shall be true and complete in all material respects when made, and on and as of the Closing Date as though such representations and warranties were made on and as of such date.

 9.2 PERFORMANCE

   ONS and OrionSat shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by ONS and/or OrionSat prior to the Closing Date.

 9.3 DOCUMENTS AT CLOSING

   All documents required to be furnished by Newco, ONS and OrionSat to the Exchanging Partners prior to or at the Closing shall have been so furnished.

 9.4 REFINANCING OF CREDIT FACILITY, CANCELLATION OF CAPACITY AGREEMENTS

   The Credit Facility Refinancing and Capacity Agreement Termination shall have been completed, other than any actions to be taken by such Exchanging Partner, and the documents effecting the Capacity Agreement Termination shall be substantially in the form of Exhibit H hereto or otherwise in form and substance reasonably satisfactory to each Exchanging Partner. Evidence of the completion of the Capacity Agreement Termination and Credit Facility Refinancing shall be the execution of Exhibit H by Chase and the unconditional delivery of the same at Closing.

 9.5 CONSENTS

   ONS and OrionSat shall have received all material consents, authorizations and approvals of governmental, supragovernmental and private parties listed on
Schedule 7.3 which are required to be obtained in order to consummate the transactions contemplated hereby.

 9.6 REGISTRATION

   The Registration Rights Agreement shall have been executed and delivered by Newco.

 9.7 SATELLITE CONTRACT

   ONS or one of its affiliates shall have entered into a satellite procurement contract (the "Orion 2 Satellite Contract") with Matra Marconi Space or an affiliate thereof ("Matra Marconi Space") for the construction and launch of Orion 2, ONS or one of its affiliates shall have given Matra Marconi Space notice to proceed under such contract and Amendment No. 10 between Matra Marconi Space and Orion Atlantic to the Second Amended and Restated Contract, dated September 26, 1991, as amended shall have become effective and Orion Atlantic shall not be in default under such Amendment No.
10.

 9.8 LAUNCH SUB CONTRACT

   Lockheed Martin and Matra Marconi Space shall have entered into a subcontract to the Orion 2 Satellite Contract relating to the launch of Orion 2.

 9.9 NEWCO FORMATION

   The Newco Formation Documents shall be consistent with the requirement that Newco be substantially identical in all material respects to ONS, or any discrepancies shall be reasonably acceptable to the Exchanging Partners (provided, however, that such condition shall be deemed to have been satisfied, and shall terminate, and be of no further force and effect, if this Agreement shall not have been terminated on or before the Newco Finalization Date); and the Newco Formation shall have occurred in accordance with SECTION 2.

 9.10 MERGER

   The Merger shall have occurred, or shall occur concurrently with the Closing, in accordance with Section 4.

 9.11 TAX OPINION

   The Exchanging Partners shall have received an opinion from Ernst & Young, LLP, tax advisors to Newco, in form and substance reasonably satisfactory to the Exchanging Partners, dated the Closing Date, which opinion may be based on appropriate representations of the parties hereto, in form and substance reasonably satisfactory to such tax advisors, to the effect that the Merger and the Exchange, taken together, will be a tax-free exchange described in Code
Section 351(a).

10. CONDITIONS PRECEDENT TO OBLIGATIONS OF ONS AND ORIONSAT

   The obligations of ONS and OrionSat under this Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions, and failure to satisfy any such condition shall excuse and discharge all obligations of ONS and OrionSat to carry out the provisions of this Agreement, unless such failure is agreed to in writing by ONS and OrionSat:

 10.1 REPRESENTATIONS AND WARRANTIES

   The representations and warranties made by the Exchanging Partners in this Agreement shall be true and complete in all material respects when made, and on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes expressly permitted by this Agreement.

 10.2 PERFORMANCE

   The Exchanging Partners shall have performed and complied with all material agreements and covenants required by this Agreement to be performed or complied with prior to the Closing Date.

 10.3 DOCUMENTS AT CLOSING

   All documents required to be furnished by the Exchanging Partners to ONS and OrionSat prior to or at the Closing shall have been so furnished.

 10.4 CONSENTS

   The Exchanging Partners shall have received all material consents, authorizations and approvals of governmental, supragovernmental and private parties which are required to be obtained in order to consummate the transactions contemplated hereby.

 10.5 REFINANCING OF CREDIT FACILITY, CANCELLATION OF CAPACITY AGREEMENTS

   The Credit Facility Refinancing, Bank Agreement Termination and Capacity Agreement Termination shall have been completed, other than any actions to be taken by ONS and OrionSat.

 10.6 PARTNERSHIP AGREEMENT AMENDMENT

   The Partnership Agreement shall have been amended as contemplated by SECTION 5.4, other than due to any actions to be taken by ONS and OrionSat.

 10.7 CONSENTS OF THE ONS STOCKHOLDERS

   The ONS Stockholder Consent has been obtained for the Merger, the Exchange and any related transactions requiring stockholder consent.

 10.8 COMPLETION OF FINANCING FOR A SECOND SATELLITE

   Newco shall have raised at least $100 million from the sale of Convertible Subordinated Debentures, not including any amounts representing or in satisfaction of any amounts due by ONS or Orion Atlantic to any Exchanging Partner or Affiliate thereof, and BAe shall have purchased at least $50 million of Convertible Subordinated Debentures from Newco.

 10.9 SATELLITE CONTRACT

   ONS or one of its affiliates shall have entered into the Orion 2 Satellite Contract with Matra Marconi Space for the construction and launch of Orion 2.

 10.10 NEWCO FORMATION

   The Newco Formation shall have occurred in accordance with SECTION 2.

 10.11 MERGER

   The Merger shall have occurred, or be occurring concurrently with the Closing, in accordance with Section 4; and no ONS stockholder (or former stockholder of ONS, if the Merger already shall have occurred) shall have
delivered  to  ONS  a  written  notice  of  such   stockholder's   (or  former
stockholder's) intention, or otherwise indicated an intention, to dissent to the Merger or otherwise seek to exercise any right to sell to ONS, or obtain payment from ONS for, such stockholder's stock in ONS in lieu of such stock being converted in the Merger to stock of Newco.

11.0 CLOSING

 11.1 CLOSINGS

   (a) Deposit into Escrow
Simultaneously with execution and delivery of this Agreement, the Exchanging Partners are entering into an Escrow Agreement in the form attached as Exhibit J and depositing into escrow with one counsel selected by the Exchanging Partners (which may be counsel representing one or more of the Exchanging Partners in other capacities), acting as escrow agent, executed copies of each of the documents to be delivered by the Exchanging Partners to Newco, ONS or OrionSat at the Closing. Each of the parties hereto agrees to abide by the terms of such Escrow Agreement.

   (b) Closing
Subject to the terms and conditions of this Agreement, the Closing shall take place at the offices of Hogan & Hartson L.L.P., 555 Thirteenth Street, N.W., Washington, D.C. 20004 on the Closing Date.

 11.2 DELIVERIES BY THE EXCHANGING PARTNERS

   At or prior to the Closing, the Exchanging Partners shall deliver to Newco, ONS or OrionSat, as applicable, the following:

   (a) documents of transfer of partnership interests and substitution of limited partners with respect to the LP Interests being transferred to Newco pursuant to SECTION 2, in the form attached as Exhibit F;

   (b) documents transferring the rights included in the Other LP Rights, in the form attached as Exhibit G.

   (c) counterparts to the Third Amended and Restated Partnership Agreement duly executed by each of the Exchanging Partners;

   (d) a certified copy of the resolutions adopted by the Board of Directors of each of the Exchanging Partners authorizing the transactions contemplated by this Agreement; and

   (e) such other documents as Newco, ONS or OrionSat may reasonably request, including without limitation certificates of the officers of the Exchanging Partners as to the matters set forth in Sections 10.1 and 10.2.

 11.3 DELIVERIES BY ONS AND NEWCO

   At or prior to the Closing, Newco, ONS or OrionSat, as applicable, shall deliver to the Exchanging Partners the following:

   (a) certificates representing the Newco Preferred Stock being issued to the Exchanging Partners pursuant to SECTION 2;

   (b) the Registration Rights Agreement, duly executed by Newco;

   (c) evidence in the form of the documents included as Exhibit H hereto, duly executed and delivered by all parties thereto other than Exchanging Partners, that the Capacity Termination Agreement has been effected and that the Capacity Guarantees have been terminated in their entirety;

   (d) a certified copy of the resolutions adopted by the Boards of Directors of Newco, ONS and OrionSat authorizing the transactions contemplated by this Agreement;

   (e) evidence of receipt of the ONS Stockholder Consent;

   (f) good standing certificates as of a date not more than fifteen days prior to the Closing Date issued by the Secretary of State of the State of Delaware with respect to Newco, ONS and OrionSat;(

   (g) opinion(s) of counsel to Newco and ONS, dated the Closing Date and addressed to the Exchanging Partners, substantially to the effect set forth on
Exhibit I;

   (h) an agreement by Newco to be bound by the indemnity provisions of SECTION 12 (the "Newco Indemnity"); and

   (i) such other documents as the Exchanging Partners may reasonably request, including without limitation certificates of the officers of Newco and ONS as to the matters set forth in SECTIONS 9.1 and 9.2.

 11.4 ORDER OF EFFECTIVENESS

   Of the documents being delivered by the Exchanging Partners at the Closing, the counterparts to the Third Amended and Restated Partnership Agreement duly executed by each of the Exchanging Partners shall be deemed delivered first, and upon signature by ONS and OrionSat the Third Amended and Restated Partnership Agreement shall be deemed in full force and effect, prior to delivery of the (i) documents of transfer of partnership interests and substitution of limited partners with respect to the LP Interests being transferred to Newco pursuant to
SECTION 2, in the form attached as Exhibit F, and (ii) documents transferring the rights included in the Other LP Rights, in the form attached as Exhibit G.

12. SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION; REMEDIES

 12.1 SURVIVAL OF REPRESENTATIONS

   All representations, warranties, covenants, indemnities and other agreements made by any party to this Agreement herein or pursuant hereto shall also be deemed made on and as of the Closing Date as though such representations, warranties, covenants, indemnities and other agreements were made on and as of such date, and all such representations, warranties, covenants, indemnities and other agreements shall survive the Closing and any investigation, audit or inspection at any time made by or on behalf of any party hereto, including the review of the Disclosure Materials under SECTION 8.4.

 12.2 AGREEMENT OF NEWCO, ONS AND ORIONSAT TO INDEMNIFY

   Subject to the conditions and provisions of this SECTION 12.2, ONS and OrionSat jointly and severally shall (and Newco shall, pursuant to the Newco Indemnity) jointly and severally indemnify, defend and hold harmless each of the EP Indemnified Persons from and after the Closing Date against and in respect of all Claims asserted against, resulting to, imposed upon or incurred by any of the EP Indemnified Persons (whether such Claims are by, against or relate to Newco, ONS or OrionSat or any other party, including, without limitation, a governmental entity), directly or indirectly, by reason of or resulting from any of the following:

   (i) any of the matters with respect to which they would be obligated to indemnify the EP Indemnified Persons under Section 7.09(e) of the Partnership Agreement and which arose before or after the Closing Date, notwithstanding the Exchanging Partners ceasing to be limited partners of Orion Atlantic as of the Closing Date; or

   (ii) any Claims asserted by one or more of the Lenders or Chase, or their successors or assigns, arising from and after the Closing Date under (A) any of the Capacity Agreements, Contingent Capacity Agreements or Capacity Guarantees which are terminated on or prior to the Closing Date, (B) any agreements or other documents terminated or to be terminated in connection with the Bank Agreement Termination, or (C) this Agreement, in each case excluding any Claims arising from or relating to any breach of any representation or warranty, or noncompliance with any conditions or other agreements, given or made by any EP Indemnified Person under any of the agreements or documents referred to above in this paragraph or any document furnished by or on behalf of any EP Indemnified Person pursuant thereto.

 12.3 CONDITIONS OF INDEMNIFICATION.

   The obligations and liabilities of Newco, ONS and OrionSat with respect to their respective indemnities pursuant to the Newco Indemnity and SECTION 12.2, resulting from any Claims, shall be subject to the following terms and conditions:

   12.3.1. The party seeking indemnification (the "Indemnified Party") must give the other party or parties, as the case may be (the "Indemnifying Party"), notice of any such Claims promptly after the Indemnified Party receives notice thereof; provided that the failure to give such notice shall not affect the rights of the Indemnified Party hereunder except to the extent that the Indemnifying Party shall have suffered actual damage by reason of such failure.

   12.3.2. The Indemnifying Party shall have the right to undertake, by counsel or other representatives of its own choosing, the defense of such Claims at the Indemnifying Party's risk and expense.

   12.3.3. In the event that the Indemnifying Party shall elect not to undertake such defense, or, within a reasonable time after notice from the Indemnified Party of any such Claims, shall fail to defend, the Indemnified Party (upon further written notice to the Indemnifying Party) shall have the right to undertake the defense, compromise or settlement of such Claims, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Indemnifying Party (subject to the right of the Indemnifying Party to assume defense of such Claims at any time prior to settlement, compromise or final determination thereof). In such event, the Indemnifying Party shall pay to the Indemnified Party, in addition to the other sums required to be paid hereunder, the costs and expenses incurred by the Indemnified Party in connection with such defense, compromise or settlement as and when such costs and expenses are so incurred.

   12.3.4. Anything in this SECTION 12.3 to the contrary notwithstanding, (a) if there is a reasonable probability that Claims may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right, at its own cost and expense, to participate in the defense, compromise or settlement of the Claims, (b) the Indemnifying Party shall not, without the Indemnified Party's written consent, settle or compromise any Claims or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such Claims in form and substance satisfactory to the Indemnified Party, and (c) in the event that the Indemnifying Party undertakes defense of any Claims, the Indemnified Party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the Indemnifying Party and its counsel or other representatives concerning such Claims and the Indemnifying Party and the Indemnified Party and their respective counsel or other representatives shall cooperate with respect to such Claims and (d) in the event that the Indemnifying Party undertakes defense of any Claims, the Indemnifying Party shall have an obligation to keep the Indemnified Party informed of the status of the defense of such Claims and furnish the Indemnified Party with all documents, instruments and information that the Indemnified party shall reasonably request in connection therewith.

 12.4 SPECIFIC PERFORMANCE; NO CONSEQUENTIAL DAMAGES

   In addition to any other remedies which the parties hereto may have at law or in equity, the parties hereto hereby acknowledge that the LP Interests, the Other LP Rights and the Newco Preferred Stock are unique, and that the harm to Newco, ONS and OrionSat, and the Exchanging Partners resulting from breaches by the other parties of their respective obligations cannot be adequately compensated by damages. Accordingly, the parties hereto agree that each party shall have the right to have all obligations, undertakings, agreements, covenants and other provisions of this Agreement specifically performed by the other parties, and that the parties hereto shall have the right to obtain an order or decree of such specific performance in any of the courts of the United States or of any state or other political subdivision thereof. Notwithstanding any other provision of this Agreement to the contrary, in no event shall remedies for breach of this Agreement include a party's incidental or consequential damages.

13. TERMINATION

 13.1 TERMINATION

   This Agreement may be terminated at any time before the Closing Date under any one or more of the following circumstances:

   (a) by the mutual written consent of the parties hereto; or

   (b) by ONS and OrionSat or by the Exchanging Partners collectively or (as to a particular Exchanging Partner), by such Exchanging Partner, by written notice of termination to the other parties hereto, if the Closing has not occurred by January 30, 1997; provided, however, that the terminating party is not in breach of any obligations or agreements hereunder that are causing any of the conditions precedent to Closing not to be satisfied.

   In addition, following circulation by ONS to the Exchanging Partners of the finalized and implemented Newco Formation Documents, if the finalized and implemented Newco Formation Documents are not consistent with the requirement that Newco be substantially identical in all material respects to ONS, and any discrepancies are not reasonably acceptable to such Exchanging Partner(s), then this Agreement may be terminated at any time on or before the Newco Finalization Date by the Exchanging Partners collectively or (as to a particular Exchanging Partner), by such Exchanging Partner, by written notice of termination to the other parties hereto on or before the close of business on the Newco Finalization Date.

 13.2 EFFECT OF TERMINATION

   In the event this Agreement is terminated as provided in this SECTION 13 (other than as to less than all the Exchanging Partners), this Agreement shall forthwith become wholly void and of no effect, and the parties shall be released from all future obligations hereunder; provided, however, that the obligations of the Exchanging Partners as to confidentiality provided in SECTION 5.6, and the provisions of

SECTION 14.3 relating to the payment of expenses, shall not be extinguished but shall survive such termination; provided, further, however, that no party shall be relieved from its liabilities for breach of representations, warranties, obligations or agreements prior to termination of this Agreement. The parties hereto shall have any and all remedies to enforce such obligations provided at law or in equity (including, without limitation, specific performance).

14. MISCELLANEOUS

 14.1 ADDITIONAL ACTIONS AND DOCUMENTS

   Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents, and will obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

 14.2 BROKER'S FEES OR LIABILITIES

   The fees and expenses of Salomon Brothers shall be borne by ONS. Except for such fees and expenses, each party agrees to indemnify, defend and hold harmless each of the other parties from and against any and all claims asserted against such parties for any unpaid liability to any broker, finder or agent for any brokerage fees, finders' fees or commissions, with respect to the transactions contemplated by this Agreement.

 14.3 EXPENSES

   Subject to the provisions of SECTION 14.2, each party hereto shall pay its own expenses incident to this Agreement and the transactions contemplated hereunder.

 14.4 ASSIGNMENT

   The Exchanging Partners shall have the right to assign their respective rights under the Agreement, in whole or in part, to any of their respective Affiliates or to designate any of their respective Affiliates to receive directly the Newco Preferred Stock to be acquired hereunder (in each case, to the extent permitted by applicable law). ONS, OrionSat and Orion Atlantic shall have the right to assign their rights under the Agreement, in whole or in part, to any of their respective Affiliates (to the extent permitted by applicable law). In no event shall the assignment by ONS, OrionSat, or any Exchanging Partner of its respective rights under this Agreement, whether before or after the Closing, release ONS, OrionSat, or any Exchanging Partner from its respective liabilities and obligations hereunder.

 14.5 ENTIRE AGREEMENT; AMENDMENT

   This Agreement, including the Schedules, Exhibits and other documents referred to herein or furnished pursuant hereto constitute the entire agreement among the parties hereto with respect to the transactions contemplated herein and therein, and supersede all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein and therein. No amendment or modification of this Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the party against whom enforcement of the amendment or modification is sought.

 14.6 WAIVER

   No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other documents furnished in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

 14.7 CONSENT TO JURISDICTION

   This Agreement and the duties and obligations of ONS, OrionSat, the Exchanging Partners hereunder and under each of the documents referred to herein shall be enforceable against any of ONS, OrionSat, or one or more of the Exchanging Partners, as the case may be, in the courts of the United States and of the States of Maryland and Delaware. For such purpose, ONS, OrionSat and each of the Exchanging Partners hereby irrevocably submit to the non-exclusive jurisdiction of such courts, and agrees that all claims in respect of this Agreement and such other documents may be heard and determined in any of such courts.

 14.8 SEVERABILITY

   If any part of any provision of this Agreement or any other agreement or document given pursuant to or in connection with this Agreement shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Agreement.

 14.9 GOVERNING LAW

   This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware (excluding the choice of law rules thereof).

 14.10 NOTICES

   All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, sent by overnight courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram, telecopy or telex, addressed as follows:

               (i)  If to Orion Atlantic, ONS or OrionSat:
                    2440 Research Boulevard
                    Suite 400
                    Rockville, Maryland 20817
                    Attn: Richard H. Shay, Esq.

               (ii) If to the Exchanging Partners, to each of the
                    following who is an Exchanging Partner:
                    British Aerospace Holding, Inc.
                    22070 Broderick Drive
                    Sterling, Virginia 20166
                    Attn: Charles Gaba

                    COM DEV Satellite Communications Limited
                    155 Sheldon Drive
                    Cambridge, Ontario
                    Canada N1R 7H6
                    Attn: David Belbeck

                    Kingston Communications International Limited
                    Telephone House
                    Carr Lane
                    Kingston-upon-Hull
                    HU1 3RE England
                    Attn: John Bailey

                    Lockheed Martin Commercial Launch Services, Inc.
                    Attention: Chester Wheeler
                    Lockheed Martin Commercial
                    Launch Services, Inc.
                    P.O. Box 179
                    MSM DC-1400
                    Denver, Colorado 80201-0179

                    MCN Sat US, Inc.
                    37, Avenue Louis Breguet B.P.1
                    78146 V|felizy Villacoublay Cedex
                    France
                    Attn: Claude Goumy

                    Trans-Atlantic Satellite, Inc.
                    1211 Avenue of the Americas
                    41st Floor
                    New York, NY 10036
                    Attn: Ken Mori

   Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be hand delivered, sent, mailed, telecopied or telexed in the manner described above, or which shall be delivered to a telegraph company, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or (with respect to a telecopy or telex) the answerback being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

 14.11 HEADINGS

   Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

 14.12 EXECUTION IN COUNTERPARTS

   To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

 14.13 LIMITATION ON BENEFITS

   The covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns, except that (i) the agreements set forth in SECTION 10 also shall be for the benefit of, and enforceable by, EP Indemnified Persons and their respective successors, heirs, executors, administrators, legal representatives or permitted assigns, and (ii) agreements relating to Affiliates of the Exchanging Partners named or referred to specifically herein also shall be for the benefit of, enforceable by and (to the extent permitted by law) enforceable against such Affiliates and their respective successors, heirs, executors, administrators, legal representatives or permitted assigns.

 14.14 BINDING EFFECT

   Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and assigns.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first above written.

                                        INTERNATIONAL PRIVATE
                                         SATELLITE PARTNERS, L.P.
                                        By: Orion Satellite Corporation, its
                                            general partner

                                        By: /s/
                                            ------------------------------------


                                        ORION NETWORK SYSTEMS, INC.

                                        By: /s/
                                            ------------------------------------


                                        ORION SATELLITE CORPORATION

                                        By: /s/
                                            ------------------------------------

                                        BRITISH AEROSPACE
                                         COMMUNICATIONS, INC.


                                        By: /s/
                                            ------------------------------------


                                        COM DEV SATELLITE COMMUNICATIONS LIMITED


                                        By: /s/
                                            ------------------------------------


                                        KINGSTON COMMUNICATIONS
                                         INTERNATIONAL LIMITED


                                        By: /s/
                                            ------------------------------------


                                        LOCKHEED MARTIN COMMERCIAL
                                         LAUNCH SERVICES, INC.


                                        By: /s/
                                            ------------------------------------

                                        MCN SAT US, INC.


                                        By: /s/
                                            ------------------------------------


                                        TRANS-ATLANTIC SATELLITE, INC.


                                        By: /s/
                                            ------------------------------------

                                                                     EXHIBIT A
                                                                   TO EXCHANGE
                                                                     AGREEMENT

                                 DEFINITIONS

   "Affiliate" means: (a) with respect to a person, any member of such person's family; (b) with respect to an entity, any officer, director, stockholder, partner or investor of or in such entity or of or in any Affiliate of such entity; and (c) with respect to a person or entity, any person or entity which directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such person or entity.

   "Agreement" means the Exchange Agreement, including each of the Schedules and Exhibits hereto.

   "Agreement of Principles" means the Agreement of Principles dated as of April 2, 1992, among Orion Atlantic, OrionSat, ONS and the Exchanging Partners.

   "BAe" means British Aerospace Communications, Inc., a Delaware corporation.

   "Business Day" means any day on which commercial banks in New York City are not required or authorized to close.

   "Certificate of Designations" means the Certificate of Designations, Rights and Preferences establishing the terms and relative rights and preferences of the Newco Preferred Stock in substantially the form set forth as Exhibit B to this Agreement.

   "Claims" means all demands, claims, actions or causes of action, assessments, losses, damages (including, without limitation, diminution in value), liabilities, costs and expenses, including, without limitation, interest, penalties and attorneys' fees and disbursements.

   "Closing" means the closing of the exchange of interests pursuant to the Agreement.

   "Closing Date" means such time and date as shall be as proposed by ONS not more than ten days after satisfaction or waiver of all the conditions specified in Sections 9 and 10.

   "COM DEV" means COM DEV Satellite Communications Limited, a Canadian corporation.

   "Consent and Agreement" means the Consent and Agreement effective as of December 20, 1991, among Orion Atlantic, OrionSat, ONS and the Exchanging Partners.

   "Control" means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by agreement or otherwise).

   "Encumbrance" means any mortgage, lien, pledge, encumbrance, security interest, deed of trust, option, encroachment, reservation, order, decree, judgment, condition, restriction, charge, agreement, claim or equity of any kind.

   "EP Indemnified Persons' means the Exchanging Partners and their respective Affiliates, employees, representatives, agents, officers and directors.

   "Exhibit" means an exhibit attached to the Agreement.

   "Exchange Act" means the Exchange Act of 1934, as amended.

   "Kingston" means Kingston Communications International Limited, a company organized under the laws of England.

   "Kingston Sales  Representative  Agreements"  means the Sales  Representative
Agreement  dated as of June 30,  1994,  between  Orion  Atlantic  and a Kingston
Affiliate,  Kingston  Satellite  Systems  Limited,  as  amended,  and the Ground
Operations Agreement dated as of June 30, 1994, between Orion Atlantic and Kingston, as amended.

   "Laws" means all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified persons or entities and to the businesses and assets thereof (including, without limitation, Laws relating to securities registration and regulation; the sale, leasing, ownership or management of real property; employment practices, terms and conditions, and wages and hours; building standards, land use and zoning; safety, health and fire prevention; and environmental protection).

   "Limited Partner" means ONS and the Exchanging Partners as limited partners of Orion Atlantic.

   "LP Interest" means a limited partnership interest in Orion Atlantic.

   "Lockheed Martin" means Lockheed Martin Commercial Launch Services, Inc., a Delaware corporation.

   "Material Adverse Effect" means a material adverse effect on the business, results of operations, liabilities, properties, assets or financial condition of ONS and its Subsidiaries, taken as a whole, or a material adverse effect on the transactions contemplated by this Agreement.

   "Material Contract" means any contract, instrument, commitment or arrangement of ONS which ONS would be required to file with the SEC as an exhibit to a registration statement on Form S-1 pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act.

   "MCN Sat" means MCN Sat US, Inc., a Delaware corporation.

   "MCN Sat Sales Representative Agreements" means the Sales Representative Agreement dated as of June 30, 1995 between Orion Atlantic and MCN Sat Service, S.A., as amended, and the Ground Operations Agreement dated as of June 30, 1995 between Orion Atlantic and MCN Sat Service, S.A., as amended.

   "Newco Common Stock" means shares of common stock, par value $.01 per share, of Newco.

   "Newco Preferred Stock" means shares of Series C 6% Cumulative Redeemable Convertible Preferred Stock of Newco, par value $.01 per share, having the rights and preferences set forth in the Certificate of Designations.

   "ONS" means ONS Network Systems, Inc., a Delaware corporation.

   "ONS Common Stock" means shares of common stock, par value $.01 per share, of ONS.

   "ONS Series A Preferred Stock" means the Series A 8% Cumulative Redeemable Convertible Preferred Stock of ONS.

   "ONS Series B Preferred Stock" means the Series B 8% Cumulative Redeemable Convertible Preferred Stock of ONS.

   "Orion Atlantic" means International Private Satellite Partners, L.P., a Delaware limited partnership.

   "Option Agreements" means the applicable Option Agreement effective as of December 20, 1991, among Orion Atlantic, OrionSat and each of the Exchanging Partners.

   "OrionSat" means Orion Satellite Corporation, a Delaware corporation.

   "Partnership Agreement" means the Second Amended and Restated Agreement of Limited Partnership of International Private Satellite Partners, L.P., as amended.

   "PPU Agreement" means the Preferred Participating Unit Agreements dated as of October 7, 1993, among Orion Atlantic, OrionSat, and each of ONS, COM DEV, Kingston, Lockheed Martin and MCN Sat.

   "Preferred Bidder Agreement" means the Preferred Bidder Agreement effective as of December 20, 1991, among Orion Atlantic, OrionSat, ONS and the Exchanging Partners.

   "Refund Agreement" means the Refund Agreement, dated December 31, 1994, among Orion Atlantic, OrionSat, ONS and certain of the Exchanging Partners.

   "SEC" means the U.S. Securities and Exchange Commission.

   "Section" means a Section (or a subsection) of the Agreement.

   "Securities Act" means the Securities Act of 1933, as amended, and all laws promulgated pursuant thereto or in connection therewith.

   "Subscription Agreement" means the Subscription Agreements effective as of December 20, 1991, between Orion Atlantic and each of the Exchanging Partners.

   "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control a general partner of such partnership, association or other business entity. Without limiting the foregoing, International Private Satellite Partners, L.P., a
Delaware limited partnership, shall be deemed to be a Subsidiary of the Corporation for so long as the Corporation or any of its other Subsidiaries is the general partner thereof.

   "TA Sat" means Trans-Atlantic Satellite, Inc., a Delaware corporation.

   "Tax Adjustment Factor" means, with respect to (i) BAe, $11,634; (ii) COM DEV, $1,940; (iii) Kingston, $1,940; (iv) Lockheed Martin, $3,878; (v) MCN Sat, $3,878; and (vi) TA Sat, $3,878.

              FIRST AMENDMENT TO SECTION 351 EXCHANGE AGREEMENT
                            AND PLAN OF CONVERSION

   THIS FIRST AMENDMENT TO SECTION 351 EXCHANGE AGREEMENT AND PLAN OF CONVERSION (this "Amendment") is entered into as of December, 1996, by and among International Private Satellite Partners, L.P., a Delaware limited partnership ("Orion Atlantic"); Orion Network Systems, Inc., a Delaware corporation ("ONS"); Orion Satellite Corporation, a Delaware corporation ("OrionSat"); and each of the following entities: British Aerospace Communications, Inc., a Delaware corporation, COM DEV Satellite Communications Limited, a Canadian corporation, Kingston Communications International Limited, a company incorporated under the laws of England, Lockheed Martin Commercial Launch Services, Inc., a Delaware corporation, MCN Sat US, Inc., a Delaware corporation, and Trans Atlantic Satellite, Inc., a Delaware corporation (collectively, the "Exchanging Partners") under the Section 351 Exchange Agreement and Plan of Conversion, dated as of June __, 1996, between and among Orion Atlantic, ONS, OrionSat and the Exchanging Partners (the "Exchange Agreement").

   WHEREAS, Orion Atlantic, ONS and OrionSat are currently pursuing and will continue to pursue certain financing transactions that were contemplated by the Exchange Agreement, and the parties hereto desire to amend the Exchange Agreement to extend potentially the termination date to provide for the possibility that such financings will not be completed by January 30, 1997 and to refund certain payments.

   NOW, THEREFORE, for and in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                    1. CLOSING TERMINATION DATE EXTENSION

   The first paragraph of Section 13.1(b) of the Exchange Agreement is hereby amended to read in its entirety as follows:

   (b) by ONS and OrionSat or by the Exchanging Partners collectively or (as to a particular Exchanging Partner), by such Exchanging Partner, by written notice of termination to the other parties hereto, if the Closing has not occurred by April 30, 1997 (the "Closing Termination Date"); provided, however, that the terminating party is not in breach of any obligations or agreements hereunder that are causing any of the conditions precedent to Closing not to be satisfied.

                        2. REFUND OF CERTAIN PAYMENTS

   Section 3.2(c) of the Exchange Agreement is hereby amended by adding, at the end thereof, the following:

   Notwithstanding the foregoing provisions of this Section 3.2(c), to the extent that amounts are paid by one or more Exchanging Partners (or Affiliates of such Exchanging Partners) (i) pursuant to the Capacity Agreements and which are subject to being refunded under the Refund Agreement ("Firm Capacity Payments") during the Adjustment Period for obligations of such Exchanging Partners (or Affiliates) arising after January 29, 1997 and prior to the Closing Date, and (ii) pursuant to the Contingent Capacity Agreements ("Contingent Capacity Payments") during the Adjustment Period for obligations of such Exchanging Partners (or Affiliates) arising after the date hereof and prior to the Closing Date (collectively, "Payments Subject to Refund"), then if (and only if) ONS or Newco completes a Bond Offering prior to the Closing Termination Date,

   (x) to the extent that the gross proceeds from the Bond Offering (excluding any amounts required to be set aside or pledged for the purpose of pre-funding interest payments) for ONS or Newco, plus the gross proceeds from the sale of Convertible Subordinated Debentures to BAe and Matra Marconi Space UK Limited ("Matra Marconi Space") or their Affiliates, exceeds the sum of (1) the amounts necessary to effect the Credit Facility Refinancing and all other obligations relating thereto or arising therefrom, including without limitation all principal and accrued interest due with respect to the Credit Facility and all breakage fees and costs arising from termination of the interest rate hedge relating to the Credit Facility, (2) $49.4 million, representing the proposed initial payments to be made by ONS or Newco under the Orion 2 Satellite Contract and related Orion 2 Option Agreement, (3) $13 million, representing the incentive payments that will be payable to Matra Marconi Space or its Affiliates with respect to Orion 1 upon or immediately following the Credit Facility Refinancing, (4) $3.5 million, representing the amounts that will be payable to STET upon or immediately following the Credit Facility Refinancing, (5) an amount reasonably determined by ONS or Newco to be necessary working capital for ONS or Newco to conduct operations following the Bond Offering and other transactions (not to exceed $10 million), and (6) the costs and expenses of the Bond Offering, the Convertible Subordinated Debenture financings and related transactions (not to exceed $14.3 million), the excess (the "Available Funds") shall be used to refund the amounts of the Payments Subject to Refund to the respective Exchanging Partners at the Closing (or, if such excess is not sufficient to refund all of the Payments Subject to Refund to the respective
Exchanging Partners, the Available Funds shall be used first to refund Contingent Capacity Payments to the extent of such Available Funds, and second to refund Firm Capacity Payments to the extent of any remaining Available Funds, in each case with partial refunds to be made pro rata among the Exchanging
Partners in proportion to their respective applicable Payments Subject to Refund), and amounts so refunded shall not be included in clause (i)(A) of this
Section 3.2(c); and

   (y) any portions of the Payments Subject to Refund not so refunded to the respective Exchanging Partners at the Closing shall be included in clause (i)(A) of this Section 3.2(c) as part of the Adjustment Amounts of such Exchanging Partners.

The refund of Available Funds shall be made at or within three business days after the Closing. ONS and Newco shall deliver to the Exchanging Partners simultaneously with such refund a certificate of their respective chief financial officers setting forth in reasonable detail all calculations or computations required or contemplated by this Section 3.2(c), including the amount and application of the Available Funds. ONS and Newco shall provide promptly, to any Exchanging Partner requesting the same, such additional detail supporting such calculations and computations and such back-up or supporting documentation as such Exchanging Partner may reasonably request.

                              3. TAX ADJUSTMENT

   Section 3.2(c)(ii) of the Exchange Agreement is hereby amended to read in its entirety as follows:

   (ii) the product of the number of days in the Adjustment Period through and including (but not beyond) January 29, 1997 multiplied by the Tax Adjustment Factor for such Exchanging Partner, divided by

                4. SALE OF CONVERTIBLE SUBORDINATED DEBENTURES

   Notwithstanding the provisions of Section 5.8 of the Exchange Agreement contemplating that Newco will, as of the Closing Date, complete a Convertible Subordinated Debenture Offering of approximately $125 million, it is presently intended that the Convertible Subordinated Debenture Offering consist only of purchases of $50 million of Convertible Subordinated Debentures by BAe and $10 million of Convertible Subordinated Debentures by Matra Marconi Space, or Affiliates thereof. Accordingly, all references in the Exchange Agreement to the Convertible Subordinated Debenture Offering shall refer only to the $60 million of Convertible Subordinated Debentures to be purchased by BAe and Matra Marconi Space, or Affiliates thereof. While not intended to be legally binding, BAe hereby reconfirms that it or its Affiliates intend to purchase from Newco $50 million of Convertible Subordinated Debentures on terms being negotiated between BAe and ONS, and MCN Sat hereby confirms that Matra Marconi Space or its Affiliates intends to purchase from Newco $10 million of Convertible Subordinated Debentures on terms substantially the same as those ultimately agreed upon by BAe and ONS for the BAe investment. Section 10.8 of the Exchange Agreement is hereby amended to read in its entirety as follows:Newco shall have raised at least $60 million from the sale of Convertible Subordi-nated Debentures, including the sale of $50 million of Convertible Subordinated Debentures to BAe or its Affiliates and the sale of $10 million of Convertible Subordinated Debentures to Matra Marconi Space or its Affiliates.

         5. ELIMINATION OF KINGSTON INVESTMENT IN PPU INTEREST SHARES

   Section  3.2(d) of the Exchange  Agreement  is hereby  amended to delete such
Section in its entirety; Section 3.2(a)(iii) of the Exchange Agreement is hereby amended to delete the language "other than interest paid to Kingston under
Section 3.2(d)" in its entirety; Section 3.2(b)(iii) of the Exchange Agreement is hereby amended to delete the language "and PPU Interest Shares calculated as set forth in Section 3.2(d)" in its entirety; the last paragraph of Section 3.2(b) of the Exchange Agreement is hereby amended to replace the language "Section 3.2(b), in Sections 3.2(c) and 3.2(d)" with the language "Section 3.2(b) and in Section 3.2(c); and Section 3.2(c) of the Exchange Agreement is hereby amended to delete the language "other than Kingston (or an Affiliate of Kingston)" in its entirety.

                        6. ORION 2 SATELLITE CONTRACT

   Section 9.7 of the Exchange Agreement shall be amended to read in its entirety as follows:

   The Option Agreement, dated December 10, 1996, between Orion Atlantic and Matra Marconi Space ("Orion 2 Option Agreement"), shall be in full force and effect; Orion Atlantic shall not be in default thereunder; and Orion Atlantic shall have made all payments required to be made thereunder through the earlier of the Closing Date and March 31, 1997. Restated Amendment #10, dated December 10, 1996, to the Second Amended and Restated Purchase Contract, dated as of September 26, 1991, between Orion Atlantic and Matra Marconi Space, as amended, shall be in full force and effect, and Orion Atlantic shall not be in default thereunder.

                               7. MISCELLANEOUS

   7(a) Defined Terms

   Capitalized terms used in this Amendment and not otherwise defined in this Amendment shall have the meanings provided for in the Exchange Agreement.

   7(b)Governing Law

   This Amendment, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the same laws as govern the Exchange Agreement.

   7(c)Counterparts

   To facilitate execution, this Amendment may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Amendment to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

   7(d) Facsimile Execution

   To facilitate execution, this Amendment may be executed through the use of facsimile transmission, and a counterpart of this Amendment that contains the facsimile signature of a party, which counterpart has been transmitted by facsimile transmission to each of the other parties hereto at such facsimile numbers as such other parties shall request, shall constitute an executed counterpart of this Amendment.

   7(e) Ratification

   The Exchange Agreement, as amended and modified by this First Amendment, is in all respects ratified and confirmed and the terms, covenants and agreements thereof shall be and remain in full force and effect. The parties executing this First Amendment agree that the Exchange Agreement, as amended and modified by this First Amendment, shall be remain valid and binding upon such parties, notwithstanding the failure of one or more Exchanging Partners to execute this First Amendment and notwithstanding any such non-executing Exchanging Partner seeking to terminate the Exchange Agreement as to such non-executing Exchanging Partner under Section 13.1(b) of the Exchange Agreement after January 30, 1997 and before April 30, 1997.

   7(f) Effectiveness of the Amendment

   This First Amendment to Section 351 Exchange Agreement and Plan of Conversion is being made pursuant to Section 14.5 of the Exchange Agreement which provides that an amendment to the Exchange Agreement shall be valid and binding when set forth in writing and duly executed and delivered by the party against whom enforcement of the amendment is sought. The parties executing this First Amendment agree that this First Amendment shall be valid and binding upon such parties, notwithstanding the failure of one or more Exchanging Partners to execute this First Amendment.

   IN WITNESS WHEREOF, the undersigned have duly executed this Amendment, or have caused this Amendment to be duly executed on their behalf, as of the day and year first hereinabove set forth.INTERNATIONAL PRIVATE SATELLITE PARTNERS, L.P.

                                        INTERNATIONAL PRIVATE
                                         SATELLITE PARTNERS, L.P.
                                        By: Orion Satellite Corporation, its
                                             general partner

                                        By:  /s/
                                             -----------------------------------


                                        ORION NETWORK SYSTEMS, INC.

                                        By:  /s/
                                             -----------------------------------




                                        ORION SATELLITE CORPORATION

                                        By:  /s/
                                             -----------------------------------

                                        BRITISH AEROSPACE
                                         COMMUNICATIONS, INC.

                                        By:  /s/
                                             -----------------------------------



                                        COM DEV SATELLITE COMMUNICATIONS
                                         LIMITED

                                        By:  /s/
                                             -----------------------------------




                                        KINGSTON COMMUNICATIONS
                                         INTERNATIONAL LIMITED

                                        By:  /s/
                                             -----------------------------------




                                        LOCKHEED MARTIN COMMERCIAL  LAUNCH
                                         SERVICES, INC.

                                        By:  /s/
                                             -----------------------------------




                                        MCN SAT US, INC.

                                        By:  /s/
                                             -----------------------------------




                                        TRANS-ATLANTIC SATELLITE, INC.

                                        By:  /s/
                                             -----------------------------------

                                                                  ATTACHMENT C

                                    FORM OF
                         CERTIFICATE OF DESIGNATIONS,
                            RIGHTS AND PREFERENCES
                                      OF
                      SERIES C 6% CUMULATIVE REDEEMABLE
                         CONVERTIBLE PREFERRED STOCK
                                      OF
                          ORION NEWCO SERVICES, INC.
                           PURSUANT TO SECTION 151
                        OF THE GENERAL CORPORATION LAW
                           OF THE STATE OF DELAWARE

   The undersigned DOES HEREBY CERTIFY that, pursuant to the authority contained in Article FOURTH of the Certificate of Incorporation of Orion Newco Services, Inc., a Delaware corporation (the "Corporation"), and in accordance with Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation has authorized the creation of a series of Preferred Stock of the Corporation having the designation Series C 6% Cumulative Redeemable Convertible Preferred Stock and having the powers, rights and preferences, and the qualifications, limitations and restrictions thereof, as are set forth in Exhibit A hereto and made a part hereof and that the following resolution was duly adopted by the Board of Directors of the Corporation:

RESOLVED, that a series of authorized Preferred Stock, par value $0.01 per share, of the Corporation be, and it hereby is, created; that the shares of such series shall be, and they hereby are, designated as "Series C 6% Cumulative Redeemable Convertible Preferred Stock;" that the number of shares constituting such series shall be, and it hereby is, fixed at _______,000; and that the powers, rights and preferences and the qualifications, limitations and restrictions thereof, of the shares of such series are as set forth in Exhibit A attached hereto and made a part hereof.

   IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate to be signed by its President and Chief Executive Officer and attested to by its Vice President, Corporate and Legal Affairs, and Secretary this day of , 1997.

                                        ORION NEWCO SERVICES, INC.


                                        By:
                                             -----------------------------------
[SEAL]                                  Name: W. Neil Bauer
                                        Title: President/Chief Executive
                                                Officer

ATTEST:


-------------------------------------
Name: Richard H. Shay, Esq.
Title: Vice President, Corporate and
Legal Affairs/Secretary

                      SERIES C 6% CUMULATIVE REDEEMABLE
                         CONVERTIBLE PREFERRED STOCK

   The following sections set forth the powers, rights and preferences, and the qualifications, limitations and restrictions thereof, of the Corporation's Series C 6% Cumulative Redeemable Convertible Preferred Stock. Capitalized terms used herein are defined in Section 10 below.

   Section 1. Dividends.

   1A. General Obligation. Subject to the preferential rights of Series A Preferred Stock or Series B Preferred Stock ranking senior to the Preferred Stock, the record holders of Preferred Stock shall be entitled to receive dividends, when, as and if declared by the Corporation's board of directors (the "Board") and to the extent permitted under the General Corporation Law of Delaware, as amended, as provided in this Section 1, subject to paragraph 1F. Dividends shall accrue on a daily basis commencing on the Date of Issuance of each Preferred Share at the simple interest rate of 6% per annum of the Liquidation Value thereof, and shall be payable as provided in paragraph 1B. Dividends shall cease accruing upon the earliest to occur of (i) the date on which the Liquidation Value of such Preferred Share is paid, (ii) the date on which such Preferred Share is converted into shares of Common Stock hereunder, or (iii) the Maturity Date. Such dividends shall accrue whether or not they have been declared and whether or not there are net profits, surplus or other funds of the Corporation legally available for the payment of dividends.

   1B. Payment of Dividends. Subject to the provisions of paragraph 1A and paragraph 1F, dividends shall be payable, in arrears, following each Dividend Reference Date within twenty days after such Dividend Reference Date. The amount of the dividend on each share of Preferred Stock payable following each Dividend Reference Date shall equal the aggregate amount of all accrued and unpaid dividends on such share of Preferred Stock from the Prior Dividend Date (or, in the case of the first dividend paid with respect to such share, the Date of Issuance of such Preferred Share) through such Dividend Reference Date. To the extent any dividend is not paid within twenty days after a Dividend Reference Date, all dividends which have accrued and remain unpaid on each outstanding Preferred Share through such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Preferred Share until the date paid. No interest, dividend or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments that may be accrued and unpaid.

   1C. Distribution of Partial Dividend Payments. Except in connection with redemptions or repurchases pursuant to paragraph 3A or 3B below, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Preferred Stock such payment shall be distributed ratably among the holders thereof based upon the aggregate accrued but unpaid dividends on the Preferred Shares held by each such holder and such payment shall be applied first to dividends which have accrued on such Preferred Shares during the period since the latest preceding Dividend Reference Date and second to reduce any previously accumulated dividends with respect to such Preferred Shares.

   1D. Payment of Dividends in Common Stock. Except as specifically provided herein, the Corporation shall pay all dividends with respect to the Preferred Stock (including, in the case of a redemption, any amount equal to accrued and unpaid dividends constituting a portion of the Redemption Price) in fully paid and non-assessable shares of Common Stock. The number of shares of Common Stock distributable in a dividend on each share of Preferred Stock shall be equal to the quotient obtained by dividing (a) the amount of such dividend, as determined under paragraph 1B, by (b) the higher of (i) the Market Price of the Common Stock on the Dividend Reference Date immediately preceding the dividend payment and (ii) the Series A/B Dilution Price. When the Corporation pays a dividend to the holders of Preferred Stock, the Corporation shall provide each holder of Preferred Stock with a calculation of the aggregate number of shares of Common Stock payable in such dividend, including the computation of the Market Price. If any fractional interest in a share of Common Stock would, except for the provisions of this sentence, be deliverable upon payment of any dividend in shares of Common Stock, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest, calculated as set forth above in this paragraph 1D.

   1E. Dividends on Junior Securities. The Corporation shall not declare and pay any dividends on Junior Securities unless all accrued and unpaid dividends on the Preferred Stock have been paid in full.

   1F. Certain  Withholding  Provisions.  Notwithstanding any other provision of
Section 1, and without limiting the generality of the Board's power and authority with respect to the declaration and payment of dividends, the Board shall have and may exercise the power and authority to provide that the receipt by each record holder of Preferred Shares entitled thereto of any dividend paid by the Corporation as declared on the issued and outstanding Preferred Shares shall be subject to the condition (the "Tax Payment Condition") that the Corporation receive, at or prior to the time for payment of such dividend (the "Payment Time"), from or on behalf of such record holder, payment in full of the taxes, fees, duties, assessments, or other amounts, if any (the "Tax"), that the Corporation is required under applicable law to pay or withhold in connection with the declaration and payment to such record holder of such dividend. If the Tax Payment Condition applies and has been satisfied, or has been duly waived by the Corporation, at or prior to the Payment Time, at the Payment Time the Corporation shall pay such dividend to such record holder. If the Tax Payment Condition applies but has not been satisfied, and has not been duly waived by the Corporation, at or prior to the Payment Time, at the Payment Time the Corporation shall pay the dividend to which such record holder is entitled by irrevocably depositing and setting aside such dividend with the Secretary of the Corporation as escrow holder (the "Escrow Holder"). Upon the Escrow Holder's receipt, from or on behalf of such record holder, of payment in full of the Tax, plus any interest, penalty, or additional amount to be paid or withheld as a result of the passage of time from and after the Payment Time (the "Escrow Termination Time"), the Escrow Holder shall release such dividend to such record holder and shall release such Tax, and such additional amount if any, to the Corporation. If such dividend is paid in shares of Common Stock and is not received at or prior to the Payment Time by the record holder of Preferred Shares entitled to payment thereof, then (notwithstanding any provision hereof to the contrary) until the Escrow Termination Time (and only until such time, whether or not the dividend has been released by the Escrow Holder), such record holder shall not be entitled to vote such shares of Common Stock for any purpose, to receive payment of dividends or other distributions on such shares of Common Stock, or to exercise any other rights or privileges in respect of such shares of Common Stock, and the Escrow Holder shall have no right to vote such shares of Common Stock or to exercise any other right or privilege in respect thereof (whether in accordance with the wishes or directions of such record holder or otherwise), but the Escrow Holder shall receive and hold in escrow until the Escrow Termination Time together with such shares of Common Stock any dividends paid or other distributions made on such shares of Common Stock and at the Escrow Termination Time shall release such dividends paid or other distributions made on such shares of Common Stock, if any, along with such shares of Common Stock.

   Section 2. Liquidation.

   Subject to the provisions of Section 2 of each of the Series A Certificate and the Series B Certificate: upon any Liquidation, each holder of Preferred Stock shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the greater of (a) the aggregate Liquidation Value (plus an amount equal to all accrued and unpaid dividends) of all shares of Preferred Stock held by such holder or (b) the amount which would be distributed with respect to the shares of Common Stock (including fractional shares for purposes of this calculation) into which such shares of Preferred Stock are convertible (assuming conversion of all outstanding Preferred Stock) immediately prior to the record date for such distribution (or, if there is no such record date, then the date as of which the holders of Common Stock entitled to such distribution are determined), and the holders of Preferred Stock shall not be entitled to any further payment; and if upon any such Liquidation the Corporation's assets to be distributed among the holders of the Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed shall be distributed ratably among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Preferred Shares held by each such holder. Prior to such Liquidation, the Corporation shall (to the extent permitted by law) declare for payment all accrued and unpaid dividends with respect to the Preferred Stock, which dividends shall be payable in cash notwithstanding the provisions of paragraph 1D. (Payment of the greater of the amounts specified in clauses (a) and (b) of this Section 2 in respect of such Preferred Shares shall constitute payment of such declared dividends.) The Corporation shall mail written notice of such Liquidation, not less than 60 days prior to the payment date stated therein, to each record holder of Preferred Stock.

   Section 3. Redemptions.

   3A. Redemption at the Maturity Date. At the Maturity Date the Corporation shall redeem all of the Preferred Shares then outstanding for a price equal to the Redemption Price. The Corporation shall pay the Redemption Price for the Preferred Shares within thirty (30) days after the Maturity Date (or such later date upon which the certificates evidencing the Preferred Shares are surrendered to the Corporation).

   3B. Redemption at the Option of the Corporation. At any time after the Initial Redemption Date, or, if prior to the Initial Redemption Date, immediately prior to the consummation of any consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, to the extent that it has funds legally sufficient therefor, the Corporation may redeem all or, subject to the last sentence of this paragraph, a portion of the Preferred Shares then outstanding for the Redemption Price. The number of Preferred Shares to be redeemed from each holder thereof in a partial redemption pursuant to this paragraph 3B shall be the number of Preferred Shares determined by multiplying the total number of Preferred Shares to be redeemed by a fraction, the numerator of which shall be the total Redemption Price of Preferred Shares then held by such holder and the denominator of which shall be the aggregate Redemption Price of Preferred Shares then outstanding.

   3C. Redemption Payment. For each Preferred Share which is to be redeemed, the Corporation shall be obligated to pay the Redemption Price to the holder thereof on the Redemption Date or such later date upon which occurs the surrender by such holder at the Corporation's principal office of the certificate representing such Preferred Share. Subject to the provisions of paragraph 4C of the Series A Certificate and paragraph 4C of the Series B Certificate, if the funds of the Corporation legally available for payment of the cash portion of the Redemption Price of Preferred Shares on any Redemption Date are insufficient to pay the cash portion of the Redemption Price for the total number of Preferred Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of such Preferred Shares ratably among the holders of the Preferred Shares to be redeemed based upon the aggregate Redemption Price of the Preferred Shares held by each such holder and the remaining Preferred Shares called for redemption will remain outstanding; and at any time thereafter when additional funds of the Corporation are legally available for the redemption of Preferred Shares, such funds shall immediately be used to redeem the balance of the Preferred Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed. Payment of the Redemption Price in respect of such Preferred Shares shall extinguish all rights to dividends that are accrued and unpaid as of the Redemption Date with respect to the Preferred Shares which are redeemed on such Redemption Date.

   3D. Notice of Redemption. The Corporation shall mail written notice of each redemption of any Preferred Stock to each record holder of Preferred Stock not more than 60 nor less than 30 days prior to the date on which such redemption is to be made specifying (a) the number of shares of Preferred Stock to be redeemed by the Corporation and (b) the Redemption Date. Upon mailing any such notice of redemption, the Corporation shall become obligated to redeem the total number of Preferred Shares specified in such notice at the time of redemption specified therein and upon the surrender on or before such time of the certificates representing such Preferred Shares. If one or more holders of Preferred Shares being redeemed shall fail to surrender the certificates representing such Preferred Shares by the Redemption Date, the Corporation shall pay the Redemption Price by irrevocably depositing or setting aside the required amount to be paid promptly upon surrender of such certificates. Such deposit or set aside shall be deemed payment of the Redemption Price to the holder for whom it is deposited or set aside. In case fewer than the total number of Preferred Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Preferred Shares shall be issued to the holder thereof without cost to such holder within three Business Days after surrender of the certificate representing the redeemed Preferred Shares.

   3E. Dividends after Redemption Date. No Preferred Share that is redeemed is entitled to any dividends accruing after the Redemption Date. On the Redemption Date of any Preferred Share, all rights of the holder of such Preferred Share shall cease, and such Preferred Share shall be deemed to be no longer outstanding.

   3F. Redeemed or Otherwise Acquired Preferred Shares. Any Preferred Shares which are redeemed, converted or otherwise acquired by the Corporation thereupon shall be retired. All such shares shall upon their retirement become authorized but unissued shares of preferred stock of the Corporation and may not be reissued as Preferred Stock but may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the board of directors, subject to the conditions or restrictions on issuance set forth in the certificate of incorporation of the Corporation.

   Section 4. Voting Rights.

   The holders of the Preferred Stock shall be entitled to notice of all stockholders meetings in accordance with the Corporation's bylaws, and except as otherwise required by law, the holders of the Preferred Stock shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock voting together as a single class with each share of Common Stock entitled to one vote per share, and each Preferred Share (including fractional shares) entitled to one vote for each whole share of Common Stock that would be issuable upon conversion of such Preferred Share at the time the vote is taken.

   Section 5. Conversion.

   5A. Conversion Procedure.

   (i) At any time and from time to time after the issuance thereof, any holder of Preferred Stock may convert all or any of the Preferred Shares (including any fraction of a Preferred Share) held by such holder into a number of shares of Common Stock equal to the sum of: (a) the number of shares of Common Stock computed by multiplying the number of Preferred Shares to be converted by the Liquidation Value of a Preferred Share, and dividing the result by the Conversion Price then in effect, plus (b) the number of shares of Common Stock that would be payable if all accrued but unpaid dividends were declared and paid on the Preferred Shares to be converted. For purposes of determining the amount of dividends payable or that would be payable with respect to a conversion under
Section 5, the date for determining the Market Price shall be the Business Day immediately preceding the date on which conversion is deemed to have been effected.

   (ii) Each conversion of Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Preferred Shares to be converted have been surrendered at the principal office of the Corporation, together with written notice of the holder's desire to convert such Preferred Shares. At such time as such conversion has been effected, the rights of the holder of such Preferred Shares as such holder shall cease, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby, which Common Stock shall be deemed to have been issued as of such time. Issuance of Common Stock by the Corporation to effect any conversion shall extinguish all rights to dividends that are accrued and unpaid as of the date on which conversion is to be made with respect to the Preferred Shares which are to be converted on such date.

   (iii) The conversion rights of any Preferred Share subject to redemption hereunder shall terminate on the Redemption Date for such Preferred Share unless the Corporation has failed to pay to the holder thereof the Redemption Price thereof.

   (iv) Notwithstanding any other provision hereof, if a conversion of any Preferred Shares is to be made in connection with a Public Offering or prior to a redemption, such conversion may, at the election of the holder of such Preferred Shares, be conditioned upon the consummation of the Public Offering or the redemption occurring on or before a specified date, in which case such conversion shall not be deemed to be effective until the consummation of the Public Offering or unless the redemption occurs on or before the specified date.

   (v) As soon as possible after a conversion has been effected (but in any event within three Business Days in the case of subparagraph (a) below), the Corporation shall deliver to the converting holder:

   (a) a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

   (b) payment of the amount payable under subparagraph (viii) below with respect to such conversion; and

   (c) a certificate representing any Preferred Shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

   (vi) The issuance of certificates for shares of Common Stock upon conversion of Preferred Stock shall be made without charge to the holders of such Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock.

   (vii) The Corporation shall not close its books against the transfer of Preferred Stock or of Common Stock issued or issuable upon conversion of Preferred Stock in any manner which interferes with the timely conversion of Preferred Stock. The Corporation shall assist and cooperate (but the Corporation shall not be required to expend substantial efforts or funds) with any holder of Preferred Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Preferred Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

   (viii) If any fractional interest in a share of Common Stock would, except for the provisions of this subparagraph, be deliverable upon any conversion of shares of a holder's Preferred Stock, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the Business Day immediately preceding the date of conversion.

   (ix) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Preferred Stock, not less than the number of shares of Common Stock issuable upon the conversion of all outstanding Preferred Stock which may then be exercised. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to ensure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

   5B. Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) the outstanding shares of one or more classes of Common Stock into a greater number of shares, the Conversion Price (and the Trigger Price and Series A/B Dilution Price) in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) the outstanding shares of one or more classes of Common Stock into a smaller number of shares, the Conversion Price (and the Trigger Price and Series A/B Dilution Price) in effect immediately prior to such combination shall be proportionately increased.

   5C. Reorganization, Reclassification, Consolidation, Merger or Sale. In connection with any Reorganization, (i) the holders of Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Preferred Stock, such shares of stock, securities, cash or other assets (or, if not practicably attainable, the reasonable equivalent thereof) as such holder would have received in connection with such Reorganization if such holder had converted its Preferred Stock immediately prior to such Reorganization, and (ii) dividends and amounts in respect of dividends hereunder payable in shares of Common Stock prior to such Reorganization shall be payable, in lieu of each share of Common Stock, in such shares of stock, securities, cash or other assets (or reasonable equivalent thereof) as the holder of one share of Common Stock received in connection with such Reorganization. The Corporation shall make appropriate provisions to ensure that the requirements of the previous sentence are effected. In each such case, the Corporation shall also make appropriate provisions to ensure that the provisions of this Section 5 and Sections 6 and 7 shall thereafter be applicable to the Preferred Stock.

   5D. Notices.

   (i) Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

   (ii) The Corporation shall give written notice to all holders of Preferred Stock at least 20 days prior to the date on which the Corporation closes its books or fixes a record date (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Liquidation or Reorganization.

   5E. Mandatory Conversion. The Corporation may require, by written notice to all holders of Preferred Stock, the conversion of all of the outstanding Preferred Stock into a number of shares of Common Stock equal to the sum of: (a) the number of shares of Common Stock computed by multiplying the number of Preferred Shares to be converted by the Liquidation Value of a Preferred Share, and dividing the result by the applicable Conversion Price then in effect, plus
(b) the number of shares of Common Stock that would be payable if all accrued but unpaid dividends were declared and paid on the Preferred Shares to be converted; provided that the Closing Price of the Common Stock (adjusted proportionately for stock dividends, stock splits, combinations, and similar changes in the Common Stock occurring after the Closing) on at least twenty (20) of the thirty (30) latest trading days preceding the date of the Corporation's notice has been greater than or equal to the Conversion Price. If the Corporation shall require the conversion of the Preferred Stock under this
Section 5E within two years from the Initial Date of Issuance, then the number of shares of Common Stock into which the shares of Preferred Stock are converted shall be increased by the number of shares of Common Stock that would be payable if the Corporation were immediately to declare and pay all dividends that in the absence of conversion would have accrued on such shares of Preferred Stock over the six-month period immediately following the date of conversion; provided, however, that the total dividends and amounts in respect of dividends paid on the Preferred Stock after the Date of Issuance thereof, including any additional amounts in respect of dividends paid as a result of a required conversion under this Section 5E, shall not be less than the amount of dividends that would have accrued on all outstanding shares of the Preferred Stock for one full year following the Initial Date of Issuance.

   Any conversion of shares of Preferred Stock under this Paragraph 5E shall be effected and be deemed to have been effected as of the close of business on the date on which the Corporation provides written notice of such conversion to the holders of such shares of Preferred Stock (the "Mandatory Conversion Time"), and as of the Mandatory Conversion Time, the rights of the holders of the converted shares of Preferred Stock, as such, shall cease and terminate, such converted shares of Preferred Stock shall be retired in accordance with paragraph 3F, the shares of Common Stock into which such shares of Preferred Stock are converted shall be issued and deemed to have been issued, the certificate(s) that theretofore represented shares of Preferred Stock thereafter shall represent the number of shares of Common Stock into which the shares of Preferred Stock theretofore represented thereby shall have been converted, and the holder of any such certificate, upon the surrender thereof to the Corporation, shall be entitled to receive from the Corporation a new certificate representing the number of shares of Common Stock into which the shares of Preferred Stock theretofore represented thereby shall have been converted.

   5F. Effect on Conversion Price of Certain Events.

   (i) General. In order to prevent dilution of the conversion rights granted under this Section 5, the Conversion Price shall be subject to adjustment from time to time pursuant to this paragraph 5F.

   (ii) Adjustment of Conversion Price. If and whenever on or after the Date of Issuance the Corporation issues or sells, or in accordance with this paragraph 5F is deemed to have issued or sold, other than in an Excluded Issuance, any share of Common Stock for a consideration per share less than the Trigger Price in effect immediately prior to such time (a "Dilutive Event"), then forthwith upon such issue or sale in the Dilutive Event the Conversion Price shall be reduced by multiplying the Conversion Price in effect immediately before the Dilutive Event by a fraction, the numerator of which is the number of shares of Common Stock that are Outstanding on an As-Converted Basis (as defined below) immediately before the Dilutive Event plus the number of shares of Common Stock that could be purchased at the Trigger Price at the time of the Dilutive Event for the aggregate consideration paid or payable upon the sale or issuance of Common Stock in the Dilutive Event, and the denominator of which is the number of shares of Common Stock that are Outstanding on an As-Converted Basis immediately before the Dilutive Event plus the number of shares that are acquired or to be acquired upon the sale or issuance of the Common Stock in the Dilutive Event. For purposes of this paragraph 5F(ii), "Outstanding on an As-Converted Basis" immediately before the Dilutive Event means the sum of (i) all Common Stock issued and outstanding immediately before the Dilutive Event plus (ii) all Common Stock issuable upon the exercise of Options or conversion of Convertible Securities outstanding immediately before the Dilutive Event (other than Preferred Stock).

   (iii) Issuance of Rights or Options. If the Corporation in any manner grants any Options and the price per share for which shares of Common Stock are issuable upon the exercise of any such Option is less than the Trigger Price in effect immediately prior to the time of the granting of such Option, then such shares of Common Stock shall be deemed to have been issued and sold by the Corporation at the time of the granting of such Options for such price per share and the Conversion Price shall be adjusted in accordance with paragraph 5F(ii) above. For purposes of this paragraph, the "price per share" for which shares of Common Stock are issuable upon the exercise of any Option shall be equal to the sum of the amounts of consideration (if any) received or receivable by the Corporation with respect to such shares of Common Stock upon the granting of the Option and upon exercise of the Option. No further adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon the exercise of such Options.

   (iv) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Security (or Options to purchase any Convertible Security) and the price per share for shares of Common Stock that are issuable upon conversion or exchange thereof is less than the Trigger Price in effect immediately prior to the time of such issue or sale (or the granting of such Option), then such shares of Common Stock shall be deemed to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities (or the granting of such Option) for such price per share and the Conversion Price shall be adjusted in accordance with paragraph 5F(ii) above. For the purposes of this paragraph, the "price per share" for which shares of Common Stock are issuable upon conversion or exchange of any Convertible Security (or exercise of any Option therefor) shall be equal to the sum of the amounts of consideration (if any) received or receivable by the Corporation upon the issuance of the Convertible Security (or such Option) and upon the conversion or exchange of such Convertible Security (or exercise of such Option). No further adjustment of the Conversion

Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of any Convertible Security, and if any such issue or sale of such Convertible Security is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 5, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

   (v) Change in Option Price or Conversion Rate. If the purchase price provided for in any Option, the additional consideration (if any) payable upon the issue, conversion or exchange of any Convertible Security, or the rate at which any Convertible Security is convertible into or exchangeable for Common Stock change at any time, any Conversion Price previously adjusted with respect to such Option or Convertible Security and in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such Option or Convertible Security originally provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

   (vi) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, any Conversion Price then in effect hereunder shall be adjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

   (vii) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash and securities shall be as determined in good faith by the Board of Directors of the Corporation.

   (viii) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

   (ix) Treasury Shares. For purposes of calculating under this paragraph 5F the number of shares of Common Stock outstanding at any given time, the number of shares of Common Stock outstanding at such time does not include shares owned or held by or for the account of the Corporation or any subsidiary thereof, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

   (x) De Minimis  Adjustments.  Notwithstanding  any other  provisions  of this
Section 5, the Corporation shall not be required to make any adjustment of the Conversion Price unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price as then in effect. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) of the Conversion Price as then in effect. If any action would require adjustment of the Conversion Price pursuant to more than one subparagraph of this paragraph 5F, only one adjustment shall be made as determined in good faith by the Board of Directors of the Corporation.

   Section 6. Liquidating Dividends.

   If the Corporation declares or pays a Liquidating Dividend upon the Common Stock, then the Corporation shall pay to the holders of Preferred Stock at the time of payment thereof the Liquidating Dividend which would have been paid to such holders had such Preferred Stock been converted immediately prior to the record date fixed for determining the stockholders entitled to receive payment of such Liquidating Dividend, or, if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

   Section 7. Purchase Rights.

   If at any time the Corporation grants, issues or sells any Purchase Rights pro rata to the record holders of any class of Common Stock, then each holder of Preferred Stock shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder would have acquired if such holder had held the number of shares of Common Stock acquirable upon conversion of such holder's Preferred Shares immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

   Section 8. Registration of Transfer.

   The Corporation shall keep at its principal office a register for the registration of issuances and transfers of Preferred Stock. Upon the surrender of any certificate representing Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Preferred Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Preferred Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Preferred Stock represented by the surrendered certificate.

   Section 9. Replacement.

   Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Preferred Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor, its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Preferred Shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on the Preferred Shares represented by such lost, stolen, destroyed or mutilated certificate.

   Section 10. Definitions.

   "Bond Offering" means an underwritten offering of notes or debentures of the Corporation to the public, with or without Options, primarily for the purpose of refinancing the indebtedness of International Private Satellite Partners, L.P. ("Orion Atlantic") outstanding under the Credit Agreement dated December 6, 1991 among Orion Atlantic, the Banks named therein and The Chase Manhattan Bank (National Association), as Agent.

   "Business Day" means a day on which banks are generally open for business in New York City.

   "Closing" means ______ ___, 1997.

   "Closing Price" of each share of Common Stock or other security means the composite closing price of the sales of the Common Stock or such other security on all securities exchanges on which such security may at the time be listed (as reported in The Wall Street Journal), or, if there has been no sale on any such exchange on any day, the average of the highest bid and lowest asked prices of the Common Stock or such other security on all such exchanges at the end of such day, or, if such security is not so listed, the closing price (or last price, if applicable) of sales of the Common Stock or such other security in the Nasdaq National Market (as reported in The Wall Street Journal) on such day, or if such security is not quoted in the Nasdaq National Market but is traded over-the-counter, the average of the highest bid and lowest asked prices on such day in the over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization.

   "Common Stock" means, collectively, the Corporation's common stock, par value $0.01 per share, and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any Liquidation of the Corporation; and if there is a change such that the securities issuable upon conversion of the Preferred Stock are issued by an entity other than the Corporation or there is a change in the class of securities so issuable, then the term "Common Stock" shall mean one share of the security issuable upon conversion of the Preferred Stock if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

   "Conversion Price" shall mean, with respect to any Series C Share, $17.50 (subject to adjustment as provided in Section 5 for events occurring after its Date of Issuance).

   "Convertible   Securities"  means  any  stock  or  other  securities  of  the
Corporation convertible into or exchangeable for Common Stock.

   "Convertible   Subordinated   Debenture   Offering"   means  an  offering  of
convertible subordinated debentures of the Corporation to the public, which debentures would be convertible into Common Stock.

   "Corporation" means Orion Newco Services, Inc., a Delaware corporation.

   "Date of Issuance," with respect to any Preferred Share, means the date on which the Corporation initially issues such Preferred Share, regardless of the number of times transfer of such Preferred Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Preferred Share.

   "Dividend  Reference  Date"  mean  [___________]  of  each  year,  commencing
__________, 1997, and each of the following: (i) the date on which the Liquidation Value of such Preferred Share is paid, (ii) the date on which such Preferred Share is converted into shares of Common Stock hereunder, and (iii) the Maturity Date.

   "Excluded Issuance" means the issue or sale of (i) shares of Common Stock in respect of any transaction described in paragraph 5B (including without limitation any stock split, stock dividend or recapitalization), (ii) shares of Common Stock by the Corporation pursuant to the exercise of Options and Convertible Securities outstanding immediately prior to the Closing at exercise prices that are greater than or equal to the respective exercise prices in effect as of Closing (as adjusted pursuant to the terms of such securities to give effect to stock dividends or stock splits or a combination of shares in connection with a recapitalization, merger, consolidation or other reorganization occurring after the Closing), (iii) up to an aggregate of 150,000 shares of Common Stock by the Corporation for any purpose, (iv) Options to acquire Common Stock by the Corporation pursuant to a resolution of, or a stock option plan approved by a resolution of, the Board of Directors of the Corporation (or the compensation committee thereof) to the Corporation's employees or directors, (v) shares of Common Stock, Options or Convertible Securities (or shares of Common Stock pursuant to the exercise of Options and Convertible Securities) as part of or in connection with a Bond Offering or a Convertible Subordinated Debenture Offering.

   "Initial Date of Issuance" means the Date of Issuance of the first share of Preferred Stock to be issued.

   "Initial Redemption Date" means the earlier of (i) the close of business on ______, 1999. [two years from the Date of Issuance] or (ii) the effective date of a Reorganization.

   "Junior Securities" means Common Stock and any other capital stock or other equity securities issued by the Corporation, whether currently existing or hereafter authorized or issued (other than Series A Preferred or Series B Preferred or any other series of preferred stock of the Corporation issued pursuant to an option granted to purchasers of Series A Preferred in connection with the initial issuances of Series A Preferred by the Corporation).

   "Liquidation" means the liquidation, dissolution or winding up of the Corporation; provided, however, that neither the consolidation or merger of the Corporation into or with any other entity or entities, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

   "Liquidating Dividend" means a dividend upon the Common Stock payable otherwise than in cash out of legally available funds (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock.

   "Liquidation Value" of any Preferred Share shall be equal to $1,000.

   "Market Price" of each share of Common Stock or other security means, with respect to a specified date, the Closing Price of such share or other security, averaged over a period of the 20 consecutive Business Days prior to such date. If during this period such security is not listed on any securities exchange, quoted in the Nasdaq National Market, or quoted in the over-the-counter market, the Market Price will be the fair value of such shares of Common Stock or security determined by agreement between the Corporation and the holders of a majority of the outstanding Preferred Shares. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such security shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the outstanding Preferred Shares. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

   "Maturity Date" means the close of business on ______ __, 2022. [25 years from the Date of Issuance]

   "Options" means any options, warrants or rights to subscribe for or to purchase Common Stock or any Convertible Securities.

   "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

   "Preferred Share" means a share of Series C Preferred.

   "Preferred Stock" means the Series C Preferred.

   "Prior Dividend Date" means, with respect to a Dividend Reference Date, the previous Dividend Reference Date following which dividends were paid on shares of Preferred Stock hereunder (or, if there is no such previous Dividend Reference Date, the Date of Issuance).

   "Public Offering" means any offering by the Corporation of its equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force; provided, that "Public Offering" shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan.

   "Purchase Rights" means any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property.

   "Redemption Date" means the date on which the Redemption Price of a Preferred Share is paid to the holder thereof.

   "Redemption Price" means the Liquidation Value of such Preferred Share, payable in cash, plus an amount equal to all accrued and unpaid dividends thereon, payable in shares of Common Stock pursuant to paragraph 1D.

   "Reorganization" means any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets to another Person or other transaction which is effected in such a manner that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock.

   "Series A Certificate" means the Certificate of Designations, Rights and Preferences for the Series A Preferred.

   "Series B Certificate" means the Certificate of Designations, Rights and Preferences for the Series B Preferred.

   "Series  A  Preferred"  means  the  Corporation's   Series  A  8%  Cumulative
Redeemable Convertible Preferred Stock, par value $.01 per share.

   "Series  B  Preferred"  means  the  Corporation's   Series  B  8%  Cumulative
Redeemable Convertible Preferred Stock, par value $.01 per share.

   "Series  C  Preferred"  means  the  Corporation's   Series  C  6%  Cumulative
Redeemable Convertible Preferred Stock, par value $.01 per share.

   "Series A/B Dilution Price" means, at any time, the conversion price for the Series B Preferred as then in effect under the Series B Certificate.

   "Series A Share" means a share of Series A Preferred.

   "Series B Share" means a share of Series B Preferred.

   "Series C Share" means a share of Series C Preferred.

   "Trigger Price" shall mean, with respect to any Series C Share, $14.00 (subject to adjustment as provided in Section 5B for events occurring after its Date of Issuance).

   Section 11. Amendment and Waiver.

   No amendment, modification or waiver shall be binding or effective with respect to any provision hereof without the prior affirmative vote or written consent of the holders of a majority of the Preferred Shares outstanding at the time such action is taken; provided, however, that without the prior affirmative vote or written consent of each holder individually holding at least 51% of the Preferred Stock then outstanding, no such action shall change (i) the rate at which or the manner in which dividends on the Preferred Stock accrue or the form of consideration in which such dividends are payable or the times at which such dividends become payable or the amount payable on redemption of the Preferred Stock or the times at which redemption of Preferred Stock is to occur, (ii) any Conversion Price of the Preferred Stock or the number of shares or class of stock into which the Preferred Stock is convertible, (iii) the priority of payment of dividends to the Preferred Stock, (iv) the Liquidation Value, (v) the voting rights of the Preferred Stock, (vi) the rights of the Preferred Stock upon a reorganization, (vii) the provisions for mandatory conversion of the Preferred Stock, (viii) the rights of holders of the Preferred Stock to acquire Purchase Rights, or (ix) the percentage required to approve any change in this
Section 11.

   Section 12. Notices.

   Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and
(ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

                                                                  ATTACHMENT D

                               SALOMON BROTHERS

December 10, 1996

Orion Network Systems, Inc.
2440 Research Boulevard
Suite 400
Rockville, MD 20850

Dear Sirs:

   You have requested our opinion, as investment bankers, as to the fairness, from a financial point of view, to Orion Network Systems, Inc. ("Orion"), of the consideration to be paid by Orion in connection with the Exchange (as defined below). Pursuant to a Section 351 Exchange Agreement and Plan of Conversion (the "Exchange Agreement") with Orion Satellite Corporation, a Delaware corporation that is a wholly owned subsidiary of Orion ("OrionSat") and the sole general partner of International Private Satellite Partners, L.P., a Delaware limited partnership ("Orion Atlantic"), and each of the existing limited partners of Orion Atlantic other than Orion (the "Exchanging Partners"), Orion has agreed, among other things, to have Orion Newco Services, Inc., a newly formed Delaware corporation with a certificate of incorporation, bylaws, capital structure (before the issuance of the Newco Preferred Stock defined below) and management substantially identical in all material respects to those of Orion ("Orion
Newco"), issue 121,988 shares of Orion Newco's Series C 6% Cumulative Redeemable Convertible Preferred Stock (the "Newco Preferred Stock") in exchange for the Exchanging Partners' limited partnership interests in Orion Atlantic and other rights relating thereto (the "Exchange"). The Exchange is intended to qualify as tax-free under Section 351 of the Internal Revenue Code of 1986, as amended. As a result of the Exchange, Orion Newco will become the owner of all the partnership interests in Orion Atlantic (through Orion Newco and Orion as limited partners and OrionSat as the sole general partner of Orion Atlantic). In addition, Orion Newco will acquire certain rights currently held by the Exchanging Partners, including rights to receive repayment of various advances (aggregating approximately $37.6 million at September 30, 1996) made to Orion Atlantic. The 121,988 shares of Newco Preferred Stock expected to be issued in the Exchange will be convertible into approximately 6.9971 million (assuming a closing of the Exchange as of January 30, 1997; the number of shares will increase if the closing occurs after that date) shares of common stock, par value $.01 per share, of Orion Newco ("Orion Newco Common Stock").

   We understand that concurrently with, and as a condition to, the consummation of the Exchange, (i) Orion Newco intends to consummate financings (the "Financings") consisting of (a) notes and warrants with expected net proceeds of approximately $250 million to refinance the indebtedness of Orion Atlantic outstanding under the existing Credit Agreement dated December 6, 1991 among Orion Atlantic, the banks named therein and Chase Manhattan Bank (National Association), as agent (the "Orion 1 Credit Facility"), and to release Orion's and the Exchanging Limited Partners' (including their respective affiliates) existing commitments and guarantees supporting the Orion 1 Credit Facility, (b)
the  issuance  and  sale  of  approximately   $50  million  of  Orion  Newco's
convertible subordinated debentures to British Aerospace Public Limited Company, an affiliate of one of the Exchanging Partners and (c) the execution by Orion or one of its affiliates of an amendment to the satellite procurement contract with Matra Marconi Space U.K. Limited for the Orion 2 satellite, which was entered into in July 1996 and is expected to include an agreement by the manufacturer to commence construction of the Orion 2 satellite based upon a $40 million initial payment, and (ii) a wholly-owned subsidiary of Orion Newco will be merged with and into Orion in a tax-free reorganization (the "Merger"). We have not been asked to express an opinion, and we do not express any opinion, with regard to the Financings or the Merger.

In arriving at our opinion, we have reviewed certain publicly available business and financial information relating to Orion, as well as certain other information, including financial projections, provided to us by Orion. We have discussed the past and current operations and financial condition and prospects of Orion and Orion Atlantic with members of the respective senior management of such entities. We have also considered such other information, financial studies, analyses, investigations and financial, economic, market and trading criteria which we deemed relevant.

   We have assumed and relied on the accuracy and completeness of the information reviewed by us for the purpose of this opinion and we have not assumed any responsibility for independent verification of such information or for any independent evaluation or appraisal of the assets of Orion or Orion
Atlantic.   With  respect  to  Orion's   and  Orion   Atlantic's   financial
projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of Orion's and Orion Atlantic's management, as the case may be, as to the future financial performance of such entity, and while we express no opinion with respect to such forecasts or the assumptions on which they are based, we have relied on management's assumption that the Financings will occur concurrently with the Exchange.

   Our opinion is necessarily based upon business, market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter and does not address Orion's underlying business decision to effect the Exchange or constitute a recommendation to any holder of Orion common stock as to how such holder should vote with respect to the Merger or the Exchange. Our opinion as expressed below does not imply any conclusion as to the likely trading range for the Orion Newco Common Stock following the consummation of the Exchange, which may vary depending on, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities.

   We have acted as financial advisor to the Board of Directors of Orion in connection with the Exchange and will receive a fee for our services, part of which was paid upon execution by Orion of the engagement agreement with respect to the Exchange, part of which is payable upon the initial submission of this opinion and the remainder of which is payable upon consummation of the Financings. In the ordinary course of our business, we actively trade the securities of Orion for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

   Based upon and subject to the foregoing, it is our opinion as investment bankers that, as of the date hereof, the consideration to be paid in the Exchange is fair, from a financial point of view, to Orion.

Very truly yours,

SALOMON BROTHERS INC

                                   PART II

            INFORMATION NOT REQUIRED IN PROXY STATEMENT/PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

   The Company's Certificate of Incorporation provides that its directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. In accordance with the requirements of Delaware law, as amended, the Certificate of Incorporation provide that the Company's directors would remain subject to liability for monetary damages (i) for any breach of their duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Code for approval of an unlawful dividend or an unlawful stock purchase or redemption and (iv) for any transaction from which the director derived an improper personal benefit. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

   The Company's Certificate of Incorporation also provides that, except as expressly prohibited by law, the Company shall indemnify any person who was or is a party (or threatened to be made a party) to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Company (or is or was serving at the request of the Company as a director or officer of another enterprise), against expenses, liabilities and losses (including attorney's fees), judgments, fines and amounts paid or to be paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Such indemnification shall not be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless (and only to the extent that) the Delaware Court of Chancery or the court in which such action or suit was brought determines that, in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity.

   Section 145 of the General Corporation Law of the State of Delaware, as amended, empowers a corporation incorporated under that statute to indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve in such capacities with another enterprise at its request against expenses, as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred by them in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The power to indemnify shall only exist where such officer, director, employee or agent has acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal action, where such person had no reasonable cause to believe his conduct was unlawful. However, in an action or suit by or in the right of the corporation, unless a court shall determine to the contrary, where such a person has been adjudged liable to the corporation, the corporation shall have no power of indemnification. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended. Indemnification is not deemed exclusive of any other rights to which those indemnified may be entitled, under any by-law, agreement, vote of stockholders or otherwise. A Delaware corporation also has the power to purchase and maintain insurance on behalf of the persons it has the power to indemnify, whether or not indemnity against such liability would be allowed under the statute.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provision or otherwise, the Company has been advised that, in the opinion of the

Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and therefore unenforceable. In the event that a claim for indemnification against such liabilities is asserted by such person in connection with the offering of the Securities (other than for the payment by the corporation of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding), the either corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

   The Company has insurance policies which will insure directors and officers against damages from actions and claims incurred in the course of their duties and will insure the corporations against expenses incurred in defending lawsuits arising from certain alleged acts of the directors and officers.

ITEM 21. EXHIBITS

 Exhibit
Number        Description
2.1           Agreement  and Plan of Merger dated  January 8, 1997, by and among
              Orion Network Systems, Inc., Orion Newco Services,  Inc. and Orion
              Merger  Co,  Inc.   (Included   as   Attachment  A  to  the  Proxy
              Statement/Prospectus   which  is  a  part  of  this   Registration
              Statement.).
3.1           Form of  Restated  Certificate  of  Incorporation  of Orion  Newco
              Services, Inc.
3.2           Bylaws of Orion Newco Services, Inc.
3.3           Certificate  of  Incorporation  of  Orion  Network  Systems,  Inc.
              (Incorporated  by reference to exhibit number 3.1 in  Registration
              Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
3.4           Bylaws of Orion Network Systems,  Inc.  (Incorporated by reference to  exhibit  number  3.2 in Registration Statement No. 33-80518 on
              Form S-1 of Orion Network Systems, Inc.)
4.1           Forms of Warrant  issued by Orion.  (Incorporated  by reference to exhibit number 4.1 in Registration  Statement No. 33-80518 on Form
              S-1 of Orion Network Systems, Inc.)
4.2           Forms of Warrant  issued by Orion to holders of  Preferred  Stock.
              (Incorporated  by reference to exhibit number 4.2 in  Registration
              Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
4.3           Forms of  Certificates  of  Designation  of Series A 8% Cumulative
              Redeemable  Convertible  Preferred  Stock,  Series B 8% Cumulative
              Redeemable  Convertible Preferred Stock and Series C 6% Cumulative
              Redeemable Convertible Preferred Stock.
4.4           Forms of Series A Preferred  Stock,  Series B Preferred  Stock and
              Series C Preferred Stock Certificates of Orion.
4.5           Form of Common Stock Certificate of Orion.
4.6           Form of Warrant issued to DACOM Corp.
4.7           Debenture Purchase Agreement,  dated January 13, 1997, among Orion
              Network  Systems,  Inc.,  Orion Newco Services,  Inc., and each of
              British  Aerospace  Holdings,  Inc.  and  Matra  Marconi  Space UK
              Limited.
5.1           Opinion of Hogan & Hartson L.L.P.
8.1           Opinion  of Ernst & Young  L.L.P.  with  respect  to  certain  tax matters.

                                      II-2

10.1          Second Amended and Restated  Purchase  Agreement,  dated September
              26,  1991,  ("Satellite  Contract")  by and between  OrionSat  and
              British  Aerospace  PLC  and  the  First  Amendment,  dated  as of
              September  15,  1992,  Second  Amendment,  dated as of November 9,
              1992,  Third  Amendment,  dated  as  of  March  12,  1993,  Fourth
              Amendment,  dated as of April 15, 1993, Fifth Amendment,  dated as of September 22, 1993, Sixth Amendment, dated as of April 6, 1994,
              Seventh  Amendment,  dated as of August 9, 1994, Eighth Amendment, dated as of December 8, 1994,  and  Amendment  No. 9 dated October
              24, 1995,  thereto.  [CONFIDENTIAL  TREATMENT HAS BEEN GRANTED FOR
              PORTIONS  OF  THESE  DOCUMENTS.]  (Incorporated  by  reference  to exhibits  number  10.13 and 10.14 in  Registration  Statement  No.
              33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.2          Restated Amendment No. 10, dated December 10, 1996,  between Orion
              Atlantic  and Matra  Marconi  Space,  to the  Second  Amended  and
              Restated  Purchase  Agreement,  dated  September  26,  1991 by and between  OrionSat and British  Aerospace  PLC (which  contract and prior exhibits  thereto were  incorporated by reference as exhibit number 10.1).
10.3          Ground  Support System  Agreement,  dated as of August 2, 1991, by and between Orion  Atlantic and  Telespazio  S.p.A.  [CONFIDENTIAL
              TREATMENT  HAS  BEEN  GRANTED  FOR  PORTIONS  OF  THIS  DOCUMENT.]
              (Incorporated by reference to exhibit number 10.25 in Registration
              Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.4          Italian  Facility  and Services  Agreement,  dated as of August 2,
              1991, by and between OrionSat and Telespazio  S.p.A. as amended by
              the  amendment  thereto,  dated  March  19,  1994.   [CONFIDENTIAL
              TREATMENT  HAS BEEN  GRANTED  FOR  PORTIONS  OF THESE  DOCUMENTS.]
              (Incorporated by reference to exhibit number 10.26 in Registration
              Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.5          Contract for a Satellite  Control System,  dated December 7, 1992, by and  between  Orion  Atlantic,  Telespazio  S.p.A.  and  Martin
              Marietta Corporation. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR
              PORTIONS OF THIS DOCUMENT.]  (Incorporated by reference to exhibit number 10.31 in Registration Statement No. 33-80518 on Form S-1 of
              Orion Network Systems, Inc.)
10.6          Credit  Agreement,  dated as of November 23, 1993,  by and between
              Orion Atlantic,  OrionSat and General Electric Capital Corporation
              ("GECC"). [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF
              THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.32 in  Registration  Statement  No.  33-80518  on Form  S-1 of  Orion
              Network Systems, Inc.)
10.7          Security Agreement,  dated as of November 23, 1993, by and between
              Orion Atlantic,  OrionSat and GECC.  (Incorporated by reference to exhibit  number 10.33 in  Registration  Statement No.  33-80518 on
              Form S-1 of Orion Network Systems, Inc.)
10.8          Assignment and Security Agreement,  dated as of November 23, 1993, by and between Orion Atlantic, OrionSat and GECC. (Incorporated by reference to exhibit  number 10.34 in  Registration  Statement No.
              33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.9          Consent and  Agreement,  dated as of  November  23,  1993,  by and between Orion  Atlantic,  Martin  Marietta  Corporation  and GECC.
              (Incorporated by reference to exhibit number 10.35 in Registration
              Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.10         Deed of Trust, dated as of November 23, 1993, by and between Orion
              Atlantic,  W. Allen Ames, Jr. and Michael J. Schwel,  as Trustees,
              and GECC.  (Incorporated  by reference to exhibit  number 10.37 in
              Registration  Statement No.  33-80518 on Form S-1 of Orion Network
              Systems, Inc.)
10.11         Lease  Agreement,  dated as of November 23,  1993,  by and between
              OrionNet,  Inc. and Orion  Atlantic,  as amended by an  Amendment, dated  January 3, 1995.  [CONFIDENTIAL  TREATMENT HAS BEEN GRANTED
              FOR PORTIONS OF THESE  DOCUMENTS.]  (Incorporated  by reference to exhibit  number 10.38 in  Registration  Statement No.  33-80518 on
              Form S-1 of Orion Network Systems, Inc.)

                                      II-3

10.12         Note for Interim  Loans,  dated as of November  23,  1993,  by and between  Orion  Atlantic and GECC.  (Incorporated  by reference to exhibit  number 10.42 in  Registration  Statement No.  33-80518 on
              Form S-1 of Orion Network Systems, Inc.)
10.13         Sales  Representation  Agreement  and  Ground  Operations  Service
              Agreement,  each dated as of May 1, 1994 and June 30, 1994, by and between  each  of  OrionNet,  Inc.  and  Kingston  Communications, respectively,  and Orion Atlantic,  as amended by side agreements,
              dated  May  1,  1994,   July  12,  1994  and   February  1,  1995.
              [CONFIDENTIAL  TREATMENT  HAS BEEN  GRANTED FOR  PORTIONS OF THESE
              DOCUMENTS.]  (Incorporated by reference to exhibit number 10.43 in
              Registration  Statement No.  33-80518 on Form S-1 of Orion Network
              Systems, Inc.)
10.14         Lease  Agreement,  dated as of  October 2,  1992,  by and  between
              OrionNet and Research  Grove  Associates,  as amended by Amendment
              No. 1, dated March 26,  1993,  Amendment  No. 2, dated  August 23,
              1993, and Amendment No. 3, dated December 20, 1993.  (Incorporated by reference to exhibit number 10.38 in Registration Statement No.
              33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.15         Sales  Representation  Agreement  and  Ground  Operations  Service
              Agreement,  dated  as of June 30,  1995,  by and  between  MCN Sat
              Service, S.A. and Orion Atlantic. [CONFIDENTIAL TREATMENT HAS BEEN
              GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit  number  10.69 in Orion's  Registration  Statement  No.
              33-80518 on Form S-1.)
10.16         Volume Purchase Agreement,  dated January 18, 1995, by and between the Company and Dornier  GmbH.  [CONFIDENTIAL  TREATMENT  HAS BEEN
              GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.66 in Registration  Statement No. 33-80518 on
              Form S-1 of Orion Network Systems, Inc.)
10.17         Product  Development,   License  and  Marketing  Agreement,  dated
              January 18,  1995,  by and  between the Company and Dornier  GmbH.
              [CONFIDENTIAL  TREATMENT  HAS BEEN  GRANTED  FOR  PORTIONS OF THIS
              DOCUMENT.]  (Incorporated  by reference to exhibit number 10.65 in
              Orion's Registration Statement No. 33-80518 on Form S-1.)
10.18         Sales Representation  Agreement,  dated as of June 8, 1995, by and between  Nortel  Dasa  Network  Systems  GmbH & Co.  KG and  Orion
              Atlantic. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF
              THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.70 in  Registration  Statement  No.  33-80518  on Form  S-1 of  Orion
              Network Systems, Inc.)
10.19         Orion 2 Spacecraft Purchase Contract, dated July 31, 1996, between
              Orion  Atlantic and Matra Marconi Space.  [CONFIDENTIAL  TREATMENT
              HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT.]
10.20         Orion's  Amended and  Restated  1987 Stock Option Plan as amended.
              (Incorporated by reference to exhibit number 10.23 in Registration
              Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.21         Purchase  Contract,   dated  December  4,  1991,  by  and  between
              OrionNet,   Inc.,   Shenandoah  Valley  Leasing  Company  and  MCI
              Telecommunications  Corporation.  [CONFIDENTIAL TREATMENT HAS BEEN
              GRANTED FOR PORTION OF THIS DOCUMENT.]  (Incorporated by reference to exhibit number 10.30 in Registration  Statement No. 33-80518 on
              Form S-1 of Orion Network Systems, Inc.)
10.22         Amended and  Restated  Partnership  Agreement  of Orion  Financial
              Partnership,  dated as of April 15, 1994, by and between  OrionNet and Computer Leasing Inc.  ("CLI").  (Incorporated by reference to exhibit  number 10.44 in  Registration  Statement No.  33-80518 on
              Form S-1 of Orion Network Systems, Inc.)
10.23         Continuing Guaranty, dated as of April 15, 1994, of the Company of the obligations of OrionNet Finance Corporation.  (Incorporated by
              reference to exhibit  number 10.45 in  Registration  Statement No.
              33-80518 on Form S-1 of Orion Network Systems, Inc.)

                                      II-4

10.24         Release of Continuing Guaranty,  dated as of December 29, 1994, by the Orion  Financial  Partnership.  (Incorporated  by reference to exhibit  number 10.46 in  Registration  Statement No.  33-80518 on
              Form S-1 of Orion Network Systems, Inc.)
10.25         Confirmation  of  Continuing  Guaranty,  dated as of December  29,
              1994, of the Company of the  obligation of OFC.  (Incorporated  by reference to exhibit  number 10.47 in  Registration  Statement No.
              33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.26         Continuing  Guarantee,  dated as of December 29,  1994,  by Lessor
              Capital  Funding  Limited  Partnership in favor of Orion Financial
              Partnership. (Incorporated by reference to exhibit number 10.48 in
              Registration  Statement No.  33-80518 on Form S-1 of Orion Network
              Systems, Inc.)
10.27         Master Lease Agreement, dated as of April 15, 1994, by and between
              OrionNet  and  Orion  Financial   Partnership.   (Incorporated  by
              reference to exhibit  number 10.49 in  Registration  Statement No.
              33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.28         Collateral  Assignment  and Pledge and Security  Agreement,  dated
              April  22,   1994,   by  and  between  CLI  and  Orion   Financial
              Partnership. (Incorporated by reference to exhibit number 10.50 in
              Registration  Statement No.  33-80518 on Form S-1 of Orion Network
              Systems, Inc.)
10.29         Purchase  Agreement,  dated as of April 22,  1994,  by and between
              OrionNet  and  Orion  Financial   Partnership.   (Incorporated  by
              reference to exhibit  number 10.51 in  Registration  Statement No.
              33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.30         Stock  Purchase  Agreement,  dated as of April  29,  1994,  by and between  the  Company  and SS/L.  (Incorporated  by  reference  to exhibit  number 10.53 in  Registration  Statement No.  33-80518 on
              Form S-1 of Orion Network Systems, Inc.)
10.31         Registration Rights Agreement,  dated as of April 29, 1994, by and between  the  Company  and SS/L.  (Incorporated  by  reference  to exhibit  number 10.54 in  Registration  Statement No.  33-80518 on
              Form S-1 of Orion Network Systems, Inc.)
10.32         Purchase Agreement,  dated as of June 17, 1994, by and between the
              Company,  CIBC, Fleet and Chisholm.  (Incorporated by reference to exhibit  number 10.55 in  Registration  Statement No.  33-80518 on
              Form S-1 of Orion Network Systems, Inc.)
10.33         Stockholders Agreement,  dated as of June 17, 1994, by and between
              the  Company,   CIBC,   Fleet,   Chisholm  and  certain  principal
              stockholders of the Company. (Incorporated by reference to exhibit number 10.56 in Registration Statement No. 33-80518 on Form S-1 of
              Orion Network Systems, Inc.)
10.34         Registration  Rights Agreement,  dated as of June 17, 1994, by and between the Company,  CIBC,  Fleet and Chisholm.  (Incorporated by
              reference to exhibit  number 10.57 in  Registration  Statement No.
              33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.35         Purchase  Agreement,  dated as of June 19, 1995,  by and among the
              Company,  CIBC, Fleet and an affiliate of Fleet.  (Incorporated by reference to exhibit  number 10.58 in  Registration  Statement No.
              33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.36         Definitive  Agreement,  dated April 26, 1990, by and between Orion
              Asia Pacific and the Republic of the Marshall  Islands and a Stock
              Option Agreement related thereto. [CONFIDENTIAL TREATMENT HAS BEEN
              GRANTED  FOR  PORTIONS  OF  THESE  DOCUMENTS.]   (Incorporated  by
              reference to exhibit  number 10.60 in  Registration  Statement No.
              33-80518 on Form S-1 of Orion Network Systems, Inc.)
10.37         Option  Agreement,  dated  December 10, 1996, by and between Orion
              Atlantic and Matra Marconi Space. [CONFIDENTIAL TREATMENT HAS BEEN
              REQUESTED FOR PORTIONS OF THIS DOCUMENT.]
10.38         Memorandum of Agreement for the Procurement of Orion 2 Spacecraft,
              dated  December 10, 1996, by and between Orion  Atlantic and Matra
              Marconi  Space.  [CONFIDENTIAL  TREATMENT  HAS BEEN  REQUESTED FOR
              PORTIONS OF THIS DOCUMENT.]

                                      II-5

10.39         TT&C Earth  Station  Agreement,  dated as of November 11, 1996, by and  between  Orion Asia  Pacific  and DACOM  Corp.  [CONFIDENTIAL
              TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT.]
10.40         Joint Investment Agreement,  dated as of November 11, 1996, by and between Orion Asia Pacific and DACOM Corp. [CONFIDENTIAL TREATMENT
              HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT.]
10.41         Orion  Network   Systems,   Inc.   Employee  Stock  Purchase  Plan
              (Incorporated  by reference to exhibit number 4.4 in  Registration
              Statement  No.  333-19021  on Form S-8 of Orion  Network  Systems,
              Inc.)
10.42         Orion  Network   Systems,   Inc.   401(k)   Profit   Sharing  Plan
              (Incorporated  by reference to exhibit number 4.5 in  Registration
              Statement  No.  333-19021  on Form S-8 of Orion  Network  Systems,
              Inc.)
10.43         Orion Network Systems, Inc. Non-Employee Director Stock Option Plan
10.44         Exchange  Agreement  dated  June  __,  1996  among  Orion  Network
              Systems,  Orion  Atlantic,   OrionSat  and  the  Limited  Partners
              (Incorporated by reference to exhibit 10 in Current Report on Form
              8-K dated December 20, 1995, of Orion Network Systems, Inc.)
10.45         First  Amendment to Exchange  Agreement  dated  December ___, 1996 among Orion  Network  Systems,  Orion  Atlantic,  OrionSat and the
              Limited Partners.
10.46         Redemption  Agreement dated November 21, 1995, by and between STET and Orion Atlantic,  the promissory notes delivered thereunder and
              Instrument  of  Redemption   relating  thereto   (Incorporated  by
              reference  to exhibit  number  10.1 in Current  Report on Form 8-K dated November 21, 1995 of Orion Network Systems, Inc.)
10.47         IPSP-Telecom  Italia  Agreement  dated  November 21, 1995,  by and between Telecom Italia and Orion Atlantic. [CONFIDENTIAL TREATMENT
              HAS BEEN REQUESTED FOR PORTIONS OF THIS  DOCUMENT.]  (Incorporated
              by reference to exhibit  number 10.2 in Current Report on Form 8-K dated November 21, 1995 of Orion Network Systems, Inc.)
10.48         Indemnity  Agreement dated November 21, 1995, by and among Telecom
              Italia, Orion Atlantic,  Orion and STET (Incorporated by reference to  exhibit  number  10.3 in  Current  Report  on Form  8-K  dated
              November 21, 1995 of Orion Network Services, Inc.)
10.49         Subscription  Agreement  dated  November 21, 1995,  by and between
              Orion  and  Orion  Atlantic,  and the  promissory  note  delivered thereunder  (Incorporated  by reference to exhibit  number 10.5 in
              Current  Report  on Form  8-K  dated  November  21,  1995 of Orion
              Network Systems,  Inc.).
10.50         First  Amendment to the Italian  Facility  and Services  Agreement
              dated  November 21, 1995, by and between Orion  Atlantic and Nuova
              Telespazio  (Incorporated  by reference to exhibit  number 10.7 in
              Current  Report  on Form  8-K  dated  November  21,  1995 of Orion
              Network Systems, Inc.).
10.51         Registration  Rights  Agreement,  dated  January 13, 1997,  by and among Orion Newco  Services,  Inc.,  British  Aerospace  Holdings,
              Inc., and Matra Marconi Space UK Limited.
21.1          List of subsidiaries of Orion.
23.1          Consent of Ernst & Young LLP.
23.2          Consent of Hogan & Hartson L.L.P. (included in their opinion filed as Exhibit 5.1).
23.3          Consent of Salomon Brothers Inc.
24.1          Powers  of  Attorney  (included  on  the  signature  pages  of the
              Registration Statement).
99.1          Orders of FCC regarding  OrionSat.  (Incorporated  by reference to exhibit number 99.1 in Registration Statement No. 33-80518 on Form
              S-1 of Orion Network Systems, Inc.).
99.2          Opinion of Salomon Brothers Inc.


ITEM 22. UNDERTAKINGS

The undersigned registrant hereby undertakes:

   (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   (c) to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 14th day of January, 1997.


`                                      ORION NEWCO SERVICES, INC.


                                       By:  /s/ W. Neil Bauer
                                           --------------------------------
                                            W. Neil Bauer
                                            President


                                POWER OF ATTORNEY

                  Know all Men by These Presents, that each individual whose signature appears below constitutes and appoints W. Neil Bauer and David J. Frear, and each of them, his true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



          Signature                                 Title                              Date
          ---------                                 -----                              ----

/s/ W. Neil Bauer
-------------------------------               President and Director                January 14, 1997
       W. Neil Bauer                      (Principal Executive Officer)

/s/ David J. Frear
-------------------------------          Vice President, Chief Financial            January 14, 1997
         David J. Frear                       Officer and Director
                                          (Principal Financial Officer
                                        and Principal Accounting Officer)

/s/  Richard H. Shay
--------------------------------              Secretary and Director                January 14, 1997
        Richard H. Shay


    As filed with the Securities and Exchange Commission on January ___, 1997

                                                   Registration No. 333-_______

================================================================================




                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                 ---------------



                                    EXHIBITS


                                       to


                                    FORM S-4


                             REGISTRATION STATEMENT


                                      Under


                           THE SECURITIES ACT OF 1933



                                 ---------------



                           ORION NEWCO SERVICES, INC.
             (Exact name of Registrant as specified in its charter)



================================================================================

                                  EXHIBIT INDEX

Exhibit                                                                    Page
Number                     Description                                    Number
------                     -----------                                    ------


2.1 Agreement and Plan of Merger dated January 8, 1997, by and among Orion Network Systems, Inc., Orion Newco Services, Inc. and Orion Merger Co, Inc. (Included as Attachment A to the Proxy Statement/Prospectus which is a part of this Registration Statement.).

3.1    Form  of  Restated  Certificate  of  Incorporation  of  Orion  Newco   *
       Services, Inc.

3.2    Bylaws of Orion Newco Services, Inc.                                   *

3.3    Certificate  of  Incorporation   of  Orion  Network  Systems,   Inc.
       (Incorporated by reference to exhibit number 3.1 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

3.4 Bylaws of Orion Network Systems, Inc. (Incorporated by reference to exhibit number 3.2 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

4.1    Forms of Warrant  issued by Orion.  (Incorporated  by  reference  to   *
       exhibit number 4.1 in  Registration  Statement No.  33-80518 on Form
       S-1 of Orion Network Systems, Inc.)

4.2    Forms of  Warrant  issued by Orion to holders  of  Preferred  Stock.   *
       (Incorporated by reference to exhibit number 4.2 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

4.3    Forms of  Certificates  of  Designation  of  Series A 8%  Cumulative   *
       Redeemable  Convertible  Preferred  Stock,  Series  B 8%  Cumulative
       Redeemable Convertible Preferred Stock and Series C 6% Cumulative Redeemable Convertible Preferred Stock.

4.4    Forms of Series A  Preferred  Stock,  Series B  Preferred  Stock and   *
       Series C Preferred Stock Certificates of Orion.

4.5    Form of Common Stock Certificate of Orion.                             *

4.6    Form of Warrant issued to DACOM Corp.                                  *

4.7    Note  Purchase  Agreement  with British  Aerospace and Matra Marconi   *
       Space

5.1    Opinion of Hogan & Hartson L.L.P.

8.1    Opinion of Ernst & Young L.L.P. with respect to certain tax matters    *

10.1 Second Amended and Restated Purchase Agreement, dated September 26, 1991, ("Satellite Contract") by and between OrionSat and British Aerospace PLC and the First Amendment, dated as of September 15, 1992, Second Amendment, dated as of November 9, 1992, Third Amendment, dated as of March 12, 1993, Fourth Amendment, dated as of April 15, 1993, Fifth Amendment, dated as of September 22, 1993, Sixth Amendment, dated as of April 6, 1994, Seventh Amendment, dated as of August 9, 1994, Eighth Amendment, dated as of December 8,
       1994, and Amendment No. 9 dated October 24, 1995, thereto. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THESE DOCUMENTS.] (Incorporated by reference to exhibits number 10.13 and

Exhibit                                                                    Page
Number                     Description                                    Number
------                     -----------                                    -----

       10.14 in  Registration  Statement No.  33-80518 on Form S-1 of Orion   *
       Network Systems, Inc.)

10.2   Restated  Amendment  No. 10, dated  December 10, 1996, between Orion   *
       Atlantic and Matra Marconi Space, to the Second Amended and Restated Purchase Agreement, dated September 26, 1991 by and between OrionSat and British Aerospace PLC (which contract and prior exhibits thereto
       were   incorporated   by   reference   as  exhibit   number   10.1).
       [CONFIDENTIAL  TREATMENT  HAS BEEN  REQUESTED  FOR  PORTIONS OF THIS
       DOCUMENT.]

10.3   Ground Support System Agreement,  dated as of August 2, 1991, by and   *
       between Orion Atlantic and Telespazio S.p.A. [CONFIDENTIAL TREATMENT
       HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.25 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.4   Italian Facility and Services Agreement, dated as of August 2, 1991,   *
       by and between OrionSat and Telespazio S.p.A. as amended by the amendment thereto, dated March 19, 1994. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THESE DOCUMENTS.] (Incorporated by reference to exhibit number 10.26 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.5   Contract for a Satellite Control System,  dated December 7, 1992, by   *
       and between Orion Atlantic, Telespazio S.p.A. and Martin Marietta Corporation. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS
       OF THIS  DOCUMENT.]  (Incorporated  by reference  to exhibit  number
       10.31 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.6   Credit  Agreement,  dated as of November  23,  1993,  by and between   *
       Orion Atlantic, OrionSat and General Electric Capital Corporation ("GECC"). [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.32 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.7   Security  Agreement,  dated as of November 23, 1993,  by and between   *
       Orion Atlantic, OrionSat and GECC. (Incorporated by reference to exhibit number 10.33 in Registration Statement No. 33-80518 on Form
       S-1 of Orion Network Systems, Inc.)

10.8   Assignment and Security Agreement, dated as of November 23, 1993, by   *
       and between Orion Atlantic, OrionSat and GECC. (Incorporated by reference to exhibit number 10.34 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.9   Consent and Agreement, dated as of November 23, 1993, by and between   *
       Orion Atlantic, Martin Marietta Corporation and GECC. (Incorporated by reference to exhibit number 10.35 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

Exhibit                                                                    Page
Number                     Description                                    Number
------                     -----------                                    -----

10.10  Deed of Trust,  dated as of November 23, 1993,  by and between Orion   *
       Atlantic, W. Allen Ames, Jr. and Michael J. Schwel, as Trustees, and
       GECC.   (Incorporated  by  reference  to  exhibit  number  10.37  in
       Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.11  Lease  Agreement,  dated as of  November  23,  1993,  by and between   *
       OrionNet, Inc. and Orion Atlantic, as amended by an Amendment, dated January 3, 1995. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THESE DOCUMENTS.] (Incorporated by reference to exhibit number 10.38 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.12  Note for  Interim  Loans,  dated as of  November  23,  1993,  by and   *
       between Orion Atlantic and GECC. (Incorporated by reference to exhibit number 10.42 in Registration Statement No. 33-80518 on Form
       S-1 of Orion Network Systems, Inc.)

10.13  Sales   Representation   Agreement  and  Ground  Operations  Service   *
       Agreement,  each dated as of May 1, 1994 and June 30,  1994,  by and
       between  each  of  OrionNet,   Inc.  and  Kingston   Communications,
       respectively, and Orion Atlantic, as amended by side agreements, dated May 1, 1994, July 12, 1994 and February 1, 1995. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THESE DOCUMENTS.] (Incorporated by reference to exhibit number 10.43 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.14  Lease  Agreement,  dated  as of  October  2,  1992,  by and  between   *
       OrionNet and Research Grove Associates,  as amended by Amendment No.
       1, dated March 26, 1993, Amendment No. 2, dated August 23, 1993, and Amendment No. 3, dated December 20, 1993. (Incorporated by reference to exhibit number 10.38 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.15  Sales   Representation   Agreement  and  Ground  Operations  Service   *
       Agreement, dated as of June 30, 1995, by and between MCN Sat Service, S.A. and Orion Atlantic. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.69 in Orion's Registration Statement No. 33-80518 on Form S-1.)

10.16  Volume  Purchase  Agreement,  dated January 18, 1995, by and between   *
       the Company and Dornier GmbH. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.66 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.17  Product Development,  License and Marketing Agreement, dated January   *
       18, 1995, by and between the Company and Dornier GmbH. [CONFIDENTIAL
       TREATMENT   HAS  BEEN  GRANTED  FOR  PORTIONS  OF  THIS   DOCUMENT.]
       (Incorporated by reference to exhibit number 10.65 in Orion's Registration Statement No. 33-80518 on Form S-1.)

Exhibit                                                                    Page
Number                     Description                                    Number
------                     -----------                                    -----

10.18  Sales  Representation  Agreement,  dated as of June 8, 1995,  by and   *
       between Nortel Dasa Network Systems GmbH & Co. KG and Orion Atlantic. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.70 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.19  Orion 2 Spacecraft  Purchase Contract,  dated July 31, 1996, between   *
       Orion Atlantic and Matra Marconi Space. [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT.]

10.20  Orion's  Amended  and  Restated  1987 Stock  Option Plan as amended.   *
       (Incorporated by reference to exhibit number 10.23 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.21  Purchase Contract,  dated December 4, 1991, by and between OrionNet,   *
       Inc., Shenandoah Valley Leasing Company and MCI Telecommunications Corporation. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTION OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.30 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.22  Amended  and  Restated  Partnership  Agreement  of  Orion  Financial   *
       Partnership, dated as of April 15, 1994, by and between OrionNet and Computer Leasing Inc. ("CLI"). (Incorporated by reference to exhibit number 10.44 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.23  Continuing  Guaranty,  dated as of April 15, 1994, of the Company of   *
       the obligations of OrionNet Finance Corporation. (Incorporated by reference to exhibit number 10.45 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.24  Release of  Continuing  Guaranty,  dated as of December 29, 1994, by   *
       the Orion Financial Partnership. (Incorporated by reference to exhibit number 10.46 in Registration Statement No. 33-80518 on Form
       S-1 of Orion Network Systems, Inc.)

10.25  Confirmation of Continuing Guaranty,  dated as of December 29, 1994,   *
       of the Company of the obligation of OFC. (Incorporated by reference to exhibit number 10.47 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.26  Continuing  Guarantee,  dated as of  December  29,  1994,  by Lessor   *
       Capital Funding Limited Partnership in favor of Orion Financial Partnership. (Incorporated by reference to exhibit number 10.48 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.27  Master Lease  Agreement,  dated as of April 15, 1994, by and between   *
       OrionNet and Orion Financial Partnership. (Incorporated by reference to exhibit number 10.49 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.28  Collateral Assignment and Pledge and Security Agreement, dated April   *
       22,  1994,  by and  between  CLI and  Orion  Financial  Partnership.

Exhibit                                                                    Page
Number                     Description                                    Number
------                     -----------                                    -----

       (Incorporated by reference to exhibit number 10.50 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.29  Purchase  Agreement,  dated as of April  22,  1994,  by and  between   *
       OrionNet and Orion Financial Partnership. (Incorporated by reference to exhibit number 10.51 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.30  Stock Purchase Agreement, dated as of April 29, 1994, by and between   *
       the Company and SS/L.  (Incorporated  by reference to exhibit number
       10.53 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.31  Registration  Rights  Agreement,  dated as of April 29, 1994, by and   *
       between the Company and SS/L. (Incorporated by reference to exhibit number 10.54 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.32  Purchase  Agreement,  dated as of June 17, 1994,  by and between the   *
       Company, CIBC, Fleet and Chisholm. (Incorporated by reference to exhibit number 10.55 in Registration Statement No. 33-80518 on Form
       S-1 of Orion Network Systems, Inc.)

10.33  Stockholders  Agreement,  dated as of June 17, 1994,  by and between   *
       the  Company,   CIBC,   Fleet,   Chisholm   and  certain   principal
       stockholders of the Company. (Incorporated by reference to exhibit number 10.56 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.34  Registration  Rights  Agreement,  dated as of June 17, 1994,  by and   *
       between the Company, CIBC, Fleet and Chisholm. (Incorporated by reference to exhibit number 10.57 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.35  Purchase  Agreement,  dated as of June 19,  1995,  by and  among the   *
       Company, CIBC, Fleet and an affiliate of Fleet. (Incorporated by reference to exhibit number 10.58 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.36  Definitive  Agreement,  dated April 26, 1990,  by and between  Orion   *
       Asia Pacific and the Republic of the Marshall Islands and a Stock Option Agreement related thereto. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THESE DOCUMENTS.] (Incorporated by reference to exhibit number 10.60 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.37  Option  Agreement,  dated  December 10, 1996,  by and between  Orion   *
       Atlantic and Matra Marconi Space. [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT.]

10.38  Memorandum of Agreement for the  Procurement  of Orion 2 Spacecraft,   *
       dated December 10, 1996, by and between Orion Atlantic and Matra Marconi Space. [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT.]

10.39  TT&C Earth Station Agreement,  dated as of November 11, 1996, by and   *

Exhibit                                                                    Page
Number                     Description                                    Number
------                     -----------                                    -----

       between Orion Asia Pacific and DACOM Corp. [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT.]

10.40  Joint  Investment  Agreement,  dated as of November 11, 1996, by and   *
       between Orion Asia Pacific and DACOM Corp.  [CONFIDENTIAL  TREATMENT
       HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT.]

10.41  Orion  Network   Systems,   Inc.   Employee   Stock   Purchase  Plan   *
       (Incorporated by reference to exhibit number 4.4 in Registration Statement No. 333-19021 on Form S-8 of Orion Network Systems, Inc.)

10.42  Orion Network Systems, Inc. 401(k) Profit Sharing Plan (Incorporated   *
       by reference to exhibit number 4.5 in Registration Statement No. 333-19021 on Form S-8 of Orion Network Systems, Inc.)

10.43  Orion Network Systems, Inc. Non-Employee Director  Stock Option Plan

10.44  Exchange  Agreement dated June __, 1996 among Orion Network Systems,   *
       Orion Atlantic, OrionSat and the Limited Partners (Incorporated by reference to exhibit 10 in Current Report on Form 8-K dated December
       20, 1995, of Orion Network Systems, Inc.)

10.45 First Amendment to Exchange Agreement dated December ___, 1996 among Orion Network Systems, Orion Atlantic, OrionSat and the Limited Partners.

10.46 Redemption Agreement dated November 21, 1995, by and between STET and Orion Atlantic, the promissory notes delivered thereunder and Instrument of Redemption relating thereto (Incorporated by reference to exhibit number 10.1 in Current Report on Form 8-K dated November 21, 1995 of Orion Network Systems, Inc.)

10.47 IPSP-Telecom Italia Agreement dated November 21, 1995, by and between Telecom Italia and Orion Atlantic. [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.2 in Current Report on Form 8-K dated November 21, 1995 of Orion Network Systems, Inc.)

10.48 Indemnity Agreement dated November 21, 1995, by and among Telecom Italia, Orion Atlantic, Orion and STET (Incorporated by reference to exhibit number 10.3 in Current Report on Form 8-K dated November 21, 1995 of Orion Network Services, Inc.)

10.49 Subscription Agreement dated November 21, 1995, by and between Orion and Orion Atlantic, and the promissory note delivered thereunder (Incorporated by reference to exhibit number 10.5 in Current Report on Form 8-K dated November 21, 1995 of Orion Network Systems, Inc.).

10.50 First Amendment to the Italian Facility and Services Agreement dated November 21, 1995, by and between Orion Atlantic and Nuova Telespazio (Incorporated by reference to exhibit number 10.7 in Current Report on Form 8-K dated November 21, 1995 of Orion Network Systems, Inc.).

Exhibit                                                                    Page
Number                     Description                                    Number
------                     -----------                                    -----

10.51 Cancellation of Consulting Agreement dated November 16, 1995, by and between Orion Atlantic and Nuova Telespazio (Incorporated by reference to exhibit number 10.8 in Current Report on Form 8-K dated November 21, 1995 of Orion Network Systems, Inc.).

12.1   Statement  Regarding  Computation  of  Ratio  of  Earnings  to Fixed
       Charges.

21.1   List of subsidiaries of Orion.

23.1   Consent of Ernst & Young LLP

23.2   Consent of Hogan & Hartson  L.L.P.  (included in their opinion filed   *
       as Exhibit 5.1).

23.3   Consent of Salomon Brothers Inc.

24.1   Powers  of  Attorney   (included  on  the  signature  pages  of  the
       Registration Statement).

99.1   Orders of FCC  regarding  OrionSat.  (Incorporated  by  reference to   *
       exhibit number 99.1 in  Registration  Statement No. 33-80518 on Form
       S-1 of Orion Network Systems, Inc.).

99.2   Opinion of Salomon Brothers Inc.